Exhibit 10.1

EXECUTION VERSION

FIFTH AMENDMENT TO CREDIT AGREEMENT

This FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Fifth Amendment”), dated as of July 27, 2022, is among TRANSOCEAN INC., a Cayman Islands exempted company (the “Borrower”), each Issuing Bank (as defined in the Amended Credit Agreement, CITIBANK, N.A., as administrative agent for the Lenders (as defined below) under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”), CITIBANK, N.A., acting through its Agency & Trust Division, as collateral agent for the Lenders (as defined below) and the Issuing Banks under, and as defined in, the Credit Agreement referred to below (in such capacity, “Collateral Agent”), each Fifth Amendment Extending Lender (as defined below), each other Lender party hereto, and, solely for purposes of Sections 3 through 13 hereof, each Guarantor (as defined in the Amended Credit Agreement) and other Transaction Party (as defined in the Amended Credit Agreement).

INTRODUCTION

●WHEREAS, the Borrower, the Administrative Agent, the Collateral Agent and the lenders party thereto from time to time (the “Lenders”) are parties to that certain Credit Agreement, dated as of June 22, 2018 (as amended or otherwise modified prior to the Fifth Amendment Effective Date referred to below, the “Credit Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Amended Credit Agreement (as defined below));
●WHEREAS, the Borrower has requested from the General Amendment Consenting Lenders (as defined below), which collectively constitute the Required Lenders and each Existing Lender as of the date hereof, an amendment to the Credit Agreement pursuant to which certain provisions of the Credit Agreement will be amended as set forth in Section 2 of this Fifth Amendment (collectively, the “General Amendments” and the Credit Agreement after giving effect to the General Amendments and the Extension (as defined below), the “Amended Credit Agreement”);
●WHEREAS, each Lender under the Credit Agreement immediately prior to the Fifth Amendment Effective Date (each, an “Existing Lender” and, collectively, the “Existing Lenders”), that executes and delivers a consent to this Fifth Amendment in the form of the “Lender Consent” attached hereto as Annex A (each a, “Lender Consent”) and selects Box 1 or 2 thereunder (collectively, the “General Amendment Consenting Lenders”) thereby consents and agrees to the General Amendments and to the Commitment Reduction (as defined below);
●WHEREAS, the Borrower has requested that the Existing Lenders extend the Commitment Termination Date (as defined in the Credit Agreement) of the existing Commitments (the “Existing Commitments”) to June 22, 2025 (subject to the application of any Early Maturity Date (as defined in the Amended Credit Agreement)) by establishing a new class of Extended 2025 Commitments (as defined in the Amended Credit Agreement) and reclassifying the Existing Commitments of the Fifth Amendment Extending Lenders (as defined below) into such class, in each case as set forth in Section 2 of this Fifth Amendment and the Amended Credit Agreement;

●	WHEREAS, each Existing Lender that executes and delivers a Lender Consent and selects Box 1 thereunder (each such Lender Consent, an “Extension Consent” and each Existing Lender executing an Extension Consent, a “Fifth Amendment Extending Lender”) thereby consents and agrees to the automatic extension and reclassification of its Existing Commitments to Extended 2025 Commitments (the “Extension”) and to the Commitment Reduction (as defined below);
●	WHEREAS, on the Fifth Amendment Effective Date, the Existing Commitments of each Existing Lender not constituting a Fifth Amendment Extending Lender under the Amended Credit Agreement shall automatically be reclassified as Non-Extended 2023 Commitments (as defined in the Amended Credit Agreement) under the Amended Credit Agreement;
●	WHEREAS, immediately following the Extension the Extended 2025 Commitments and the Non-Extended 2023 Commitments shall be automatically reduced (on a pro rata basis (or less than pro rata basis with respect to any individual Fifth Amendment Extending Lender to the extent set forth on the Restated Commitment Schedule (as defined below))) in an aggregate amount equal to 45% (or such lesser percentage with respect to any individual Fifth Amendment Extending Lender to the extent set forth on the Restated Commitment Schedule) of the aggregate amount of such Extended 2025 Commitments and Non-Extended 2023 Commitments (the “Commitment Reduction”), such that (x) the aggregate Extended 2025 Commitments and Non-Extended 2023 Commitments of the Lenders shall be as set forth on the restated Schedule 1.1-C attached hereto as Exhibit B (the “Restated Commitment Schedule”) and (y) after giving effect to such reduction, there shall be not less than $600,000,000 in aggregate amount of Extended 2025 Commitments (the “Minimum Acceptance Threshold”);
●	WHEREAS, immediately following the Extension, each Issuing Bank who has delivered a signature page to this Fifth Amendment agrees to modify (x) the definition of “Letters of Credit Maximum Amount” as set forth in the Amended Credit Agreement and (y) its “L/C Subcommitment Amount” as set forth on the restated Schedule 1.1-C attached hereto as Exhibit B;
●	WHEREAS, each of Citibank, N.A., Wells Fargo Securities, LLC, Goldman Sachs Bank USA and DNB Markets, Inc. is engaged by the Borrower to act as the lead arranger for the transactions contemplated under this Fifth Amendment (each, a “Fifth Amendment Lead Arranger”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Defined Terms; Other Definitional Provisions.  The definitions of terms herein shall apply equally to the singular and plural forms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in the Credit Documents), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Fifth Amendment in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Annexes shall be construed to refer to Sections of, and Annexes to, this Fifth Amendment, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including intellectual property, cash, securities, accounts and contract rights, (f) with respect to the determination of any period of time, the word “from” means “from and including” and the word “to” means “to but excluding” and (g) reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

Amendments to Credit Agreement; Extension; Commitment Reduction.

1.	Amended Credit Agreement. Effective on and as of the Fifth Amendment Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto, except that the Schedules and Exhibits to the Credit Agreement not amended pursuant to the terms of this Fifth Amendment shall remain in effect without any amendment or modification thereto.
Extended 2025 Commitments. Effective on and as of the Fifth Amendment Effective Date:
each Fifth Amendment Extending Lender shall have all of its Existing Commitments automatically reclassified as Extended 2025 Commitments for all purposes under the Amended Credit Agreement;
all of the Existing Commitments of any Lender that is not a Fifth Amendment Extending Lender shall be automatically reclassified as Non-Extended 2023 Commitments under the Amended Credit Agreement; and
notwithstanding anything to the contrary contained herein, in the Credit Agreement or in the Amended Credit Agreement, the Extended 2025 Commitments (and Extended 2025 Revolving Loans) shall be treated as a separate and independent class of Commitments, shall be entitled to all the applicable benefits afforded to Commitments and Loans by the Amended Credit Agreement and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from the guarantees of the Guarantors under the Credit Documents and the security interests created by the Collateral Documents.
Commitment Reduction. Effective on and as of the Fifth Amendment Effective Date, the Borrower hereby irrevocably instructs the Administrative Agent to effect the Commitment Reduction pursuant to the terms of Section 2.13 of the Amended Credit Agreement, such that (x) the aggregate Extended 2025 Commitments and Non-Extended 2023 Commitments of the Lenders shall be as set forth on the restated Schedule 1.1-C attached hereto as Exhibit B and (y) after giving effect to such reduction, the Minimum Acceptance Threshold shall be satisfied.  Each of the Lenders hereby waive any requirement for notice of the Commitment Reduction under Section 2.13 of the Amended Credit Agreement.
Restated Commitment Schedule. Effective on and as of the Fifth Amendment Effective Date, Schedule 1.1-C to the Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit B attached hereto.

Amended Pricing Grid Schedule. Effective on and as of the Fifth Amendment Effective Date, Schedule 1.1-P to the Credit Agreement is hereby amended to delete the reference to “Eurocurrency Borrowings” therein and insert “SOFR Borrowings” in lieu thereof.
Restated Specified Rig Schedule. Effective on and as of the Fifth Amendment Effective Date, Schedule 1.1-S to the Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit C attached hereto in order to add the Deepwater Corcovado Rig and Deepwater Mykonos Rig as Specified Rigs.

Representations and Warranties.  The Borrower and each Guarantor hereby represents and warrants that, immediately before and immediately after giving effect to this Fifth Amendment: (a) the representations and warranties made by the Borrower set forth in Article 5 of the Amended Credit Agreement (other than with respect to the representations and warranties set forth in Sections 5.15 and 5.16 of the Amended Credit Agreement)  and by the Borrower and the Guarantors in the other Credit Documents (other than those that relate to the representations and warranties set forth in Sections 5.15 and 5.16 of the Amended Credit Agreement) to which they are a party are true and correct in all material respects (or, as to any representations and warranties that are otherwise qualified as to materiality or Material Adverse Effect, in all respects) on the Fifth Amendment Effective Date, except to the extent any such representation or warranty is stated to relate to an earlier date in which case such representation and warranty shall be true and correct in all material respects (or, as to any representations and warranties that are otherwise qualified as to materiality or Material Adverse Effect, in all respects) on and as of such earlier date; and (b) no Default or Event of Default has occurred and is continuing or would occur immediately after giving effect to this Fifth Amendment.

Conditions to Effectiveness.  The amendments to the Credit Agreement set forth in this Fifth Amendment and the Commitment Reduction shall become effective on the date (the “Fifth Amendment Effective Date”) on which each of the conditions set forth in this Section 4 shall have been satisfied (it being understood that the conditions in clauses (d), (e), (f) and (g) may be satisfied concurrently with the occurrence of the Fifth Amendment Effective Date):

the Administrative Agent shall have received (i) Extension Consents from Fifth Amendment Extending Lenders in an amount sufficient to satisfy the Minimum Acceptance Threshold, (ii) Lender Consents from the General Amendment Consenting Lenders constituting Required Lenders and each Existing Lender and (iii) counterparts of this Fifth Amendment, duly executed and delivered on behalf of (i) the Borrower, (ii) the Guarantors and (iii) the Issuing Banks;

as of the Fifth Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing, or would occur immediately after giving effect to the transactions contemplated by this Fifth Amendment;

each of the representations and warranties of the Borrower and the Guarantors set forth in Section 3 shall be true and correct in all material respects (or, as to any representations and warranties that are otherwise qualified as to materiality or Material Adverse Effect, in all respects) on the Fifth Amendment Effective Date, except to the extent any such representation or warranty is stated to relate to an earlier date in which case such representation and warranty shall be true and correct in all material respects (or, as to any representations and warranties that are otherwise qualified as to materiality or Material Adverse Effect, in all respects) on and as of such earlier date;

the Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary or other duly appointed officer of the Borrower containing specimen signatures of the persons authorized to execute this Fifth Amendment and the Credit Documents being executed by the Borrower in connection therewith on the Borrower’s behalf, together with (x) a copy of resolutions of the board of directors of the Borrower authorizing the execution and delivery of this Fifth Amendment and the Credit Documents being executed and delivered by the Borrower in connection therewith, (y) a copy of the Borrower’s memorandum of association and articles of association or other organizational documents filed in its jurisdiction of incorporation, and bylaws and other governing documents, if any, of the Borrower, and (z) a certificate of incorporation or organization and a certificate of good standing (or their equivalents), to the extent applicable in the relevant jurisdiction, from the appropriate Governmental Authority of the Borrower’s jurisdiction of incorporation or organization;

the Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Banks and dated as of the Fifth Amendment Effective Date) of A) Baker Botts LLP, New York counsel for the Borrower, and (B) Carey Olsen, Cayman Islands counsel for the Borrower, in each case covering such matters with respect to the Borrower, this Fifth Amendment and the other Credit Documents entered into on the Fifth Amendment Effective Date, and the transactions contemplated by the Credit Documents, as the Administrative Agent shall reasonably request;

the Administrative Agent shall have received a certificate of the President, a Vice President, or Chief Financial Officer of the Borrower as to the satisfaction of all conditions set forth in Section 4(b) and (c) above;

the Administrative Agent shall have received a duly completed and executed Note for each of the Fifth Amendment Extending Lenders that has requested such Note prior to the Fifth Amendment Effective Date as provided in Section 2.8(e) of the Amended Credit Agreement; provided that, to the extent such Fifth Amendment Extending Lender holds an existing Note, such Fifth Amendment Extending Lender shall have returned (or made arrangements reasonably satisfactory to the Borrower to promptly return) to the Borrower such existing Note;

to the extent required to be paid by the Borrower pursuant to Section 10.13 of the Credit Agreement (and not otherwise waived by the Administrative Agent or the Collateral Agent), the Administrative Agent and the Collateral Agent (or their respective counsels) shall have received, to the extent invoiced no later than two Business Days prior to the Fifth Amendment Effective Date, payment of all reasonable and documented out-of-pocket expenses incurred in connection with the preparation, negotiation and execution of this Fifth Amendment (including all such expenses as separately agreed in writing);

(i) each Fifth Amendment Lead Arranger shall have received all fees payable to such Fifth Amendment Lead Arranger as separately agreed by the Borrower in writing and (ii) the Administrative Agent shall have received, on behalf of each Fifth Amendment Extending Lender, a non-refundable upfront fee in an aggregate amount equal to 0.45% of the aggregate principal amount of Extended 2025 Commitments of such Fifth Amendment Extending Lender calculated after giving effect to the Commitment Reduction;

[reserved]; and

(i) the Borrower shall have paid, or shall pay concurrently with the Fifth Amendment Effective Date, any (x) facility fees accrued and unpaid pursuant to Section 3.1(a) of the Credit Agreement and (y) letter of credit fees accrued and unpaid pursuant to Section 3.1(b) of the Credit Agreement and (ii) as of the Fifth Amendment Effective Date no Revolving Loans are outstanding.

For the avoidance of doubt, the Commitment Reduction shall occur automatically on the Fifth Amendment Effective Date without any further action by any person, and shall be deemed to occur immediately following the Extension and the other amendments to the Credit Agreement provided for in Section 2. For purposes of determining compliance with the conditions specified in this Section 4, the Administrative Agent and each Lender party hereto, as applicable, that has signed this Fifth Amendment and/or delivered a Lender Consent shall be deemed to have consented to, approved or accepted or be satisfied with, each document or other matter required under this Section 4, in each case to be consented to or approved by or to be acceptable or satisfactory to the Administrative Agent or each Lender party hereto, as applicable.  Upon the satisfaction of the conditions set forth in this Section 4, the Administrative Agent shall promptly provide written notice to the Borrower (with a copy to the Collateral Agent) of the effectiveness of this Fifth Amendment, and such notice shall be conclusive and binding.

[Reserved].

Effect of Amendment; Acknowledgments and Agreements.

The Borrower acknowledges that on the date hereof all outstanding Secured Obligations are payable in accordance with their terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity, regardless of whether considered in a proceeding in equity or at law).  The Borrower, the Administrative Agent, and each other party hereto does hereby adopt, ratify, and confirm the Amended Credit Agreement, and acknowledges and agrees that the Credit Agreement as modified pursuant to this Fifth Amendment, is and remains in full force and effect, and the Borrower acknowledges and agrees that its liabilities and obligations under the Amended Credit Agreement and the other Credit Documents it is a party to are not impaired in any respect by this Fifth Amendment.

This Fifth Amendment is a Credit Document for the purposes of the provisions of the other Credit Documents. On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement and each other Credit Document to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

The Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Credit Documents. Other than as expressly set forth herein, nothing herein shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Credit Documents, (ii) any of the agreements, terms, or conditions contained in any of the Credit Documents, (iii) any rights or remedies of the Administrative Agent, the Collateral Agent, any Issuing Bank, or any Lender with respect to the Credit Documents, or (iv) the rights of the Administrative Agent, the Collateral Agent, any Issuing Bank, or any Lender to collect the full amounts owing to them under the Credit Documents.

Reaffirmation of Guaranty.  Each Guarantor hereby ratifies, confirms, acknowledges, and agrees that its obligations under the Guaranty Supplement and the Guaranty Agreement, as applicable, are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations, as such Guaranteed Obligations may have been amended by this Fifth Amendment, and its execution and delivery of this Fifth Amendment does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty Supplement or the Guaranty Agreement, as applicable, in connection with the execution and delivery of amendments, consents, or waivers to the Credit Agreement, the Notes, or any of the other Credit Documents.

Reaffirmation of Collateral Documents.  Each Transaction Party party hereto (a) is party to certain Collateral Documents securing the Secured Obligations, (b) reaffirms the terms of and its obligations (and the security interests granted by it) under each Collateral Document to which it is a party, and agrees that each such Collateral Document will continue in full force and effect to secure the Secured Obligations, as amended hereby, and (c) acknowledges, represents, warrants, and agrees that the Liens and security interests granted by it pursuant to the Collateral Documents to which it is a party are valid, enforceable, and subsisting, and the Collateral Documents create a Lien on and security interest in the Collateral (subject to the Permitted Liens) to secure the Secured Obligations, and such Liens and security interests are perfected in accordance with the Credit Documents.

Further to the above, each Transaction Party granting Hungarian law governed security reaffirms the terms of and its obligations (and the security interests granted by it) under each Hungarian law governed Collateral Document to which it is a party, and agrees that each such Collateral Document will continue in full force and effect to secure the Secured Obligations, as amended hereby. The Collateral Documents and the security interest created thereunder will remain unchanged  and will remain in full force and effect and will continue to secure the Secured Obligations.

Counterparts; Severability; Electronic Signatures.  This Fifth Amendment may be signed in any number of counterparts, and by the different parties on different counterpart signature pages, each of which when executed shall be deemed an original and all of which, taken together, shall constitute a single instrument.  Any provision of this Fifth Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  This Fifth Amendment may be executed by facsimile or other electronic signature acceptable to the Administrative Agent (it being agreed signatures delivered via .pdf copies pursuant to electronic mail are acceptable) and all such signatures shall be effective as originals.  The words “execution,” “signed,” “signature,” and words of like import in this Fifth Amendment or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Successors and Assigns.  This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Invalidity.  In the event that any one or more of the provisions contained in this Fifth Amendment shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Fifth Amendment.

Governing Law.  THIS FIFTH AMENDMENT AND ANY CLAIMS, DISPUTES OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT, OR OTHERWISE) BASED UPON, ARISING FROM, OR RELATING TO THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE

LAW OF THE STATE OF NEW YORK.  SECTION 10.14 OF THE CREDIT AGREEMENT IS INCORPORATED HEREIN BY REFERENCE AS IF SET FORTH HEREIN IN ITS ENTIRETY AND SHALL APPLY MUTATIS MUTANDIS TO THIS FIFTH AMENDMENT.

THE SECOND PARAGRAPH OF SECTION 8 (REAFFIRMATION OF COLLATERAL DOCUMENTS) OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF HUNGARY.

Entire Agreement.  This Fifth Amendment and the other Credit Documents represent the final agreement among the parties hereto and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties hereto.  There are no unwritten oral agreements among the parties hereto.

Collateral Agent Direction.  The Administrative Agent (on behalf of the Required Lenders) hereby authorizes and directs the Collateral Agent to execute and deliver this Fifth Amendment and any Collateral Documents in connection therewith.

[Signature pages follow]

EXECUTED to be effective as of the date first above written.

BORROWER:

TRANSOCEAN INC.

By:/s/ Colin Berryman
Name: Colin Berryman
Title:President

Solely for purposes of Sections 3 through 13:

GUARANTORS

TRANSOCEAN LTD.

By:	/s/ Sandro Thoma

Name:  Sandro Thoma

Title: Corporate Secretary

TRANSOCEAN ASSET HOLDINGS 1 LIMITED

By:/s/ Colin Berryman

Name:  Colin Berryman

Title:    President

TRANSOCEAN ASSET HOLDINGS 2 LIMITED

By:/s/ Colin Berryman

Name:  Colin Berryman

Title:    President

TRANSOCEAN ASSET HOLDINGS 3 LIMITED

By:/s/ Colin Berryman

Name:  Colin Berryman

Title:    President

TRANSOCEAN SUB ASSET HOLDINGS 1 LIMITED

By:/s/ Colin Berryman

Name:  Colin Berryman

Title:    President

TRANSOCEAN SUB ASSET HOLDINGS 2 LIMITED

By:/s/ Colin Berryman

Name:  Colin Berryman

Title:    President

TRANSOCEAN SUB ASSET HOLDINGS 3 LIMITED

By:/s/ Colin Berryman

Name:  Colin Berryman

Title:    President

TRITON VOYAGER ASSET LEASING GMBH

By:	/s/ Roger Antenen

Name:  Roger Antenen

Title: Managing Director

TRANSOCEAN BARENTS ASA

By:/s/ Inger Aase

Name:  Inger Aase

Title:Director

TRANSOCEAN SPITSBERGEN ASA

By:/s/ Inger Aase

Name:  Inger Aase

Title:Director

TRANSOCEAN SKYROS LIMITED

By:/s/ Colin Berryman

Name:  Colin Berryman

Title:    President

TRITON KG2 GMBH

By:	/s/ Roger Antenen

Name:  Roger Antenen

Title: Managing Director

By:	/s/ Paul Tranter

Name:  Paul Tranter

Title: Managing Director

DRILLSHIP KITHIRA OWNERS INC.

By:/s/ Colin Berryman

Name:  Colin Berryman

Title:    President

TRITON MYKONOS LLC

By:	/s/ Andrew Ford

Name:  Andrew Ford

Title:Managing Director

By:/s/ Eamonn John O’Dea

Name:  Eamonn John O’Dea

Title:    Managing Director

TRITON CORCOVADO LLC

By:	/s/ Andrew Ford

Name:  Andrew Ford

Title:Managing Director

By:/s/ Eamonn John O’Dea

Name:  Eamonn John O’Dea

Title:    Managing Director

Solely for purposes of Sections 3 through 13:

OTHER TRANSACTION PARTIES:

TRANSOCEAN OFFSHORE DEEPWATER DRILLING INC.

By:	/s/ David Tonnel

Name:  David Tonnel

Title:Senior Vice President, Chief Accounting Officer

TRANSOCEAN CANADA DRILLING SERVICES LTD.

By:/s/ Colin Berryman

Name:  Colin Berryman

Title:    President

GLOBALSANTAFE INTERNATIONAL DRILLING CORPORATION

By:/s/ Colin Berryman

Name:  Colin Berryman

Title:    President

TRANSOCEAN NORWAY OPERATIONS AS

By:/s/ Inger Aase

Name:  Inger Aase

Title:Director

TRANSOCEAN SERVICES AS

By:/s/ Inger Aase

Name:  Inger Aase

Title:Director

TRANSOCEAN HOLDINGS 1 LIMITED

By:/s/ Colin Berryman

Name:  Colin Berryman

Title:    President

TRANSOCEAN HOLDINGS 2 LIMITED

By:/s/ Colin Berryman

Name:  Colin Berryman

Title:    President

TRANSOCEAN HOLDINGS 3 LIMITED

By:/s/ Colin Berryman

Name:  Colin Berryman

Title:    President

TRITON NAUTILUS VAGYONKEZELO KFT

By:	/s/ Andrew Ford

Name:  Andrew Ford

Title:Managing Director

By:/s/ Eamonn O’Dea

Name:  Eamonn O’Dea

Title:    Managing Director

OCEAN RIG CUBANGO OPERATIONS INC.

By:/s/ Colin Berryman

Name:  Colin Berryman

Title:    President

DRILLSHIP SKYROS OWNERS INC.

By:/s/ Colin Berryman

Name:  Colin Berryman

Title:    President

TRANSOCEAN VOYAGER 2 LIMITED

By:/s/ Colin Berryman

Name:  Colin Berryman

Title:    President

SEDCO FOREX INTERNATIONAL, INC.

By:/s/ Colin Berryman

Name:  Colin Berryman

Title:    President

OCEAN RIG OPERATIONS INC.

By:/s/ Colin Berryman

Name:  Colin Berryman

Title:    President

TRANSOCEAN BRASIL LTDA

By:	/s/ Yves Nerrisson

Name:  Yves Nerisson

Title:Authorized Signatory

DRILLSHIP SKOPELOS OWNERS INC.

By:/s/ Colin Berryman

Name:  Colin Berryman

Title:    President

DRILLSHIP HYDRA OWNERS INC.

By:/s/ Colin Berryman

Name:  Colin Berryman

Title:    President

ADMINISTRATIVE AGENT/ISSUING BANKS:

CITIBANK, N.A., as Administrative Agent, an Issuing Bank and a Lender

By:	/s/ Cathy Shepherd

Name:   Cathy Shepherd

Title:    Vice President

COLLATERAL AGENT:

CITIBANK, N.A., as Collateral Agent

By:	/s/ Patricia Gallagher

Name:   Patricia Gallagher

Title:    Senior Trust Officer

Wells Fargo Bank, National Association, as an Issuing Bank

By:	/s/ Michael Janak

Name:   Michael Janak

Title:    Managing Director

DNB BANK ASA, NEW YORK BRANCH, as an Issuing Bank

By:	/s/ Andrew J. Shohet

Name: Andrew J. Shohet

Title: Senior Vice President

Crédit Agricole Corporate and Investment Bank, as an Issuing Bank

By:	/s/ Michael Willis

Name: Michael Willis

Title: Managing Director

By:	/s/ Page Dillehunt

Name: Page Dillehunt

Title: Managing Director

[Lender signature pages on file with the Administrative Agent]

ANNEX A

LENDER CONSENT TO
FIFTH AMENDMENT TO CREDIT AGREEMENT

NAME OF LENDER:_____________________________

PRINCIPAL AMOUNT OF

EXISTING COMMITMENTS:$_____________________________

SIGNATUREBy_____________________________

Name:
Title:

[For Lenders requiring a second signature block]

By_____________________________
Name:
Title:

PROCEDURE FOR LENDERS:

The above-named Lender elects to:

(tick one of boxes below)

1 - CONSENT TO EXTENSION, GENERAL AMENDMENTS AND THE COMMITMENT REDUCTION: ◻ Consent and agree to (i) have 100% of the outstanding principal amount of such Lender’s Existing Commitments reclassified as Extended 2025 Commitments for all purposes under the Amended Credit Agreement and (ii) the General Amendments and the Commitment Reduction.

2 - CONSENT TO GENERAL AMENDMENTS AND THE COMMITMENT REDUCTION: ◻ Consent and agree to the General Amendments and the Commitment Reduction only.

Capitalized terms used in this Consent but not defined herein shall have the meanings assigned to such terms in Fifth Amendment to Credit Agreement, among Transocean Inc., a Cayman Islands exempted company, Citibank, N.A., as administrative agent for the Lenders under the Credit Agreement, and the other persons party thereto.

EXHIBIT A

Amended Credit Agreement

[Conformed through Increase of Commitments and First Amendment to Credit Agreement, dated May 13, 2019, Increase of Commitments, Second Amendment to Credit Agreement and First Amendment to Guaranties, dated July 15, 2019, Increase of Commitments and Third Amendment to Credit Agreement, dated December 23, 2019 ~~and~~, Fourth Amendment to Credit Agreement, dated November 30, 2020 and Fifth Amendment to Credit Agreement, dated June 27, 2022]

CREDIT AGREEMENT

Dated as of June 22, 2018,

Among

TRANSOCEAN INC.,

as Borrower,

THE LENDERS PARTIES HERETO,

CITIBANK, N.A.,

as Administrative Agent,

CITIBANK, N.A.,

as Collateral Agent,

WELLS FARGO SECURITIES, LLC,

as Syndication Agent,

and

GOLDMAN SACHS BANK USA and DNB BANK ASA, NEW YORK BRANCH,

as Co-Documentation Agents

CITIBANK, N.A.,

WELLS FARGO SECURITIES, LLC,

GOLDMAN SACHS BANK USA and

DNB MARKETS, INC.,

as Joint Lead Arrangers

CITIBANK, N.A.,

as Sole Bookrunner

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS; INTERPRETATION.6

Section 1.1Definitions6

Section 1.2Time of Day~~45~~50

Section 1.3Terms Generally~~45~~50

Section 1.4Accounting Terms; GAAP~~45~~50

Section 1.5Divisions~~46~~50

ARTICLE 2 THE CREDIT FACILITY.~~46~~51

Section 2.1Commitments for Revolving Loans~~46~~51

Section 2.2Types of Loans and Minimum Borrowing Amounts~~46~~51

Section 2.3Manner of Borrowings; Continuations and Conversions of Borrowings~~46~~51

Section 2.4Interest Periods~~48~~53

Section 2.5Funding of Loans~~49~~53

Section 2.6Applicable Interest Rates and Payments~~49~~54

Section 2.7Default Rate~~50~~55

Section 2.8Repayment of Loans; Evidence of Debt~~51~~56

Section 2.9Optional Prepayments~~52~~57

Section 2.10Mandatory Prepayments of Loans~~53~~58

Section 2.11Breakage Costs~~53~~59

Section 2.12Letters of Credit~~54~~59

Section 2.13Commitment Reductions and Terminations~~60~~65

Section 2.14Defaulting Lenders~~60~~66

Section 2.15[Reserved]~~63~~68

Section 2.16Extensions of Commitment Termination Date~~63~~68

Section 2.17Increase in Revolving Credit Commitments~~64~~69

ARTICLE 3 FEES AND PAYMENTS.~~66~~71

Section 3.1Fees~~66~~71

Section 3.2Place and Application of Payments~~67~~72

Section 3.3Taxes~~68~~73

ARTICLE 4 CONDITIONS PRECEDENT.~~71~~77

Section 4.1Conditions for Effectiveness~~71~~77

Section 4.2Conditions for All Borrowings~~74~~80

ARTICLE 5 REPRESENTATIONS AND WARRANTIES.~~76~~81

Section 5.1Corporate Organization~~76~~81

Section 5.2Power and Authority; Validity~~76~~82

Section 5.3No Violation~~76~~82

Section 5.4Litigation~~77~~82

Section 5.5Use of Proceeds; Margin Regulations~~77~~82

Section 5.6Investment Company Act~~77~~83

Section 5.7True and Complete Disclosure~~77~~83

Section 5.8Financial Statements~~77~~83

Section 5.9No Material Adverse Change~~78~~83

Section 5.10Taxes~~78~~83

Section 5.11Consents~~78~~83

Section 5.12Insurance~~78~~84

Section 5.13Intellectual Property~~78~~84

Section 5.14Ownership of Property~~78~~84

Section 5.15Existing Indebtedness~~79~~84

Section 5.16Existing Liens~~79~~84

Section 5.17Employee Benefit Plans~~79~~85

Section 5.18Anti-Corruption Laws and Sanctions~~80~~85

Section 5.19Compliance with Certain Laws~~80~~86

Section 5.20Solvency~~81~~86

Section 5.21Concerning the Collateral Rigs~~81~~86

Section 5.22Form of Documentation~~81~~87

Section 5.23~~EEA~~Affected Financial Institutions~~82~~87

ARTICLE 6 COVENANTS.~~82~~87

Section 6.1Corporate Existence~~82~~87

Section 6.2Maintenance~~82~~88

Section 6.3Taxes~~82~~88

Section 6.4ERISA~~83~~88

Section 6.5Insurance~~83~~89

Section 6.6Financial Reports and Other Information~~84~~90

Section 6.7Lender Inspection Rights~~87~~93

Section 6.8Conduct of Business~~88~~93

Section 6.9Use of Proceeds; Margin Regulations; Borrower Activities~~88~~94

Section 6.10Restrictions on Fundamental Changes~~90~~95

Section 6.11Liens~~91~~97

Section 6.12Subsidiary Indebtedness~~94~~100

Section 6.13Use of Property and Facilities; Environmental Laws~~97~~102

Section 6.14Transactions with Affiliates~~97~~102

Section 6.15Sale and Leaseback Transactions~~97~~103

Section 6.16Compliance with Laws; Policies and Procedures~~97~~103

Section 6.17Collateral Rig Classifications; Operation of Collateral Rig~~98~~103

Section 6.18Conduct of Business of Holdco 1, Holdco 2, Holdco 3, Holdco 4, Holdco 5 and Holdco 6~~99~~104

Section 6.19Operation of Collateral Rigs~~99~~105

Section 6.20Indebtedness to Total Tangible Capitalization Ratio~~100~~105

Section 6.21Minimum Liquidity~~100~~105

Section 6.22Guarantee Coverage Ratio~~100~~105

Section 6.23Collateral Coverage Ratio~~100~~105

Section 6.24Collateral Rig Dispositions~~100~~105

Section 6.25Restricted Payments~~100~~106

Section 6.26Debt Redemptions~~101~~107

Section 6.27Further Assurances; Additional Collateral Rigs and Rig Exchanges; Additional Loan Parties~~102~~107

Section 6.28Foreign Exchange Approvals~~104~~110

Section 6.2985% Guaranty Requirement~~104~~110

Section 6.30Distributions by Subsidiary Guarantors~~104~~110

Section 6.31Deposits into the Bareboat Charter Accounts~~104~~110

Section 6.32Post-Closing~~105~~110

Section 6.33Certain Permitted Refinancings110

ARTICLE 7 EVENTS OF DEFAULT AND REMEDIES.~~105~~110

Section 7.1Events of Default~~105~~110

Section 7.2Non-Bankruptcy Defaults~~107~~113

Section 7.3Bankruptcy Defaults~~108~~113

Section 7.4Cash Collateral~~108~~114

Section 7.5Notice of Default~~110~~116

Section 7.6Expenses~~110~~116

Section 7.7Distribution and Application of Proceeds~~110~~116

ARTICLE 8 CHANGE IN CIRCUMSTANCES.~~111~~117

Section 8.1Illegality~~111~~117

Section 8.2~~Unavailability of Deposits or Inability to Ascertain LIBO~~Alternate Rate of Interest~~112~~118

Section 8.3Increased Costs and Reduced Return~~113~~120

Section 8.4Lending Offices~~115~~122

Section 8.5Discretion of Lender as to Manner of Funding~~115~~122

Section 8.6Replacement of Lender or Issuing Bank~~115~~122

ARTICLE 9 THE AGENTS AND ISSUING BANKS.~~116~~123

Section 9.1Appointment and Authorization of Agents~~116~~123

Section 9.2Rights and Powers~~116~~123

Section 9.3Actions by Administrative Agent and Collateral Agent~~117~~123

Section 9.4Consultation with Experts~~118~~124

Section 9.5Exculpatory Provisions; Credit Decisions~~118~~124

Section 9.6Reliance by Administrative Agent and Collateral Agent.~~119~~126

Section 9.7Administrative Agent May File Proofs of Claim~~120~~127

Section 9.8Collateral and Guaranty Matters~~120~~127

Section 9.9Indemnity~~123~~130

Section 9.10Resignation~~123~~130

Section 9.11Sub-Agents.~~124~~131

Section 9.12Guaranteed Cash Management Agreements and Guaranteed Hedge Agreements~~125~~131

Section 9.13Certain ERISA Matters.~~125~~132

ARTICLE 10 MISCELLANEOUS.~~126~~133

Section 10.1No Waiver~~126~~133

Section 10.2Non-Business Day~~127~~133

Section 10.3Documentary Taxes~~127~~133

Section 10.4Survival of Representations~~127~~134

Section 10.5Survival of Indemnities~~127~~134

Section 10.6Setoff; Sharing of Payments~~127~~134

Section 10.7Notices~~128~~135

Section 10.8Counterparts~~132~~138

Section 10.9Successors and Assigns~~132~~139

Section 10.10Sales and Transfers of Borrowings and Notes; Participations~~132~~139

Section 10.11Amendments, Waivers and Consents~~136~~143

Section 10.12Headings~~137~~144

Section 10.13Legal Fees and Other Costs; Indemnification; Damages Waiver~~137~~144

Section 10.14Governing Law; Submission to Jurisdiction; Waiver of Jury Trial~~140~~147

Section 10.15Confidentiality~~142~~149

Section 10.16Effect of Inclusion of Exceptions~~143~~150

Section 10.17Severability~~143~~150

Section 10.18Currency Conversion~~144~~150

Section 10.19Exchange Rates~~144~~151

Section 10.20Change in Tax Laws~~145~~152

Section 10.21Final Agreement~~145~~152

Section 10.22Officer’s Certificates~~145~~152

Section 10.23Patriot Act Notice, etc~~145~~152

Section 10.24No Fiduciary Duty~~146~~152

Section 10.25Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions~~146~~153

Section 10.26Acknowledgement Regarding Any Supported QFCs~~147~~153

Section 10.27Erroneous Payments154

Exhibits:

Exhibit 1.1-A -Form of Account Pledge Agreement

Exhibit 1.1-B -Form of Assignment of Earnings

Exhibit 1.1-C -Form of Assignment of Insurances

Exhibit 2.3-Form of Borrowing Request

Exhibit 2.8-Form of Master Note

Exhibit 2.12-Form of L/C Issuance Request

Exhibit 3.3-1-Form of Tax Compliance Certificate (Non-Partnership Lenders)

Exhibit 3.3-2-Form of Tax Compliance Certificate (Non-Partnership Participants)

Exhibit 3.3-3-Form of Tax Compliance Certificate (Partnership Participants)

Exhibit 3.3-4-Form of Tax Compliance Certificate (Partnership Lenders)

Exhibit 6.6-Form of Compliance Certificate

Exhibit 10.10-Form of Assignment Agreement

Schedules:

Schedule 1.1-C-Commitments

Schedule 1.1-E-Existing Letters of Credit

Schedule 1.1-P-Pricing Grid

Schedule 1.1-S-Specified Rigs

Schedule 5.4-Certain Disclosed Matters

Schedule 5.15-Certain Existing Indebtedness

Schedule 5.16-Certain Existing Liens

Schedule 5.21(e)-Collateral Rigs

Schedule 6.12(i) -Effective Date Purchase Money Rig Debt

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of June 22, 2018, among TRANSOCEAN Inc., a Cayman Islands exempted company, as the borrower, the Lenders from time to time parties hereto, the Issuing Banks from time to time parties hereto, CITIBANK, N.A., as administrative agent for the Lenders (the “Administrative Agent”), CITIBANK, N.A., acting through its Agency & Trust Division, as collateral agent for the Issuing Banks and the Lenders (the Collateral Agent”), WELLS FARGO SECURITIES, LLC, as syndication agent for the Lenders (in such capacity, the “Syndication Agent”), and GOLDMAN SACHS BANK USA and DNB BANK ASA, NEW YORK BRANCH, as co-documentation agents for the Lenders (in such capacities, collectively the “Co-Documentation Agents”).

The parties hereto agree as follows:

ARTICLE 1     DEFINITIONS; INTERPRETATION.
Section 1.1Definitions.  Unless otherwise defined herein, the following terms shall have the following meanings, which meanings shall be equally applicable to both the singular and plural forms of such terms:

“85% Guaranty Requirement” has the meaning ascribed thereto in Section 6.29.

“Acceptable Appraiser” means any of Pareto Offshore, Fearnleys Offshore, Arctic Offshore, Bassoe Offshore and Clarkson Platou, or any other vessel appraisal service reasonably satisfactory to the Administrative Agent.

“Acceptable Classification Society” means any of DNV GL, Lloyds Register, American Bureau of Shipping (ABS) and Bureau Veritas, or any other first class vessel classification society that is a member of the International Association of Classification Societies.

“Acceptable Flag Jurisdiction” means the Republic of the Marshall Islands, the Republic of Liberia, the Republic of Vanuatu, the Bahamas, Panama, Malta, Denmark and Switzerland, or any other jurisdiction approved by the Administrative Agent; provided that for any jurisdiction not specified herein that is approved by the Administrative Agent, a mortgagee of a Rig would be entitled to enforce remedies under a Mortgage of such Rig governed by the law of such jurisdiction on terms consistent with, in all material respects, or better than, the remedies that the Collateral Agent would be entitled to enforce under the Mortgages of the Specified Rigs on the Effective Date.

“Acceptable Rig” means any Rig that is an ultra deep-water drillship or semi-submersible Rig; provided that (a) the Collateral Agent or its representatives shall have the right to inspect such Rig (subject to (i) any safety/training procedures required by the operator or the owner of such Rig for visitations generally, (ii) the consent of the charterer of such Rig (provided that the Loan Parties shall, and shall ensure that their respective Subsidiaries and Local Content Entities will, exercise their commercially reasonable efforts to obtain such consent) and (iii) the execution and delivery by all such representatives of any customary indemnity and hold harmless agreements in favor of the charterer, the owner and/or the operator in respect of such Rig in relation to such visitation); provided that any such visits and inspections will not unreasonably interfere with the conduct of business, and all such visits and inspections shall be held at reasonable times, which shall be during ordinary business hours of the Borrower or the owner or operator of such Rig, as applicable, (b) such Rig must have been originally constructed and delivered from the shipyard during or after the calendar year ended 2009, (c) such Rig must have a class certificate showing it has been classified by an Acceptable Classification Society, at minimum at the same standard of classifications as is applicable for Rigs of comparable age and type, free of any overdue conditions or recommendations affecting the classification of such Rig for which no extension has been granted by the applicable Acceptable Classification Society, and (d) such Rig must be registered and flagged in an Acceptable Flag Jurisdiction.

“Account Pledge Agreement” has the meaning ascribed to such term in the definition of “Collateral Rig Requirements”.

“Acquired Rig Debt” means purchase money Rig debt of a Person existing at the time such Person becomes a Member of the Consolidated Group or is merged, consolidated or amalgamated with or into the Borrower or any other Member of the Consolidated Group (other than any Subsidiary Guarantor) that (a) meets the requirements set forth in clauses (y)(iv) and (y)(vii) of the definition of “Permitted Rig Debt”, (b) is otherwise permitted by Section 6.12(f), (c) is secured only by Liens otherwise permitted by Section 6.11(i), and (d) is in an amount not in excess of 85% of the Rig Value of the Rig(s) secured thereby.

“Additional Guarantor” has the meaning ascribed to such term in the definition of “Guarantor”.

“Additional Lender” has the meaning ascribed to such term in Section 2.17(d).

“Additional Rig” means each Collateral Rig other than a Specified Rig.

“Adjusted Daily Simple SOFR” shall mean, for purposes of any calculation, the rate per annum equal to (a) Daily Simple SOFR for such calculation plus (b) 0.10%; provided that if Adjusted Daily Simple SOFR as so determined shall ever be less than the Floor, then Adjusted Daily Simple SOFR shall be deemed to be the Floor.

“Adjusted Term SOFR” shall mean, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) 0.10%; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

~~“Adjusted LIBOR” means, for any Eurocurrency Loan for any Interest Period, a rate per annum (expressed as a percentage) determined in accordance with the following formula:~~

~~Adjusted LIBOR  =  LIBO Rate for such Interest Period~~

~~1.00 - Statutory Reserve Rate~~

“Administrative Agent” means Citibank, N.A., acting in its capacity as administrative agent for the Lenders, and any successor Administrative Agent appointed hereunder pursuant to Section 9.10(a).

“Administrative Agent’s Account” means (a) the account of the Administrative Agent maintained by the Administrative Agent at its office at 1615 Brett Road, OPS III, New Castle, DE 19720, Attention: Agency, and (b) such other account of the Administrative Agent or the Sub-Agent as may be designated in writing from time to time by the Administrative Agent to the Borrower and the Lenders for such purpose.

“Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent duly completed by such Lender and submitted to the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person.

“Agent Parties” has the meaning ascribed to such term in Section 10.7(c).

“Agreement” means this Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means, for any day (or, if such day is not a Business Day, the next preceding Business Day), a rate per annum equal to the greatest of the then determinable of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 50 basis points (0.50%), and (c) Adjusted ~~LIBOR (for U.S. dollar borrowings)~~Term SOFR for a one month Interest Period ~~commencing two Business Days thereafter, as appearing at approximately 11:00 a.m. London time on the Applicable Screen on such day~~ plus 100 basis points (1.00%).  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted ~~LIBOR~~Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate, or Adjusted ~~LIBOR~~Term SOFR, as the case may be.

“Alternate Base Rate Term SOFR Determination Day” shall have the meaning provided in the definition of “Term SOFR”.

“Alternative Currency” means any of the following currencies: Euro, Sterling, Krone, Swiss Francs, Canadian Dollars, Brazilian Reals, or any other alternative currency acceptable to the Required Lenders and each Issuing Bank issuing a Letter of Credit in such other alternative currency.

“Alternative Currency Sublimit” means $~~450,000,000~~300,000,000.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower, Holdings and other Members of the Consolidated Group, and solely as the context requires, any Lender, any Issuing Bank, any Syndication Agent, any Co-Documentation Agent, any Joint Lead Arranger, the Administrative Agent or the Collateral Agent from time to time concerning or relating to bribery, money laundering, or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended from time to time, and the United Kingdom’s Bribery Act 2010, as amended from time to time.

“Applicable Facility Fee Rate” means, for any day, based on the Credit Rating then in effect as provided herein, the applicable percentage per annum for the facility fee payable pursuant to Section 3.1(a) for such Credit Rating as shown on the Pricing Grid.

“Applicable Lending Office” means the “lending office” of any Lender (or an Affiliate of such Lender) designated for each Type and/or currency of Loan or Letter of Credit in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Revolving Loans and Letters of Credit of such Type and/or currency are to be made and maintained.

“Applicable Margin” means, for any day, (i) for ~~Eurocurrency~~SOFR Loans, the applicable percentage per annum appearing as the “Applicable Margin for ~~Eurocurrency~~SOFR Borrowings” set forth in the Pricing Grid based on the Credit Rating then in effect as provided herein, and (ii) for Base Rate

Loans, the applicable percentage per annum appearing as the “Applicable Margin for Base Rate Borrowings” set forth in the Pricing Grid based on the Credit Rating then in effect as provided herein.

“Applicable Percentage” means, at any time for each Lender, the percentage of the total Commitments of all Lenders then in effect represented at such time by such Lender’s Commitment; provided, that if ~~the~~an entire Class of Commitments ~~are~~is terminated, ~~each Lender’s~~the Applicable Percentage of each Lender of such Class shall be calculated based on such Lender’s pro rata share of the total Revolving Loans and L/C Obligations then outstanding or, if no Revolving Loans or L/C Obligations are then outstanding, its applicable Commitment ~~in~~under such Class of Commitments in effect immediately before such termination, subject to (x) any assignments by such Lender of its Obligations pursuant to Section 10.10(a) or Section 2.16, and (y) any reallocations of Commitments, Revolving Loans and participations in L/C Obligations pursuant to Section 2.12(d) or Section 2.17(e).

~~“Applicable Screen” has the meaning ascribed to such term in the definition herein of “LIBO Rate.”~~

“Application” means an application for a Letter of Credit as defined in Section 2.12(b), including a master application pursuant to which one or more subsequent Letters of Credit may be issued.

“Appraisal” means, with respect to any Rig, an appraisal (which may, for the avoidance of doubt, be a desktop appraisal) of such Rig on a charter-free basis from any Acceptable Appraiser, stating the then current fair market value of such Rig and otherwise in scope, form and substance reasonably satisfactory to the Administrative Agent.

“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment Agreement” means an agreement in substantially the form of Exhibit 10.10 (or such other form as may be approved by the Administrative Agent) whereby a Lender conveys part or all of its Commitment, Revolving Loans and participations in L/C Obligations to another Person that is, or thereupon becomes, a Lender, or to another Lender that increases its Commitments, outstanding Revolving Loans and outstanding participations in L/C Obligations, pursuant to Section 10.10.

“Assignment of Earnings” has the meaning ascribed to such term in the definition of “Collateral Rig Requirements”.

“Assignment of Insurances” has the meaning ascribed to such term in the definition of “Collateral Rig Requirements”.

“Assumption Agreement” has the meaning ascribed to such term in Section 2.17(d).

“Available Cash” means, as of any date, the aggregate of all unrestricted cash and Cash Equivalents (excluding, for the avoidance of doubt, required cash collateral, including Cash Collateral hereunder) held on the balance sheet of, or owned and controlled by, or held for the benefit of, any Loan Party or any Subsidiaries other than (a) any cash set aside to pay in the ordinary course of business amounts then due and owing by such Loan Party or such Subsidiary to unaffiliated third parties and for which such Loan Party or such Subsidiary has issued checks or has initiated wires or automated clearing house transfers in order to pay such amounts, (b) any cash of any Loan Party or any Subsidiary constituting purchase price deposits or other contractual or legal requirements to deposit money held by an unaffiliated third party, (c) deposits of cash or Cash Equivalents from unaffiliated third parties that are subject to return pursuant to binding agreements with such third parties, (d) net cash proceeds of issuances of Equity Interests of Holdings (other than Disqualified Capital Stock) set aside and segregated to be used to consummate one or more Redemptions of Indebtedness permitted hereunder within 90 days of receipt of such proceeds; provided that any such net cash proceeds which are not so used within such 90 day period shall cease to be excluded from the definition of “Available Cash” pursuant to this clause (d) at such time, and (e) cash and Cash Equivalents in Excluded Accounts.

“Available Liquidity” means, at any time, the sum of:

(a)(i) the lesser of the aggregate Commitments and the CNTA Threshold then in effect minus (ii) all Revolving Obligations outstanding at such time; and
(b)(i) the amount of unrestricted cash and Cash Equivalents (excluding, for the avoidance of doubt, required cash collateral, including Cash Collateral hereunder) of Holdings and its Subsidiaries at such time (other than any unrestricted cash or Cash Equivalents which is not permitted to be distributed or otherwise transferred to a Loan Party), minus (ii) the amount of any reserve maintained or required to be maintained on the books of Holdings or any of its Subsidiaries in respect of liability or potential liability in connection with the GMI Litigation.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 8.2.

“Bail-In Action” ~~means~~shall mean the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” ~~means,~~shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person appointed for it charged with the reorganization, receivership, custodianship, or liquidation of its business or properties or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment.

“Bareboat Charter Account” means, with respect to any Collateral Rig, the Deposit Account or Deposit Accounts of the Collateral Rig Owner of such Collateral Rig designated as such from time to time by the Collateral Rig Owner in the applicable Account Pledge Agreement into which all earnings, hires, freights, income and other sums payable to the Collateral Rig Owner under any bareboat charterparty in respect of such Collateral Rig are deposited.

“Base Rate Borrowing” means a Borrowing of Base Rate Loans made pursuant to a Borrowing Request as provided in Section 2.3(a) or converted from an outstanding ~~Eurocurrency~~SOFR Borrowing or Borrowings pursuant to Section 2.3(b), Section 8.1(b) or Section 8.2.

“Base Rate Loan” means a Revolving Loan bearing interest prior to maturity at the rate specified in Section 2.6(a).

“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 8.2.

“Benchmark Replacement” shall mean with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a)Adjusted Daily Simple SOFR; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time, and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any SOFR Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Borrower) decides  may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent (in consultation with the Borrower) decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 8.2 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 8.2.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” means Transocean Inc., an exempted company incorporated under the laws of the Cayman Islands.

“Borrowing” means any extension of credit of the same Class and Type made by the Lenders on the same date by way of Revolving Loans having a single Interest Period or a Letter of Credit, including any Borrowing advanced, continued or converted.  A Borrowing is “advanced” on the day the Lenders advance funds comprising such Borrowing to the Borrower or a Letter of Credit is issued, increased or extended, is “continued” (in the case of ~~Eurocurrency~~SOFR Loans) on the date a new Interest Period commences for such Borrowing, and is “converted” (in the case of ~~Eurocurrency~~SOFR Loans) when such Borrowing is changed from one Type of Revolving Loan to the other, all as requested by the Borrower pursuant to Section 2.3.

“Borrowing Request” has the meaning ascribed to such term in Section 2.3(a).

“Business Day” means any day other than a Saturday or Sunday on which banks are not authorized or required to close in New York, New York ~~and, if the applicable Business Day relates to the advance or continuation of, conversion into, or payment on a Eurocurrency Borrowing, on which banks in the interbank eurocurrency market are dealing for Dollar deposits, in London, England.~~.

“Calculation Date” means the last Business Day of each calendar quarter.

“Capitalized Lease Obligations” means, for any Person, the aggregate amount of such Person’s liabilities under all leases of real or personal property (or any combination thereof or interest therein) which is required to be capitalized on the balance sheet of such Person as determined in accordance with GAAP.

Notwithstanding anything to the contrary in this Agreement or any other Credit Document, for purposes of calculating Capitalized Lease Obligations pursuant to the terms of this Agreement or any other Credit Document, GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with generally accepted accounting principles in the United States of America as in effect on December 31, 2017 in a manner consistent with the treatment of such leases under generally accepted accounting principles in the United States of America as in effect on December 31, 2017, notwithstanding any modifications or interpretive changes thereto that may occur or be implemented thereafter, and regardless of whether such lease was in effect on December 31, 2017.

“Cash Collateralize” means to deposit in the Collateral Account or to pledge and deposit with or deliver to the Collateral Agent, for the benefit of one or more of the Issuing Banks or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case with such cash or deposit account balances or other credit support denominated in the applicable currency in which such L/C Obligations are payable and pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuing Bank.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means (i) securities issued or directly and fully guaranteed or insured by the government of the United States or any other country whose sovereign debt has a rating of at least A3 from Moody’s and at least A- from S&P or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (ii) certificates of deposit, demand deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development having capital and surplus in excess of $500,000,000 (or the equivalent thereof in any other currency or currency unit), (iii) marketable general obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i), (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above, (v) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings or investments, and, in each case, maturing within one year after the date of acquisition, (vi) money market mutual funds substantially all of the assets of which are of the type described in the foregoing clauses (i) through (v) of this definition, and (vii) in the case of Holdings or any Subsidiary of Holdings organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which such Person is organized or has its principal place of business or conducts business which are similar to the items specified in clauses (i) through (vi) of this definition.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person, in its capacity as a party to any Cash Management Agreement, that (i) with respect to such Cash Management Agreement, was in existence at the time such Person became a Lender or an Affiliate of a Lender or (ii) with respect to such Person, was a Lender or an Affiliate of a Lender at the time it entered into such Cash Management Agreement.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class” means, when used in reference to (a) any Revolving Loan or Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Borrowing, are Extended 2025 Revolving Loans or Non-Extended 2023 Revolving Loans, (b) any Commitment, refers to whether such Commitment is an Extended 2025 Commitment or Non-Extended Revolving Commitment and (c) any Lender, refers to whether such Lender has a Revolving Loan or Commitment with respect to a particular Class of Revolving Loans or Commitments.

“CNTA Threshold” means, at any time, the amount of Revolving Obligations that would be permitted to be incurred by any Loan Party and secured at such time without requiring equal and ratable or other liens to be granted pursuant to the indentures or other debt documents (assuming the full amount of Revolving Obligations constitute “Indebtedness” as defined therein or “debt” as used therein) governing the Indebtedness of any Member of the Consolidated Group, including without limitation pursuant to the 10% CNTA lien basket in certain indentures of the Members of the Consolidated Group, and in each case giving effect to any usage of baskets in such indentures or other debt documents for other indebtedness and liens.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (except as otherwise provided herein).

“Collateral” means all property with respect to which any Lien has been granted (or purported to be granted) pursuant to any Collateral Document and all property of the Transaction Parties in which the Administrative Agent or the Collateral Agent is granted a Lien for the benefit of the Lenders as described in Section 7.4.

“Collateral Account” has the meaning ascribed to such term in Section 7.4(b).

“Collateral Agent” means Citibank, N.A., acting through its Agency & Trust Division, acting in its capacity as collateral agent for the Issuing Banks and the Lenders pursuant to the Collateral Documents and any co-collateral agent or successor collateral agent appointed hereunder pursuant to Section 9.10(a).

“Collateral Coverage Ratio” has the meaning ascribed to such term in Section 6.23.

“Collateral Coverage Ratio Cure Period” has the meaning ascribed to such term in Section 6.27(b)(i).

“Collateral Documents” means, collectively, each Mortgage, each Account Pledge Agreement, each Share Pledge Agreement, each pledge agreement with respect to the Equity Interests in Holdco 7, Holdco 8 and Holdco 9, each Assignment of Earnings, each Assignment of Insurances, each control agreement and any and all other security agreements, pledge agreements, vessel or fleet mortgages or collateral assignments executed and delivered by any Transaction Party and creating Liens on the assets of the Transaction Parties in favor of the Collateral Agent and/or the Administrative Agent, to secure the Obligations, in each case entered into pursuant to the terms of this Agreement.

“Collateral Rig” means each Specified Rig, any other Acceptable Rig subject to a Mortgage that is necessary to comply with the Collateral Coverage Ratio, and any other Acceptable Rig that the Borrower elects to become subject to a Mortgage (including those added as Collateral Rigs pursuant to a Rig Exchange), other than any Rig that ceases to be a Collateral Rig in accordance with this Agreement (including any Collateral Rig subject to a Rig Exchange).

“Collateral Rig Operator” means, with respect to any Collateral Rig, any Subsidiary or Local Content Entity of Holdings that operates such Collateral Rig.

“Collateral Rig Owner” means, with respect to any Collateral Rig, the Subsidiary or Local Content Entity of Holdings that owns such Rig and (i) from and after the date of any sale, transfer or other disposition of such Collateral Rig to another Subsidiary or Local Content Entity of Holdco 7, Holdco 8, or Holdco 9 in accordance with Section 6.24, such Subsidiary or Local Content Entity or (ii) from and after the date of any merger or other business combination involving such Subsidiary or Local Content Entity in accordance with Section 6.1 and Section 6.10, the survivor thereof.

“Collateral Rig Requirements” means, with respect to a Rig:

(i)The Collateral Rig Owner shall be incorporated in a Permitted Jurisdiction;
(ii)the Collateral Rig Owner shall have become a Guarantor by delivering to the Administrative Agent a Guaranty Supplement and the other New Guarantor Documentation;
(iii)the Collateral Rig Owner shall have duly authorized, executed and delivered to the Collateral Agent, and caused to be recorded in the appropriate rig registry a Mortgage with respect to such Rig;
(iv)the Collateral Rig Owner shall have (A) duly authorized, executed and delivered an account pledge agreement substantially in the form of Exhibit 1.1-A or, to the extent governed by the law of any jurisdiction other than the United States of America or any state thereof, on terms (1) consistent in all material respects with the terms set forth in Exhibit 1.1-A or (2) as otherwise reasonably approved by the Administrative Agent (as modified, supplemented or amended from time to time, each an “Account Pledge Agreement”) pursuant to which each Earnings Account or Bareboat Charter Account held by such Collateral Rig Owner shall have been pledged to the Collateral Agent to secure the Obligations and (B) duly complied with all requirements set forth in such Account Pledge Agreement, including entry into any control or equivalent agreements required to perfect the security interests granted thereunder;
(v)the Equity Owner(s) shall have duly authorized, executed and delivered share or quota pledge agreements in form and substance reasonably acceptable to the Administrative Agent, as applicable (as modified, supplemented or amended from time to time, each a “Share Pledge Agreement”), pursuant to which all of the Equity Interests of each Collateral Rig Owner of each Specified Rig and, to the extent no adverse tax consequences would occur as a result thereof as determined in good faith in the sole discretion of Holdings, each Collateral Rig Owner of an Additional Rig (other than any Equity Interests owned by a Person other than Holdings or any of its Subsidiary(ies) of any Collateral Rig Owner that is a Local Content Entity) shall have been pledged or collaterally assigned to the Collateral Agent to secure the Obligations and shall have (A) to the extent such Equity Interests constitute possessory collateral, delivered to the Collateral Agent all the pledged Equity Interests referred to therein (if applicable, by delivery of the original of share or quota certificates), together with executed and undated transfer powers (if applicable) and other customary ancillary documentation (such as registers of shareholders (which, if applicable, have been appropriately annotated to reflect the grant of security over the relevant shares) or quotaholders and of the ultimate beneficial owner(s), in each case as applicable), in each case, to the extent necessary under applicable laws to perfect the security interest granted pursuant to the applicable Share Pledge Agreement, and (B) otherwise complied with all of the requirements set forth in the applicable Share Pledge Agreement;
(vi) the Collateral Rig Operator shall have duly authorized, executed and delivered an Assignment of Earnings substantially in the form of Exhibit 1.1-B or, to the extent governed by the law of any jurisdiction other than the United States of America or any state thereof, on terms (1) consistent in all material respects with the terms set forth in Exhibit 1.1-B or (2) as otherwise reasonably approved by the Administrative Agent (as modified, supplemented or amended from time to time, each an “Assignment of Earnings”) with respect to the Earnings, thereby granting a security interest in favor of the Collateral Agent to secure the Obligations in all of the Collateral Rig Operator’s present and future “Earnings Collateral” (as defined in the Assignment of Earnings);
(vii)the Collateral Rig Owner and/or any other relevant Member of the Consolidated Group shall have duly authorized, executed and delivered an Assignment of Insurances substantially in the form of Exhibit 1.1-C or, to the extent governed by the law of any jurisdiction other than the United States of America or any state thereof, on terms (1) consistent in all material respects with the terms set forth in Exhibit 1.1-C or (2) as otherwise reasonably approved by the Administrative Agent (as modified, supplemented or amended from time to time, each an “Assignment of Insurances”) with respect to (i) all insurance policies insuring physical damage to the applicable Collateral Rig, including (x) hull and machinery (including, for the avoidance of doubt, Hull Interest, Hull & Machinery, ACOC Insurance, increased value insurance and freight interest insurances, if any) and (y) War Risk Insurance, (ii) all proceeds and all moneys payable with respect to, under or in connection with the insurance policies specified in clause (i) above, (iii) any compensation paid or payable by a Governmental Authority for the requisition for title, confiscation or compulsory acquisition of the Collateral Rig and (iv) all proceeds of the foregoing, thereby granting a Lien in favor of the Collateral Agent on all of the Collateral Rig Owner’s and/or Member of the Consolidated Group’s present and future “Insurance Collateral” (as defined in such Assignment of Insurances) to secure the Obligations;
(viii)all filings (appropriate Financing Statements (Form UCC-1) for filing under the Uniform Commercial Code of each relevant jurisdiction or similar filings in foreign jurisdictions), registrations, recordations, notifications, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Administrative Agent to perfect and preserve the security interests described above shall have been duly effected and the Administrative Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Administrative Agent;
(ix)the Administrative Agent shall have received two Appraisals with respect to such Rig, in each case dated (x) within the prior 12 months or (y) if at any time during the last 12 months the Revolving Obligations have exceeded 25% of Revolving Credit Commitments Amount for 30 consecutive days and at any time when an Event of Default exists, within the prior 6 months;
(x)the Borrower shall be in pro forma compliance with the Collateral Coverage Ratio, immediately after giving effect to (i) the addition of such Rig as a Collateral Rig and any other Rig the Borrower is adding as a Collateral Rig substantially concurrently with such initial Rig and, if applicable, (ii) any transaction or other action that is conditioned upon satisfaction of the Collateral Rig Requirements, and the Borrower shall have delivered a certificate of a responsible officer of the Borrower to such effect;
(xi)the Administrative Agent shall have received each of the following:
(A)certificates of ownership or encumbrance (or similar certificates as well as results of maritime registry searches with respect to each Collateral Rig) from appropriate authorities evidencing (or confirmation updating previously reviewed certificates and indicating) that such Rig is registered in the name of the Collateral Rig Owner in the register of an applicable Acceptable Flag Jurisdiction and that such Rig is free from Liens other than Permitted Collateral Liens;
(B)a class certificate from an Acceptable Classification Society indicating that the Collateral Rig meets the criteria specified in Section 5.21(d);
(C)if applicable, a copy of each of the document of compliance, the safety management certificate, the international ship security certificate and all other material ISM Code and ISPS Code documentation for such Rig, together with such agreements that provide for the use by the Collateral Rig Operator of the applicable management systems of Holdings or an Affiliate of Holdings;
(xii)the Administrative Agent shall have received, to the extent applicable and reasonably requested, from (a) special counsel to the Loan Parties or the Administrative Agent, as the case may be, in the jurisdiction of the flag of such Rig (which shall be Watson, Farley & Williams (New York) LLP, in the case of Marshall Islands and Vanuatu, or another law firm qualified to render an opinion as to the law of each such jurisdiction reasonably acceptable to the Administrative Agent), an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders, (b) general corporate counsel to the Transaction Parties (which shall be Baker Botts L.L.P. or another New York law firm reasonably acceptable to the Administrative Agent), an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders, and (c) special counsel to the Collateral Rig Owner or Transaction Party, as applicable, in the jurisdiction of incorporation or formation of such Person (which shall be a law firm qualified to render an opinion as to the law of such jurisdiction reasonably acceptable to the Administrative Agent), an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders, which opinions shall be dated as of the date on which such Rig shall become a Collateral Rig (including in the event of a Rig Exchange) or the date of any sale, transfer or other disposition of a Collateral Rig in accordance with Section 6.24 or merger or other business combination in accordance with Section 6.1, as applicable, and shall (x) be in form, scope and substance reasonably acceptable to the Administrative Agent and (y) cover the perfection of the security interests granted pursuant to the relevant Mortgage and other Collateral Documents described above and such other matters incident thereto as the Administrative Agent may reasonably request; provided that, with respect to any such opinions delivered after the Effective Date, such opinions shall be similar in scope and substance as delivered by the Transaction Parties in connection with the Specified Rigs on the Effective Date; and
(xiii)other than in connection with any sale, transfer or other disposition of an Additional Rig to a third party in accordance with Section 6.24 or merger or other business combination in accordance with Section 6.1, a letter from the Collateral Rig Owner’s marine insurance broker, which shall be an internationally recognized marine insurance broker such as but not limited to AON, Lockton, McGriff, JLT or Marsh, with respect to the insurance maintained in respect of such Rig, (x) certifying that such insurances conform with the insurance requirements of Section 6.5 and (y) including certificates of insurance with respect to the insurances required by Section 6.5;

provided, that the foregoing shall at all times be subject to the provisions of Section 6.27(e).

“Collateral Rig Value” means, at any time, without duplication, (a) the Fair Market Value of Collateral Rigs (other than Excluded Collateral Rigs) that are then Contracted Rigs wholly directly owned by a Loan Party that is a direct or indirect Subsidiary or Local Content Entity of Holdco 7, Holdco 8, or Holdco 9, plus (b) the Fair Market Value of Collateral Rigs (other than Excluded Collateral Rigs) that are then Marketed Rigs wholly directly owned by a Loan Party that is a direct or indirect Subsidiary or Local Content Entity of Holdco 7, Holdco 8, or Holdco 9, minus (c) the aggregate amount of obligations secured by Permitted Collateral Liens on the Collateral Rigs set forth in clause (c) of Section 6.11 (to the extent such amount remains overdue for more than thirty (30) days if such Liens arise with respect to domestic assets and for more than ninety (90) days if such Liens arise with respect to foreign assets), clause (d) of Section 6.11 (to the extent such amount of Taxes is more than ninety (90) days past due and cannot thereafter be paid without penalty) and clause (e) of Section 6.11, in each case, only to the extent such obligations are not being contested in good faith by appropriate proceedings or reserves in conformity with GAAP have not been provided therefor; provided that at least 80% of Collateral Rig Value must be comprised of Fair Market Value attributable to Collateral Rigs that are Contracted Rigs wholly directly owned by a Loan Party.

“Collateralized Obligations” has the meaning ascribed to such term in Section 7.4(b).

“~~Commitment~~Commitments” means, relative to any Lender, such Lender’s ~~obligations to make Revolving Loans and purchase participations in L/C Obligations pursuant to Sections 2.1 and 2.12, initially in the amount and percentage set forth in Part I of Schedule 1.1-C hereto, or pursuant to Section 10.10, as such obligations may be reduced or increased from time to time as expressly provided pursuant to this Agreement.~~Non-Extended 2023 Commitments and Extended 2025 Commitments, as applicable.

“Commitment Date” has the meaning ascribed to such term in Section 2.17(b).

“Commitment Increase” has the meaning ascribed to such term in Section 2.17(a).

“Commitment Termination Date” means,

(a) with respect to the Non-Extended 2023 Commitments, the earliest of (i) June 22, 2023 (the “Original Maturity Date”), subject to the extension thereof pursuant to Section 2.16, (ii) the date on which the Non-Extended 2023 Commitments are terminated in full or reduced to zero pursuant to Section 2.13, (iii) the occurrence of any Event of Default described in Section 7.1(f) or (g) with respect to the Borrower, or the occurrence and continuance of any other Event of Default and either (x) the declaration of the Revolving Loans to be due and payable pursuant to Section 7.2, or (y) in the absence of such declaration, the giving of written notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower pursuant to Section 7.2 that the Commitments have been terminated ~~and~~, (iv) the occurrence of a Commitment Termination Date with respect to the Extended 2025 Commitments and (v) if the Borrower’s Senior Notes due 2023 (or any refinancing or replacement thereof (other than the Loans) to the extent such refinancing or replacement has a stated maturity date that is earlier than 91 days after the Original Maturity Date) are outstanding in an aggregate principal amount in excess of $300,000,000, the date that is 91 days prior to the earliest stated maturity of such Indebtedness; provided, however, that the Commitment Termination Date of any Lender that is a Declining Lender with respect to any requested extension pursuant to Section 2.16 shall be the earlier of (1) the Commitment Termination Date in effect with respect to such Lender’s ~~Commitment~~Non-Extended 2023 Commitments immediately prior to such extension, (2) the date on which the Non-Extended 2023 Commitments are terminated in full or reduced to zero pursuant to Section 2.13, (3) the occurrence of any Event of Default described in Section 7.1(f) or (g) with respect to the Borrower or the occurrence and continuance of any other Event of Default, and either (I) the declaration of the Revolving Loans to be due and payable pursuant to Section 7.2, or (II) in the absence of such declaration, the giving of written notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower pursuant to Section 7.2 that the Non-Extended 2023 Commitments have been terminated ~~and~~, (4) the occurrence of a Commitment Termination Date with respect to the Extended 2025 Commitments and (5) if the Borrower’s Senior Notes due 2023 (or any refinancing or replacement thereof (other than the Loans) to the extent such refinancing or replacement has a stated maturity date that is earlier than 91 days after the Original Maturity Date) are outstanding in an aggregate principal amount in excess of $300,000,000, the date that is 91 days prior to the earliest stated maturity of such Indebtedness~~.~~; and

(b) with respect to the Extended 2025 Commitments, the earliest of (i) June 22, 2025 (the “Fifth Amendment Extended Maturity Date”), subject to the extension thereof pursuant to Section 2.16, (ii) the date on which the Commitments are terminated in full or reduced to zero pursuant to Section 2.13, (iii) the occurrence of any Event of Default described in Section 7.1(f) or (g) with respect to the Borrower, or the occurrence and continuance of any other Event of Default and either (x) the declaration of the Revolving Loans to be due and payable pursuant to Section 7.2, or (y) in the absence of such declaration, the giving of written notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower pursuant to Section 7.2 that the Commitments have been terminated and (iv) any date on which (A) the aggregate amount of scheduled repayments (whether by maturity, amortization, sinking fund obligation or otherwise) of principal in respect of outstanding Indebtedness of all members of the Consolidated Group (other than (w) Indebtedness of Consolidated Affiliates, (x) Indebtedness arising under the Amended Credit Agreement, (y) scheduled repayments in respect of the Senior Notes for which cash in the amount of such scheduled repayment has been irrevocably provided to the trustee of the applicable Senior Notes for application by the trustee in satisfaction in full of such scheduled repayment and (z) Senior Notes to the extent the trustee thereof has been irrevocably instructed to apply cash in its sole control in a debt service reserve account toward the applicable payment thereof) due within the next 91 days following such date is equal to or in excess of $200,000,000 and (B) Available Cash at such date is less than $250,000,000 (calculated on a pro forma basis after giving effect to the making of such scheduled repayments)(any such date described in this clause (iv), the “Early Maturity Date”); provided, however, that the Commitment Termination Date of any Lender that is a Declining Lender with respect to any requested extension pursuant to Section 2.16 shall be the earliest of (1) the Commitment Termination Date in effect with respect to such Lender’s Extended 2025 Commitment immediately prior to such extension, (2) the date on which the Extended 2025 Commitments are terminated in full or reduced to zero pursuant to Section 2.13, (3) the occurrence of any Event of Default described in Section 7.1(f) or (g) with respect to the Borrower or the occurrence and continuance of any other Event of Default, and either (I) the declaration of the Revolving Loans to be due and payable pursuant to Section 7.2, or (II) in the absence of such declaration, the giving of written notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower pursuant to Section 7.2 that the Extended 2025 Commitments have been terminated and (4) the Early Maturity Date.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning ascribed to such term in Section 10.7(c).

“Compliance Certificate” means a certificate in the form of Exhibit 6.6.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Affiliates” means those Affiliates of the Borrower that are not (i) Subsidiaries of Holdings or the Borrower or (ii) SPVs, but are variable interest entities whose accounts are consolidated with those of Holdings under GAAP.

~~“Consolidated EBITDA” means, for any period, the consolidated net income (as determined in accordance with GAAP) of the Consolidated Group for such period (i) before deducting therefrom any provision for taxes that would be included in determining such net income, (ii) before deducting therefrom any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalized that would be included in determining such net income, (iii) before deducting therefrom any amount attributable to the amortization, depreciation or impairment of assets that would be included in determining such net income, (iv) before taking into account any exceptional items that would be included in determining such net income and (v) before deducting therefrom any amount attributable to Reactivation Costs. For purposes of calculating Consolidated EBITDA:~~

~~(i) acquisitions that have been made by any Member of the Consolidated Group, including through mergers, consolidations or otherwise, and including in each case any related financing transactions (including repayment of Indebtedness) during the relevant reference period or subsequent to such reference period and on or prior to the date on which the calculation of Consolidated EBITDA is made (the “Calculation Date”), will be given pro forma effect as if they had occurred on the first day of the applicable reference period, including any consolidated net income and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the next 12 months, provided that such cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto; and~~

~~(ii) the consolidated net income attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded.~~

“Consolidated Group” means, collectively, Holdings, the Borrower, and their respective Subsidiaries and Consolidated Affiliates.  Each Person that is Holdings, the Borrower or a Subsidiary or Consolidated Affiliate thereof included in the Consolidated Group at any time is referred to herein as a “Member of the Consolidated Group.”

“Consolidated Indebtedness” means all Indebtedness of the Consolidated Group that would be reflected on a consolidated balance sheet of such Persons prepared in accordance with GAAP.  Notwithstanding anything to the contrary in this Agreement or any other Credit Document, for purposes of calculating Consolidated Indebtedness pursuant to the terms of this Agreement or any other Credit Document, GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with generally accepted accounting principles in the United States of America as in effect on December 31, 2017 in a manner consistent with the treatment of such leases under generally accepted accounting principles in the United States of America as in effect on December 31, 2017, notwithstanding any modifications or interpretive changes thereto that may occur thereafter, and regardless of whether such lease was in effect on December 31, 2017.

“Consolidated Tangible Net Worth” means, as of any date of determination, consolidated shareholders equity of the Consolidated Group determined in accordance with GAAP (excluding the effect on shareholders equity of cumulative foreign exchange translation adjustments) less the net book amount of all assets of the Consolidated Group that would be classified as intangible assets on the consolidated balance sheet of the Consolidated Group as of such date prepared in accordance with GAAP.  For purposes of this definition, SPVs shall be accounted for pursuant to the equity method of accounting.

“Contracted Rig” means a Rig that is operating under a Drilling Contract in full force and effect, or that is subject to such a contract, with operations scheduled to begin under such contract within 12 months after the applicable date of determination.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Core Subsidiary Guarantors” means, collectively, the Collateral Rig Owners, Holdco 4, Holdco 5, Holdco 6, Holdco 7, Holdco 8 and Holdco 9 and each successor Person which has assumed all obligations of a Core Subsidiary Guarantor pursuant to the requirements of Section 6.10(c) or (f), in each case to the extent constituting Subsidiary Guarantors.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(a)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 10.26.

“Credit Documents” means (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents in effect from time to time, (iv) the Guaranty Agreements and any Guaranty Supplement and (v) the Applications.

“Credit Rating” means the rating (either express or implied) by S&P and Moody’s on the credit facility pursuant to this Agreement.  If at any time such Credit Ratings are different, the higher Credit Rating will govern, unless there is more than one level between the Credit Ratings and then the level immediately above the lower Credit Rating (lower pricing) will apply.  If only one Credit Rating is available, such available Credit Rating will govern.  Any change to the Applicable Facility Fee Rate and Applicable Margin shall be effective on the date of the relevant change.

If the rating system of Moody’s or S&P shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin and Applicable Facility Fee Rate shall be determined by reference to Level VI on the Pricing Grid.  Notwithstanding the foregoing, if the Borrower shall at any time fail to have in effect at least one such rating on the credit facility pursuant to this Agreement, the Borrower shall seek to obtain (if not already in effect), within thirty (30) days after such rating first ceases to be in effect, a corporate family credit rating or a bank loan rating of the Borrower from Moody’s or S&P (or if neither Moody’s nor S&P issues such types of ratings or ratings comparable thereto, from another nationally recognized rating agency approved by each of the Borrower and the Administrative Agent), which rating shall become the Credit Rating upon which the Applicable Facility Fee Rate and the Applicable Margin are based, except that the Applicable Facility Fee Rate and the Applicable Margin will be determined on the basis of ratings that are one notch higher than such corporate family credit rating or bank loan rating, and the Applicable Facility Fee Rate and Applicable Margin in effect prior to the issuance of such corporate credit rating or bank loan rating shall be the same as the Applicable Facility Fee Rate and Applicable Margin, as the case may be, in effect at the time such credit facility rating ceases to be in effect; provided, that if no such rating is issued within such thirty (30) day period, then at all times thereafter until such rating is issued, Level VI on the Pricing Grid shall be deemed to apply.

“Currency Rate Protection Agreement” means any foreign currency exchange and future agreements, arrangements and options designed to protect against fluctuations in currency exchange rates and which are not speculative in nature.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “i”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website.  If by 5:00 pm (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days.  Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Declining Lender” has the meaning ascribed to such term in Section 2.16.

“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.14(f), any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Revolving Loans, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to the Borrower or the Administrative Agent any other amount required to be paid by it hereunder, unless (in the case of this clause (iii)) such Lender notifies the Administrative Agent in writing that such failure is the result of a good faith dispute with respect to the requirement to pay such amount, (b) has notified the Administrative Agent or the Borrower in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Revolving Loan under this Agreement cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Revolving Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s and the Borrower’s receipt of such certification in form and substance satisfactory to the Borrower and the Administrative Agent, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a Bankruptcy Event, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Bankruptcy Event shall not be deemed to exist for purposes of this definition solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination by the Administrative Agent to the Borrower, each Issuing Bank, and each Lender.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Deposit Account” means any deposit account opened with a demand, time, savings, passbook, or similar account maintained with a commercial bank (or a branch thereof) organized under the laws of the Permitted Jurisdiction, or any other jurisdiction approved by the Administrative Agent.

“Disclosed Matters” has the meaning ascribed to such term in Section 5.4.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the ~~Original~~Fifth Amendment Extended Maturity Date.

“Dollar” and “U.S. Dollar” and the sign “$” mean lawful money of the United States of America.

“Dollar Equivalent” means, on any date of determination (i) with respect to any amount in Dollars, such amount, and (ii) with respect to any amount in any currency other than U.S. Dollars, the equivalent in Dollars of such amount, determined by the Administrative Agent using the applicable Exchange Rate with respect to such currency at the time in effect pursuant to Section 10.19 or as otherwise expressly provided herein.

“Drilling Contract” means shall mean any third-party drilling contract, drilling services agreement, charter or similar agreement in respect of any Collateral Rig.

“Early Maturity Date” has the meaning ascribed to such term in the definition of “Commitment Termination Date” herein.

“Earnings” means, in respect of any Collateral Rig, (i) all freight, hire, income and passage moneys payable to the applicable Collateral Rig Operator as a consequence of the operation of such Collateral Rig, including without limitation all payments under any Drilling Contract with respect to such Collateral Rig, including any termination payments or settlement payments in respect thereof, (ii) any claim under any guarantee in respect of such Drilling Contract or otherwise related to freight, hire, income or passage moneys, in each case payable to the Collateral Rig Operator as a consequence of the operation of such Collateral Rig, (iii) any other money whatsoever due or to become due to the applicable Collateral Rig Operator in relation to such Drilling Contract and (iv) any other money received directly or indirectly under such Drilling Contract by such Collateral Rig Operator.

“Earnings Account” means, with respect to any Collateral Rig for which the Collateral Rig Owner is a direct party to the applicable Drilling Contract, the Deposit Account or Deposit Accounts of the Collateral Rig Owner designated as such from time to time by the Collateral Rig Owner in the applicable Account Pledge Agreement into which all Earnings derived with respect to the applicable Collateral Rig are deposited.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein~~, United Kingdom~~  and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning ascribed to such term in Section 4.1.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debtdomain®, SyndTrak® and any other internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or any Issuing Bank or any of its respective Related Parties or any other Persons, providing for access to data protected by passcodes or other security system.

“Eligible Assignee” means any Person that meets the requirements to be an assignee pursuant to Section 10.10(a) (subject to such consents, if any, as may be required pursuant to Section 10.10(a)(iii)).

“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating to any Environmental Law (“Claims”) or any permit issued under any Environmental Law, including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to the environment or natural resources.

“Environmental Law” means any applicable foreign, federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect, including any judicial or administrative order, consent, decree or judgment, relating to pollution, or protection of the environment, or natural resources, or, to the extent relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of any Hazardous Materials, health and safety.

“Equity Interest” means as to any Person, any capital stock, shares, partnership interest, membership interest, quota or other equity interest in such Person, or any warrant, option or other right to acquire any Equity Interest in such Person (but excluding any debt security convertible into or exchangeable for Equity Interests, regardless of whether such debt securities include any right of participations with Equity Interests).

“Equity Owners” means, at any time, Holdings or any Subsidiary of Holdings that directly owns the Equity Interests in a Collateral Rig Owner.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412 of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans under Section 4041(c) of ERISA or to appoint a trustee to administer any Plan under Section 4042(b) of ERISA; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability, or stating that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA, or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.

“Erroneous Payment” has the meaning provided in Section 10.28(a).

“Erroneous Payment Deficiency Assignment” has the meaning provided in Section 10.28 (d)(i).

“Erroneous Payment Impacted Class” has the meaning provided in Section 10.28 (d)(i).

“Erroneous Payment Return Deficiency” has the meaning provided in Section 10.28 (d).

“Erroneous Payment Subrogation Rights” has the meaning provided in Section 10.28 (e).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation for the introduction of, changeover to or operation of the Euro in one or more member states.

~~“Eurocurrency”, when used in reference to any Revolving Loan or Borrowing, means such Revolving Loan, or the Revolving Loans comprising such Borrowing, shall bear interest at a rate determined by reference to Adjusted LIBOR and the Applicable Margin.~~

~~“Eurocurrency Borrowing” means a Borrowing of Eurocurrency Loans made pursuant to a Borrowing Request as provided in Section 2.3(a) or continued as Eurocurrency Loans or converted to Eurocurrency Loans from Base Rate Loans pursuant to Section 2.3(b).~~

~~“Eurocurrency Loan” means a Revolving Loan bearing interest before maturity at the rate specified in Section 2.6(b).~~

“Event of Default” means any of the events or circumstances specified in Section 7.1.

“Event of Loss” means, with respect to any Rig of the Consolidated Group, any of the following events: (x) the actual or constructive total loss of a Rig or the agreed or compromised total loss of a Rig; or (y) the capture, condemnation, confiscation, requisition for title and not hire, purchase, seizure or forfeiture of, or any taking of title to, a Rig.  An Event of Loss shall be deemed to have occurred: (i) in the event of an actual loss of a Rig, at the time and on the date of such loss or if that is not known at noon Greenwich Mean Time on the date which such Rig was last heard from; (ii) in the event of damage which results in a constructive or compromised or arranged total loss of a Rig, at the time and on the date on which notice claiming the loss of the Rig is given by a Member of the Consolidated Group to the insurers; or (iii) in the case of an event referred to in clause (y) above, at the time and on the date on which such event is expressed to take effect by the Person making the same.

“Excess Cash Test Date” has the meaning ascribed to such term in Section 2.10(b).

“Exchange Rate” means on any day (or if such day is not a Business Day, on the immediately preceding Business Day), for purposes of determining the Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into U.S. Dollars as set forth at approximately 11:00 a.m., London time, on such date on the Reuters World Currency Page for such currency.  In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate with respect to such currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent or, in the event no such service is selected, such Exchange Rate shall instead be calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such currency on the London market at 11:00 a.m., London time, on such date for the purchase of U.S. Dollars with such currency, for delivery two (2) Business Days later; provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Accounts” means deposit or securities accounts that are designated solely as accounts for, and are used solely for, payroll funding, employee compensation, employee benefits or taxes, in each case in the ordinary course of business.

“Excluded Collateral Rig” means any Collateral Rig (i) for which the classification required to be maintained pursuant to Section 6.17(a) (excluding the proviso thereto) has lapsed, and such lapse has continued for sixty (60) days or such longer period as the Administrative Agent may determine in its sole discretion or (ii) that has been arrested or detained, and such arrest or detention has continued for sixty (60) days or such longer period as the Administrative Agent may determine in its sole discretion.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time the guarantee of such Guarantor becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient:  (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an interest in a Revolving Loan or Commitment pursuant to a law in effect on the date on which (A) such Lender becomes a party hereto, or (B) such Lender changes its Applicable Lending Office, except in each case to the extent that, pursuant to Section 3.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Applicable Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.3(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Amended and Restated Credit Agreement, dated as of June 30, 2014, among the Borrower, JPMorgan Chase Bank, N.A., as administrative agent, the issuing banks and other lenders party thereto from time to time.

“Existing Letters of Credit” means those Letters of Credit issued by an Initial Issuing Bank and outstanding as of the Effective Date, to the extent described on Schedule 1.1-E.

“Extended 2025 Commitments” means, relative to any Lender, such Lender’s obligations to make Extended 2025 Revolving Loans and purchase participations in L/C Obligations pursuant to Sections 2.1 and 2.12, initially in the amount and percentage set forth in Part I of Schedule 1.1-C attached as Exhibit B to the Fifth Amendment, or pursuant to Section 10.10, as such obligations may be reduced or increased from time to time as expressly provided pursuant to this Agreement.

“Extended 2025 Revolving Loans” means each of the Loans made under the Extended 2025 Commitments pursuant to Section 2.1.

“Extended Commitment Termination Date” has the meaning ascribed to such term in ~~Section 2.12(b)~~definition of  “Scheduled Commitment Termination Date”.

“Extending Lender” has the meaning ascribed to such term in Section 2.16.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with such sections of the Code and any legislation, law, regulation, guidance or practice enacted or adopted pursuant to such intergovernmental agreement.

“Fair Market Value” means, with respect to any Collateral Rig, the average of the fair market values given to such Rig in the most recently delivered Appraisals; provided that any Rig that has suffered an Event of Loss shall be deemed to have a Fair Market Value equal to its insured value until the date that is the earlier of (i) 180 days after such Event of Loss and (ii) the date that the insurer(s) in respect thereof has formally declined coverage for such Event of Loss.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fifth Amendment” means that certain Fifth Amendment to Credit Agreement, dated as of July 27, 2022, among the Borrower, each Issuing Bank, the Administrative Agent, the Collateral Agent, each Extending Lender and each other Lender party thereto.

“Fifth Amendment Effective Date” has the meaning ascribed to such term in the Fifth Amendment.

“Fifth Amendment Extended Maturity Date” has the meaning ascribed to such term in the definition of “Commitment Termination Date.”

“Fifth Amendment Extending Lender” means each Lender having an Extended 2025 Commitment, and any other Person that shall have become a party hereto pursuant to an Assignment Agreement or an Assumption Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement.

“Flag Jurisdiction Transfer” means the transfer of the registration and flag of any Collateral Rig from one Acceptable Flag Jurisdiction to another Acceptable Flag Jurisdiction, provided that the following conditions are satisfied in connection with such transfer:

(i)on any Flag Jurisdiction Transfer Date, the Collateral Rig Owner shall have duly authorized, executed and delivered to the Collateral Agent, and caused to be recorded (or made arrangements for the recordation substantially simultaneously with such date) in the appropriate rig registry a Mortgage with respect to such Rig;

(ii)substantially simultaneously with any Flag Jurisdiction Transfer Date, all filings (appropriate Financing Statements (Form UCC-1) for filing under the Uniform Commercial Code of each relevant jurisdiction or similar filings in foreign jurisdictions), registrations, recordations, notifications, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Administrative Agent to perfect and preserve the security interests described above shall have been duly effected and the Administrative Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Administrative Agent;

(iii)substantially simultaneously with any Flag Jurisdiction Transfer Date, the Administrative Agent shall have received certificates of ownership or encumbrance (or similar certificates) from appropriate authorities evidencing (or confirmation updating previously reviewed certificates and indicating) that such Rig is registered in the name of the Collateral Rig Owner in the register of the Acceptable Flag Jurisdiction to which such Rig is being transferred and that such Rig is free from Liens other than Permitted Collateral Liens; and

(iv)on any Flag Jurisdiction Transfer Date, the Administrative Agent shall have received from special counsel to the Collateral Rig Owner or the Administrative Agent, as the case may be, in the jurisdiction of the flag to which such Collateral Rig is being transferred (which shall be Watson, Farley & Williams (New York) LLP, in the case of Marshall Islands and Vanuatu, or another law firm qualified to render an opinion as to the law of each such jurisdiction reasonably acceptable to the Administrative Agent), an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders, which opinion shall (x) be in form, scope and substance reasonably acceptable to the Administrative Agent and (y) cover the perfection of the security interests granted pursuant to the new Mortgage and such other matters incident thereto as the Administrative Agent may reasonably request; and

(v)each of the applicable Collateral Rig Owner and Collateral Rig Operator shall be qualified to own or operate, as applicable, such Collateral Rig under the laws of the Acceptable

Flag Jurisdiction applicable to such Collateral Rig and the laws of the jurisdiction in which such Collateral Rig is then employed.

“Flag Jurisdiction Transfer Date” means the date on which a Flag Jurisdiction Transfer occurs.

“Fleet Status Certificate” means a certificate delivered by a responsible officer of the Borrower to the Administrative Agent certifying as to the fleet status of each Rig wholly owned by Holdings, any of its Subsidiaries, or any Local Content Entity prepared on the same basis, and in the same form, substance, and detail (subject to deletion of pricing information), as Holdings would provide in a published fleet status report posted to Holding’s website and indicating the name, fleet status and contract status (with contract term indicated) of each such Rig.

“Floor” shall mean a rate of interest equal to 0.00%.

“Foreign Lender” means, if the Borrower is a U.S. Person, a Lender that is not a U.S. Person.

“Foreign Plan” means any pension, profit sharing, deferred compensation, or other employee benefit plan, program or arrangement (whether or not subject to ERISA) that is not subject to U.S. law and is maintained by the Borrower, Holdings, or any non-U.S. Subsidiary of the Borrower or Holdings, but shall not include any benefit provided by a foreign government or its agencies.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Bank, other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with Section 2.14.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles from time to time in effect as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements, opinions and pronouncements by such other entity as may be approved by a significant segment of the U.S. accounting profession, including, as applicable, the International Financial Reporting Standards.

“GMI Litigation” means the litigation related to that certain Indenture between Global Marine Inc., a Delaware corporation, and Wilmington Trust Company, as trustee (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), governing, inter alia, Global Marine Inc.’s $300,000,000 of outstanding 7.00% Notes due June 2028, as described in Holding’s Annual Report on Form 10-K filed for the fiscal year ended December 31, 2017.

“Governmental Authority” means the government of the United States of America, any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Guarantee Coverage Ratio” has the meaning ascribed thereto in Section 6.22.

“Guarantee Coverage Ratio Cure Period” has the meaning ascribed thereto in Section 6.27(c).

“Guaranteed Cash Management Agreement” means any Cash Management Agreement that is entered into by and between Holdings or any of its Subsidiaries and any Cash Management Bank.

“Guaranteed Hedge Agreement” means any Swap Contract permitted under Article VI that is entered into by and between Holdings or any of its Subsidiaries and any Hedge Bank.

“Guaranteed Obligations” means (i) the Obligations and (ii) any and all obligations owing under Guaranteed Hedge Agreements and Guaranteed Cash Management Agreements; provided, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Guarantor of any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.

“Guarantor” means each of (i) Holdings, (ii) Holdco 4, Holdco 5, Holdco 6, Holdco 7, Holdco 8 and Holdco 9, (iii) each Collateral Rig Owner, (iv) each other Subsidiary or Local Content Entity of Holdings which owns a Rig (other than a Collateral Rig) and which becomes a Guarantor to ensure compliance with the Guarantee Coverage Ratio (each entity referred to in this clause (iv), an “Additional Guarantor”), and (v) each Subsidiary or other Person which becomes a “Guarantor” in accordance with the requirements of Section 6.10(b), (c), (e) or (f), as applicable, upon the assumption of all obligations of Holdings or any Core Subsidiary Guarantor, as applicable, until, in each case, released in accordance with this Agreement.

“Guaranty” by any Person means all contractual obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business) of such Person guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or to purchase any property or assets constituting security therefor, primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness; or (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness, in each case primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness; or (iii) to lease property, or to purchase securities or other property or services, of the primary obligor, primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness; or (iv) otherwise to assure the owner of such Indebtedness of the primary obligor against loss in respect thereof.  For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any Indebtedness shall be deemed to be equal to the amount that would apply if such Indebtedness was the direct obligation of such Person rather than the primary obligor or, if less, the maximum aggregate potential liability of such Person under the terms of the Guaranty.

“Guaranty Agreements” means each of (i) the Holdings Guaranty Agreement and (ii) the Subsidiary Guaranty Agreement.

“Guaranty Supplement” means a supplement to the Subsidiary Guaranty Agreement substantially in the form attached thereto (which shall include any local law-required limitations and such other changes, in each case, as the Administrative Agent may reasonably agree).

“Hazardous Material” has the meaning ascribed to such term in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and

Reauthorization Acts of 1986, and shall also include petroleum, including crude oil or any fraction thereof, petroleum distillates, asbestos and asbestos containing materials, polychlorinated biphenyls or any other substance defined as “hazardous” or “toxic” or words with similar meaning and effect under any Environmental Law applicable to the Borrower or other Members of the Consolidated Group.

“Hedge Bank” means any Person, in its capacity as a party to any Swap Contract, that (i) with respect to such Swap Contract, was in existence at the time such Person became a Lender or an Affiliate of a Lender or (ii) with respect to such Person, was a Lender or an Affiliate of a Lender at the time it entered into such Swap Contract.

“Highest Lawful Rate” means the maximum nonusurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged or received on any Loans, under laws applicable to any of the Lenders which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.  Determination of the rate of interest for the purpose of determining whether any Loans are usurious under all applicable laws shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the period of the full stated term of the Loans, all interest at any time contracted for, taken, reserved, charged or received from the Borrower in connection with the Loans.

“Holdco 1” means Transocean Holdings 1 Limited, a Cayman Islands exempted company.

“Holdco 2” means Transocean Holdings 2 Limited, a Cayman Islands exempted company.

“Holdco 3” means Transocean Holdings 3 Limited, a Cayman Islands exempted company.

“Holdco 4” means Transocean Asset Holdings 1 Limited, a Cayman Islands exempted company.

“Holdco 5” means Transocean Asset Holdings 2 Limited, a Cayman Islands exempted company.

“Holdco 6” means Transocean Asset Holdings 3 Limited, a Cayman Islands exempted company.

“Holdco 7” means Transocean Sub Asset Holdings 1 Limited, a Cayman Islands exempted company.

“Holdco 8” means Transocean Sub Asset Holdings 2 Limited, a Cayman Islands exempted company.

“Holdco 9” means Transocean Sub Asset Holdings 3 Limited, a Cayman Islands exempted company.

“Holdings” means Transocean Ltd., a Swiss corporation registered in Zug, Switzerland and the sole shareholder of the Borrower.

“Holdings Guaranty Agreement” means that certain Holdings Guaranty Agreement executed by Holdings and the Borrower, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, guaranteeing the Guaranteed Obligations.

~~“Impacted Interest Period” has the meaning ascribed to such term in the definition herein of “LIBO Rate.”~~

“Increase Date” has the meaning ascribed to such term in Section 2.17(a).

“Increasing Lender” has the meaning ascribed to such term in Section 2.17(b).

“Incremental Secured Debt Amount” has the meaning ascribed to such term in Section 6.11(u).

“Indebtedness” means, for any Person, the following obligations of such Person, without duplication:  (i) obligations of such Person for borrowed money; (ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable and accrued liabilities arising in the ordinary course of business and other than amounts which are being contested in good faith and for which reserves in conformity with GAAP have been provided; (iii) obligations of such Person evidenced by bonds, notes, bankers acceptances, debentures or other similar instruments of such Person, or obligations of such Person arising, whether absolute or contingent, out of letters of credit issued for such Person’s account or pursuant to such Person’s application securing Indebtedness; (iv) obligations of other Persons, whether or not assumed, secured by Liens (other than Permitted Liens) upon property or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, but only to the extent of such property’s fair market value; (v) Capitalized Lease Obligations of such Person; (vi) obligations under Swap Contracts; and (vii) obligations of such Person pursuant to a Guaranty of any of the foregoing obligations of another Person; provided, however, Indebtedness shall exclude (x) Non-recourse Debt, and (y) any Indebtedness attributable to the mark-to-market treatment of obligations of the type described in clause (vi) in the definition of Indebtedness and any actual fair value adjustment arising from any Swap Contracts that have not been cancelled or otherwise terminated before their scheduled expiration, in each case in respect of Swap Contracts entered into in the ordinary course of business and not for investment or speculative purposes.  For purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture to the extent such Indebtedness is recourse to such Person.

“Indemnified Parties” has the meaning ascribed to such term in Section 10.13(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Loan Party under any Credit Document and (b) to the extent not otherwise described in the preceding clause (a), Other Taxes.

“Information” has the meaning ascribed to such term in Section 10.15(a).

“Initial Issuing Banks” has the meaning ascribed to such term in the definition herein of “Issuing Bank.”

“Intercompany Subordination Agreement” means, collectively, (i) the agreement pursuant to which the intercompany obligations of each Loan Party under the Master Services Agreement effective as of January 1, 2008, as amended, restated, supplemented and otherwise modified from time to time, by and among TODDI, GlobalSantaFe Corporate Services Inc., the Borrower and certain affiliates of TODDI party thereto from time to time and (ii) the agreement(s) pursuant to which any other material intercompany obligations for payments made (x) by any Loan Party to any Subsidiary other than a Loan Party and/or (y) by any Subsidiary Guarantor to any Member of the Consolidated Group other than a Subsidiary Guarantor, in each case are subordinated to the Obligations, in each case, in form and substance reasonably acceptable to the Administrative Agent.

“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last day of each March, June, September and December and (b) with respect to any ~~Eurocurrency~~SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such ~~Eurocurrency~~SOFR Loan is a part and, in the case of a ~~Eurocurrency~~SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any ~~Eurocurrency~~SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, ~~two,~~ three or six months thereafter ~~(or if available from each Lender making an Eurocurrency Loan as part of such Borrowing, any other period)~~, in each case as the Borrower may elect, subject to Section 2.4.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interest Rate Protection Agreement” means any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement designed to protect against fluctuations in interest rates and which are not speculative in nature.

~~“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between:  (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available for the applicable currency of the Eurocurrency Borrowing that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period for which the LIBO Screen Rate is available for the applicable currency of the Eurocurrency Borrowing that exceeds the Impacted Interest Period, in each case, at such time.~~

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“ISM Code” means the International Safety Management Code.

“ISPS Code” means the International Ship and Port Facility Security Code.

“Issuance Request” has the meaning ascribed to such term in Section 2.12(b).

“Issuing Bank” means each of Citibank, N.A., Wells Fargo Bank, National Association, Crédit Agricole Corporate and Investment Bank and DNB Bank ASA, New York Branch (collectively, the “Initial Issuing Banks”), and each other Lender (or such Lender’s Affiliate) (as designated by the Borrower and approved by the Administrative Agent in its reasonable discretion (not to be unreasonably withheld or delayed)) agreeing with the Borrower and the Administrative Agent to act as an Issuing Bank in respect of a Letter of Credit requested by the Borrower to be issued under this Agreement.  Any Issuing Bank may, in its discretion and subject to approval by the Borrower (provided that such approval (i) shall not be required with respect to an arrangement by Citibank, N.A. for one or more Letters of Credit to be issued by Citibank Europe plc, UK Branch and (ii) shall not be otherwise unreasonably withheld or delayed), arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued or to be issued by such Affiliate.

“Issuing Bank Agreement” means (i) with respect to any Initial Issuing Bank, this Agreement, together with any other written agreement between such Issuing Bank and the Borrower entered into after the Effective Date that limits the total stated amounts and the currencies in which such Issuing Bank will issue Letters of Credit, and (ii) with respect to any Issuing Bank designated as such after the Effective Date in accordance with the terms of this Agreement, an agreement that is in a form satisfactory to the Borrower and the Administrative Agent, which has been executed by such Issuing Bank, the Borrower, and the Administrative Agent.

“Issuing Bank Exchange Rate” has the meaning ascribed to such term in Section 10.19(a).

“Joint Lead Arrangers” means, collectively, Citibank, N.A., Wells Fargo Securities, LLC, Goldman Sachs Bank USA and DNB Markets, Inc., acting in their capacities as joint lead arrangers, and Citibank, N.A., acting in its capacity as sole bookrunner, for the credit facility described in this Agreement; provided, however, that none of such Joint Lead Arrangers shall have any duties, responsibilities, or obligations hereunder in such capacity.

“Krone” means the currency of the Kingdom of Norway and its dependent territories.

“L/C Documents” means the Letters of Credit, the Issuance Requests and Applications with respect thereto, any draft or other document presented in connection with a drawing thereunder, and this Agreement.

“L/C Exposure” means with respect to any Lender at any time, such Lender’s Applicable Percentage of all L/C Obligations then outstanding.

“L/C Obligations” means, as at any date of determination, the aggregate amounts available to be drawn under all outstanding Letters of Credit plus the aggregate amounts of all outstanding Reimbursement Obligations.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.12(e).  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” means each Person signing this Agreement as a “Lender” and having a Commitment as set forth on Schedule 1.1-C attached as Exhibit B to the Fifth Amendment (including each Fifth Amendment Extending Lender and each Lender with a Non-Extended 2023 Commitment), and any other Person that shall have become a party hereto pursuant to an Assignment Agreement or an Assumption Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement.  Unless the context otherwise requires, the term “Lenders” includes the Issuing Banks.

“Lender Parties” has the meaning ascribed to such term in Section 10.24.

“Letter of Credit” means any of the standby letters of credit to be issued by an Issuing Bank for the account of the Borrower pursuant to Section 2.12(a).

“Letters of Credit Maximum Amount” means, at any time, the lesser of (i) $~~500,000,000 and (ii~~350,000,000, (ii) the Extended 2025 Commitments in effect at such time and (iii) the Revolving Credit Commitments Amount in effect at such time; provided, however, that (x) no Initial Issuing Bank shall be required to issue Letters of Credit or have outstanding at any time L/C Obligations with an aggregate Dollar Equivalent in excess of the amount shown as the “L/C Subcommitment Amount” of such Initial Issuing Bank as set forth in Part II of Schedule 1.1-C, except as may otherwise be agreed in writing by such Initial Issuing Bank, and (y) no other Issuing Bank shall be required to issue Letters of Credit or have outstanding at any time L/C Obligations with an aggregate Dollar Equivalent in excess of an amount to be agreed in writing by the Borrower and such Issuing Bank.

~~“LIBO Rate” means, with respect to any Eurocurrency Borrowing, for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute Reuters page or screen that displays such rate, or on the appropriate page or screen of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) (in each case, such screen, the “Applicable Screen” and such rate, the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Day prior to the first day of such Interest Period, provided, that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement, and provided, further, if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), the LIBO Rate for such Eurocurrency Borrowing shall be the Interpolated Rate, provided, that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.~~

~~“LIBO Screen Rate” has the meaning ascribed to such term in the definition herein of “LIBO Rate.”~~

“Lien” means any interest in any property or asset in favor of a Person other than the owner of such property or asset and securing an obligation owed to, or a claim by, such Person, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, charge, conditional sale, security agreement or trust receipt, or a lease (including a capital lease), consignment or bailment for security purposes.

“Loan” means (i) a Base Rate Loan or (ii) a ~~Eurocurrency~~SOFR Loan, as the case may be, and “Loans” means two or more of any such Loans.

“Loan Party” means the Borrower and each Guarantor.

“Local Content Entity” means any Affiliate of Holdings (a) that owns or operates a Rig and (b) the capital stock or other Equity Interests of which is jointly owned by Holdings or any Subsidiary(ies) and any other Person(s) but only to the extent required or necessary under local law to own capital stock or other Equity Interests in the Local Content Entity as a condition for the ownership or operation of such Rig in such jurisdiction.

“MAPI” means Mortgagees Additional Perils (Pollution) Insurance

“Marketed Rig” means a Rig owned by a Loan Party that is actively marketed for employment, and that is not classified in the most recent of (a) the fleet status report most recently posted to Holdings’ website or (b) the Fleet Status Certificate most recently delivered, as stacked, held for sale, or another non-marketable classification; provided that, for the avoidance of doubt, each Contracted Rig shall constitute a Marketed Rig. Notwithstanding the foregoing, Holdings may designate any Rig that is actively being marketed for employment, but which is listed as stacked or another non-marketable classification on its most recently delivered fleet status report or Fleet Status Certificate, as a “Marketed Rig”; provided that (i) no more than three such Rigs may be designated as Marketed Rigs at any one time and (ii) no such Rig may be designated as a Marketed Rig for longer than 180 days before such Rig either (x) is listed with a marketable classification on a published fleet status report or a Fleet Status Certificate delivered to the Administrative Agent or (y) ceases to be designated as a Marketed Rig.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, financial condition or results of operations of (A) the Borrower, Holdings, and other Members of the Consolidated Group, taken as a whole, or (B) the Transaction Parties, taken as a whole, (ii) the Borrower’s or any Guarantor’s ability to perform any of its payment or other material obligations under this Agreement or the other Credit Documents, or (iii) the rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders under the Credit Documents.

“Material Indebtedness” means Indebtedness in an aggregate principal amount of more than the Dollar Equivalent of (x) $125,000,000 of the Borrower, Holdings, and/or other Members of the Consolidated Group owed to any Persons other than Members of the Consolidated Group or (y) $50,000,000 of the Subsidiary Guarantors owed to any Persons other than other Subsidiary Guarantors.

“Material Plan” has the meaning ascribed to such term in Section 7.1(i).

“Maturity Date” means the earlier of (i) the Commitment Termination Date, and (ii) the date on which the Loans have become due and payable pursuant to Section 7.2 or 7.3.

“Member of the Consolidated Group” has the meaning ascribed to such term in the definition of the “Consolidated Group”.

“MII” means Mortgagees’ Interest Insurance.

“Minimum Liquidity Ratio” means, as of any measurement date, the ratio of (a) Available Liquidity on such measurement date to (b) the sum of unsecured bond maturities and other scheduled payments in respect of Indebtedness for borrowed money of the Consolidated Group (other than intercompany Indebtedness among Holdings and its Wholly-Owned Subsidiaries, Permitted Rig Debt, and Acquired Rig Debt), in each case scheduled to occur within the twelve months immediately following the date of measurement, plus any capital expenditures of the Consolidated Group (including without limitation in connection with the construction, acquisition, maintenance, renovation, upgrade, or re-activation of a Rig, but excluding (i) any capital expenditures made with the proceeds of a permitted disposition or from a casualty event to the extent such proceeds are not included in the Available Liquidity calculation and are not required to be applied as a prepayment of Indebtedness and (ii) any capital expenditures of the Consolidated Group made with the proceeds of Permitted Rig Debt in connection with construction, renovation or repair of any Contracted Rig subject to such Permitted Rig Debt) scheduled to occur within the twelve months immediately following the date of measurement.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Mortgage” means a first preferred vessel mortgage (subject to certain Permitted Collateral Liens) with respect to each Collateral Rig, assets solely related thereto and proceeds therefrom in favor of the Collateral Agent securing the Obligations, in form and substance reasonably acceptable to the Administrative Agent, as such mortgage may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, which is subject to Title IV of ERISA and to which the Borrower, Holdings or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“New Guarantor Documentation” shall mean, with respect to any entity which is to become a Guarantor:

(a)a Guaranty Supplement to effect the Guaranty of the Guaranteed Obligations by such new Guarantor;
(b)certificates with respect to resolutions, charters, by-laws, or equivalent organizational documents, incumbency and signature and certified copies of all other relevant documents evidencing any corporate or equivalent action and governmental approvals necessary for such new Guarantor to enter into the Subsidiary Guaranty Agreement;
(c)any necessary Intercompany Subordination Agreement or necessary joinder documentation by such new Guarantor in connection with an Intercompany Subordination Agreement;
(d)certificates of existence and good standing or the equivalent, if applicable, from such new Guarantor’s jurisdiction of organization or incorporation;
(e)to the extent reasonably requested by the Administrative Agent, favorable legal opinions of counsel, including any applicable local counsel, to the new Guarantor with respect to such new Guarantor’s Guaranty of the Obligations and such other matters incident thereto as the Administrative Agent may reasonably request, in each case similar in scope and substance as delivered by the Guarantors on the Effective Date;
(f)evidence of appointment by such new Guarantor of a domestic process agent;
(g)documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act; and
(h)such other documentation and conditions as are reasonably requested by the Administrative Agent to the extent similar in scope and substance as delivered by the Guarantors on the Effective Date or otherwise necessary or desirable to be delivered in connection with the addition of such new Guarantor to the Subsidiary Guaranty Agreement.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extended 2023 Commitments” means, relative to any Lender, such Lender’s obligations to make Non-Extended 2023 Revolving Loans and purchase participations in L/C Obligations pursuant to Sections 2.1 and 2.12, initially in the amount and percentage set forth in Part I of Schedule 1.1-C attached as Exhibit B to the Fifth Amendment, or pursuant to Section 10.10, as such obligations may be reduced or increased from time to time as expressly provided pursuant to this Agreement.

“Non-Extended 2023 Revolving Loans” means each of the Loans made under the Non-Extended 2023 Commitments pursuant to Section 2.1.

“Non-recourse Debt” means (i) any Indebtedness incurred by any Project Financing Subsidiary to finance the acquisition, improvement, design, engineering, construction, development, completion, maintenance or operation of, or otherwise to pay costs and expenses relating to or incurred in connection with the foregoing for, any Rig (other than a Collateral Rig), which Indebtedness does not provide for recourse against Holdings, the Borrower or any other Member of the Consolidated Group (other than to such Project Financing Subsidiary, and such recourse as exists under a Performance Guaranty given for the benefit of such Project Financing Subsidiary) or any property or asset of Holdings, the Borrower or any other Member of the Consolidated Group (other than Equity Interests of, and such Rig (other than a

Collateral Rig) and related assets of, such Project Financing Subsidiary, and such recourse as exists under a Performance Guaranty given for the benefit of such Project Financing Subsidiary) and (ii) any refinancing of such Indebtedness that does not increase the outstanding principal amount thereof (other than to pay costs incurred in connection therewith and the capitalization of any interest, fees or premium) at the time of the refinancing, increase the property subject to any Lien securing such Indebtedness, or provide for recourse against any other Member of the Consolidated Group.

“Non-Refundable Portion” has the meaning ascribed to such term in Section 2.6(d).

“Note” has the meaning ascribed to such term in Section 2.8(e).

“NYFRB” shall mean the Federal Reserve Bank of New York.

“Obligation Currency” has the meaning ascribed to such term in Section 10.18.

“Obligations” means all obligations of the Transaction Parties (i) to pay fees, costs and expenses under this Agreement or the other Credit Documents, (ii) to pay principal and interest on all Revolving Loans and Reimbursement Obligations, (iii) to pay any other obligations to the Administrative Agent or any Lender or Issuing Bank arising under this Agreement or the other Credit Documents, and (iv) to provide Cash Collateral as required by this Agreement, in each case including any such interest, fees or other monetary obligations accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether such interest, fees or other monetary obligations are allowed or allowable in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury and any Governmental Authority succeeding to the regulatory jurisdiction thereof.

“Original Maturity Date” has the meaning ascribed to such term in the definition of “Commitment Termination Date.”

“Other Agents” means, collectively, the Syndication Agent and the Co-Documentation Agents.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Credit Document, or sold or assigned an interest in any Revolving Loan, L/C Obligations, or Credit Document).

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing, excise, property or other similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are imposed with respect to an assignment (other than an assignment under Section 8.6).

“Participant” has the meaning ascribed to such term in Section 10.10(c).

“Participant Register” has the meaning specified in Section 10.10(c).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001, as amended from time to time.

“Payment Recipient” has the meaning assigned to it in Section 10.28(a).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Periodic Term SOFR Determination Day” shall have the meaning provided in the definition of “Term SOFR”.

“Performance Guaranties” means all Guaranties of the Borrower, Holdings, or any other Member of the Consolidated Group delivered in connection with the construction financing of Rigs for which firm Drilling Contracts have been obtained by the Borrower, Holdings, or any other Member of the Consolidated Group or an SPV.

“Performance Letters of Credit” means any Letter of Credit issued in the ordinary course of business (a) for the benefit of local customs or similar Governmental Authorities in respect of performance obligations under temporary import duty laws, (b) for the benefit of a third-party counterparty to support the performance obligations of (and not the financial obligations of) Holdings, any of its Subsidiaries or any Local Content Entity in connection with a Drilling Contract, (c) to support bid bonds, performance bonds and other similar obligations, and (d) any other Letter of Credit that is agreed between the Borrower and the Administrative Agent (in consultation with the Lenders) to be a “Performance Letter of Credit” (such consent of the Administrative Agent not to be unreasonably withheld or delayed).

“Permitted Business” has the meaning ascribed to such term in Section 6.8.

“Permitted Collateral Liens” means the Liens permitted as described in clauses (a)(i) and (b) through (f) of Section 6.11.

“Permitted Jurisdiction” means, (i) as to the Borrower and Holdings, any of Switzerland, England and Wales, Scotland, Luxembourg, Ireland, the Marshall Islands, the Netherlands, British Virgin Islands, Bahamas, the Cayman Islands and the United States or any State thereof (including the District of Columbia) and any other jurisdiction approved by the Administrative Agent in its reasonable discretion, (ii) as to the Core Subsidiary Guarantors, any of (x) Australia, Switzerland, England and Wales, Scotland, Luxembourg, Ireland, Hungary, the Marshall Islands, Denmark, Norway, the Netherlands, Germany, Sweden, Belgium, Singapore, Mauritius, British Virgin Islands, the Bahamas, the Cayman Islands, the United States or any State thereof (including the District of Columbia) and any other jurisdiction approved by the Administrative Agent in its reasonable discretion and (y) so long as such jurisdiction is a member of the European Union, France, Spain, Italy, Austria, Finland and Portugal, and (iii) as to any Earnings Account or Bareboat Charter Account held by a Collateral Rig Owner, any of Australia, Switzerland, England and Wales, Scotland, Luxembourg, Ireland, Hungary, the Marshall Islands, Denmark, Norway, the Netherlands, Singapore, Mauritius, British Virgin Islands, the Bahamas, any other current or former member of the European Union, the Cayman Islands, the United States or any State thereof (including the District of Columbia), any other jurisdiction where, under applicable law, the operation of the applicable Collateral Rig requires the owner to have a local bank account, and any other jurisdiction approved by the Administrative Agent in its reasonable discretion.

“Permitted Liens” means the Liens permitted as described in Section 6.11.

“Permitted Rig Debt” has the meaning ascribed to such term in 6.12(i).

“Person” means an individual, partnership, corporation, limited liability company, exempted company, association, trust, unincorporated organization or any other entity or organization, including any Governmental Authority.

“Plan” means any employee benefit pension plan (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Sections 412 and 430 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such Plan were terminated, would under Sections 4062 and 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pricing Grid” means the table specifying the Applicable Facility Fee Rates and Applicable Margins based on Credit Ratings from time to time in effect, as set forth on ~~Schedule1.1~~Schedule 1.1-P hereto.

“Prime Rate” means the fluctuating commercial loan rate announced by the Administrative Agent from time to time at its New York office (or other corresponding office, in the case of any successor Administrative Agent) as its prime rate or base rate for U.S. Dollar loans in the United States of America in effect on such day (which prime rate or base rate as so announced may not be the lowest rate charged by the Administrative Agent on such loans to any of its customers), with any change in such prime rate or base rate resulting from a change in such announced rate to be effective on the date of the relevant change.

“Pro Forma Compliance” means, as of any date of determination, pro forma compliance (after giving effect to the application of any proceeds resulting from any transactions occurring on such date and the delivery of any Guaranty Supplement and related New Guarantor Documentation and/or satisfaction of the Collateral Rig Requirements with respect to any Rig on such date) with all financial covenants set forth in Sections 6.20 through Section 6.23 as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered (or should have been delivered) pursuant to this Agreement, including the Guarantee Coverage Ratio Covenant and Collateral Coverage Ratio; provided that, with respect to any Pro Forma Compliance Event, the Borrower shall have delivered to the Administrative Agent a certificate of a responsible officer of the Borrower setting forth a detailed calculation of such covenants as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to this Agreement on a pro forma basis after giving effect to any event or action with respect to which such pro forma calculation is required; and provided that, for purposes of such determination, status as a Marketed Rig shall be determined based on the most recent of (i) the fleet status report most recently posted to Holding’s website and (ii) the Fleet Status Certificate most recently delivered, including, at the Borrower’s option, an updated Fleet Status Certificate.

“Pro Forma Compliance Event” means, as applicable, the incurrence of any Indebtedness or any Lien securing Indebtedness, in each case, in an aggregate principal amount in excess of $100,000,000, the making of any Restricted Payment permitted under Section 6.25(a) or Redemption of any Indebtedness in an amount in excess of $50,000,000, any Restricted Payment permitted under Section 6.25(e) in an amount in excess of $10,000,000 or the sale or other disposition of a Collateral Rig with a Rig Value in excess of $100,000,000.

“Project Financing Subsidiary” means any Subsidiary of Holdings or the Borrower (other than any Transaction Party) created for the sole purpose of incurring Non-recourse Debt to finance the acquisition, improvement, design, engineering, construction, development, completion, maintenance and operation of, or otherwise pay the costs and expenses relating to or incurred in connection with the foregoing for, any Rig (other than a Collateral Rig), and to conduct the business activities for which such Non-recourse Debt was incurred, provided that substantially all of the assets of such Person are comprised of such Rig so financed.

“PTE” means any prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchasing Lender” has the meaning ascribed to such term in Section 2.17(e).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 10.26.

“Qualified Local Partner” means any Person other than Holdings or any of its Subsidiary(ies) that owns Equity Interests of a Local Content Entity and that agrees that it shall only have the right to receive de minimis dividends, other similar payments or distributions from the Local Content Entity to the extent required or necessary under local law, including upon any liquidation, dissolution or winding up of the applicable Local Content Entity.

“Reactivation Costs” means any and all costs and expenses associated with the reactivation of a Rig from a stacked condition incurred or accrued through the date such Rig commences commercial operation pursuant to a drilling contract.

“Recipient” means (i) the Administrative Agent, (ii) each Lender, and (iii) each Issuing Bank, as applicable.

“Redemption” means, with respect to any Indebtedness, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value of such Indebtedness.  “Redeem” has the correlative meaning thereto.

“Redomestication Transaction” means a transaction that (i) is permitted pursuant to Section 6.10(a) and (b), (ii) effects a redomestication of Holdings or the Borrower in a Permitted Jurisdiction, and (iii) does not result in ownership of the voting shares of the surviving redomesticated company in such transaction that would constitute an Event of Default pursuant to Section 7.1(j) as a result of a corresponding change in share ownership of Holdings.

“Register” has the meaning ascribed to such term in Section 10.10(b).

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Reimbursement Obligations” has the meaning ascribed to such term in Section 2.12(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Replacement Lender” has the meaning ascribed to such term in Section 2.16.

“Required Lenders” means, at any time, subject to Section 2.14(b), Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time or, if the Commitments have been terminated or expired, Lenders having more than 50% of the sum of the total Revolving Credit Exposures of all Lenders at such time (in each case determined on the basis of the Dollar Equivalent of any amounts denominated in any Alternative Currencies).

“Reset Date” has the meaning ascribed to such term in Section 10.19.

“Restricted Payment” means, in relation to any Loan Party, any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of such Loan Party, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Loan Party’s stockholders, partners or members (or the equivalent thereof). Unless otherwise specified, any reference in this Agreement to a “Restricted Payment” shall refer to a Restricted Payment with respect to Equity Interests of Holdings.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Revolving Credit Commitments Amount” means the aggregate amount of Commitments in effect from time to time hereunder, such aggregate amount being $~~1,000,000,000~~773,500,000 on the Fifth Amendment Effective Date, as such amount may hereafter be reduced or increased from time to time pursuant to the terms of this Agreement.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum at such time, without duplication, of such Lender’s Applicable Percentage of the Revolving Obligations.

“Revolving ~~Loan” means each of the Loans made pursuant to Section 2.1~~Loans” means, collectively, the Non-Extended 2023 Revolving Loans and Extended 2025 Revolving Loans.

“Revolving Obligations” means, at any time, the sum of the Dollar Equivalent of the principal amount of all Revolving Loans and L/C Obligations outstanding at such time.

“Rig” means any mobile offshore drilling unit (including without limitation any jack-up rig, semi-submersible rig, drillship and barge rig).

“Rig Exchange” means the exchange of an Additional Rig for an Acceptable Rig; provided that, in each case, the Collateral Rig Requirements shall have been satisfied with respect to such Acceptable Rig on or prior to the Rig Exchange Date applicable thereto to the reasonable satisfaction of the Administrative Agent.

“Rig Exchange Date” means, with respect to any Additional Rig that is the subject of a Rig Exchange, the date on which such Rig Exchange occurs.

“Rig Value” means, with respect to any Rig, the net book value (determined in accordance with GAAP) of such Rig, as reflected in Holdings’ most recent balance sheet; provided that, with respect to the determination of the Rig Value of any Rig acquired after the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to this Agreement, or to be acquired on the date of such determination, the Rig Value of such Rig shall be as reasonably agreed by the Borrower and the Administrative Agent; provided, further that any Rig that has suffered an Event of Loss shall be deemed to have a net book value equal to its insured value until the date that is the earlier of (i) 180 days after such Event of Loss and (ii) the date that the insurer(s) in respect thereof has formally declined coverage for such Event of Loss.

“Sale-Leaseback Transaction” means any arrangement whereby the Borrower or any other Member of the Consolidated Group shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease property that it intends to use for substantially the same purpose or purposes as the property sold or transferred; provided, however, Sale-Leaseback Transaction shall exclude any transaction between Members of the Consolidated Group.

“Sanctions Authority” means the United States Government (including without limitation, sanctions enforced by the United States Department of Treasury’s Office of Foreign Assets Control), the United Nations Security Council, the European Union, any European Union member state in which each Borrower or a Restricted Subsidiary is organized, located or operates, Her Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority.

“Sanctioned Country” means, at any time of determination, a country or territory that is itself, or a country or territory whose government is, subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time, or subject to any other sanctions program of the United States of America, the United Nations, the Norwegian State, the European Union, the United Kingdom or any agency or subdivision thereof, including as of the Fifth Amendment Effective Date, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic.

“Sanctioned Person” means, at any time of determination, (a) a Person or vessel named, or 50% or more owned or otherwise controlled by a Person named, on (x) the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, or any replacement sanctions-related list maintained by OFAC or the United States of America; (y) the Executive Order 13599 List maintained by OFAC available at https://www.treasury.gov/resource-center/sanctions/Programs/Pages/13599_list.aspx, or as otherwise published from time to time, and (z) the Foreign Sanctions Evaders List maintained by OFAC available at https://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/fse_list.aspx or as otherwise published from time to time; (b) a Person named, or 50% or more owned or otherwise controlled by a Person named, on the lists maintained by the United Nations Security Council available at http://www.un.org/sc/committees/list_compend.shtml, or as otherwise published from time to time, (c) a Person named, or 50% or more owned or otherwise controlled by a Person named, on the lists maintained by the European Union available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm, or as otherwise published from time to time, (d) a Person named, or 50% or more owned or otherwise controlled by a Person named, on the lists maintained by Her Majesty’s Treasury available at http://www.hm-treasury.gov.uk/fin_sanctions_index.htm, or as otherwise published from time to time, (e) a Person named, or 50% or more owned or otherwise controlled by a Person named, on any other Sanctions-related list of designated Persons maintained by a Sanctions Authority, each as amended, supplemented or substituted from time to time, (f) any Person (including any Governmental Authority of any Sanctioned Country) operating, organized, domiciled, registered or resident in a Sanctioned Country, (~~f~~g) any Person or vessel owned or controlled by, or acting on behalf of, any such Person described in clauses (a) through (~~e~~f), or (~~g~~h) any Person or vessel with which any Lender is prohibited under Sanctions relevant to it from dealing or engaging in transactions.

“Sanctions” means any sanctions, including economic or financial sanctions, or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, the Member States of the European Union, Her Majesty’s Treasury of the United Kingdom, Norway, the State Secretariat for Economic Affairs of Switzerland or the Swiss Directorate of International Law, and any other applicable Governmental Authority or any agency or subdivision of the foregoing, and shall include any regulations, rules, and executive orders issued in connection therewith.

“S&P” means Standard & Poor’s Ratings Group or any successor thereto.

“Scheduled Commitment Termination Date” means the ~~earlier~~earliest of (i) the ~~Original~~Fifth Amendment Extended Maturity Date (subject to the extension thereof pursuant to Section 2.16~~) and (ii) if the Borrower’s Senior Notes due 2023 (or any refinancing or replacement thereof (other than the Loans) to the extent such refinancing or replacement has a stated maturity date that is earlier than 91 days after the Original Maturity Date) are outstanding in an aggregate principal amount in excess of $300,000,000, the date that is 91 days prior to the earliest stated maturity of such Indebtedness.~~ (such extended date, the “Extended Commitment Termination Date”), (ii) an Early Maturity Date and (iii) the first (1st) Business Day after the Non-Extended 2023 Commitments have terminated, if on such Business Day (x) any Obligations in respect of the Non-Extended 2023 Revolving Loans remain outstanding (other than contingent obligations or liabilities for which no claim or demand for payment has been made) or (y) any Lender holding Non-Extended 2023 Commitments has any Revolving Credit Exposure in respect of any Letter of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Bank shall have been made).

“SEC” means the Securities and Exchange Commission and any Governmental Authority succeeding to the regulatory jurisdiction thereof.

“Senior Notes” means (i) the Senior Notes due 2023, (ii) the Borrower’s 5.375% Senior Notes due 2023, issued under that certain Indenture dated as of May 24, 2019, among the Borrower, Holdings, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee, (iii) the Borrower’s 5.875% Senior Notes due 2024, issued under that certain Indenture dated as of July 13, 2018, among the Borrower, Holdings, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee, (iv) the Borrower’s 7.750% Senior Notes due 2024, issued under that certain Indenture dated as of October 19, 2016, among the Borrower, Holdings, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee, (v) the Borrower’s 6.250% Senior Notes due 2024, issued under that certain Indenture dated as of December 8, 2016, among the Borrower, Holdings, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee, (vi) the Borrower’s 6.125% Senior Notes due 2025, issued under that certain Indenture dated as of July 20, 2018, among the Borrower, Holdings, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee and (vii) the Borrower’s 6.875% Senior Notes due 2027, issued under that certain Indenture dated as of February 1, 2019, among the Borrower, Holdings, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

“Senior Notes due 2023” means the Borrower’s 9.00% Senior Notes due 2023, issued under that certain Indenture dated as of July 21, 2016, among the Borrower, Holdings, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

“Secured Obligations” means the Obligations in an amount not to exceed at any time the CNTA Threshold.

“Share Pledge Agreement” has the meaning ascribed to such term in the definition of “Collateral Rig Requirements”.

“Significant Subsidiary” has the meaning ascribed to it under Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the NYFRB, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Borrowing” means a Borrowing of SOFR Loans made pursuant to a Borrowing Request as provided in Section 2.3(a) or continued as SOFR Loans or converted to SOFR Loans from Base Rate Loans pursuant to Section 2.3(b).

“SOFR Loan” means a Revolving Loan bearing interest before maturity at the rate specified in Section 2.6(b).

“SOFR Rate Day” has the meaning provided in the definition of “Daily Simple SOFR”.

“Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.  For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Jurisdictions” means Cyprus, Hungary, Switzerland, Norway, Canada, India and the United Kingdom.

~~“Specified Period” means any period commencing with the delivery of a Compliance Certificate pursuant to Section 6.6(b) setting forth a Total Leverage Ratio in excess of 10.00:1.00 and ending with the delivery of a Compliance Certificate pursuant to Section 6.6(b) setting forth a Total Leverage Ratio of 10.00:1.00 or lower.~~

“Specified Rig” means each Rig listed on Schedule 1.1-S as set forth as Exhibit C to the Fifth Amendment.

“SPV” means any Person (excluding Transaction Parties) that is designated by the Borrower as a SPV, provided that the Borrower shall not designate as a SPV any Subsidiary that owns, directly or indirectly, any other Subsidiary that has total assets (including assets of any Subsidiaries of such other Subsidiary, but excluding any assets that would be eliminated in consolidation with the Borrower and its Subsidiaries) which equates to at least five percent (5%) of the Consolidated Group’s Total Assets, or that had net income (including net income of any Subsidiaries of such other Subsidiary, all before discontinued operations and income or loss resulting from extraordinary items, but excluding revenues and expenses that would be eliminated in consolidation with the Consolidated Group and excluding any loss or gain resulting from the early extinguishment of Indebtedness) during the most recently completed fiscal year of Holdings, in excess of the greater of (i) $1,000,000, and (ii) fifteen percent (15%) of the net income (before discontinued operations and income or loss resulting from extraordinary items and excluding any loss or gain resulting from the early extinguishment of Indebtedness) for the Consolidated Group, all as determined on a consolidated basis in accordance with GAAP during such fiscal year of Holdings.  The Borrower may elect to treat any Subsidiary as a SPV (provided such Subsidiary would otherwise qualify as such), and may rescind any such prior election, by giving written notice thereof to the Administrative Agent specifying the name of such Subsidiary or SPV, as the case may be, and the effective date of such election, which shall be a date within sixty (60) days after the date such notice is given.  The election to treat a particular Person as a SPV may only be made once.  As of the Effective Date, the following entities are designated SPVs: (i) Transocean Conqueror Limited, (ii) Triton Conqueror GmbH, (iii) Transocean Conqueror Opco, Inc., (iv) Transocean Proteus Limited, (v) Triton Capital I GmbH, (vi) Transocean Proteus Opco, Inc., (vii) Transocean Phoenix 2 Limited, (viii) Triton Capital II GmbH, and (ix) Transocean Phoenix 2 Opco, Inc.

~~“Statutory Reserve Rate” means, with respect to any currency, the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or any jurisdiction in which loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to loans in such currency are determined.  Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board of Governors of the Federal Reserve System.  Eurocurrency Loans shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~

“Sterling” or “£” means the lawful currency of the United Kingdom.

“Sub-Agent” means an Affiliate or a correspondent bank of the Administrative Agent or the Collateral Agent designated by it to perform any duties or responsibilities of the Administrative Agent or the Collateral Agent under this Agreement and the other Credit Documents.

“Subsidiary” means, for any Person, any other Person (other than, except in the context of Section 6.6(a), a SPV) of which more than fifty percent (50%) of the outstanding stock or comparable Equity Interests having ordinary voting power for the election of the board of directors, managers, or comparable governing board or body of such other Person (irrespective of whether or not at the time stock or other Equity Interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency), is at the time directly or indirectly owned by any such Person or by one or more of its Subsidiaries.  Unless otherwise specified, any reference in this Agreement to a “Subsidiary” shall refer to a Subsidiary of Holdings.

“Subsidiary Guarantor” means each Guarantor other than Holdings; provided that Holdco 4, Holdco 5 and Holdco 6 shall not be “Subsidiary Guarantors” for purposes of Sections 6.12 and 6.15 (and the component definitions as used therein).

“Subsidiary Guaranty Agreement” means that certain Subsidiary Guaranty Agreement executed by the Subsidiary Guarantors, as amended, restated, amended and restated, supplemented or otherwise modified from time to time (including by any Guaranty Supplements thereto), guaranteeing the Guaranteed Obligations.

“Supported QFC” has the meaning assigned to such term in Section 10.26.

“Swap Contract” means (i) any and all Interest Rate Protection Agreements, Currency Rate Protection Agreements, rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Swiss Franc” means the currency of the Swiss Confederation.

“Swiss Group Company” means any Subsidiary of Holdings organized in Switzerland.

“Swiss Stamp Tax” means a tax imposed under the Swiss Stamp Tax Act.

“Swiss Stamp Tax Act” means the Swiss Federal Act on Stamp Taxes of June 27, 1973 (Bundesgesetz über die Stempelabgaben) together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

“Swiss FTA Ruling” means the tax ruling dated May 19, 2011 obtained on May 24, 2011 on behalf of the Borrower and Holdings from the Swiss Federal Tax Administration with respect to the tax treatment under Swiss law of certain debt issued by the Borrower and guaranteed by Holdings, as the same may be in effect from time to time.

“Swiss Withholding Tax” means taxes imposed under the Swiss Withholding Tax Act.

“Swiss Withholding Tax Act” means the Swiss Federal Act on the Withholding Tax of October 13, 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” shall mean,

(a)for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Alternate Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Alternate Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Alternate Base Rate Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“TODDI” means Transocean Offshore Deepwater Drilling Inc., ~~4 Greenway Plaza~~1414 Enclave Parkway Houston, Texas ~~77046~~77077.

“Total Assets” means, as of any date of determination, the aggregate book value of the assets of the Consolidated Group determined on a consolidated basis in accordance with GAAP as of such date.

~~“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Consolidated Indebtedness on such date to (b) Consolidated EBITDA for the most recently ended four full consecutive fiscal quarters ended on or immediately prior to such date.~~

“Total Tangible Capitalization” means, as of any date of determination, the sum of Consolidated Indebtedness plus Consolidated Tangible Net Worth as of such date.

“Trade Date” has the meaning ascribed to such term in Section 10.10(a).

“Transaction Party” means each Loan Party and each other Member of the Consolidated Group that grants (or purports to grant) Collateral to secure the Obligations pursuant to the terms hereof.

“Type”, when used in reference to any Revolving Loan or Borrowing, refers to whether the rate of interest on such Revolving Loan, or on the Revolving Loans comprising such Borrowing, is determined by reference to Adjusted ~~LIBOR~~Term SOFR or the Alternate Base Rate.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Vested Liabilities” means, for any Plan or Foreign Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan or Foreign Plan (determined on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Plan or Foreign Plan) exceeds the fair market value of all assets of such Plan or Foreign Plan allocable to such benefits, determined as of the then most recent valuation date for such Plan or Foreign Plan, but only to the extent that such excess represents a potential liability of the Borrower or any other Member of the Consolidated Group to the PBGC or such Plan or Foreign Plan.

“Use of Proceeds Certificate” means, with respect to any Borrowing, a certificate in form, substance, and detail reasonably satisfactory to the Administrative Agent, signed by a responsible officer of the Borrower (a) describing the intended use of proceeds of such Borrowing and (b) certifying that the proceeds of the applicable Borrowing will be used for such described use or for other permitted general corporate purposes within five (5) Business Days after the occurrence of such Borrowing, or will otherwise be repaid to the extent required pursuant to Section 2.10(b).

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to such term in Section 10.26.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.3(g).

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Wholly-Owned Subsidiary” means any Subsidiary of any Person of which all of the outstanding Equity Interests (other than any directors’ qualifying shares or other shares required under applicable law), on a fully-diluted basis, are owned by such Person and/or one or more of its Wholly-Owned Subsidiaries.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” ~~means,~~shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2Time of Day.  Unless otherwise expressly provided, all references to time of day in this Agreement and the other Credit Documents shall be references to New York, New York time.
Section 1.3Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including intellectual property, cash, securities, accounts and contract rights, (f) with respect to the determination of any period of time, the word “from” means “from and including” and the word “to” means “to but excluding” and (g) reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.
Section 1.4Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein (including, without limitation, Consolidated

Indebtedness and Consolidated Tangible Net Worth) shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Account Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Holdings, the Borrower or any Subsidiary at “fair value”, as defined therein.

Section 1.5Divisions.  For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE 2     THE CREDIT FACILITY.
Section 2.1Commitments for Revolving Loans.  Subject to the terms and conditions hereof, each Lender severally and not jointly agrees to make one or more Loans to the Borrower from time to time prior to the Commitment Termination Date applicable to the applicable Commitments of such Lender on a revolving basis in an aggregate amount not to exceed at any time outstanding an amount equal to its Commitment, subject to any increases or reductions thereof pursuant to the terms of this Agreement; provided, however, that no Lender shall be required to make any Loan if, after giving effect thereto, (i) the Dollar Equivalent of the aggregate principal amount of the Revolving Obligations of all Lenders (determined in accordance with Section 10.19) would thereby exceed the lesser of Revolving Credit Commitments Amount then in effect and the CNTA Threshold, immediately after giving effect to such Loan and the use of proceeds thereof; or (ii) the Dollar Equivalent of the Revolving Credit Exposure of such Lender (determined in accordance with Section 10.19) would thereby exceed its Commitment then in effect.  Each Borrowing of Loans shall be made ratably from the Lenders in proportion to their respective Applicable Percentages (and for the avoidance of doubt, shall be made by the Lenders ratably across all Commitments of each Class then in effect)).  Loans of each Lender may be repaid, in whole or in part, and all or any portion of the principal amounts thereof reborrowed, before the Commitment Termination Date applicable to such Lender, subject to the terms and conditions hereof.  Funding of Loans for any Borrowing shall be in U.S. Dollars.
Section 2.2Types of Loans and Minimum Borrowing Amounts.  Borrowings may be outstanding as either Base Rate Loans or ~~Eurocurrency~~SOFR Loans, as selected by the Borrower pursuant to Section 2.3.  Each Borrowing of Base Rate Loans shall be in Dollars and shall be in an amount of not less than $1,000,000; each Borrowing of ~~Eurocurrency~~SOFR Loans shall be in an amount of not less than the Dollar Equivalent of $5,000,000 and in an integral multiple of $100,000 in excess thereof.
Section 2.3Manner of Borrowings; Continuations and Conversions of Borrowings.
(a)Notice of Borrowings.  The Borrower shall give notice (i) to the Administrative Agent by no later than 12:00 P.M. New York time at least three (3) Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of ~~Eurocurrency~~SOFR Loans and (ii) to the Administrative Agent by no later than 12:00 P.M. on the date the Borrower requests the Lenders to advance a Borrowing of Base Rate Loans, in each case pursuant to a duly completed Borrowing Request substantially in the form of Exhibit 2.3 (each a “Borrowing Request”) executed on behalf of the Borrower.
(b)Notice of Continuation or Conversion of Outstanding Borrowings.  The Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to the minimum amount requirements in Section 2.2 for each outstanding Borrowing, a portion thereof, as follows:  (i) if such Borrowing is of ~~Eurocurrency~~SOFR Loans, on the last day of the Interest Period applicable thereto the Borrower may continue part or all of such Borrowing as ~~Eurocurrency~~SOFR Loans for an Interest Period specified by the Borrower in the applicable notice as set forth below, or may earlier convert part or all of such Borrowing into Base Rate Loans so long as it pays the breakage costs, expenses and funding losses provided in Section 2.11; and (ii) if such Borrowing is of Base Rate Loans, the Borrower may convert all or part of such Borrowing into ~~Eurocurrency~~SOFR Loans for an Interest Period specified by the Borrower on any Business Day, in each case pursuant to notices of continuation or conversion as set forth below.  The Borrower may select multiple Interest Periods for Borrowings of ~~Eurocurrency~~SOFR Loans, provided, that at no time shall the number of different Interest Periods for outstanding Borrowings of ~~Eurocurrency~~SOFR Loans exceed twenty (20) (it being understood for such purposes that (x) Interest Periods of the same duration, but commencing on different dates, shall be counted as different Interest Periods, and (y) all Interest Periods commencing on the same date and of the same duration shall be counted as one Interest Period regardless of the number of Borrowings or Loans involved).  Notices of the continuation of such ~~Eurocurrency~~SOFR Loans for an additional Interest Period or of the conversion of part or all of such ~~Eurocurrency~~SOFR Loans into Base Rate Loans or of such Base Rate Loans into ~~Eurocurrency~~SOFR Loans must be given to the Administrative Agent by no later than 12:00 P.M. New York time at least three (3) Business Days before the date of the requested continuation or conversion.
(c)Manner of Notice.  The Borrower shall give such notices concerning the advance, continuation, or conversion of a Borrowing pursuant to this Section 2.3 by approved electronic communication or by facsimile transmission to the Administrative Agent, promptly confirmed in writing (which notice shall be irrevocable once given), pursuant to a Borrowing Request which shall specify the date of the requested advance, continuation or conversion (which shall be a Business Day), the amount of the requested Borrowing, whether such Borrowing is to be advanced, continued, or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of ~~Eurocurrency~~SOFR Loans, the Interest Period applicable thereto.  The Borrower agrees that the Administrative Agent may rely on any such approved electronic communication or facsimile transmission given by any Person it in good faith believes is an authorized representative of the Borrower without the necessity of independent investigation.
(d)Notice to the Lenders.  The Administrative Agent shall give prompt notice by electronic communication, telex or facsimile transmission to each Lender of any notice received pursuant to this Section 2.3 relating to a Borrowing.  The Administrative Agent shall give notice to the Borrower and each Lender by like means of the interest rate applicable to each Borrowing of ~~Eurocurrency~~SOFR Loans promptly after the Administrative Agent has made such determination.  In addition, the Administrative Agent may give such notice by telephone, promptly confirmed in writing as provided in this Section 2.3(d).
(e)Borrower’s Failure to Notify.  If the Borrower fails to give notice pursuant to Section 2.3(a) or Section 2.3(b), as the case may be, of (i) the continuation or conversion of any outstanding principal amount of any outstanding Borrowing of ~~Eurocurrency~~SOFR Loans, or (ii) a Borrowing of Loans to pay outstanding Reimbursement Obligations, and has not notified (A) the Administrative Agent by 12:00 P.M. New York time at least three (3) Business Days before the last day of the Interest Period for any outstanding Borrowing of ~~Eurocurrency~~SOFR Loans, or (B) the Administrative Agent and, if applicable, the Sub-Agent (if such Reimbursement Obligations are denominated in an Alternative Currency) and the applicable Issuing Bank by 12:00 P.M. New York time on the day such Reimbursement Obligations become due, as the case may be, that it intends to repay such outstanding Borrowing or Reimbursement Obligations, the Borrower shall be deemed to have requested, as applicable, (x) the continuation of such Borrowing as a ~~Eurocurrency~~SOFR Loan with an Interest Period of one (1) month or (y) the advance of a new Borrowing of Base Rate Loans (after converting, if necessary, the Reimbursement Obligations into

Dollars using the applicable Exchange Rate in effect on such date) on such day in the amount of the Reimbursement Obligations then due, which Borrowing pursuant to this clause (y) shall be deemed to have been funded on such date by the Lenders in accordance with Section 2.3(a) and to have been applied on such day to pay the Reimbursement Obligations then due, or to repay the Lenders that funded their participations in such Reimbursement Obligations, as applicable, in each case so long as no Event of Default shall have occurred and be continuing or would occur as a result of such Borrowing but otherwise disregarding the conditions to Borrowings set forth in Section 4.2.  Upon the occurrence and during the continuance of any Event of Default, and upon notice thereof from the Administrative Agent to the Borrower (i) each ~~Eurocurrency~~SOFR Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan, and (ii) the obligation of the Lenders to continue ~~Eurocurrency~~SOFR Loans or convert Base Rate Loans into ~~Eurocurrency~~SOFR Loans shall be suspended.
(f)Conversion.  If the Borrower shall elect to convert any particular Borrowing pursuant to this Section 2.3 from one Type of Loan to the other Type only in part, then, from and after the date on which such conversion shall be effective, such particular Borrowing shall, for all purposes of this Agreement (including, without limitation, for purposes of subsequent application of this sentence), be deemed to instead constitute two Borrowings (each originally advanced on the same date as such particular Borrowing), one comprised of (subject to subsequent conversion in accordance with this Agreement) ~~Eurocurrency~~SOFR Loans in an aggregate principal amount equal to the portion of such Borrowing so elected by the Borrower to be comprised of ~~Eurocurrency~~SOFR Loans and the second comprised of (subject to subsequent conversion in accordance with this Agreement) Base Rate Loans in an aggregate principal amount equal to the portion of such particular Borrowing so elected by the Borrower to be comprised of Base Rate Loans.  If the Borrower shall elect to have multiple Interest Periods apply to any particular Borrowing comprised of ~~Eurocurrency~~SOFR Loans, then, from and after the date such multiple Interest Periods commence, such particular Borrowing shall, for all purposes of this Agreement (including, without limitation, for purposes of subsequent application of this sentence), be deemed to constitute a number of separate Borrowings (each originally commencing on the same date as such particular Borrowing) equal to the number of, and corresponding to, the different Interest Periods so selected, each such deemed separate Borrowing corresponding to a particular selected Interest Period comprised of (subject to subsequent conversion in accordance with this Agreement) ~~Eurocurrency~~SOFR Loans in an aggregate principal amount equal to the portion of such particular Borrowing so elected by the Borrower to have such Interest Period.  This Section 2.3(f) shall be applied appropriately in the event that the Borrower shall make the elections described in the two preceding sentences at the same time with respect to the same particular Borrowing.
Section 2.4Interest Periods.  As provided in Section 2.3, at the time of each request for a Borrowing of ~~Eurocurrency~~SOFR Loans, or for the continuation or conversion of any Borrowing of ~~Eurocurrency~~SOFR Loans, the Borrower shall select the Interest Period(s) to be applicable to such Loans from among the available options, subject to the limitations in Section 2.3; provided, however, that:
(a)the Borrower may not select an Interest Period that extends beyond the Commitment Termination Date then applicable to any Lender;
(b)whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall either be (i) extended to the next succeeding Business Day, or (ii) in the case of ~~Eurocurrency~~SOFR Loans only, reduced to the immediately preceding Business Day if the next succeeding Business Day is in the next calendar month; and
(c)for purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no such numerically corresponding day in the month in which an Interest

Period is to end or if an Interest Period begins on the last Business Day of a calendar month, then in the case of ~~Eurocurrency~~SOFR Loans only, such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.
Section 2.5Funding of Loans.
(a)Disbursement of Loans.  Not later than 12:00 P.M. New York time with respect to Borrowings of ~~Eurocurrency~~SOFR Loans, and 3:00 P.M. New York time with respect to Base Rate Loans, on the date of any requested advance of a new Borrowing of Loans, each Lender, subject to all other provisions hereof, shall make available for the account of its Applicable Lending Office its Loan comprising its portion of such Borrowing in funds immediately available for the benefit of the Administrative Agent in the applicable Administrative Agent’s Account and according to the payment instructions of the Administrative Agent.  The Administrative Agent shall make the proceeds of each such Borrowing available in immediately available funds to the Borrower (or as directed in writing by the Borrower) on such date.  Acceptance by the Borrower of any late amount shall not be deemed a waiver by the Borrower of any rights it may have against any Lender making funds available after the time prescribed above.  No Lender shall be responsible to the Borrower for any failure by another Lender to fund its portion of a Borrowing, and no such failure by a Lender shall relieve any other Lender from its obligation, if any, to fund its portion of a Borrowing.
(b)Administrative Agent Reliance on Lender Funding.  Unless the Administrative Agent shall have been notified by a Lender prior to the time at which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and in reliance upon such assumption may (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Lender together with interest thereon for each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules and customs on interbank compensation.  If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, within one Business Day after written demand therefor, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but the Borrower will in no event be liable to pay any amounts otherwise due pursuant to Section 2.11 in respect of such repayment.  Nothing in this Section 2.5(b) shall be deemed to relieve any Lender from any obligation to fund any Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.
Section 2.6Applicable Interest Rates and Payments.
(a)Base Rate Loans.  Each Base Rate Loan shall bear interest (computed on the basis of a 365-day year or 366-day year, as the case may be, for Base Rate Loans bearing interest determined by reference to the Prime Rate, and on the basis of a 360 day year for all other Base Rate Loans, in each case for the actual days elapsed, excluding the date of repayment) on the unpaid principal amount thereof from the date such Base Rate Loan is made until maturity (whether by acceleration or otherwise) or conversion to a ~~Eurocurrency~~SOFR Loan, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin for Base Rate

Loans.  The Borrower agrees to pay such interest on each Interest Payment Date for such Base Rate Loans and at maturity (whether by acceleration or otherwise).
(b)~~Eurocurrency~~SOFR Loans.  Each ~~Eurocurrency~~SOFR Loan shall bear interest (computed on the basis of a 360-day year and actual days elapsed, except with respect to any ~~Eurocurrency~~SOFR Loan funded in Sterling, in which case interest will be computed on the basis of a 365-day year or 366-day year, as the case may be, and actual days elapsed, in each case excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or until conversion to a Base Rate Loan, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the sum of Adjusted ~~LIBOR~~Term SOFR, plus the Applicable Margin for ~~Eurocurrency~~SOFR Loans.  The Borrower agrees to pay such interest on each Interest Payment Date for such ~~Eurocurrency~~SOFR Loans and at maturity (whether by acceleration or otherwise) or conversion to Base Rate Loans.
(c)Rate Determinations.  The Administrative Agent shall determine each interest rate applicable to the Loans and Reimbursement Obligations hereunder insofar as such interest rate involves a determination of the Alternate Base Rate, Adjusted ~~LIBOR~~Term SOFR, or ~~LIBO Rate~~SOFR, or any applicable default rate pursuant to Section 2.7, and such determination shall be conclusive and binding except in the case of the Administrative Agent’s manifest error or willful misconduct.  The Administrative Agent shall promptly give notice to the Borrower and each Lender of each determination of Adjusted ~~LIBOR~~Term SOFR with respect to each ~~Eurocurrency~~SOFR Borrowing.
(d)Interest Rate Adjustment in Certain Circumstances.  As part of entering into this Agreement, the parties hereto have assumed that the interest payable at the rates set forth in this Agreement is not and will not become subject to Swiss Withholding Tax.  Notwithstanding the foregoing, the parties hereto agree that in the event that (A) Swiss Withholding Tax is due on interest payments or other payments by any Loan Party under this Agreement and (B) such Loan Party is unable, by reason of Swiss law, to comply with Section 3.3(b) (as such Section would be in effect without giving effect to this Section 2.6(d)), the interest rates payable by such Loan Party under this Agreement, including limitations herein, shall be increased in such a way that the amount of interest effectively paid to each Lender corresponds to an amount which (after making any deduction of the Non-Refundable Portion (as defined below) of the Swiss Withholding Tax) equals the payment that would have been due had no deduction of Swiss Withholding Tax been required.  For the purposes of this Section 2.6(d), “Non-Refundable Portion” shall mean Swiss Withholding Tax at the standard rate (being, as at the date hereof, 35%) unless a tax ruling issued by the Swiss Federal Tax Administration confirms that, in relation to a specific Lender based on an applicable double tax treaty, the Non-Refundable Portion is a specified lower rate in which case such lower rate shall be applied in relation to such Lender.  The Borrower or Holdings shall provide to the Administrative Agent the documents required by law or applicable double taxation treaties for the Lenders to claim a refund of any Swiss Withholding Tax so deducted.
(e)Benchmark Replacement Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent (in consultation with the Borrower) will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document (subject to the consultation rights of the Borrower set forth herein and in the definition of “Benchmark Replacement Conforming Changes”). The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.7Default Rate.  If any payment of principal or interest on any Loan is not made when due after the expiration of the grace period therefor provided in Section 7.1(a) (whether by acceleration or otherwise), or any Reimbursement Obligation is not paid when due as provided in Section 2.12(c), such principal or interest amount or Reimbursement Obligation shall bear interest (computed on the basis of a year of 360, 365 or 366 days, as applicable, and actual days elapsed) after any such grace period expires until such amount then due is paid in full, which the Borrower agrees to pay on demand, at a rate per annum equal to:
(a)for any Base Rate Loan, the lesser of (i) the Highest Lawful Rate, or (ii) the sum of (x) two percent (2%) per annum, plus (y) the rate of interest in effect on such Base Rate Loan as otherwise provided in Section 2.6(a);
(b)for any ~~Eurocurrency~~SOFR Loan, the lesser of (i) the Highest Lawful Rate, or (ii) the sum of (x) two percent (2%) per annum, plus (y) the rate of interest in effect on such ~~Eurocurrency~~SOFR Loan as otherwise provided in Section 2.6(b) at the time of such default until the end of the Interest Period for such ~~Eurocurrency~~SOFR Loan and, thereafter, at a rate per annum pursuant to this clause (y) equal to the rate of interest as otherwise provided in Section 2.6(a); and
(c)for any unpaid Reimbursement Obligations, the lesser of (i) the Highest Lawful Rate, or (ii) the sum of two percent (2%) per annum plus (x) in the case of any Reimbursement Obligations payable in Dollars, the Alternate Base Rate from time to time in effect, or (y) in the case of any Reimbursement Obligations payable in any Alternative Currency, the interest rate that would otherwise then be applicable under this Agreement to a ~~Eurocurrency~~SOFR Loan for an Interest Period of one month as from time to time in effect.

It is the intention of the Administrative Agent and the Lenders to conform strictly to usury laws applicable to them.  Accordingly, if the transactions contemplated hereby or any Loan or other Obligation would be usurious as to any of the Lenders under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement, the Notes or any other Credit Document), then, in that event, notwithstanding anything to the contrary in this Agreement, the Notes or any other Credit Document, it is agreed as follows:  (i) the aggregate of all consideration which constitutes interest under laws applicable to such Lender that is contracted for, taken, reserved, charged or received by such Lender under this Agreement, the Notes or any other Credit Document or otherwise shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited by such Lender on the principal amount of the Loans or to the Reimbursement Obligations (or, if the principal amount of the Loans and all Reimbursement Obligations shall have been paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Loans is accelerated by reason of an election of the holder or holders thereof resulting from any Event of Default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under laws applicable to such Lender may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Agreement, the Notes, any other Credit Document or otherwise shall be automatically canceled by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Loans or to the Reimbursement Obligations (or if the principal amount of the Loans and all Reimbursement Obligations shall have been paid in full, refunded by such Lender to the Borrower).

Section 2.8Repayment of Loans; Evidence of Debt.
(a)Repayment of Loans.  The Borrower hereby promises to pay to the Administrative Agent for the account of each Lender, on (i) the Commitment Termination Date ~~for~~applicable to the Non-

Extended 2023 Commitments of such Lender, the unpaid amount of each Non-Extended Revolving 2023 Loan then outstanding and owed to such Lender, and (ii) the Commitment Termination Date applicable to the Extended 2025 Commitments of such Lender, the unpaid amount of each Extended 2025 Revolving Loan then outstanding and owed to such Lender.
(b)Record of Loans by Lenders.  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and accrued interest payable and paid to such Lender from time to time hereunder.
(c)Record of Loans by Administrative Agent.  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or accrued interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)Evidence of Obligations.  The entries made in the accounts maintained pursuant to Section 2.8(b) or 2.8(c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)Notes.  The Loans outstanding to the Borrower from each Lender shall, at the written request of such Lender, be evidenced by a promissory note of the Borrower payable to such Lender and its registered assigns in the form of Exhibit 2.8 (Master Note) (each a “Note”).  The Borrower agrees to execute and deliver to the Administrative Agent, for the benefit of each Lender and its registered assigns requesting one or more promissory notes as aforesaid, an original of each such promissory note, appropriately completed, to evidence the respective Loans made by such Lender hereunder, promptly after the Borrower receives a written request therefor.
(f)Recording of Loans and Payments on Notes.  Each holder of a Note shall record on its books and records or on a schedule to its appropriate Note (and prior to any transfer of any Note shall record thereon or on schedules forming a part thereof appropriate notations to evidence) the amount of each Loan outstanding from it to the Borrower evidenced by such Note, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan and, if a ~~Eurocurrency~~SOFR Loan the Interest Period and interest rate applicable thereto.  Such record, whether shown on the books and records of a holder of a Note or on a schedule to its Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any holder to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans outstanding to it hereunder together with accrued interest thereon.  At the request of any holder of a Note and upon such holder tendering to the Borrower the Note to be replaced, the Borrower shall furnish a new Note to such holder to replace any outstanding Note and at such time the first notation appearing on the schedule on the reverse side of, or attached to, such new Note shall set forth the aggregate unpaid principal amount of all Loans evidenced by such Note, if any, then outstanding thereon.
Section 2.9Optional Prepayments.  The Borrower shall have the privilege of prepaying any Base Rate Borrowing without premium or penalty at any time in whole or at any time and from time to time in part (but, if in part, then in an amount which is equal to or greater than $1,000,000); provided, however, that the Borrower shall have given notice of such prepayment to the Administrative Agent no later than 12:00 P.M. on the date of such prepayment.  The Borrower shall have the privilege of prepaying any

~~Eurocurrency~~SOFR Borrowing (a) without premium or penalty in whole or in part (but, if in part, then in an amount which is equal to or greater than $5,000,000 and in an integral multiple of $100,000 or such smaller amount as needed to prepay a particular Borrowing in full) only on the last Business Day of an Interest Period for such Borrowing, and (b) at any other time without premium or penalty except for the breakage costs, expenses and funding losses that are required to be paid pursuant to Section 2.11; provided, however, that the Borrower shall have given notice of such prepayment to the Administrative Agent no later than 12:00 P.M. at least three (3) Business Days before the last Business Day of such Interest Period or the proposed prepayment date.  A notice delivered under this Section 2.9 may be conditioned upon the effectiveness of other transactions, including other credit facilities or the closing of one or more securities offerings, in which case such notice shall be deemed rescinded if such condition shall fail to be satisfied by the proposed prepayment date; provided, that upon any such rescission, the applicable Borrower shall be liable for any breakage fees and funding losses that are required to be paid pursuant to Section 2.11.  Any such prepayments shall be made by the payment of the principal amount to be prepaid and accrued and unpaid interest thereon to the date of such prepayment.  Unless otherwise specified in writing by the Borrower, optional prepayments shall be applied first, to the Loans, second, to the Reimbursement Obligations with respect to Letters of Credit, and third to any other Obligations then outstanding.  Each prepayment of Revolving Loans pursuant to this Section 2.09 shall be applied ratably to the Revolving Loans (including the Non-Extended 2023 Revolving Loans and the Extended 2025 Revolving Loans then in effect).

Section 2.10Mandatory Prepayments of Loans.
(a)In the event and on each occasion that the Dollar Equivalent of the aggregate principal amount of (i) outstanding Revolving Obligations in respect of Non-Extended 2023 Revolving Loans exceeds the ~~Revolving Credit~~aggregate amount of Non-Extended 2023 Commitments ~~Amount~~ then in effect, the Borrower shall promptly prepay Borrowings in respect of Non-Extended 2023 Revolving Loans in an aggregate amount sufficient to eliminate such excess or (ii) outstanding Revolving Obligations in respect of Extended 2025 Revolving Loans exceeds the aggregate amount of Extended 2025 Commitments then in effect, the Borrower shall promptly prepay Borrowings in respect of Extended 2025 Revolving Loans in an aggregate amount sufficient to eliminate such excess.

~~(b) With respect to each Borrowing as to which a Use of Proceeds Certificate is required to have been delivered pursuant to Section 4.2(e)(ii), if and to the extent the Borrower has not applied the proceeds of such Borrowing for the purposes specified in such Use of Proceeds Certificate or for other purposes permitted by this Agreement by the fifth (5th) Business Day following the date such Borrowing is made, then on the next Business Day the Borrower shall prepay the Revolving Loans in an aggregate principal amount equal to the lesser of (i) such unused proceeds and (ii) the amount necessary to cause the Available Cash of the Consolidated Group to be less than or equal to $500,000,000 at the end of such Business Day.~~

(b)If, on any Friday or on the date of receipt of net cash proceeds from any sale of any Rig (or if such day is not a Business Day, the immediately succeeding Business Day) (each such date, an “Excess Cash Test Date”), (a) any Revolving Loans are outstanding and (b) Available Cash exceeds $325,000,000, then the Borrower shall prepay, or shall cause to be prepaid, to the Administrative Agent for the account of the Lenders, within three (3) Business Days after such Excess Cash Test Date, Revolving Loans and Reimbursement Obligations (when taken together with all accrued and unpaid interest on the Revolving Loans and Reimbursement Obligations to be so prepaid) in an amount equal to the lesser of (i) the excess of Available Cash as of such Excess Cash Test Date over $325,000,000 and (ii) the principal amount of Revolving Loans and Reimbursement Obligations outstanding (and any such payment shall not reduce the Commitments).  To the extent that any amount is required to be prepaid pursuant to this Section 2.10(b) with respect to any Excess Cash Test Date, the Borrower shall deliver to the Administrative Agent, no later than the date such prepayment is required to be made, a certificate of a responsible officer of the

Borrower certifying the amount required to be so prepaid with respect to such Excess Cash Test Date, as reasonably determined or reasonably estimated by the Borrower in good faith. Each prepayment of Revolving Loans pursuant to this Section 2.10(b) shall be applied ratably to the Revolving Loans (including the Non-Extended 2023 Revolving Loans and the Extended 2025 Revolving Loans then in effect).
(c)Within (i) three (3) Business Days after the Borrower takes any action (including, without limitation, the disposition or sale of any Rig or any other asset of the Consolidated Group or the incurrence of secured Indebtedness) that results in the Revolving Obligations exceeding the CNTA Threshold or (ii) fifteen (15) days after a responsible officer of the Borrower obtains knowledge of any other change in the CNTA Threshold that results in the Revolving Obligations exceeding the CNTA Threshold, the Borrower shall prepay the Revolving Loans and Cash Collateralize L/C Exposure in an aggregate amount at least equal to the amount necessary to reduce the Revolving Obligations to an amount less than the CNTA Threshold. Each prepayment of Revolving Loans pursuant to this Section 2.10(c) shall be applied ratably to the Revolving Loans (including the Non-Extended 2023 Revolving Loans and the Extended 2025 Revolving Loans then in effect).
(d)Immediately upon determining the need to make any such prepayment, the Borrower shall notify the Administrative Agent of such required prepayment and of the identity of the particular Borrowings being prepaid.  If the Administrative Agent shall notify the Borrower that the Administrative Agent has determined that any prepayment is required under this Section 2.10~~(a)~~, the Borrower shall make such prepayment no later than the second Business Day following such notice.  Any mandatory prepayment pursuant hereto shall not be limited by the notice provision for prepayments set forth in Section 2.9.  Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and any applicable breakage costs, expenses and funding losses pursuant to Section 2.11.
Section 2.11Breakage Costs.  If any Lender incurs any cost, expense or loss (excluding loss of anticipated profits and other indirect or consequential damages) by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any ~~Eurocurrency~~SOFR Loan as a result of any of the following events (other than any such occurrence as a result of a change of circumstance described in Sections 8.1 or 8.2):
(a)any payment, prepayment or conversion of any such Loan on a date other than the last day of its Interest Period (whether by acceleration, mandatory prepayment or otherwise);
(b)any failure to make a principal payment of any such Loan on the due date therefor;
(c)any failure by the Borrower to borrow, continue or prepay, or convert to, any such Loan on the date specified in a notice given pursuant to Section 2.3 (other than by reason of a default of such Lender); or
(d)any assignment of such ~~Eurocurrency~~SOFR Loan that is required by the Borrower pursuant to Section 2.16 or Section 8.6;

then the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense.  Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) with respect to a ~~Eurocurrency~~SOFR Loan, the amount of interest which would have accrued on the principal amount of such ~~Eurocurrency~~SOFR Loan had such event not occurred, at ~~the LIBO Rate~~SOFR that would have been applicable to such ~~Eurocurrency~~SOFR Loan (excluding, for the avoidance of doubt, the Applicable Margin for such ~~Eurocurrency~~SOFR Loan), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such ~~Eurocurrency~~SOFR Loan) over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the London or European interbank market.  If any Lender makes such a claim for compensation, it shall provide to the Borrower a certificate executed by an officer of such Lender setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) no later than ninety (90) days after the event giving rise to the claim for compensation, and the amounts shown on such certificate shall be prima facie evidence of such Lender’s entitlement thereto.  Within ten (10) days of receipt of such certificate, the Borrower shall pay directly to such Lender such amount as will compensate such Lender for such loss, cost or expense as provided herein, unless such Lender has failed to timely give notice to the Borrower of such claim for compensation as provided herein, in which event the Borrower shall not have any obligation to pay such claim.

Section 2.12Letters of Credit.
(a)Letters of Credit.  Subject to the terms and conditions hereof, including, without limitation, the conditions precedent in Section 4.2, the limitations set forth in the definition of the term “Issuing Bank,” and any applicable requirements of Section 2.14, each Issuing Bank agrees, severally and not jointly, to issue, from time to time prior to the Commitment Termination Date, at the request of the Borrower and on behalf of the Lenders and in reliance on their obligations under this Section 2.12, one or more Letters of Credit for the Borrower’s account in a face amount in each case of at least $500,000 (or such lower amount as the relevant Issuing Bank may approve in its sole discretion) or, if denominated in any Alternative Currency, the Dollar Equivalent of at least $500,000 (or such lower amount as the relevant Issuing Bank may approve in its sole discretion), and in an aggregate undrawn face amount for all Letters of Credit at any time outstanding not to exceed the applicable Letters of Credit Maximum Amount; provided, that no Issuing Bank (i) shall be required to issue any Letter of Credit denominated in a currency not set forth in such Issuing Bank’s Issuing Bank Agreement or (in the case of DNB Bank ASA, New York Branch only) denominated in Brazilian Real, and (ii) shall issue, increase or extend a Letter of Credit pursuant to this Section 2.12 (w) if, immediately after the issuance, increase or extension thereof, the outstanding Revolving Obligations would thereby exceed the lesser of the Revolving Credit Commitments Amount (determined in accordance with Section 10.19) then in effect and the CNTA Threshold, (x) if, immediately after the issuance, increase or extension thereof, the aggregate undrawn face amount of all Letters of Credit then outstanding would at any time thereafter (giving effect to the respective scheduled expiration dates thereof and any automatic extensions provided therein) exceed the Letters of Credit Maximum Amount scheduled to be in effect at any such time thereafter (giving effect to any reductions resulting from the scheduled expiration of the Commitments of Declining Lenders or of the Non-Extended 2023 Commitments, in each case, not offset by new or increased Commitments of Replacement Lenders or Extending Lenders pursuant to Section 2.16), or (y) if, immediately after the issuance, increase or extension thereof, all Letters of Credit that are not Performance Letters of Credit then outstanding would any time thereafter (giving effect to the respective scheduled expiration dates thereof and any automatic extensions provided therein) exceed $300,000,000, or (z) if the issuance of such Letter of Credit would violate any legal or regulatory restriction then applicable to such Issuing Bank or any Lender as notified by such Issuing Bank or such Lender to the Administrative Agent before the date of issuance of such Letter of Credit.  Letters of Credit and any increases and extensions thereof hereunder may be issued in face amounts of either U.S. Dollars or any Alternative Currency; provided, that the Dollar Equivalent of the aggregate undrawn face amount of Letters of Credit in any Alternative Currencies determined, with respect to each such Letter of Credit, in accordance with Section 10.19 on the date such Letter of Credit is issued, increased and extended, as applicable, shall not exceed in the aggregate the Alternative Currency Sublimit.  If the Administrative Agent notifies the Issuing Banks that any conditions precedent set forth in Section 4.2 have not been satisfied and instruct the Issuing Banks to suspend the issuance, amendment, renewal or extension of Letters of Credit, no Issuing Bank shall issue, amend, renew or extend any Letter of Credit without the consent of the Administrative Agent until such notice is withdrawn by the Administrative Agent.  Notwithstanding anything to the contrary set forth in this Agreement, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of any Member of the Consolidated Group; provided, that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such statement shall not affect the Borrower’s Reimbursement Obligations hereunder with respect to such Letter of Credit.
(b)Issuance Procedure.
(i)To request that an Issuing Bank issue a Letter of Credit, the Borrower shall deliver to such Issuing Bank and the Administrative Agent (with a duplicate copy to an operations employee of such Issuing Bank as designated by such Issuing Bank from time to time) a duly executed issuance request substantially in the form of Exhibit 2.12(b) or such other form specified by such Issuing Bank and acceptable to the Administrative Agent (each an “Issuance Request”), together with a duly executed Application (unless previously executed and delivered by the Borrower) for the relevant Letter of Credit substantially in the form specified by such Issuing Bank and acceptable to the Administrative Agent and the Borrower (each an “Application”), or such other computerized issuance or application procedure, instituted from time to time by such Issuing Bank and the Administrative Agent and agreed to by the Borrower, completed to the reasonable satisfaction of such Issuing Bank and the Administrative Agent, and such other information as such Issuing Bank and the Administrative Agent may reasonably request.  In the event of any irreconcilable difference or inconsistency between this Agreement and any Application, the provisions of this Agreement shall govern.  Upon receipt of a properly completed and executed Issuance Request and Application (as required) and any other reasonably requested information (x) with respect to Letters of Credit denominated in U.S. Dollars, at least three (3) Business Days and (y) with respect to Letters of Credit denominated in any Alternative Currency, at least four (4) Business Days prior to any requested issuance date, such Issuing Bank will process such Issuance Request in accordance with its customary procedures and, subject to the Borrower’s compliance with any applicable requirements of Section 2.14, issue the requested Letter of Credit on the requested issuance date.  The Borrower may cancel any requested issuance of a Letter of Credit prior to the issuance thereof.  The Issuing Bank will notify the Administrative Agent and each Lender of the amount, currency, and expiration date of each Letter of Credit it issues promptly upon issuance thereof.  Subject to clause (b)(ii) below, each Letter of Credit shall have an expiration date no later than five (5) Business Days before the Scheduled Commitment Termination Date, provided, that if the Scheduled Commitment Termination Date has been extended to a subsequent date pursuant to Section 2.16 ~~(such subsequent date being the “Extended Commitment Termination Date”)~~, the expiration of such Letter of Credit may be no later than five (5) Business Days before such Extended Commitment Termination Date, so long as at the time of issuance of such Letter of Credit and after giving effect thereto, (i) the sum of all outstanding Revolving Loans and L/C Obligations of all Extending Lenders and any Replacement Lenders would not exceed the total Commitments of the Extending Lenders and any Replacement Lenders agreed to be in effect after extension of the Scheduled Commitment Termination Date, (ii) the sum of the outstanding Revolving Loans and L/C Obligations of each Extending Lender and Replacement Lender would not exceed the Commitment of such Extending Lender or Replacement Lender agreed to be in effect after extension of the Scheduled Commitment Termination Date, and (iii) all other conditions and requirements set forth in Section 2.12(a) with respect to such Letter of Credit have been satisfied.  If any Issuing Bank issues any Letters of Credit with expiration dates that automatically extend unless such Issuing Bank gives notice that the expiration date will not so extend, such Issuing Bank will give such notice of non-renewal before the time necessary to prevent such automatic extension if (and will not give such notice of non-renewal before such time unless) before such required notice date (i) the expiration date of such Letter of Credit if so extended would be later than five (5) Business Days before the

Scheduled Commitment Termination Date or Extended Commitment Termination Date, if applicable, (ii) the Scheduled Commitment Termination Date or Extended Commitment Termination Date, if applicable, shall have occurred, (iii) a Default or an Event of Default exists and the Required Lenders have given such Issuing Bank instructions not to so permit the expiration date of such Letter of Credit to be extended, or (iv) such Issuing Bank is so directed by the Borrower.  Each Issuing Bank agrees to issue amendments to any Letter of Credit issued by it increasing its amount, or extending its expiration date, at the request of the Borrower, subject to the conditions precedent of Section 4.2 and the other terms and conditions of this Section 2.12, including without limitation, any applicable requirements of Section 2.14.
(ii)Notwithstanding anything to the contrary herein, with the consent of the applicable Issuing Bank, any Letter of Credit issued by such Issuing Bank may have an expiration date later than five (5) Business Days before the Scheduled Commitment Termination Date or Extended Commitment Termination Date, as applicable, to any such later date as may be agreed by the applicable Issuing Bank, if the Borrower shall provide or cause to be provided, no later than the Scheduled Commitment Termination Date or Extended Commitment Termination Date, as applicable, (1) Cash Collateral or a back-to-back letter of credit from a bank or financial institution whose short-term unsecured debt rating is rated A or above from either S&P or Moody’s (or such other bank or financial institution satisfactory to the applicable Issuing Bank) and which provides that such Issuing Bank may make a drawing thereunder in the event that such Issuing Bank pays a drawing under such Letter of Credit, in each case, in an amount equal to (i) with respect to Letters of Credit issued in U.S. Dollars, not less than 105% of the undrawn face amount of such Letter of Credit or (ii) with respect to Letters of Credit issued in Alternative Currencies, in an amount to be agreed by the applicable Issuing Bank or (2) other arrangements satisfactory to the applicable Issuing Bank in its sole discretion shall have been made with respect to such Letter of Credit; provided, each Lender’s participation under Section 2.12(d) in any such Letter of Credit shall revert to such Issuing Bank on the Scheduled Commitment Termination Date or Extended Commitment Termination Date, as applicable, and no Lender shall be entitled to any Letter of Credit fees pursuant to Section 3.1(b) on and after Scheduled Commitment Termination Date or Extended Commitment Termination Date, as applicable.
(iii)Each Issuing Bank that issues a Letter of Credit agrees to issue amendments to any Letter of Credit increasing its amount, or extending its expiration date, at the request of the Borrower, subject to the conditions precedent set forth in Section 4.2 (which each Issuing Bank may assume are satisfied unless notified otherwise by the Administrative Agent) and the other terms and conditions of this Section 2.12.
(c)Borrower’s Reimbursement Obligations.
(i)The Borrower hereby irrevocably and unconditionally agrees to reimburse each Issuing Bank for each payment or disbursement made by such Issuing Bank to settle its obligations under any draft drawn or other payment made under a Letter of Credit (a “Reimbursement Obligation”) within ~~two~~one (~~2~~1) Business ~~Days~~Day from when such draft is paid or other payment is made with either funds not borrowed hereunder or with a Borrowing made pursuant to Section 2.3 and the other terms and conditions contained in this Agreement.  The Borrower’s Reimbursement Obligation shall apply to all Letters of Credit issued hereunder, regardless of whether the obligations supported by such Letters of Credit are those of the Borrower, any other Member of the Consolidated Group, or any other Person.  The Reimbursement Obligation shall bear interest (which the Borrower hereby promises to pay) from and after the date such draft is paid or other payment is made until (but excluding the date) the Reimbursement Obligation is paid at the lesser of (x) the Highest Lawful Rate, or (y) the Alternate Base Rate plus the Applicable Margin for Base Rate Loans then in effect (in the case of a Letter of Credit payable in Dollars) or the rate of interest that would then be applicable hereunder to a ~~Eurocurrency~~SOFR Loan with an Interest Period of one month plus the Applicable Margin for ~~Eurocurrency~~SOFR Loans then in effect (in the case of a Letter of Credit payable in any Alternative Currency), in each case so long as the Reimbursement

Obligation shall not be past due, and thereafter at the default rate per annum as set forth in Section 2.7(c), whether or not the Commitment Termination Date shall have occurred.  If any such payment or disbursement is reimbursed to such Issuing Bank on the date such payment or disbursement is made by such Issuing Bank, interest shall be paid to such Issuing Bank on the reimbursed amount for one (1) day.  Each Issuing Bank shall give the Borrower notice of any drawing on a Letter of Credit issued by it within one (1) Business Day after such drawing is paid.
(ii)The Borrower agrees for the benefit of each Issuing Bank and each Lender that, notwithstanding any provision of any Application, the obligations of the Borrower under this Section 2.12(c) and each required Application shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement and each required Application under all circumstances whatsoever (other than the defense of payment in accordance with this Agreement), including, without limitation, the following circumstances (subject in all cases to the defense of payment in accordance with this Agreement):
(A)any lack of validity or enforceability of any of the L/C Documents;
(B)any amendment or waiver of or any consent to depart from all or any of the provisions of any of the L/C Documents;
(C)the existence of any claim, set-off, defense or other right the Borrower may have at any time against a beneficiary of a Letter of Credit (or any person for whom a beneficiary may be acting), any Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, another L/C Document or any unrelated transaction;
(D)any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(E)payment by any Issuing Bank under a Letter of Credit against presentation to such Issuing Bank of a draft or certificate that does not comply with the terms of the Letter of Credit; or
(F)any other act or omission to act or delay of any kind by any Issuing Bank, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 2.12(c), constitute a legal or equitable discharge of the Borrower’s obligations hereunder, under an Issuance Request or under an Application;

provided, however, the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (but excluding consequential damages, which are hereby waived to the extent not prohibited by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s gross negligence or willful misconduct.

(d)The Participating Interests.  Each Lender severally and not jointly agrees to purchase from each Issuing Bank, and each Issuing Bank hereby agrees to sell to each Lender, an undivided percentage participating interest, to the extent of its Applicable Percentage, in each Letter of Credit issued by, and Reimbursement Obligation owed to, such Issuing Bank in connection with a Letter of Credit; provided, however, that (x) with respect to the Non-Extended 2023 Commitments, if the Original Maturity Date has been extended pursuant to Section 2.16, then on the Original Maturity Date, the undivided percentage participating interest of each Declining Lender with respect to each issued and then-outstanding Letter of Credit that will continue in effect thereafter shall automatically be reallocated to the Extending Lenders and any Replacement Lenders in accordance with their respective Applicable Percentages after giving effect to their respective Non-Extended 2023 Commitments as in effect upon and after extension of the Original Maturity Date and (y) with respect to the Extended 2025 Commitments, if the Fifth Amendment Extended Maturity Date has been extended pursuant to Section 2.16, then on the Fifth Amendment Extended Maturity Date, the undivided percentage participating interest of each Declining Lender with respect to each issued and then-outstanding Letter of Credit that will continue in effect thereafter shall automatically be reallocated to the Extending Lenders and any Replacement Lenders in accordance with their respective Applicable Percentages after giving effect to their respective Extended 2025 Commitments as in effect upon and after extension of the Fifth Amendment Extended Maturity Date; provided, further that on the Commitment Termination Date with respect to the Non-Extended 2023 Commitments, the undivided percentage participating interest of each Lender under the Non-Extended 2023 Commitments with respect to each issued and then-outstanding Letter of Credit that will continue in effect thereafter shall automatically be reallocated to the Lenders holding Extended 2025 Commitments in accordance with their respective Applicable Percentages after giving effect to the termination of the Non-Extended 2023 Commitments, but only to the extent that (A) the sum of all such L/C Exposure to be reallocated does not exceed the total Extended 2025 Commitments then in effect and (B) after giving effect to any such reallocation, no Lender’s Revolving Credit Exposure shall exceed such Lender’s Extended 2025 Commitment then in effect (provided that if the reallocation described in this proviso cannot, or can only partially, be effected, the Borrower shall, within one (1) Business Day following the Borrower’s receipt of written notice from the Administrative Agent, Cash Collateralize for the benefit of the applicable Issuing Banks only the Borrower’s obligations corresponding to such L/C Exposure to be reallocated (after giving effect to any partial reallocation permitted in this proviso) in accordance with the procedures set forth in Section 7.4 for so long as such L/C Exposure is outstanding).  Upon any failure by the Borrower to pay any Reimbursement Obligation in connection with a Letter of Credit at the time required in Sections 2.12(c) and 2.3(e), or if any Issuing Bank is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment by the Borrower of any Reimbursement Obligation in connection with a Letter of Credit, such Issuing Bank shall promptly give notice of same to each Lender, and such Issuing Bank shall have the right to require each Lender to fund its participation in such Reimbursement Obligation.  Each Lender (except the Issuing Bank for the applicable Letter of Credit to the extent it is also a Lender) shall pay to the Issuing Bank an amount in Dollars equal to (x) with respect to Reimbursement Obligation payable in Dollars, such Lender’s Applicable Percentage of such unpaid or returned Reimbursement Obligation or (y) with respect to Reimbursement Obligation payable in any Alternative Currency, Dollar Equivalent (determined using the Exchange Rate in effect on the payment date) of such Lender’s Applicable Percentage of such unpaid or returned Reimbursement Obligation, not later than the Business Day it receives notice from such Issuing Bank to such effect, if such notice is received before 2:00 P.M., or not later than the following Business Day if such notice is received after such time.  If a Lender fails to pay timely such amount to any Issuing Bank, it shall also pay to such Issuing Bank interest on such amount accrued from the date payment of such amount was made by such Issuing Bank to the date of such payment by the Lender at a rate per annum equal to the Administrative Agent’s cost of funds, such rate to be applicable until the second Business Day after such payment by such Issuing Bank and thereafter at the Alternate Base Rate in effect for each such day, and only after such payment shall such Lender be entitled to receive its Applicable Percentage (or, with respect to Reimbursement Obligation payable in any Alternative Currency, Dollar Equivalent determined using the Exchange Rate in effect on the payment date of its Applicable Percentage) of each payment received on the relevant Reimbursement Obligation and of interest paid thereon.  The several obligations of the Lenders to each Issuing Bank under this Section 2.12(d) shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment any Lender may have or have had against the Borrower, such Issuing Bank, and any other Lender or any other Person whatsoever including, but not limited to, any defense based on the failure of the demand for payment under the Letter of Credit to conform to the terms of such Letter of Credit or the legality, validity, regularity or enforceability of such Letter of Credit and INCLUDING, BUT NOT LIMITED TO, THOSE RESULTING FROM SUCH ISSUING BANK’S OWN SIMPLE OR CONTRIBUTORY NEGLIGENCE.  Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any subsequent reduction or termination of any Commitment of a Lender, and each payment by a Lender under this Section 2.12(d) shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Application related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
(f)Designation of Additional Issuing Banks.  From time to time, the Borrower may, by notice to the Administrative Agent, designate as additional Issuing Banks one or more Lenders, or such Lenders’ Affiliates, that agree to serve in such capacity as provided below and are acceptable to the Administrative Agent.  The acceptance by a Lender or such Lender’s Affiliate of any appointment as an Issuing Bank hereunder shall be evidenced by an Issuing Bank Agreement.  From and after the effective date of such agreement, (i) such Lender or such Lender’s Affiliate shall have all the rights and obligations of an Issuing Bank under this Agreement and the other Credit Documents and (ii) references herein and in the other Credit Documents to the term “Issuing Bank” shall be deemed to include such Lender or such Lender’s Affiliate in its capacity as an Issuing Bank.  The Issuing Bank Agreement of any Issuing Bank may limit the total stated amounts and the currencies in which such Issuing Bank will issue Letters of Credit, and any such limitations will, as to such Issuing Bank, be deemed to be incorporated in this Agreement.
(g)Replacement of an Issuing Bank.  An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank, and the successor Issuing Bank.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.1(b).  From and after the effective date of any such replacement, the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(h)Issuing Bank Reports.  Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) on or prior to each Business Day on which such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, the currencies and stated amounts of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), it being understood that such Issuing Bank shall not effect any issuance, renewal, extension or amendment resulting in an increase in the aggregate amount of the Letters of Credit issued by it without first obtaining written confirmation from the Administrative Agent that such increase is then permitted under this Agreement, (ii) on each Business Day on which such Issuing Bank makes any payment under any Letter of Credit, the date, currency and amount of such payment, (iii) on any Business Day on which the Borrower fails to reimburse any payment under any Letter of Credit required to be reimbursed to such Issuing Bank on such day, the date of such failure, the currency and amount of such payment, and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.
(i)Existing Letters of Credit.  Each of the Existing Letters of Credit shall, for all purposes of this Agreement, be deemed to be Letters of Credit issued under this Agreement on the Effective Date, and shall be subject to all requirements, terms and conditions applicable to Letters of Credit issued and outstanding under this Agreement at all times on and after the Effective Date.
Section 2.13Commitment Reductions and Terminations.  The Borrower shall have the right at any time and from time to time, upon three (3) Business Days’ prior and irrevocable written notice (provided, such notice may be conditioned upon the effectiveness of other transactions, including other credit facilities or the closing of one or more securities offerings, in which case such notice shall be deemed rescinded if such condition shall fail to be satisfied by the proposed effective date of such commitment termination, provided, further, that upon any such rescission, the Borrowers shall be liable for any breakage fees and funding losses that are required to be paid pursuant to Section 2.11) to the Administrative Agent, to terminate or reduce the Commitments (ratably across all Commitments of each Class then in effect) without premium or penalty, in whole or in part, with any partial reduction (i) to be in an amount not less than $5,000,000 as determined by the Borrower and in integral multiples of $5,000,000 and (ii) as to the Commitments to be allocated ratably among the Lenders in proportion to their respective Commitments; provided, that the Revolving Credit Commitments Amount may not be reduced to an amount less than the sum of the aggregate principal amount of outstanding Revolving Obligations, after converting, if necessary, any such outstanding Revolving Obligations to their Dollar Equivalent amounts in accordance with Section 10.19 and after giving effect to payments on such proposed termination or reduction date, except, in the case of L/C Obligations, to the extent the Borrower Cash Collateralizes such L/C Obligations or furnishes to the applicable Issuing Bank(s) “back-to-back” letters of credit from bank(s) or financial institution(s) whose short-term unsecured debt rating is rated A or above from either S&P or Moody’s or such other bank(s) or financial institution(s) satisfactory to the Required Lenders in an amount equal to the undrawn face amount of any applicable outstanding Letters of Credit with an expiration date of at least five (5) days after the expiration date of any applicable Letter of Credit and which provide that such Issuing Bank may make a drawing under such “back-to-back” letter of credit in the event that it pays a drawing under such Letter of Credit.  The Administrative Agent shall give prompt notice to each Lender of any such termination or reduction of the Commitments.  Any termination of Commitments pursuant to this Section 2.13 is permanent and may not be reinstated.
Section 2.14Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)such Defaulting Lender shall be entitled to receive a facility fee (otherwise payable to such Defaulting Lender pursuant to Section 3.1(a)) only to the extent allocable to the sum of (i) the outstanding principal amount of the Loans funded by it, and (ii) its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 7.4;
(b)the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders (or each Lender) or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.11); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification providing for an increase in such Defaulting

Lender’s Commitment, providing for an extension of the Commitment Termination Date applicable to such Defaulting Lender’s Commitment, or requiring the consent of each directly and adversely affected Lender pursuant to Section 10.11(i)(C) if such Defaulting Lender is a directly and adversely affected Lender;
(c)if any L/C Exposure exists with respect to such Lender at the time such Lender becomes a Defaulting Lender, then:
(i)all or any part of the L/C Exposure of such Defaulting Lender shall be reallocated (effective as of the date such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (for the purposes of such reallocation, such Defaulting Lender’s Commitment shall be disregarded in determining the Non-Defaulting Lenders’ respective Applicable Percentages), but only to the extent that (A) the sum of all Non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s L/C Exposure does not exceed the total of all Non-Defaulting Lenders’ Commitments, (B) after giving effect to any such reallocation, no Non-Defaulting Lender’s Revolving Credit Exposure shall exceed such Non-Defaulting Lender’s Commitment and (C) no Event of Default has occurred and is continuing at such time and the other conditions set forth in Section 4.2(b) have been satisfied at such time;
(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, within one Business Day following the Borrower’s receipt of written notice from the Administrative Agent, Cash Collateralize for the benefit of the applicable Issuing Banks only the Borrower’s obligations corresponding to such Defaulting Lender’s L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 7.4 for so long as such L/C Exposure is outstanding;
(iii)if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s L/C Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any Letter of Credit fees pursuant to Section 3.1(b) with respect to such Defaulting Lender’s L/C Exposure during the period such Defaulting Lender’s L/C Exposure is Cash Collateralized by the Borrower;
(iv)if all or any portion of such Defaulting Lender’s L/C Exposure is reallocated pursuant to clause (i) above, then all Letter of Credit fees that otherwise would have been payable to such Defaulting Lender under Section 3.1(b) with respect to such Defaulting Lender’s reallocated L/C Exposure shall be payable to the Non-Defaulting Lenders in accordance with such Non-Defaulting Lenders’ Applicable Percentages after giving effect to such reallocation; and
(v)if all or any portion of such Defaulting Lender’s L/C Exposure is neither reallocated nor Cash Collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all Letter of Credit fees that otherwise would have been payable to such Defaulting Lender under Section 3.1(b) with respect to such Defaulting Lender’s unreallocated L/C Exposure shall be payable to the Issuing Banks, ratably based on the portion of the Fronting Exposure attributable to the Letters of Credit issued by each Issuing Bank, until and to the extent that such L/C Exposure is reallocated and/or Cash Collateralized pursuant to clause (i) or (ii) above;

(d)so long as such Lender is determined by the Administrative Agent or any Issuing Bank to be a Defaulting Lender, such Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related Fronting Exposure and the Defaulting Lender’s then outstanding L/C Exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or Cash Collateral will be provided by the Borrower in accordance with Section 2.14(c)(ii), and participating interests in any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.14(c)(i) (and such Defaulting Lender shall not participate therein);
(e)any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 7 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.6 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to Cash Collateralize in accordance with the procedures set forth in Section 7.4 the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize in accordance with the procedures set forth in Section 7.4 the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks or as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Banks against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Reimbursement Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Reimbursement Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Reimbursement Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.14(c)(i).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;
(f)in the event that the Administrative Agent, the Borrower, and each Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the L/C Exposures of the Lenders shall be readjusted to reflect the inclusion of such previous Defaulting Lender’s Commitment, and on such date such previous Defaulting Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such previous Defaulting Lender to hold such Loans and L/C Exposure in accordance with its Applicable Percentage; provided, however, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower or any other Loan Party while such previous Defaulting Lender was a Defaulting Lender; and
(g)the rights and remedies against, and with respect to, a Defaulting Lender under this Section 2.14 are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Administrative Agent and each Lender, Issuing Bank, Borrower or any other Loan Party may at any time have against, or with respect to, such Defaulting Lender (whether or not such Defaulting Lender has subsequently ceased to be a Defaulting Lender pursuant to Section 2.14(f)).
Section 2.15[Reserved].
Section 2.16Extensions of Commitment Termination Date.  No earlier than 90 days and at least 30 days prior to any anniversary of the Effective Date, the Borrower may (but in no event on more than two occasions during the term of this Agreement after the Fifth Amendment Effective Date), by written notice to the Administrative Agent, request that (x) with respect to the Non-Extended 2023 Commitments, the Original Maturity Date then in effect and (y) with respect to the Extended 2025 Commitments, the Fifth Amendment Maturity Date then in effect, as applicable, be extended for a one-year period.  On each such occasion, the Administrative Agent shall promptly notify each applicable Lender of such request.  If a Lender agrees, in its individual and sole discretion, to so extend its applicable Commitment (an “Extending Lender”), it shall deliver to the Administrative Agent a written notice of its agreement to do so no earlier than 60 days, but not later than 30 days, prior to such anniversary date, and the Administrative Agent shall promptly thereafter notify the Borrower of such Extending Lender’s agreement to extend its applicable Commitment (and such agreement shall be irrevocable until such anniversary date).  The applicable Commitment of any Lender that declines or fails to accept or respond to the Borrower’s request for extension of the Original Maturity Date or the Fifth Amendment Maturity Date, as applicable, (a “Declining Lender”) shall be terminated on the applicable Commitment Termination Date then in effect for such Lender (without regard to any extension by other Lenders), and on such Commitment Termination Date the Borrower shall pay in full the unpaid principal amount of all applicable Revolving Loans and Reimbursement Obligations owing to such Declining Lender, together with all accrued and unpaid interest thereon and all fees accrued and unpaid under this Agreement to the date of such payment of principal and all other amounts due to such Declining Lender under this Agreement.  The Administrative Agent shall promptly notify each Extending Lender of the aggregate applicable Commitments of the Declining Lenders.  Each Extending Lender may offer to increase its respective applicable Commitment by an aggregate amount up to the aggregate amount of the Declining Lenders’ applicable Commitments and such Extending Lender shall deliver to the Administrative Agent a notice of its offer to so increase its applicable Commitment no later than 15 days prior to such anniversary date (and such offer shall be irrevocable until such anniversary date).  To the extent the aggregate amount of extended applicable Commitments is less than the aggregate amount of applicable Commitments so requested to be extended pursuant to the foregoing, the Borrower shall have the right to require any Declining Lender to (and any such Declining Lender shall) assign in full its rights and obligations under this Agreement to one or more Eligible Assignees (which may be, but need not be, one or more of the existing Lenders) which at the time agree to, in the case of any such Person that is an existing Lender, increase its applicable Commitment and in the case of any other such Person (a “Replacement Lender”) become a party to this Agreement; provided that (i) such assignment is otherwise in compliance with Section 10.10(a), (ii) such Declining Lender receives payment in full of the unpaid principal amount of all applicable Revolving Loans and Reimbursement Obligations owing to such Declining Lender, together with all accrued and unpaid interest thereon and all fees accrued and unpaid under this Agreement to the date of such payment of principal and all other amounts due to such Declining Lender under this Agreement and (iii) any such assignment shall be effective on the date on or before such anniversary date as may be specified by the Borrower and agreed to by the Replacement Lenders or the Extending Lenders, as the case may be, and the Administrative Agent. If, but only if, Extending Lenders and Replacement Lenders have agreed to provide applicable Commitments in an aggregate amount greater than 50% of the aggregate amount of the Non-Extended 2023 Commitments or Extended 2025 Commitments, as applicable, outstanding immediately prior to such anniversary date, the applicable Commitment Termination Date of such Extending Lenders and Replacement Lenders shall be extended by one year.

Section 2.17Increase in Revolving Credit Commitments.
(a)The Borrower may, at any time prior to the Commitment Termination Date, by notice to the Administrative Agent, request that the amount of the Revolving Credit Commitments Amount be increased by an amount of $25,000,000 or an integral multiple of $5,000,000 above such amount (each a “Commitment Increase”) to be effective as of a date that is at least 90 days prior to the earliest scheduled Commitment Termination Date then in effect (the “Increase Date”) as specified in the related notice to the Administrative Agent; provided, however, that (i) in no event shall the aggregate amount of Commitment Increases pursuant to this Section 2.17 after the Fifth Amendment Effective Date exceed $~~500,000,000~~250,000,000, (ii) on the proposed Increase Date for each requested Commitment Increase, the conditions set forth in Section 4.2(b) and (c) for a Borrowing on the Increase Date shall be satisfied, both before and after giving effect to such Commitment Increase, (iii) the Collateral Rig Requirements shall be satisfied with respect to the Collateral Rigs on and as of the date of such Commitment Increase, immediately after giving pro forma effect to such increased Commitments and (iv) such additional Commitments shall be guaranteed by the Guarantors on a pari passu basis with the other Guaranteed Obligations and secured by the Collateral on a pari passu basis with the other Secured Obligations.
(b)The Administrative Agent shall promptly notify the Lenders of a request by the Borrower for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the “Commitment Date”).  Each Lender that is willing to participate in such requested Commitment Increase (each an “Increasing Lender”) shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment.  Any Lender not giving such written notice shall be deemed to have declined to participate in such Commitment Increase.  If the Lenders notify the Administrative Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the Borrower and the Administrative Agent.  Each Lender’s proposed increased Commitment shall be subject to the prior written approval of each Issuing Bank, which consent shall not be unreasonably withheld or delayed.
(c)Promptly following each Commitment Date, the Administrative Agent shall notify the Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase.  If the aggregate amount by which the Lenders are willing to participate in any requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Borrower may extend offers to one or more Eligible Assignees approved by the Administrative Agent and each Issuing Bank (which approval shall not be unreasonably withheld or delayed) to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount of $10,000,000 or an integral multiple of $5,000,000 above such amount.
(d)On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase, and that has been approved by the Administrative Agent and the Issuing Banks, in accordance with Section 2.17(c) (each such Eligible Assignee, an “Additional Lender”) shall become a Lender party to this Agreement as of such Increase Date, and the Commitment of each Increasing Lender for such requested Commitment Increase shall be increased by the amount approved for such Increasing Lender by the Issuing Banks in accordance with Section 2.17(b) (or by the amount allocated to such Lender pursuant to Section 2.17(b)) as of such Increase Date; provided, that the Administrative Agent shall have received on or before such Increase Date the following, each dated such date and in form and substance satisfactory to the Administrative Agent:
(i)(A) certified copies of resolutions of the boards of directors of the Borrower and Holdings (or other appropriate governing bodies with comparable authority) approving the Commitment Increase, (B) a certificate of the President, a Vice President or the Chief Financial Officer of the Borrower as to the satisfaction of the conditions set forth in Section 4.2(b) and (c) as of the date of, and after giving effect to, such Commitment Increase, and (C) upon request by the Administrative Agent or any Additional Lender or Increasing Lender, an opinion of counsel for the Borrower and Holdings in a form reasonably satisfactory to the Administrative Agent with respect to such Commitment Increase;
(ii)an assumption or joinder agreement from each Additional Lender, if any, in form and substance satisfactory to the Borrower and the Administrative Agent (each an “Assumption Agreement”), duly executed by such Additional Lender, the Administrative Agent and the Borrower; and
(iii)confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Borrower and the Administrative Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.17(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Additional Lender) and the Borrower, on or before 1:00 P.M. (New York City time), by facsimile or other electronic means, of the occurrence of the Commitment Increase to be effected on such Increase Date, shall record in the Register the relevant information with respect to each Increasing Lender and each Additional Lender on such date, and shall revise and distribute to the Lenders and the Borrower a new Schedule 1.1-C to reflect the Commitments and Applicable Percentages of all Lenders (including any Additional Lenders) after giving effect to such Commitment Increase.  Upon the effectiveness of such Commitment Increase, the Commitments of each of the Lenders (including any Additional Lenders), the outstanding amount of all Revolving Loans, and the participations of such Lenders in all outstanding L/C Obligations shall be reallocated among such Lenders in accordance with such Commitments and Applicable Percentages.

(e)In order to effect the reallocations described in Section 2.17(d), each Additional Lender and each Increasing Lender (each a “Purchasing Lender”) shall be deemed to have purchased the rights, title and interest in, and all obligations in respect of, a pro rata portion of the Applicable Percentages and/or Commitments, outstanding Revolving Loans and participations in outstanding L/C Obligations, as applicable, of the other Lenders, so that the Commitments and Applicable Percentages of all Lenders (including any Additional Lenders) will be as set forth on the revised Schedule 1.1-C.  Such purchases shall be deemed to have been effected by way of, and subject to the terms and conditions of, Assignment Agreements without the payment of any related assignment fees and, except for any new or replacement Notes to be provided to any Purchasing Lenders in the principal amounts of their respective Commitments, no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived).  The Lenders shall make cash settlements among themselves, through the Administrative Agent as the Administrative Agent shall advise such Lenders

(after giving effect to any netting effected by the Administrative Agent), with respect to such reallocations and assignments.  To the extent such reallocations and payments to Lenders in respect of Revolving Loans on the Increase Date result in losses, costs or expenses to such Lenders of the types subject to reimbursement by the Borrower pursuant to Section 2.11, the Borrower shall promptly pay such amounts to the affected Lenders.
ARTICLE 3     FEES AND PAYMENTS.
Section 3.1Fees.
(a)Facility Fees.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than a Defaulting Lender as provided in Section 2.14), a facility fee, which shall accrue at the Applicable Facility Fee Rate on the amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Lender’s Commitment terminates pursuant to the terms of this Agreement. Accrued facility fees shall be payable in arrears on the third (3rd) Business Day following the last calendar day of March, June, September and December of each year, commencing on the third (3rd) Business Day following September 30, 2018 (with the payment due on such initial payment date to be calculated for the period commencing on the Effective Date and ending on September 30, 2018), on the date(s) on which such Lender’s Commitment shall have terminated, and on the applicable Maturity Date.  All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)Letter of Credit Fees.  On the third (3rd) Business Day following the last calendar day of each March, June, September and December of each year, commencing on the third (3rd) Business Day following September 30, 2018 (with the payment due on such initial payment date to be calculated for the period commencing on the Effective Date and ending on September 30, 2018), the Borrower shall pay to the Administrative Agent quarterly in arrears, for the ratable account of the Lenders, a fee payable in Dollars equal to the Applicable Margin for ~~Eurocurrency~~SOFR Borrowings from time to time in effect during such quarter, multiplied by the average daily amount of the aggregate L/C Exposure during such quarter calculated on the basis of a 360 day year and actual days elapsed; provided, however, that fees applicable to Performance Letters of Credit shall be payable at a rate equal to (x) 50% of such Applicable Margin for ~~Eurocurrency~~SOFR Borrowings, minus (y) 50% of the Applicable Facility Fee Rate.  For any Letter of Credit issued with a face amount in any Alternative Currency, the fees shall be converted into Dollars using the applicable Exchange Rate in effect two (2) Business Days before each payment date in respect thereof.  In addition, the Borrower shall pay to each Issuing Bank solely for such Issuing Bank’s account, in connection with each Letter of Credit, issuance and administrative fees, fronting fees and expenses for Letters of Credit issued by it as agreed from time to time between such Issuing Bank and the Borrower.  Amounts of the fronting fees shall be agreed between the Borrower and each Issuing Bank as a percentage of the average daily amount of the Letters of Credit issued by such Issuing Bank calculated on the basis of a 360 day year and actual days elapsed and shall be payable to such Issuing Bank, for its own account, in Dollars, quarterly in arrears on the third (3rd) Business Day following the last calendar day of each March, June, September and December of each year, commencing on the third (3rd) Business Day following September 30, 2018 (with the payment due on such initial payment date to be calculated for the period commencing on the Effective Date and ending on September 30, 2018).
(c)Administrative Agent Fees.  The Borrower shall pay to the Administrative Agent and to the Joint Lead Arrangers the fees from time to time agreed to by the Borrower, the Administrative Agent, and Joint Lead Arrangers, as the case may be.

(d)Collateral Agent Fees.  The Borrower shall pay to the Collateral Agent the fees from time to time agreed to between the Borrower and the Collateral Agent.
(e)Payment of Fees.  All fees payable under this Section 3.1 shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees and Letter of Credit fees (other than issuance and administrative fees and fronting fees and expenses payable to each Issuing Bank), to the Lenders.
Section 3.2Place and Application of Payments.
(a)All payments of principal of and interest on the Revolving Loans, Reimbursement Obligations and all fees and other amounts payable by the Borrower under the Credit Documents shall be made by the Borrower to the Administrative Agent, without defense, setoff or counterclaim, free of any restriction or condition, for the benefit of the Lenders and the Issuing Banks entitled to such payments, in immediately available funds on the due date thereof (i) in the case of payments in U.S. Dollars, no later than 2:00 P.M. in the applicable Administrative Agent’s Account or such other location as the Administrative Agent may designate in writing to the Borrower, and (ii) in the case of payments in any Alternative Currency, no later than 11:00 A.M. (at the office of the applicable Administrative Agent’s Account for payments in such Alternative Currency) in the applicable Administrative Agent’s Account.  Any payments received by the Administrative Agent from the Borrower after the time specified in the preceding sentence shall be deemed to have been received on the next Business Day.  If the Borrower does not, or is unable for any reason to, effect payment of a Reimbursement Obligation to the Lenders in the applicable Alternative Currency or if the Borrower shall default in the payment when due of any payment in such Alternative Currency, the Lenders may, at their option, require such payment to be made to the Lenders in the Dollar Equivalent of such Alternative Currency determined in accordance with Section 10.19.  With respect to any amount due and payable in any Alternative Currency, the Borrower agrees to hold the Lenders harmless from any losses, if any, that are incurred by the Lenders arising from any change in the value of Dollars in relation to such Alternative Currency between the date such payment became due and the date of payment thereof (other than losses incurred by any Lender due to the gross negligence or willful misconduct of such Lender).  The Administrative Agent will, on the same day each payment is received or deemed to have been received in accordance with this Section 3.2, cause to be distributed like funds in like currency to each Lender owed an Obligation for which such payment was received, pro rata based on the respective amounts of such type of Obligation then owing to each Lender.
(b)If any payment received by the Administrative Agent under any Credit Document is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Lenders under the Credit Documents, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order set forth in Section 7.7.  In calculating the amount of Guaranteed Obligations owing each Lender other than for principal and interest on Revolving Loans and Reimbursement Obligations and fees under Section 3.1, the Administrative Agent shall only be required to include such other Guaranteed Obligations that Lenders have certified to the Administrative Agent in writing are due to such Lenders.
(c)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it, to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
Section 3.3Taxes.
(a)Defined Terms.  For purposes of this Section 3.3, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
(b)Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in good faith by an applicable Withholding Agent) requires deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.3), the applicable Recipient receives an amount equal to the sum it would have received had not such deduction or withholding been made.
(c)Payment of Other Taxes by the Borrower.  The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Indemnification by the Loan Parties.  The Loan Parties shall jointly and severally indemnify each Recipient, within 15 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.3) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.10(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 3.3(e).

(f)Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.3, the Borrower or such other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)Status of Lenders.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any unreimbursed cost or expense or would prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that the Borrower is or becomes a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the Recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed copies of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 3.3-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.3-2 or Exhibit 3.3-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.3-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.3 (including by the payment of additional amounts pursuant to this Section 3.3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.3 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.3(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 3.3(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.3(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section 3.3(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)Survival.  Each party’s obligations under this Section 3.3 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.
ARTICLE 4     CONDITIONS PRECEDENT.
Section 4.1Conditions for Effectiveness.  This Agreement shall become effective, and the obligation of each Lender to advance any initial Revolving Loans and to purchase the initial participations in any L/C Obligations hereunder, and of each Issuing Bank to issue any Letter of Credit hereunder, shall only take effect, on the date (the “Effective Date”) on which each of the following conditions has been satisfied (or waived in accordance with Section 10.11):
(a)The Administrative Agent shall have received counterparts of this Agreement duly executed (including by facsimile or other electronic means) by all parties to this Agreement, together with the following, all in form and substance reasonably satisfactory to the Administrative Agent:
(i)Guaranty Agreements and Collateral Documents.  Duly executed and delivered counterparts (including by facsimile or other electronic means) from all parties to (w) the Guaranty Agreements, (x) the Collateral Documents described in the definition of “Collateral Rig Requirements” with respect to the Specified Rigs and their owners, (y) a Share Pledge Agreement, in form and substance reasonably acceptable to the Administrative Agent, pursuant to which all of the Equity Interests of each of Holdco 4, Holdco 5 and Holdco 6 are pledged to the Collateral Agent to secure the Obligations and (z) subject to provisions of Section 6.32, any applicable Intercompany Subordination Agreement;

(ii)Certificates of Officers.  Certificates of the Secretary or an Assistant Secretary of each Transaction Party containing specimen signatures of the persons authorized to execute Credit Documents on such Transaction Party’s behalf or any other documents provided for herein or therein, together with (x) copies of resolutions of the board of directors or other appropriate governing body of each Transaction Party authorizing the execution and delivery of the Credit Documents to which such Transaction Party is a party, (y) copies of each Transaction Party’s memorandum of association and articles of association or other organizational documents filed in its jurisdiction of incorporation, and bylaws and other governing documents, if any, of such Transaction Party, and (z) a certificate of incorporation or organization and a certificate of good standing (or their equivalents), to the extent applicable in the relevant jurisdiction, from the appropriate Governmental Authority of each Transaction Party’s jurisdiction of incorporation or organization;
(iii)Regulatory Filings and Approvals.  Copies of all necessary governmental and third-party approvals, registrations, and filings in respect of the transactions contemplated by this Agreement;
(iv)Collateral Rig Requirements.  The other certificates and deliverables described in the definition of “Collateral Rig Requirements” with respect to the Specified Rigs and their owners, evidencing satisfaction of such requirements;
(v)Opinions of Counsel.  The favorable written opinions (addressed to the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Banks and dated as of the Effective Date) of (A) Baker Botts LLP, New York counsel for the Transaction Parties, (B) Ogier, Cayman Islands counsel for the Borrower and the other Transaction Parties organized under the laws of the Cayman Islands on the Effective Date, (C) Homburger AG, Swiss legal counsel for Holdings and the other Transaction Parties organized under the laws of Switzerland on the Effective Date, (D) Szabo Kelemen & Partners, Hungarian counsel to the Transaction Parties organized under the laws of Hungary on the Effective Date, (E) Advokatfirmaet BAHR AS, Norwegian counsel to the Administrative Agent, (F) McInnes Cooper, Canadian legal counsel for the Transaction Parties organized under the laws of Nova Scotia on the Effective Date, (G) PricewaterhouseCoopers AG, Swiss tax advisor to Holdings and (H) in-house counsel of Holdings, in each case covering such matters with respect to the Transaction Parties, this Agreement, the Guaranty Agreements, the Collateral Documents and the other Credit Documents entered into on the Effective Date, and the transactions contemplated by the Credit Documents, as the Administrative Agent shall reasonably request;
(vi)Closing Certificate.  Certificate of the President, a Vice President, or Chief Financial Officer of the Borrower as to:
(A)the satisfaction of all conditions set forth in Section 4.1(b) and 4.1(c) and Section 4.2 (to the extent applicable); and
(B)demonstrating Pro Forma Compliance (setting forth a detailed calculation of the relevant covenants as of the last day of the fiscal quarter ended March 31, 2018) on a pro forma basis immediately after giving effect to the transactions contemplated to occur on the Effective Date.

(vii)Notes.  A duly completed and executed Note for each of the Lenders that has requested such Note prior to the Effective Date as provided in Section 2.8(e);
(viii)Process Agent Acknowledgment.  Written acknowledgments from TODDI as to its acceptance of its appointment as agent for service of process for each of the Loan Parties as provided in Section 10.14(C), Section 11(c) of the Holdings Guaranty Agreement and Section 11(c) of the Subsidiary Guaranty Agreement;
(ix)“Know Your Customer”; Patriot Act Information.  All documentation and other information requested by the Administrative Agent and the Lenders for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act (to be delivered at least five (5) Business Days prior to the Effective Date).
(x)Termination of Existing Credit Agreement.  Satisfactory evidence that the Existing Credit Agreement and all related credit documents have been repaid and terminated; and
(xi)Filings; Lien Searches.  Each of the following:
(A)financing statements on Form UCC-1 in proper form for filing in each jurisdiction as may be necessary, or in the reasonable opinion of the Administrative Agent desirable, to perfect the security interests purported to be created by the Collateral Documents to the extent such perfection is required by the Collateral Documents;
(B)entries in each of Holdco 1, Holdco 2 and Holdco 3’s register of mortgages and charges reflecting the grant of security interest and an appropriate annotation on the register of shareholders of Holdco 4, Holdco 5 and Holdco 6 reflecting the security interest granted over the shares pursuant to each pledge agreement with respect to the Equity Interests in Holdco 4, Holdco 5 and Holdco 6;
(C)(x) all filings of financing statements or other instruments, registrations, recordations, notifications or other actions in foreign jurisdictions necessary or desirable in the reasonable opinion of the Administrative Agent to perfect and preserve the security interests purported to be created by the Collateral Documents to the extent such perfection is required by the Collateral Documents or (y) arrangements satisfactory to the Administrative Agent with respect to such filings or other actions have been made;
(D)appropriate UCC search results in respect of the Loan Parties, as may be reasonably requested by the Administrative Agent, from Washington D.C. and any other relevant jurisdiction, as well as any lien search results in respect of the Loan Parties in any relevant foreign jurisdiction, reflecting no prior Liens encumbering the properties of any Loan Party, other than those which shall be released prior to or contemporaneously with the Effective Date and Permitted Liens.
(b)Each of the representations and warranties of the Transaction Parties set forth herein and in the other Credit Documents shall be true and correct in all material respects (except any such representation or warranty that is qualified or limited by its terms by materiality, in which case such representation or warranty shall be true and correct) as of the Effective Date, except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects (except any such representation or warranty that is qualified or limited by its terms by materiality, in which case such representation or warranty shall be true and correct) as of such earlier date.
(c)No Default or Event of Default shall have occurred and be continuing.
(d)Payment of all fees and all documented expenses incurred through the Effective Date then due and owing to the Administrative Agent, the Collateral Agent, the Lenders and the Joint Lead Arrangers pursuant to this Agreement, and as otherwise agreed in writing by the Borrower to the extent invoices therefore have been provided at least two (2) days prior to the anticipated Effective Date.
(e)Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof shall have delivered to the Administrative Agent and the Borrower any applicable forms as described in Section 3.3(g) or clause (i) of Section 10.10(e).
(f)The Administrative Agent shall have received results satisfactory to the Administrative Agent and Lenders from BankServe Insurance Services Ltd. with respect to its review of the insurance maintained by the Consolidated Group with respect to the Specified Rigs.
(g)The Lenders shall be reasonably satisfied with the Hull and Machinery, War Risks and Protection and Indemnity and MII and MAPI coverage (which shall include confirmation from the brokers and insurers in the usual form).
Section 4.2Conditions for All Borrowings.  The obligation of each Lender to make any advance of any Borrowing, and of each Issuing Bank to issue any Letter of Credit (including any increase in the amount of, or extension of the expiration date of, any Letter of Credit), is subject to satisfaction of the following conditions precedent (but subject to Sections 2.3(c) and 2.12(b)):
(a)Notices.  The Administrative Agent shall have received (i) in the case of any advance of any Borrowing, the Borrowing Request required by the first sentence of Section 2.3(a), and (ii) in the case of the issuance, extension or increase of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a duly completed Issuance Request and any required Application for such Letter of Credit, as the case may be, meeting the requirements of Section 2.12(b), in each case, including (I) a certification that all conditions precedent to such Borrowing or issuance or increase or extension of expiration date of such Letter of Credit set forth in this Section 4.2 have, except to the extent waived in accordance with the terms hereof, been satisfied or fulfilled, and (II) a calculation of each of the CNTA Threshold and the usage of all applicable CNTA lien baskets in indentures or other debt documents governing the Indebtedness of any Member of the Consolidated Group;
(b)Warranties True and Correct.  In the case of any advance of any Borrowing or any issuance or increase of any Letter of Credit that increases the aggregate amount of Loans and L/C Obligations outstanding after giving effect to such Borrowing or issuance or increase, or any extension of the expiration date of a Letter of Credit, each of the representations and warranties of the Borrower and the other Transaction Parties set forth herein (other than, in the case of any such Borrowing, issuance or increase occurring after the Effective Date, the representations and warranties set forth in Sections 5.15 and 5.16) and in the other Credit Documents (other than, in the case of any such Borrowing, issuance, increase or extension occurring after the Effective Date, those that relate to the representations and warranties set forth in Sections 5.15 and 5.16) shall be true and correct in all material respects (except any such representation or warranty that is qualified or limited by its terms by materiality, in which case such representation or warranty shall be true and correct) as of the time of such Borrowing, or such issuance, increase or extension of any Letter of Credit, except as a result of the transactions permitted hereunder or thereunder, and except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects (except any such representation or warranty that is qualified or limited by its terms by materiality, in which case such representation or warranty shall be true and correct) as of such earlier date;
(c)No Default.  No Default or Event of Default shall have occurred and be continuing or would occur as a result of any such Borrowing, or such issuance, increase or extension of any Letter of Credit;
(d)Regulations T, U and X.  Such Borrowing or other extension of credit shall not result in the Borrower or any Lender or Issuing Bank being in non-compliance with or in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System;
(e)Available Cash.
(i)Immediately after giving pro forma effect to the advance of any such Borrowing and any transactions anticipated to occur in the period of five (5) Business Days following the date thereof, the aggregate amount of Available Cash shall not exceed $~~500,000,000~~325,000,000; or
(ii)If the aggregate amount of Available Cash would exceed $~~500,000,000~~325,000,000 after giving effect to the advance of any such Borrowing, excluding the effect of any other transactions that have not occurred prior to or simultaneously with such Borrowing, then the Administrative Agent shall have received a Use of Proceeds Certificate from the Borrower with respect to such Borrowing.
(f)CNTA Threshold.  Immediately after giving pro forma effect to the advance of any such Borrowing or such issuance or increase or any extension of the expiration date of a Letter of Credit, such Borrowing or such issuance or increase or extension of the expiration date thereof plus all other Revolving Obligations then outstanding shall not exceed the CNTA Threshold.
(g)~~Specified Period.  During the continuation of any Specified Period, immediately  after giving effect to the  advance of any such Borrowing or such issuance or increase or any extension of the expiration date of a Letter of Credit, the Dollar Equivalent of the aggregate principal amount of the Revolving Obligations of all Lenders (determined in accordance with Section 10.19) shall not exceed $1,000,000,000.~~[Reserved].

Each acceptance by the Borrower of the proceeds of any Borrowing or of the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such acceptance, that all conditions precedent to such Borrowing set forth in this Section 4.2 (and in Section 4.1 with respect to any initial Borrowing or any initial issuance, increase or extension of any Letters of Credit hereunder of purchases of participations therein) have, except to the extent waived in accordance with the terms hereof, been satisfied or fulfilled, unless the Borrower gives to the Administrative Agent and the Lenders written notice to the contrary, in which case none of the Lenders shall be required to fund such Borrowing, and no Issuing Bank shall be required to issue, increase the amount of or extend the expiration date of such Letter of Credit, unless the Required Lenders shall have previously waived in writing such non-compliance.

ARTICLE 5     REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to each Lender, Issuing Bank, the Administrative Agent (a) as of the Effective Date and (b) as of each other date as may be expressly required by the terms of any Credit Document, as follows:

Section 5.1Corporate Organization.  Each Transaction Party, and each other material Member of the Consolidated Group: (i) is duly organized (or, in the case of the Borrower, duly registered by way of continuation) and existing in good standing under the laws of the jurisdiction of its organization, incorporation or registration (as the case may be); (ii) has all necessary organizational power and authority to own the property and assets it uses in its business and otherwise to carry on its present business; and (iii) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or to be in good standing, as the case may be, would not have a Material Adverse Effect.
Section 5.2Power and Authority; Validity.  Each of the Borrower, Holdings, and the other Transaction Parties has the organizational power, capacity and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary company action to authorize the execution, delivery and performance of such Credit Documents.  Each of the Borrower, Holdings, and the other Transaction Parties has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of the Borrower, Holdings, or such other Transaction Party, as the case may be, enforceable against it in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and equitable principles.
Section 5.3No Violation.  Neither the execution, delivery or performance by the Borrower, Holdings, or the other Transaction Parties of the Credit Documents to which it is a party nor compliance by it with the terms and provisions thereof, nor the consummation by it of the transactions contemplated herein or therein, will (i) contravene in any material respect any applicable provision of any law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien, other than any Permitted Lien, upon any of the property or assets of the Borrower or any other Member of the Consolidated Group under, the terms of any material contractual obligation to which the Borrower or any other Member of the Consolidated Group is a party or by which they or any of their properties or assets are bound or to which they may be subject, or (iii) violate or conflict with any provision of the memorandum of association and articles of association, charter, articles or certificate of incorporation, partnership or limited liability company agreement, by-laws, or other applicable governance documents of the Borrower or any other Member of the Consolidated Group.
Section 5.4Litigation.  Except as may be described on Schedule 5.4 (the matters set forth therein being collectively referred to as the “Disclosed Matters”), there are no actions, suits, proceedings or counterclaims (including, without limitation, derivative or injunctive actions) pending or, to the knowledge of the Borrower or Holdings, threatened against the Borrower, Holdings, or any other Member of the Consolidated Group that are reasonably likely to have a Material Adverse Effect.
Section 5.5Use of Proceeds; Margin Regulations.

(a)Use of Proceeds.  The proceeds of the Revolving Loans and the Letters of Credit have been and are only being used for permitted investments and future acquisitions, capital expenditures, working capital and other general corporate purposes of the Consolidated Group, and none of such proceeds or Letters of Credit have been or are being used for any purpose contrary to the provisions of Section 6.9.  Each of the Borrower and Holdings is, and has been at all times, in compliance with all conditions and requirements of the Swiss FTA Ruling so that no proceeds of the Revolving Loans or Letters of Credit have been or will be used in a manner constituting a direct or indirect flow-back to Holdings or any Swiss Group Company subjecting any such proceeds to Swiss Withholding Tax or Swiss Stamp Tax.
(b)Margin Stock.  None of the Borrower, Holdings, nor any other Member of the Consolidated Group is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock.  No proceeds of the Revolving Loans or the Letters of Credit will be used for a purpose which violates Regulations T, U or X of the Board of Governors of the Federal Reserve System.  After application of the proceeds of the Revolving Loans, the issuance of the Letters of Credit, and any acquisitions permitted hereunder, less than 25% of the assets of the Borrower, Holdings, and the other Members of the Consolidated Group consists of “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System).
Section 5.6Investment Company Act.  None of the Borrower, Holdings, nor any other Member of the Consolidated Group is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
Section 5.7True and Complete Disclosure.  All factual information (taken as a whole, and excluding projections and information of a general economic or industry nature) furnished by the Borrower, Holdings, or any other Member of the Consolidated Group in writing to the Administrative Agent or any Lenders or Issuing Banks in connection with any Credit Document or any transactions contemplated therein, did not, as of the date such information was furnished (or, if such information expressly related to a specific date, as of such specific date), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein (taken as a whole), in light of the circumstances under which such information was furnished, not materially misleading, except for such statements, if any, as have been updated, corrected, supplemented, superseded or modified pursuant to a written correction or supplement furnished to the Administrative Agent and such Lenders and Issuing Banks, as the case may be, prior to the Effective Date. With respect to projections, such information was prepared in good faith based upon assumptions believed to be reasonable at the time such projections were delivered, it being understood that such projections may vary from actual results and that such variances may be material.
Section 5.8Financial Statements.  The consolidated financial statements of Holdings heretofore delivered to the Lenders for Holdings’ fiscal year ended December 31, 2017, and for Holdings’ fiscal quarter and year-to-date period ended March 31, 2018, have been prepared in accordance with GAAP applied on a basis consistent, except as otherwise noted therein, with Holdings consolidated financial statements for the previous fiscal year.  Such annual and quarterly financial statements fairly present in all material respects on a consolidated basis the financial position of Holdings as of the dates thereof, and the results of operations for the periods indicated, subject in the case of interim financial statements to normal year-end audit adjustments and omission of certain footnotes (as permitted by the SEC).  As of the Effective Date, Holdings and its Subsidiaries, considered as a whole, had no material contingent liabilities or material Indebtedness required under GAAP to be disclosed in a consolidated balance sheet of Holdings that were not included in the financial statements referred to in this Section 5.8 or disclosed in the notes thereto or in writing to the Administrative Agent (with a written request to the Administrative Agent to distribute such disclosure to the Lenders) unless otherwise permitted under this Agreement.

Section 5.9No Material Adverse Change.  Except for the Disclosed Matters, there has not occurred since December 31, 2017, any events, changes, developments or conditions, singly or in the aggregate, that have had or could reasonably be expected to have a Material Adverse Effect.
Section 5.10Taxes.  The Borrower, Holdings, and all other Members of the Consolidated Group have filed all material tax returns required to be filed, whether in the United States or in any foreign jurisdiction, and have paid all Taxes shown to be due and payable on such returns or on any assessments made against the Borrower, Holdings, or such other Members of the Consolidated Group or any of their properties, other than any such assessments, fees, charges or levies (i) that are not more than ninety (90) days past due, or which can thereafter be paid without penalty, (ii) which are being contested in good faith by appropriate proceedings and for which reserves have been provided in conformity with GAAP, or (iii) which the failure to pay could not reasonably be expected to have a Material Adverse Effect.
Section 5.11Consents.  On the Fifth Amendment Effective Date, all material consents and approvals of, and filings and registrations with, and all other actions of, all governmental agencies, authorities or instrumentalities required to have been obtained or made by the Borrower, Holdings or any other Transaction Party in order for the Borrower to obtain the Revolving Loans and Letters of Credit hereunder and for the Transaction Parties to execute, deliver and perform their respective obligations under the Credit Documents have been or will have been obtained or made and are or will be in full force and effect.
Section 5.12Insurance.

The Transaction Parties, and all other material Members of the Consolidated Group maintain in effect, with responsible insurance companies, including captive insurance companies, or through self-insurance, (a) insurance against any loss or damage as to all insurable property and assets owned by it and as to its operations (other than business interruption insurance) and related liabilities, which insurance is of a character and in or in excess of such amounts as are customarily maintained by companies similarly situated and owning like property or assets or conducting like operations (subject to self-insured retentions and deductibles), and insurance with respect to employers’ and public and product liability risks (subject to self-insured retentions and deductibles), and (b) such insurance as is required by Section 6.5 or any Mortgage.

Section 5.13Intellectual Property.  The Borrower, Holdings, and all other Members of the Consolidated Group own or hold valid licenses to use all the patents, trademarks, permits, service marks, and trade names that are necessary to the operation of the business of the Borrower, Holdings and all other Members of the Consolidated Group as presently conducted, except where the failure to own, or hold valid licenses to use, such patents, trademarks, permits, service marks, and trade names could not reasonably be expected to have a Material Adverse Effect.
Section 5.14Ownership of Property.
(a)The Borrower, Holdings, and all other Members of the Consolidated Group have good title to or a valid leasehold interest in all of their real property and good title to, or a valid leasehold interest in, all of their other property, subject to no Liens except Permitted Liens, except where the failure to have such title or leasehold interest in such property could not reasonably be expected to have a Material Adverse Effect.
(b)Each Collateral Rig Owner is the true, lawful and sole owner of each Collateral Rig stated to be owned by it, with respect to Specified Rigs on the Fifth Amendment Effective Date, on Schedule 1.1-S, and thereafter, in the relevant Mortgage, and its ownership of each Collateral Rig is free and clear of all Liens except for Permitted Collateral Liens.  As of the Fifth Amendment Effective Date, the name, registered owner, official number, and jurisdiction of registration and flag (which shall be in an Acceptable Flag Jurisdiction) of each Specified Rig shall be set forth on Schedule 1.1-S.
Section 5.15Existing Indebtedness.  Schedule 5.15 contains a complete and accurate list of all Indebtedness outstanding as of the Effective Date (other than the Obligations hereunder and Indebtedness permitted by Section 6.12(b) through (k)), with respect to (i) the Borrower, Holdings and their respective Subsidiaries, SPVs and Consolidated Affiliates (other than the Subsidiary Guarantors), in each case in a principal amount of $50,000,000 (or, if denominated in a currency other than U.S. Dollars, the Dollar Equivalent of $50,000,000) or more and (ii) the Subsidiary Guarantors, in each case showing the aggregate principal amount thereof, the name of the respective borrower and any other entity which directly or indirectly guaranteed such Indebtedness, and the scheduled payments of such Indebtedness.
Section 5.16Existing Liens.  Schedule 5.16 contains a complete and accurate list of all Liens outstanding as of the Effective Date (other than the Liens permitted by Section 6.11(b) through (t)), with respect to (i) the Borrower, Holdings and their respective Subsidiaries, SPVs and Consolidated Affiliates (other than the Subsidiary Guarantors), where the Indebtedness or other obligations secured by such Lien is in a principal amount of $50,000,000 (or, if denominated in a currency other than U.S. Dollars, the Dollar Equivalent of $50,000,000) or more and (ii) the Subsidiary Guarantors, in each case showing the name of the Person whose assets are subject to such Lien, the aggregate principal amount of the Indebtedness secured thereby, and a description of the Agreements or other instruments creating, granting, or otherwise giving rise to such Lien.
Section 5.17Employee Benefit Plans.
(a)The Borrower, Holdings, each other Member of the Consolidated Group and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Code and the regulations and published interpretations thereunder with respect to each Plan, and have performed all their respective obligations under each Plan, except for any such non-compliance or non-performance which could not reasonably be expected to result in a Material Adverse Effect.  No liability to the PBGC (other than required premium payments), the IRS, any Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by the Borrower or any other Member of the Consolidated Group or any of their ERISA Affiliates with respect to any Plan, except for any such liability which could not reasonably be expected to result in a Material Adverse Effect.  No ERISA Event has occurred or is reasonably expected to occur which could reasonably be expected to result in a Material Adverse Effect.  No Plan has Unfunded Vested Liabilities which could reasonably be expected to result in a Material Adverse Effect.  As of the most recent valuation date for each Multiemployer Plan, the potential liability of the Borrower and the other Members of the Consolidated Group and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all other Multiemployer Plans, based on information available pursuant to Section 101(l) of ERISA, could not reasonably be expected to result in a Material Adverse Effect.  The Borrower and each other Member of the Consolidated Group and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, except for any such non-compliance which could not reasonably be expected to result in a Material Adverse Effect.
(b)The Borrower, Holdings, and each other Member of the Consolidated Group are in compliance with all applicable laws and regulations with respect to each Foreign Plan, and have performed all of their respective obligations thereunder, except for any such non-compliance or non-performance which could not reasonably be expected to result in a Material Adverse Effect.  Without limiting the foregoing, no Foreign Plan has Unfunded Vested Liabilities that could reasonably be expected to result in a Material Adverse Effect.
Section 5.18Anti-Corruption Laws and Sanctions.  The Borrower has implemented and maintains in effect and enforces policies and procedures intended to ensure compliance by the Borrower, Holdings and all other Members of the Consolidated Group, together with their respective officers, directors, employees and agents, with Anti-Corruption Laws and all applicable Sanctions.  The Borrower, Holdings and all other Members of the Consolidated Group and, to the Borrower’s knowledge (as defined in the FCPA), their respective officers, employees, directors, representatives and agents that will act in any capacity in connection with or benefit from the credit facility established hereby, are in compliance with Anti-Corruption Laws and all applicable Sanctions in all material respects.  None of the Borrower, Holdings or any other Member of the Consolidated Group nor, to the Borrower’s knowledge, any of their respective officers, directors, employees, representatives or agents that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Borrowings, Letters of Credit, or any proceeds thereof will be used, directly or, to the Borrower’s knowledge (as defined in the FCPA), indirectly, to finance activities or business of or with any Sanctioned Person or in any Sanctioned Country in violation of Anti-Corruption Laws or applicable Sanctions, or otherwise in a manner that would result in the violation of Anti-Corruption Laws or any Sanctions applicable to any Member of the Consolidated Group or, to the Borrower’s knowledge, relevant to any of the Lenders, the Issuing Banks, the Administrative Agent or the Other Agents. No material proceeding, inquiry or investigation by or before any Governmental Authority involving the Borrower, Holdings or other Members of the Consolidated Group or, to the Borrower’s knowledge, their respective officers, employees, directors, representatives or agents relating to the Anti-Corruption Laws or Sanctions is pending or, to the Borrower’s knowledge, threatened.
Section 5.19Compliance with Certain Laws.  Each of the Borrower, Holdings, and the other Members of the Consolidated Group are in compliance with all laws, regulations, and orders of any Governmental Authorities applicable to it or its properties or operations, except where (i) any such non-compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, or (ii) the Borrower, Holdings or such Member of the Consolidated Group is contesting such non-compliance with such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor as applicable.  Without limiting the foregoing, the Borrower, Holdings, and each other Member of the Consolidated Group is in compliance, in all material respects, with the applicable provisions of  (i) the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, or any comparable legislation, regulations or orders adopted or issued by any Governmental Authority of the European Union,  (ii) the Patriot Act and its implementing regulations and (iii) the Cayman Islands Anti-Money Laundering Regulations (2018 Revision) and the Guidance Notes on the Prevention and Detection of Money Laundering and Terrorist Financing in the Cayman Islands.
Section 5.20Solvency.  Each of (i) the Transaction Parties (taken as a whole) and (ii) the Consolidated Group (taken as a whole) is, and after giving effect to any advance of any Borrowing or issuance of any Letter of Credit will be and will continue to be, Solvent.
Section 5.21Concerning the Collateral Rigs.
(a)After the execution and delivery of the Mortgage in respect of each Collateral Rig and upon the filing thereof in the appropriate rig registry, each Mortgage creates in favor of the Collateral Agent for the benefit of the Lenders and the Issuing Banks a legal, valid and enforceable fully perfected first priority security interest in and Lien on all right, title and interest of the Collateral Rig Owner party thereto in the relevant Collateral Rig, subject only to Permitted Collateral Liens.
(b)Each Collateral Rig is operated in all respects in compliance with all applicable law, rules and regulations, except where the failure to comply (i) has not resulted in the loss of a material permit relating to a Collateral Rig and (ii) could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on (x) the rights and remedies of the Administrative Agent, Collateral Agent or the Lenders under the Credit Documents as to such Collateral Rig or (y) the value of such Collateral Rig.
(c)Each Collateral Rig Owner and each Collateral Rig Operator is qualified to own or operate, as applicable, the applicable Collateral Rig under the laws of the Acceptable Flag Jurisdiction applicable to such Collateral Rig and the laws of the jurisdiction in which such Collateral Rig is then employed.
(d)Each Collateral Rig maintains its classification as is applicable for rigs of comparable age and size with the an Acceptable Classification Society, free of any overdue conditions or recommendations affecting class, except for temporary lapses of such classification as may from time to time arise as a result of the normal operation of such Rig, so long as the Borrower or applicable Collateral Rig Owner or another Member of the Consolidated Group is using commercially reasonable efforts to remedy such lapses.
(e)As of the Effective Date, the name, registered owner and official number, and jurisdiction of registration and flag of each Collateral Rig are set forth on Schedule 5.21(e).
Section 5.22Form of Documentation.  Each of the Mortgages is or, when executed will be, in proper legal form under the laws of the Acceptable Flag Jurisdiction in which the applicable Collateral Rig is flagged, subject only to matters that do not substantially interfere with the practical realization of the principal benefits expressed in such Mortgage, except for economic consequences of any procedural delay that might result from such matters.  To ensure the legality, validity, enforceability or admissibility in evidence of each such Mortgage in the Acceptable Flag Jurisdiction in which the applicable Collateral Rig is flagged, it is not necessary that any Credit Document or any other document be filed or recorded with any court or other authority in such Acceptable Flag Jurisdiction, except as have been made, or will be made, in accordance with the Collateral Rig Requirements.  The Collateral Documents are effective to create in favor of the Collateral Agent (for the benefit of the Lenders and the Issuing Banks) a legal, valid and enforceable Lien in the applicable Transaction Party’s right, title and interest in the Collateral described therein.  To the extent required by the Collateral Documents, (i) when financing statements or equivalent filings or notices have been made or the Mortgages are recorded in the appropriate offices as may be required under applicable law and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only or control (which control shall be given to the Collateral Agent to the extent required by any Collateral Document), the Collateral Agent shall have fully perfected Liens on, and security interests in, all right, title and interest of the Transaction Parties in such Collateral, in each case prior and superior in right to any other Liens, other than Permitted Collateral Liens.
Section 5.23~~EEA~~Affected Financial Institutions.  No Loan Party is an ~~EEA~~Affected Financial Institution.
ARTICLE 6     COVENANTS.

The Borrower covenants and agrees that, so long as any Revolving Loan, Note, Commitment, or L/C Obligation (other than Letters of Credit as to which arrangements satisfactory to the Administrative Agent and the applicable Issuing Bank shall have been made) is outstanding hereunder, or any other

Obligation (other than contingent obligations or liabilities for which no claim or demand for payment has been made) is due and payable hereunder:

Section 6.1Corporate Existence.  Each Transaction Party and each other material Member of the Consolidated Group will preserve and maintain its organizational existence, except (i) for the dissolution of any material Subsidiaries of Holdings (other than the Transaction Parties) whose assets are transferred to Holdings or any of its Subsidiaries, (ii) for mergers or other business combinations permitted under Section 6.10, and mergers or other business combinations of any Subsidiary of Holdings (other than Holdco 1, Holdco 2, Holdco 3, Holdco 4, Holdco 5, Holdco 6, Holdco 7, Holdco 8 and Holdco 9) with or into Holdings or another Subsidiary of Holdings, in each case, with respect to any such merger or other business combination involving a Transaction Party, so long as the Collateral Rig Requirements are satisfied immediately after giving effect thereto, (iii) where the failure to preserve, renew or keep in full force and effect the existence of any Subsidiary of Holdings (other than the Borrower, any Guarantor, Holdco 1, Holdco 2, Holdco 3, and any other Transaction Party) could not reasonably be expected to have a Material Adverse Effect, (iv) in connection with the sale, lease, transfer or other disposition of assets (or Equity Interests) not otherwise prohibited by this Agreement or (v) as otherwise expressly permitted in this Agreement.  Each of the Transaction Parties and all other material Members of the Consolidated Group will preserve and maintain its qualification to do business and good standing (to the extent applicable) in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications, except for failures to be so qualified which would not reasonably be expected to have a Material Adverse Effect.
Section 6.2Maintenance.  Each of the Borrower, Holdings. each other Loan Party and all other material Members of the Consolidated Group will maintain, preserve and keep its properties and equipment necessary to the proper conduct of its business in reasonably good repair, working order and condition (normal wear and tear excepted) and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such properties and equipment are reasonably preserved and maintained, in each case with such exceptions as could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; provided, however, that nothing in this Section 6.2 shall prevent Holdings, Borrower, each other Loan Party or any other material Member of the Consolidated Group from discontinuing the operation or maintenance of any such properties or equipment if such discontinuance is, in the judgment of the Borrower, Holdings, such Loan Party or any other material Members of the Consolidated Group, as applicable, desirable in the conduct of its business.
Section 6.3Taxes.  Each of the Borrower, Holdings, and the other Members of the Consolidated Group will duly pay and discharge all Taxes upon or against it or its properties within ninety (90) days after becoming due or, if later, prior to the date on which penalties are imposed for such unpaid Taxes, unless and to the extent that (i) the same is being contested in good faith and by appropriate proceedings and reserves have been established in conformity with GAAP, or (ii) the failure to effect such payment or discharge could not reasonably be expected to have a Material Adverse Effect.
Section 6.4ERISA.  Each of the Borrower, Holdings, and the other Members of the Consolidated Group will timely pay and discharge all obligations and liabilities arising under ERISA or otherwise with respect to each Plan or Foreign Plan of a character which if unpaid or unperformed might result in the imposition of a material Lien against any properties or assets of the Borrower, Holdings or any other material Member of the Consolidated Group, and will promptly notify the Administrative Agent upon an officer of the Borrower or Holdings becoming aware thereof, of (i) the occurrence of any reportable event (as defined in ERISA) relating to a Plan (other than a Multiemployer Plan) so long as the event thereunder could reasonably be expected to have a Material Adverse Effect, other than any such event with respect to which the PBGC has waived notice by regulation; (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or Multiemployer Plan or appointment of a trustee therefor; (iii)

the intention of the Borrower or any other Member of the Consolidated Group to terminate or withdraw from any Plan if such termination or withdrawal would result in liability under Title IV of ERISA, unless such termination or withdrawal could not reasonably be expected to have a Material Adverse Effect; and (iv) the receipt by the Borrower or any other Members of the Consolidated Group of notice of the occurrence of any event that could reasonably be expected to result in the incurrence of any liability (other than routine claims for benefits), fine or penalty to the Borrower or any other Members of the Consolidated Group, or any plan amendment that could reasonably be expected to increase the contingent liability of the Borrower and any other Members of the Consolidated Group, taken as a whole, in either case in connection with any post-retirement benefit under a welfare plan (subject to ERISA), unless such event or amendment could not reasonably be expected to have a Material Adverse Effect.  The Borrower will also promptly notify the Administrative Agent of (i) any material contributions to any Foreign Plan that have not been made by the required due date for such contribution if such default could reasonably be expected to have a Material Adverse Effect; (ii) any Foreign Plan that is not funded to the extent required by the law of the jurisdiction whose law governs such Foreign Plan based on the actuarial assumptions reasonably used at any time if such underfunding (together with any penalties likely to result) could reasonably be expected to have a Material Adverse Effect, and (iii) any material change anticipated to any Foreign Plan that could reasonably be expected to have a Material Adverse Effect.

Section 6.5Insurance.
(a)Each of the Borrower, Holdings, the other Loan Parties, and all other material Members of the Consolidated Group will maintain or cause to be maintained, with responsible insurance companies, including captive insurance companies, or through self-insurance (so long as such self-insurance is reasonable and prudent given the insured’s business, properties and loss history, applicable governmental requirements, and applicable customary industry practices, in each case as they change from time to time), insurance as to its operations (other than business interruption insurance) and related liabilities, and against any loss or damage to all insurable property and assets owned by it, such insurance to be of a character and in or in excess of such amounts as are customarily maintained by companies similarly situated and conducting like operations or owning like property or assets (subject to self-insured retentions and deductibles) and will (subject to self-insured retentions and deductibles) maintain or cause to be maintained insurance with respect to employers’ and public and product liability risks.
(b)The Borrower shall procure that each Collateral Rig shall be fully insured as appropriate for an internationally reputable rig-owning company against such risks, including but not limited to (i) Hull & Machinery, (ii) Hull Interest (or Increased Value) and ACOC (the latter two risks refer to Total Loss Coverage), (iii) War Risks (including acts of terrorism and piracy) and (iv) Protection & Indemnity (including cover for pollution liability emanating from the Collateral Rigs that is customary and reasonably prudent in both amount and scope for the industry, locations, operations, and assets of Holdings and its Subsidiaries), in each case in such amounts, on such terms and placed with such brokers/insurers/clubs, in accordance with reasonably prudent industry standards, it being acknowledged that the Borrower’s wholly owned affiliated insurance company is an acceptable insurance provider, subject to the requirements of clause (a) above with respect to self-insurance.
(c)The total insured value (Hull & Machinery plus Hull Interest) of each Collateral Rig shall at all times be equal to or greater than its Fair Market Value, and the aggregate total insured value of all Collateral Rigs (Hull & Machinery plus Hull Interest) shall be equal to or greater than 115% of the Revolving Credit Commitments Amount.
(d)The Hull & Machinery Insurance shall, at all times, cover at least 80% of the insurable value of the Collateral Rigs, while the remaining cover may be taken out as Hull Interest, increased value and/or ACOC Insurance.

(e)The Collateral Agent, for the benefit of the Lenders, shall be entitled to Mortgagees’ Interest Insurance (“MII”) and/or Mortgagees Additional Perils (Pollution) Insurance (“MAPI”) covering not less than 115% of the Revolving Credit Commitments Amount, which MII and MAPI, shall be placed by the Collateral Agent for the Borrower’s account.
(f)Each insurance contract with respect to a Collateral Rig shall be in the approved name of the relevant entity or cover such Collateral Rig, and the Collateral Agent shall be named as sole loss payee (other than with respect to any proceeds for claims resulting from any physical damage to such Collateral Rig that do not exceed $25,000,000 and any proceeds payable for expenses other than physical damage, such as sue and labor and wreck removal expenses), with contractual subordination by the Consolidated Group (other than any protection and indemnity or excess liability insurance policies).
(g)All insurances placed through a captive insurer will have “cut-through clause” to reinsurance underwriters, if any.
Section 6.6Financial Reports and Other Information.
(a)Periodic Financial Statements and Other Documents.  The Borrower, Holdings, the other Members of the Consolidated Group, and any SPVs will maintain a system of accounting in such manner as will enable preparation of financial statements in accordance with GAAP and will furnish to the Lenders and their respective authorized representatives such information about the business and financial condition of the Borrower, Holdings, the other Members of the Consolidated Group and any SPVs as any Lender may reasonably request; and, without any request, will furnish to the Administrative Agent:
(i)not later than the earlier of (x) sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Holdings and (y) five (5) days after the date Holdings is required to file (taking into account any extensions of time contemplated by Rule 12b-25 under the Securities Exchange Act of 1934, as amended) with the SEC its report on Form 10-Q with respect to each of such fiscal quarters, the consolidated balance sheet of the Consolidated Group as at the end of such fiscal quarter and the related consolidated statements of income and retained earnings and of cash flows for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, all of which shall be in reasonable detail or in the form filed with the SEC, and certified by the chief financial officer of Holdings, that they fairly present in all material respects the financial condition of the Consolidated Group as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and that they have been prepared in accordance with GAAP, in each case, subject to normal year-end audit adjustments and the omission of any footnotes as permitted by the SEC (publicly filing Holdings’ Form 10-Q with the SEC in any event will satisfy the requirements of this clause (i), subject to Section 6.6(b), and shall be deemed furnished and delivered on the date such information has been posted on the SEC website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto);
(ii)not later than the earlier of (x) one hundred twenty (120) days after the end of each fiscal year of Holdings and (y) five (5) days after the date Holdings is required to file (taking into account any extensions of time contemplated by Rule 12b-25 under the Securities Exchange Act of 1934, as amended) with the SEC its report on Form 10-K with respect to such fiscal year, the consolidated balance sheet of the Consolidated Group as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year and setting forth consolidated comparative figures as of the end of and for the preceding fiscal year, audited by an independent nationally-recognized accounting firm  (which audit shall be without a “going concern” or like qualification or exception (except for any such qualification or exception pertaining to (x) one or more debt maturities occurring within 12 months of the relevant audit or (y) a breach or anticipated breach of financial covenants) and without any qualification or exception as to the scope of such audit) and in the form filed with the SEC (publicly filing Holdings’ Form 10-K with the SEC in any event will satisfy the requirements of this clause (ii), subject to Section 6.6(b), and shall be deemed furnished and delivered on the date such information has been posted on the SEC website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto);
(iii)commencing with fiscal year 2019, to the extent actually prepared and approved by Holdings’ board of directors, a projection of the Consolidated Group’s consolidated balance sheet and consolidated income, retained earnings and cash flows for the current fiscal year showing such projected budget for each fiscal quarter ending during such year;
(iv)within ten (10) days after the sending or filing thereof, copies of all financial statements, projections, documents and other communications that Holdings sends to its stockholders generally or publicly files with the SEC or any similar governmental authority (and is publicly available); provided that publicly filing such documents with the SEC in any event will satisfy the requirements of this clause (iv), subject to Section 6.6(b), and shall be deemed furnished and delivered on the date such information has been posted on the SEC website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto; and
(v)annually on or before April 30 of each year, two Appraisals dated as of March 31 of such year; provided that if at any time since the date of the most recently delivered Appraisals, the Revolving Obligations have exceeded 25% of Revolving Credit Commitments Amount for 30 consecutive days (and thereafter until 12 consecutive months have passed without Revolving Obligations exceeding 25% of aggregate Revolving Credit Commitments Amount for 30 consecutive days), and at any time when an Event of Default exists, such Appraisals must be delivered semiannually on or before April 30 and October 31 of each year, with such Appraisals dated as of March 31 and September 30, respectively, of such year; provided that, if a Default or Event of Default exists, the Borrower shall deliver such additional Appraisals as are requested by the Administrative Agent or the Required Lenders; and provided further that the Borrower may, at its option, deliver one additional set of Appraisals per year.

The Administrative Agent will forward promptly to the Lenders the information provided to the Administrative Agent pursuant to clauses (i) through (iii) and clause (v) above.

(b)Compliance Certificates and Fleet Status Certificates.  Within the respective time periods set forth in clauses (i) and (ii) of Section 6.6(a) for furnishing financial statements, the Borrower shall deliver or cause to be delivered (i) any additional financial information in respect of any Consolidated Affiliates and SPVs as reasonably requested by the Administrative Agent, and (ii) (x) a written certificate signed by Holdings’ Chief Financial Officer or other financial officer of Holdings, in his or her capacity as such, to the effect that no Default or Event of Default then exists or, if any such Default or Event of Default exists as of the date of such certificate, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower, Holdings, or any other Member of the Consolidated Group to remedy the same, (y) a Compliance Certificate in the form of Exhibit 6.6 ~~(I)~~ showing compliance with the financial covenants in Sections 6.20 through 6.23 ~~and (II) setting forth the Total Leverage Ratio as of the last day of the applicable fiscal quarter or fiscal year, as the case may be,~~ and the calculations therefor and (z) a listing of the aggregate Rig Values for the Marketed Rigs directly wholly owned by a Loan Party (other than Holdings and the Borrower).  In addition, no later than five (5)

Business Days after the date set forth in clause (i) of Section 6.6(a) for furnishing annual financial statements, the Borrower shall deliver or cause to be delivered a certificate certifying compliance with the 85% Guaranty Requirement, and including calculations demonstrating such compliance.  No later than the date on which the Compliance Certificate for an applicable fiscal quarter is required to be delivered, the Borrower shall either post (or cause Holdings to post) an updated fleet status report to Holdings’ website, in substantially the same form and detail as set forth on Holdings’ website as of the Effective Date or on such other form that is reasonably satisfactory to the Administrative Agent, and in any case including the name, fleet status, and contract status (with contract term indicated) of each Rig wholly owned by Holdings, any of its Subsidiaries, or any Local Content Entity at the time of such posting, or deliver an updated Fleet Status Certificate.  If any Compliance Certificate shows that the Borrower is not in compliance with the Guarantee Coverage Ratio and the Collateral Coverage Ratio as of the end of the applicable period for which such Compliance Certificate is delivered, then on the last day of any Guarantee Coverage Ratio Cure Period or Collateral Coverage Ratio Cure Period, as applicable, the Borrower shall deliver a Compliance Certificate in the form of Exhibit 6.6; provided that such Compliance Certificate shall only be required to show the Borrower’s compliance with the Guarantee Coverage Ratio and the Collateral Coverage Ratio.
(c)Notice of Events Relating to Environmental Laws and Claims.  Promptly after any officer of the Borrower or Holdings obtains knowledge of any of the following (other than Disclosed Matters, except as provided in clause (iv) below), the Borrower will provide or cause to be provided to the Administrative Agent written notice in reasonable detail of any of the following that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect:
(i)any pending or threatened Environmental Claim against the Borrower, Holdings, or any other Member of the Consolidated Group or any SPV or any property owned or operated by the Borrower, Holdings, or any other Member of the Consolidated Group or any SPV;
(ii)any condition or occurrence on any property owned or operated by the Borrower, Holdings, or any other Member of the Consolidated Group or any SPV that results in noncompliance by the Borrower, Holdings, or any other Member of the Consolidated Group or any SPV with any Environmental Law;
(iii)the taking of any material remedial action in response to the actual or alleged presence of any Hazardous Material on or released to the environment from any property owned or operated by the Borrower, Holdings, or any other Member of the Consolidated Group or any SPV; and
(iv)any material adverse development or occurrence in respect of any Disclosed Matter occurring or taking place subsequent to the Effective Date which has not been otherwise disclosed pursuant to Section 6.6(a)(iv).
(d)Notices of Default, Litigation, Etc.  The Borrower will promptly, and in any event within five (5) Business Days, after an officer of the Borrower or Holdings has knowledge thereof, give or cause to be given written notice in reasonable detail to the Administrative Agent (who will in turn provide notice to the Lenders) of:  (i) the occurrence of any Default or Event of Default; (ii) any litigation or governmental proceeding of the type described in Section 5.4; (iii) any circumstance (including, without limitation, any termination of any Plan or Foreign Plan or any ERISA Event) that has had or could reasonably be expected to have a Material Adverse Effect; (iv) the occurrence of any event which has resulted in a breach of, or is reasonably expected to result in a breach of, Sections 6.20 through Section 6.23; (v) the Borrower, Holdings or any other Member of the Consolidated Group, or any of their respective officers, directors, employees, representatives or agents that act in any capacity in connection with or benefit from the credit facility established hereby, becoming a Sanctioned Person; and (vi) any notice received by it or any other Member of the Consolidated Group or any SPV from the holder(s) of Indebtedness of the Borrower or any other Member of the Consolidated Group or any SPV in an amount which, in the aggregate, exceeds $75,000,000 (or, if denominated in a currency other than U.S. Dollars, the Dollar Equivalent of $75,000,000), where such notice states or claims the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness.
(e)Notices of Event of Loss, Certain Events related to Collateral Rigs.  The Borrower will provide written notice in reasonable detail to the Administrative Agent (who will in turn provide notice to the Lenders) of: (i) a sale or other disposition (other than as described in (ii) below) of any Collateral Rig, thirty (30) days’ (or such shorter period of time permitted by the Administrative Agent in its sole discretion) prior to such sale or disposition; (ii) any Event of Loss in respect of any Collateral Rig, promptly upon such Event of Loss (but in any event within five (5) days after an officer of the Borrower or Holdings obtains knowledge of a loss or casualty event that could reasonably be expected to be an Event of Loss based upon such knowledge); (iii) the lapse of the classification required to be maintained with respect to any Collateral Rig pursuant to Section 6.17 that could reasonably be expected to cause such Collateral Rig to become an Excluded Collateral Rig (but in any event within five (5) days after any officer of the Borrower or Holdings obtains knowledge of such lapse of classification); (iv) the arrest or detention of any Collateral Rig (but in any event within five (5) days after an officer of the Borrower or Holdings obtains knowledge of such arrest or detention); and (v) promptly following (but in any event within five (5) days after any officer of the Borrower or Holdings obtains knowledge thereof) the replacement or appointment of a Collateral Rig Operator for any Collateral Rig.
(f)Other Information.  Upon request therefor, the Borrower shall furnish such other information regarding the operations, business affairs, and financial condition of the Members of the Consolidated Group as the Administrative Agent or any Lender may reasonably request.
Section 6.7Lender Inspection Rights.  Upon reasonable notice from the Administrative Agent or any Lender, the Borrower and Holdings will permit the Administrative Agent or any Lender (and such Persons as the Administrative Agent or such Lender may reasonably designate) and no more often than twice for any particular property in the aggregate for the Administrative Agent and the Lenders, as the case may be, in any calendar year (unless an Event of Default has occurred and is continuing, in which case there shall be no limit to the number or frequency of such visitation or inspections while such Event of Default is continuing) during normal business hours at such entity’s sole expense (other than the first inspection of any particular property (in the aggregate for the Administrative Agent and the Lenders) in any calendar year) unless a Default or Event of Default shall have occurred and be continuing, in which event at the Borrower’s expense, to visit and inspect any of the properties of the Borrower, Holdings, or any other Member of the Consolidated Group, to examine all of their books and records, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision each of the Borrower and Holdings authorizes such accountants to discuss with the Administrative Agent and any Lender (and such Persons as the Administrative Agent or such Lender may reasonably designate) the affairs, finances and accounts of the Borrower, Holdings, and all other Members of the Consolidated Group), all as often, and to such extent, as may be reasonably requested; provided that any inspection of any Rig, its cargo and its papers shall be subject to (A) any safety/training procedures required by the operator or the owner of such Rig for visitations generally, (B) the consent of the charterer of such Rig (provided that the Loan Parties shall, and shall ensure that their respective Subsidiaries and Local Content Entities will, exercise their commercially reasonable efforts to obtain such consent) and (C) the execution and delivery by all such representatives of any customary indemnity and hold harmless agreements in favor of the charterer, the owner and/or the operator in respect of such Rig in relation to such visitation; provided further that any such visits and inspections of any Rig will not unreasonably interfere with the conduct of business of Holdings or any Member of the Consolidated Group with respect to such Rig, and all such visits and inspections shall be held at reasonable times, which shall be during ordinary business hours of the Borrower or the owner or operator of such Rig, as applicable.  The chief financial officer of Holdings and/or his or her designee shall be afforded the opportunity to be present at any meeting of the Administrative Agent or the Lenders and such accountants.  The Administrative Agent agrees to use reasonable efforts to minimize, to the extent practicable, the number of separate requests from the Lenders to exercise their rights under this Section 6.7 and to coordinate the exercise by the Lenders of such rights.

Section 6.8Conduct of Business.  The Borrower, Holdings, and all other Members of the Consolidated Group will at all times remain primarily engaged in (i) the contract drilling business, and the provision of turnkey drilling services, (ii) the provision of services to the energy industry, (iii) other existing businesses described in Holdings’ quarterly report on Form 10-Q filed with the SEC for the quarter ended March 31, 2018, including without limitation, the oil and gas exploration and production business, or (iv) any related businesses (each a “Permitted Business”).
Section 6.9Use of Proceeds; Margin Regulations; Borrower Activities.
(a)Use of Proceeds.  The proceeds of the Revolving Loans and the Letters of Credit shall only be used for permitted investments and future acquisitions, for capital expenditures, and for other general corporate purposes of the Consolidated Group, and in any event for purposes consistent with the representations and warranties set forth in Section 5.18.
(b)Margin Stock.  None of the Borrower, Holdings, nor any other Member of the Consolidated Group shall (i) engage in the business of extending credit for the purpose of purchasing or carrying margin stock or (ii) use any proceeds of the Revolving Loans or the Letters of Credit for a purpose which violates Regulations T, U or X of the Board of Governors of the Federal Reserve System.  After application of the proceeds of the Revolving Loans and the issuance of the Letters of Credit, less than 25% of the assets of each of the Borrower, Holdings, and the other Members of the Consolidated Group will consist of “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System).
(c)Borrower Activities; Limitations on Use of Proceeds.  The Borrower shall (i) maintain its incorporation, day-to-day management and all board of directors meetings outside of Switzerland; (ii) comply, and cause Holdings to comply, at all times with all conditions and requirements of the Swiss FTA Ruling so that no proceeds of the Revolving Loans or Letters of Credit will be used in a manner constituting a direct or indirect flow-back to Holdings or any Swiss Group Company subjecting any such proceeds to Swiss Withholding Tax or Swiss Stamp Tax; (iii) not use the proceeds of Revolving Loans or Letters of Credit under this Agreement for any financing activities in Switzerland (other than dividends, distributions, equity contributions, and other activities to the extent permitted as described in clauses (iv) (C), (D) or (E) below) or for any other purpose that would cause payments under this Agreement or other Credit Documents to be subject to Swiss Withholding Taxes or Swiss Stamp Taxes; and (iv) not effect any direct or indirect flow-back of proceeds of Revolving Loans or Letters of Credit under this Agreement to Holdings or any Swiss Group Company, it being understood for purposes of interpreting this clause (iv), that (A) a direct flow-back will be deemed to occur if the Borrower grants a loan or other extension of credit to a Swiss Group Company from the proceeds of Revolving Loans or Letters of Credit under this Agreement; (B) an indirect flow-back will be deemed to occur if the Borrower first transfers proceeds of Revolving Loans or Letters of Credit under this Agreement to one or more other Subsidiaries or other Persons, which would then make such proceeds of Revolving Loans or Letters of Credit available to a Swiss Group Company through a loan or other extension of credit; (C) equity contributions of rigs, financed with proceeds of Revolving Loans or Letters of Credit under this Agreement, made to Swiss Group Companies for the purpose of leasing such equipment to lessees outside Switzerland, will not be deemed to be an unpermitted flow-back to such proceeds of Revolving Loans or Letters of Credit to such Swiss Group Company, so long as such transactions are effected in a manner consistent with the Swiss FTA Ruling or other tax ruling in effect as described in clause (E) below; (D) future dividend distributions from the Borrower to Holdings will not be deemed to be an unpermitted flow-back of funds to Holdings or other Swiss Group Company; and (E) notwithstanding the provisions in clauses (A) and (B) above, to the extent that the Borrower or Holdings has furnished to the Administrative Agent, with respect to any proposed use of proceeds of Revolving Loans or Letters of Credit under this Agreement, a tax ruling (including the Swiss FTA Ruling) or other evidence satisfactory to the Administrative Agent that such use would not result in any payments under this Agreement or other Credit Documents being subject to any Swiss Withholding Tax or Swiss Stamp Tax, then such use will not be deemed to be an unpermitted flow-back of proceeds of Revolving Loans or Letters of Credit;

provided, however, that if as a result of any change in applicable Swiss tax laws or regulations or any rulings or interpretations thereof, any uses of proceeds of Revolving Loans or Letters of Credit under this Agreement described in clauses (C), (D) or (E) above are of a type determined to be unpermitted flow-back of such proceeds or Letters of Credit, then in such event the Borrower shall not effect or permit any such use of such proceeds of Revolving Loans or Letters of Credit.

(d)Notices; Cash Collateral Requirements.  The Borrower or Holdings shall give the Administrative Agent prompt written notice if the Borrower or Holdings becomes aware that any payments under this Agreement or other Credit Documents have become subject to Swiss Withholding Tax or Swiss Stamp Tax.  If any determination is made that any such payments have become subject to Swiss Withholding Tax or Swiss Stamp Tax (such determination to be deemed to have occurred upon (i) the Borrower or Holdings giving such notice to the Administrative Agent as described in the preceding sentence, (ii) the Administrative Agent receiving notice thereof from any Swiss tax or other governmental authorities, or any opinion to such effect from Swiss tax counsel or accounting firm, or (iii) the failure of the Borrower or Holdings to provide, at least quarterly, a certification to the effect that no such payments have become subject to Swiss Withholding Tax or Swiss Stamp Tax), then in such event at the written request of the Administrative Agent, the Borrower shall establish and maintain at all times with the Administrative Agent Cash Collateral in an amount sufficient to pay all such taxes that the Administrative Agent determines may become payable for a period of the following three months, pursuant to such collateral account documentation as the Administrative Agent may reasonably require.  The Borrower acknowledges that the failure to have established such Cash Collateral arrangements within fifteen (15) Business Days after such request by the Administrative Agent shall constitute an Event of Default under the terms of this Agreement.  Any funds so held as Cash Collateral shall be subject to release by the Administrative Agent upon its receipt of a tax ruling or other evidence satisfactory to the Administrative Agent to the effect that no payments under this Agreement or other Credit Documents remain subject to Swiss Withholding Tax or Swiss Stamp Tax.
Section 6.10Restrictions on Fundamental Changes.  Neither the Borrower nor Holdings nor any Core Subsidiary Guarantor shall merge, consolidate, amalgamate or complete a scheme of arrangement with any other Person, or cause or permit any dissolution or winding up of the Borrower or Holdings or any Core Subsidiary Guarantor, or liquidation of its assets, or sell, transfer or otherwise dispose of all or substantially all of the Borrower’s or Holdings’ or any Core Subsidiary Guarantor’s assets, except that:
(a)The Borrower may merge with or into, or consolidate, amalgamate or complete a scheme of arrangement with, any other Person if upon the consummation of any such merger, consolidation, amalgamation or scheme of arrangement (x) the Borrower is the surviving Person to any such merger, consolidation, amalgamation or scheme of arrangement, or (y) the surviving Person (I) is organized under the laws of a Permitted Jurisdiction, (II) shall assume all obligations of the Borrower under this Agreement and the other Credit Documents pursuant to an assumption agreement in form and substance reasonably satisfactory to the Administrative Agent, and (III) shall deliver or cause to be delivered to the Administrative Agent and/or the Collateral Agent with respect to such transactions and assumption agreement, the certificates, opinions and other documents of the types described in Section 4.1(a), all in form and substance reasonably satisfactory to the Administrative Agent;
(b)Holdings may merge with or into, or consolidate, amalgamate or complete a scheme of arrangement with, any other Person if upon the consummation of any such merger, consolidation, amalgamation or scheme of arrangement (x) Holdings is the surviving Person to any such merger, consolidation, amalgamation or scheme of arrangement, or (y) the surviving Person (I) is organized under the laws of a Permitted Jurisdiction, (II) shall assume all obligations of Holdings under this Agreement and the other Credit Documents pursuant to an assumption agreement, or pursuant to a new Guaranty, in each case in form and substance reasonably satisfactory to the Administrative Agent, and (III) shall deliver or cause to be delivered to the Administrative Agent and/or the Collateral Agent with respect to such transactions and agreements, the certificates, opinions and other documents of the types described in Section 4.1(a), all in form and substance reasonably satisfactory to the Administrative Agent;
(c)Any Core Subsidiary Guarantor may merge with or into, or consolidate, amalgamate or complete a scheme of arrangement with, any other Person if upon the consummation of any such merger, consolidation, amalgamation or scheme of arrangement (x) such Core Subsidiary Guarantor is the surviving Person to any such merger, consolidation, amalgamation or scheme of arrangement, or (y) the surviving Person (I) is organized under the laws of a Permitted Jurisdiction, (II) shall assume all obligations of such Core Subsidiary Guarantor under this Agreement and the other Credit Documents pursuant to an assumption agreement, or pursuant to a new Guaranty, in each case in form and substance reasonably satisfactory to the Administrative Agent, and (III) shall deliver or cause to be delivered to the Administrative Agent and/or the Collateral Agent with respect to such transactions and agreements, the certificates, opinions and other documents of the types described in Section 4.1(a), all in form and substance reasonably satisfactory to the Administrative Agent;
(d)The Borrower may sell or transfer all or substantially all of its assets (including stock in its Subsidiaries) to any Person, so long as (x) such Person is a Subsidiary of the Borrower (or a Person who will contemporaneously therewith become a Subsidiary of the Borrower), and (y) such Subsidiary (I) is organized under the laws of a Permitted Jurisdiction, (II) shall assume all obligations of the Borrower under this Agreement and the other Credit Documents pursuant to an assumption agreement, or pursuant to a new credit agreement and promissory notes, in each case in form and substance reasonably satisfactory to the Administrative Agent, and (III) shall deliver or cause to be delivered to the Administrative Agent and/or the Collateral Agent with respect to such transactions and agreements, the certificates, opinions and other documents of the types described in Section 4.1(a), all in form and substance reasonably satisfactory to the Administrative Agent; and
(e)Holdings may sell or transfer all or substantially all of its assets (including stock in its Subsidiaries) to any Person, so long as (x) such Person is a Subsidiary of Holdings (or a Person who will contemporaneously therewith become a Subsidiary of Holdings), and (y) such Subsidiary (I) is organized under the laws of a Permitted Jurisdiction, (II) shall assume all obligations of Holdings under this Agreement and the other Credit Documents pursuant to an assumption agreement, or pursuant to a new Guaranty, in each case in form and substance reasonably satisfactory to the Administrative Agent, and (III) shall deliver or cause to be delivered to the Administrative Agent and/or the Collateral Agent with respect to such transactions and agreements, the certificates, opinions and other documents of the types described in Section 4.1(a), all in form and substance reasonably satisfactory to the Administrative Agent;
(f)Any Core Subsidiary Guarantor may sell or transfer all or substantially all of its assets (including stock in its Subsidiaries) to any Person, so long as (x) such Person is a Subsidiary of Holdings

(or a Person who will contemporaneously therewith become a Subsidiary of Holdings), and (y) such Subsidiary (I) is organized under the laws of a Permitted Jurisdiction, (II) shall assume all obligations of such Core Subsidiary Guarantor under this Agreement and the other Credit Documents pursuant to an assumption agreement, or pursuant to a new Guaranty, in each case in form and substance reasonably satisfactory to the Administrative Agent, and (III) shall deliver or cause to be delivered to the Administrative Agent and/or the Collateral Agent with respect to such transactions and agreements, the certificates, opinions and other documents of the types described in Section 4.1(a), all in form and substance reasonably satisfactory to the Administrative Agent;

provided that in the case of any transaction described in the preceding clauses (a) through (f), no Default or Event of Default (including, without limitation, pursuant to Section 7.1(j)) shall exist immediately prior to, or after giving effect to, such transaction.

Section 6.11Liens.  ~~The~~Subject to Section 6.33, the Borrower, Holdings, and the other Members of the Consolidated Group shall not create, incur, assume or suffer to exist any Lien of any kind on any property or asset of any kind of the Borrower or any such other Member of the Consolidated Group, except the following (collectively, the “Permitted Liens”):
(a)(i) Liens securing the Obligations; and (ii) Liens existing on the Effective Date (each such Lien, to the extent it secures Indebtedness or other obligations in an aggregate amount of $50,000,000 (or, if denominated in a currency other than U.S. Dollars, the Dollar Equivalent of $50,000,000) or more (or in the case of the Subsidiary Guarantors, Indebtedness or other obligations in any amount), being described on Schedule 5.16 attached hereto);
(b)Liens arising in the ordinary course of business by operation of law, deposits, pledges or other Liens in connection with workers’ compensation, unemployment insurance, old age benefits, social security obligations, assessments, public or statutory obligations or other similar charges, good faith deposits, pledges or other Liens in connection with (or to obtain letters of credit in connection with) bids, performance, return-of-money or payment bonds, contracts or leases to which the Borrower, Holdings or any other Members of the Consolidated Group are parties or other deposits required to be made in the ordinary course of business, or Liens relating to attorney’s liens or bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution; provided that in each case the obligation secured is not for Indebtedness for borrowed money and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;
(c)mechanics’, workmen’s, materialmen’s, landlords’, carriers’, maritime or other similar Liens, including those arising from chartering, dry-docking, maintenance, repair, refurbishment, the furnishing of supplies or bunkers to Rigs or masters’, officers’ or crews’ wages, in each case arising in the ordinary course of business (or deposits to obtain the release of such Liens) related to obligations not overdue for more than thirty (30) days if such Liens arise with respect to domestic assets and for more than ninety (90) days if such Liens arise with respect to foreign assets, or, if so overdue, that are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or if such Liens both (i) otherwise could not reasonably be expected to have a Material Adverse Effect and (ii) to the extent such Liens encumber a Collateral Rig, (x) do not result in lienholders taking any enforcement action (including the filing of any legal or similar action seeking to do the same) against such Collateral Rig and (y) do not have a material adverse effect on the rights and remedies of the Administrative Agent, Collateral Agent or the Lenders under the Credit Documents as to such Collateral Rig;

(d)Liens for Taxes not more than ninety (90) days past due or which can thereafter be paid without penalty or which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or if such Liens both (i) otherwise could not reasonably be expected to have a Material Adverse Effect and (ii) to the extent such Liens encumber a Collateral Rig, (x) do not result in lienholders taking any enforcement action (including the filing of any legal or similar action seeking to do the same) against such Collateral Rig and (y) do not have a material adverse effect on the rights and remedies of the Administrative Agent, Collateral Agent or the Lenders under the Credit Documents as to such Collateral Rig;
(e)Liens imposed by ERISA (or comparable foreign laws in respect of any Foreign Plan) which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or if such Liens both (i) otherwise could not reasonably be expected to have a Material Adverse Effect and (ii) to the extent such Liens encumber a Collateral Rig, (x) do not result in lienholders taking any enforcement action (including the filing of any legal or similar action seeking to do the same) against such Collateral Rig and (y) do not have a material adverse effect on the rights and remedies of the Administrative Agent, Collateral Agent or the Lenders under the Credit Documents as to such Collateral Rig;
(f)Liens arising out of judgments or awards against the Borrower, Holdings or any other Member of the Consolidated Group, or in connection with surety or appeal bonds or the like in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or for which the Borrower, Holdings or such other Member of the Consolidated Group shall be prosecuting on appeal or proceeding for review, and for which it shall have obtained (within thirty (30) days with respect to a judgment or award rendered in the United States or within sixty (60) days with respect to a judgment or award rendered in a foreign jurisdiction after entry of such judgment or award or expiration of any previous such stay, as applicable) a stay of execution or the like pending such appeal or proceeding for review; provided, that the aggregate amount of uninsured or underinsured liabilities (net of customary deductibles, and including interest, costs, fees and penalties, if any) of (x) the Borrower, Holdings and the other Members of the Consolidated Group secured by such Liens shall not exceed the Dollar Equivalent of $125,000,000 at any one time outstanding and (y) the Subsidiary Guarantors secured by such Liens shall not exceed the Dollar Equivalent of $50,000,000 at any one time outstanding;
(g)Liens securing Permitted Rig Debt to the extent contemplated by Section 6.12(i)(y)(vii);
(h)Liens securing Interest Rate Protection Agreements or Currency Rate Protection Agreements incurred in the ordinary course of business and not for speculative purposes;
(i)Liens on property existing at the time such property is acquired by the Borrower, Holdings or any other Member of the Consolidated Group and not created in contemplation of such acquisition, and Liens on the assets of any Person at the time such Person becomes a Member of the Consolidated Group or is merged, consolidated or amalgamated with or into the Borrower or any other Member of the Consolidated Group and not created in contemplation of such Person becoming a Member of the Consolidated Group or such merger, consolidation or amalgamation; provided that, in each case, (i) the Indebtedness secured by such Liens is permitted by Section 6.12, (ii) such Liens do not extend to any assets other than the property so acquired or those of such Person (other than repairs, renewals, replacements, additions, accessions and betterments thereto or pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition or becoming a Member of the Consolidated Group or such merger, consolidation or amalgamation, on property acquired thereafter of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition or becoming a Member of the Consolidated Group or such merger, consolidation or amalgamation and securing the obligations to which the original Liens relate) and (iii) the Borrower is in Pro Forma Compliance immediately after giving effect thereto;
(j)any extension, refinancing, renewal or replacement (or successive extensions, refinancings, renewals or replacements) in whole or in part of any Lien referred to in the foregoing subsections (a) through (i); provided, however, that the principal amount of Indebtedness or other obligations secured thereby does not exceed the principal amount or the amount of such other obligation, as applicable, secured at the time of such extension, refinancing, renewal or replacement (other than amounts incurred to pay make-whole or prepayment premiums, fees and expenses reasonably incurred in connection with such extension, refinancing, renewal or replacement), and that such extension, refinancing, renewal or replacement is limited to the property already subject to the Lien so extended, renewed or replaced (together with accessions and improvements thereto and replacements thereof);
(k)rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of a Person;
(l)rights reserved to or vested in any Governmental Authority to control, regulate or use any property of a Person;
(m)rights of a common owner of any interest in property held by a Person and such common owner as tenants in common or through other common ownership;
(n)encumbrances (other than to secure the payment of Indebtedness), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property or rights-of-way of a Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines, removal of gas, oil, coal, metals, steam, minerals, timber or other natural resources, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities or equipment, or defects, irregularity and deficiencies in title of any property or rights-of-way;
(o)Liens created by or resulting from zoning, planning and environmental laws and ordinances and municipal regulations;
(p)Liens created or evidenced by or resulting from financing statements filed by lessors of property (but only with respect to the property so leased);
(q)Liens on property securing Non-recourse Debt;
(r)Liens on the stock or assets of SPVs;
(s)other Liens created in connection with securitization programs, if any, of the Borrower, Holdings and the other Members of the Consolidated Group;
(t)right of first refusal arrangements, any obligation to offer a Person the option to purchase all or a portion of any asset, non-compete arrangements and other similar arrangements, in each case to the extent not securing Indebtedness for borrowed money; and
(u)Liens (not otherwise permitted by clauses (a) through (t) of this Section 6.11) securing Indebtedness (or other obligations) in an amount not exceeding at the time of incurrence thereof (together with all such other Liens securing Indebtedness (or other obligations) outstanding pursuant to this clause

(u) at such time) the greater of (x) $350,000,000 and (y) 30% of the amount by which the CNTA Threshold exceeds the Revolving Credit Commitments Amount (availability under this clause (u), the “Incremental Secured Debt Amount”); provided that such Liens shall not encumber any Collateral or any other assets of (i) Holdco 1, Holdco 2, Holdco 3, Holdco 4, Holdco 5, Holdco 6, Holdco 7, Holdco 8 or Holdco 9 or (ii) any Guarantor that is a Collateral Rig Owner or an Additional Guarantor;

provided that, notwithstanding the foregoing, no Transaction Party shall create, incur, assume or suffer to exist any Lien of any kind on any Collateral, other than Permitted Collateral Liens and provided further that no Member of the Consolidated Group shall create, incur or assume any Lien of any kind on any asset or any obligation secured thereby, if, as a result of the creation, incurrence or assumption of such Lien or such obligation, the Revolving Obligations would exceed the CNTA Threshold immediately following such creation, incurrence or assumption.

Section 6.12Subsidiary Indebtedness.  ~~Neither~~Subject to Section 6.33, neither the Borrower nor Holdings shall permit any other Members of the Consolidated Group (other than Holdings, the Borrower, Holdco 1, Holdco 2, Holdco 3, Holdco 4, Holdco 5 or Holdco 6) to incur, assume or suffer to exist any Indebtedness, except:
(a)existing Indebtedness outstanding on the Effective Date (such Indebtedness, to the extent the principal amount thereof is $50,000,000 (or, if denominated in a currency other than U.S. Dollars, the Dollar Equivalent of $50,000,000) or more (or in the case of the Subsidiary Guarantors, any amount), being described on Schedule 5.15 attached hereto), and any subsequent extensions, renewals, replacements or refinancings thereof (i) so long as such Indebtedness is not increased in amount (other than amounts incurred to pay make-whole or prepayment premiums, fees and expenses reasonably incurred in connection with such extension, refinancing, renewal or replacement), the scheduled maturity date thereof is not shortened (except to the extent such shortened maturity date is subsequent to the date that is 91 days after the Maturity Date), any scheduled amortization of principal thereunder prior to the Maturity Date is not shortened, the interest rate per annum applicable thereto is not increased above the then prevailing market rates of interest for similar Indebtedness, and the payments thereunder prior to the Maturity Date are not increased, or (ii) such extensions, renewals, replacements or refinancings are otherwise expressly permitted by, and are effected pursuant to, another clause in this Section 6.12 (other than clause (k) hereof);
(b)Indebtedness under the Credit Documents;
(c)unsecured intercompany loans and advances to the Borrower or other Members of the Consolidated Group, and unsecured intercompany loans and advances from any of such other Members of the Consolidated Group or SPVs to the Borrower or any other Members of the Consolidated Group; provided that if (i) the obligor on such intercompany loan or advance is a Loan Party and the obligee on such intercompany loan or advance is a non-Loan Party or (ii) the obligor on such intercompany loan or advance is a Subsidiary Guarantor and the obligee on such intercompany loan or advance is not a Subsidiary Guarantor, then such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations on terms reasonably satisfactory to the Administrative Agent;
(d)(i) Indebtedness (other than Indebtedness of Subsidiary Guarantors) under any Interest Rate Protection Agreements or any Currency Rate Protection Agreements and (ii) Indebtedness of a Subsidiary Guarantor under any Interest Rate Protection Agreements or any Currency Rate Protection Agreements, to the extent such agreements are entered into solely to mitigate risks relating to such Subsidiary Guarantor’s assets, liabilities and operations and (y) are reasonably necessary in connection with the operations of the applicable Subsidiary Guarantor related to the applicable Rig;

(e)Indebtedness (i) under unsecured lines of credit for overdrafts or for working capital purposes in foreign countries with financial institutions, and (ii) arising from the honoring by a bank or other Person of a check, draft or similar instrument inadvertently drawing against insufficient funds, all such Indebtedness not to exceed the Dollar Equivalent of $300,000,000 in the aggregate at any time outstanding, provided that Subsidiary Guarantors may not incur Indebtedness pursuant to this Section 6.12(e) under unsecured lines of credit for working capital purposes, and, provided further that amounts under overdraft lines of credit or outstanding as a result of drawings against insufficient funds shall be outstanding for one (1) Business Day before being included in such aggregate amount;
(f)Indebtedness of a Person (other than a Subsidiary Guarantor)  existing at the time such Person becomes a Member of the Consolidated Group or is merged, consolidated or amalgamated with or into the Borrower or any other Member of the Consolidated Group (other than a Subsidiary Guarantor) and not incurred in contemplation of such transaction, and extensions, renewals, replacements or refinancings thereof in accordance with clause (k) below; provided that (i) no Default or Event of Default exists or at the time of or would occur as a result of the incurrence of such Indebtedness (with such Indebtedness being deemed incurred upon the consummation of such transaction), (ii)  at the time of incurrence (with such Indebtedness being deemed incurred upon the consummation of such transaction), the Borrower is in Pro Forma Compliance immediately after giving effect to such Indebtedness, and (iii) such Indebtedness is not recourse to any Member of the Consolidated Group (other than Holdings, the Borrower, such Person and any other Person that becomes a Member of the Consolidated Group in connection with such transaction (other than a Subsidiary Guarantor)) prior to or after the date of such Person’s acquisition by or merger into such Member of the Consolidated Group;
(g)Indebtedness (i) under Performance Guaranties (other than by Subsidiary Guarantors)  and Performance Letters of Credit, and (ii) with respect to letters of credit issued in the ordinary course of business;
(h)Indebtedness (other than Indebtedness of Subsidiary Guarantors) created in connection with securitization programs, if any;
(i)(x) Indebtedness (and Guaranties thereof) (other than Indebtedness and Guaranties of Subsidiary Guarantors) constituting purchase money Rig debt in existence on the Effective Date and described on Schedule 6.12(i) and (y) Indebtedness (and Guaranties thereof) (other than Indebtedness and Guaranties of Subsidiary Guarantors) incurred after the Effective Date to finance the acquisition, completion of construction and commencement of commercial operation, alteration, renovation or upgrade of a Rig (including the purchase of the Equity Interests of any entity whose assets consist primarily of Rigs and/or other assets related thereto), so long as, solely for purposes of this clause (y), (i) at the time of incurrence, the Borrower is in Pro Forma Compliance immediately after giving effect to such Indebtedness and related Liens, (ii) the amount of such Indebtedness shall not exceed 85% of the cost to acquire, construct, alter, renovate or upgrade such Rig for which such Indebtedness is being incurred, (iii) the primary obligor of any such Indebtedness and the direct owner of such Rig must be either (A) a direct or indirect, Wholly-Owned Subsidiary of Holdco 7, Holdco 8 or Holdco 9 or (B) a direct or indirect Local Content Entity with a Qualified Local Partner, (iv) ~~neither~~none of (A) Holdco 7, Holdco 8, or Holdco 9 ~~nor~~or (B) any Subsidiary ~~thereof that~~of Holdco 7, Holdco 8 or Holdco 9 that, in each case of this clause (B), (x) directly ~~or indirectly~~ owns any Rig other than such Rig for which such Indebtedness is being incurred or (y) directly or indirectly owns any Collateral Rig, may Guaranty, or provide any collateral to support, such Indebtedness, (v) no Default or Event of Default then exists or would be caused thereby, (vi) such Indebtedness is incurred prior to or within 365 days after such acquisition or the later of such construction, alteration, renovation or upgrade or the date of commercial operation of the Rig constructed, altered, renovated or upgraded, and (vii) such Indebtedness is secured only by the Rig acquired, constructed, altered, renovated or upgraded with the proceeds of such

Indebtedness, and related contracts, intangibles and other assets that are incidental thereto (including accessions and improvements thereto and replacements thereof)  (Indebtedness described in this clause (i), “Permitted Rig Debt”);
(j)(x) secured Indebtedness (not otherwise permitted under any other clause of this Section 6.12) in an aggregate principal amount outstanding for all Subsidiaries not exceeding at the time of incurrence thereof (together with all such other secured Indebtedness outstanding pursuant to this clause (j)(x) at such time) the Incremental Secured Debt Amount and (y) unsecured Indebtedness (not otherwise permitted under any other clause of this Section 6.12) in an aggregate principal amount outstanding for all Subsidiaries not exceeding at the time of incurrence thereof (together with all such other unsecured Indebtedness outstanding pursuant to this clause (j)(y) at such time) $50,000,000; provided that any such Indebtedness incurred pursuant to this clause (j) shall have no recourse to (i) Holdco 1, Holdco 2, Holdco 3, Holdco 4, Holdco 5, Holdco 6, Holdco 7, Holdco 8 or Holdco 9, (ii) any Guarantor that is a Collateral Rig Owner or an Additional Guarantor or (iii) the respective assets of any of the foregoing; and
(k)extensions, renewals or replacements of Indebtedness permitted by clauses (b) through (j) of this Section 6.12 that do not (i) increase the amount of such Indebtedness being extended, refinanced, renewed or replaced, other than amounts incurred to pay make-whole or prepayment premiums, fees and expenses reasonably incurred in connection with such extension, refinancing, renewal or replacement; (ii) with respect to any Indebtedness being extended, refinanced, renewed or replaced which has an originally scheduled maturity date after the Maturity Date, provide for a scheduled maturity date that is prior to the date that is 91 days after the Maturity Date; or (iii) add as an obligor or guarantor (x) any Subsidiary that directly owns any Collateral Rig or (y) Holdco 7, Holdco 8, Holdco 9 or any of their respective direct or indirect Subsidiaries, in each case if such Person was not an obligor or guarantor under the original Indebtedness being extended, refinanced, renewed or replaced; provided that to the extent any such Indebtedness had utilized a limited basket prior to such extension, renewal or replacement, such Indebtedness shall continue to be debited against such basket following such extension, renewal or replacement.
Section 6.13Use of Property and Facilities; Environmental Laws.  Each of the Borrower, Holdings, and the other Members of the Consolidated Group shall comply with all Environmental Laws applicable to or affecting the properties or business operations of the Borrower, Holdings, or any other Member of the Consolidated Group, where the failure to comply could reasonably be expected to have a Material Adverse Effect.
Section 6.14Transactions with Affiliates.  Except as otherwise specifically permitted herein, the Borrower, Holdings, and the other Members of the Consolidated Group shall not (except pursuant to contracts and agreements outstanding as of (i) with respect to the Borrower and Holdings, the Effective Date, or (ii) with respect to any other Member of the Consolidated Group, the Effective Date or, if later, the date such Person first became a Member of the Consolidated Group, including, without limitation, any Plans or related trusts), enter into or engage in any material transaction or arrangement or series of related transactions or arrangements which in the aggregate would be material with any Affiliate (other than the Borrower, Holdings, or any other Member of the Consolidated Group), including without limitation, the purchase from, sale to or exchange of property with, any merger, consolidation or amalgamation with or into, or the rendering of any service by or for, any Affiliate (other than the Borrower, Holdings, or any other Member of the Consolidated Group), unless such transaction or arrangement or series of related transactions or arrangements are in the ordinary course of business and, taken as a whole, are no less favorable to the Borrower, Holdings, or such other Member of the Consolidated Group than would be obtained in an arms’ length transaction with a Person not an Affiliate (other than the Borrower, Holdings, or any other Member of the Consolidated Group).  Notwithstanding the foregoing, the following transactions and arrangements will not be prohibited by the provisions of this covenant: (a) the declaration or making of any lawful dividend or distribution; (b) investments in and other transactions with Affiliates that are joint ventures whose operations are managed or controlled by a Member of the Consolidated Group, where such investments or other transactions are made or effected on customary terms pursuant to the requirements of the business of the Consolidated Group and applicable law; (c) transactions permitted by Section 6.25; (d) amendments, extensions, replacements and other modifications of transactions with Affiliates otherwise permitted by this Agreement, provided that such amendments, extensions, replacements or other modifications, taken as a whole, are no less favorable in any material respect to the Consolidated Group than the transaction or transactions being amended, extended, replaced or modified; and (e) amendments, extensions, replacements and other modifications of transactions with Affiliates otherwise permitted by this Agreement, provided that such amendments, extensions, replacements or other modifications, taken as a whole, are no less favorable in any material respect to the Consolidated Group than the transaction or transactions being amended, extended, replaced or modified.

Section 6.15Sale and Leaseback Transactions.  Neither the Borrower nor Holdings will, or will permit any of its Subsidiaries to, enter into, assume, or suffer to exist any Sale-Leaseback Transaction, except any such transaction that may be entered into, assumed or suffered to exist (other than by a Subsidiary Guarantor) without violating any other provision of this Agreement, including without limitation, Sections 6.11, 6.12 and 6.20.
Section 6.16Compliance with Laws; Policies and Procedures.
(a)Without limiting any of the other covenants in this Article 6, the Borrower, Holdings, and the other Members of the Consolidated Group shall (i) conduct their business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities; provided, however, that this Section 6.16 shall not require the Borrower, Holdings, or any other Member of the Consolidated Group to comply with any such law, regulation, ordinance or order if (x) it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or (y) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect, (ii) comply in all material respects with all obligations it might have under the Patriot Act and with Anti-Corruption Laws and all Sanctions applicable to any Member of the Consolidated Group, (iii) comply in all material respects with all laws and regulations applicable to the Collateral Rigs and the ownership, employment, operation, management and registration of the Collateral Rig, including the applicable ISM Code and ISPS Code and the laws of the applicable Flag Jurisdiction, and (iv) not employ the Collateral Rigs, nor allow their employment, operation or management, in any manner contrary in any material respect to any applicable law or regulation, including, but not limited to the applicable ISM Code and ISPS Code.
(b)The Borrower and Holdings shall maintain in effect and enforce policies and procedures intended to ensure compliance by the Borrower, Holdings and all other Members of the Consolidated Group and their respective officers, directors, employees and agents with Anti-Corruption Laws and Sanctions.
Section 6.17Collateral Rig Classifications; Operation of Collateral Rigs.
(a)The Borrower and Holdings will cause each Collateral Rig Owner or Collateral Rig Operator to keep such Collateral Rig in a good and sufficient state of repair (ordinary wear and tear and loss or damage by casualty or condemnation excepted) so as to ensure that such Collateral Rig is classified by an Acceptable Classification Society, at minimum at the same standard of classification as is applicable for Rigs of comparable age and type, free of any overdue conditions or recommendations affecting the classification of such Collateral Rig; provided that temporary lapses of such classification as may from time to time arise as a result of the normal operation of such Collateral Rig shall not be deemed to be a breach of this Section 6.17 so long as the Borrower or applicable Collateral Rig Owner or Collateral Rig Operator or another Member of the Consolidated Group is using commercially reasonable efforts to remedy such lapses.
(b)The Borrower and Holdings will cause each Collateral Rig Owner or Collateral Rig Operator to (i) make or cause to be made all repairs to or replacement of any damaged, worn or lost parts or equipment such that the value of such Collateral Rig will not be materially impaired and (ii) except as otherwise contemplated by this Agreement or the applicable Mortgage, not remove any material part of, or item of, equipment owned by the Loan Parties installed on such Collateral Rig except in the ordinary course of the operation and maintenance of such Collateral Rig or unless (x) the part or item so removed is forthwith replaced by a suitable part or item which is in similar condition as or better condition than the part or item removed, is free from any Lien (other than Permitted Collateral Liens) in favor of any Person other than the Administrative Agent and/or the Collateral Agent and becomes, upon installation on such Collateral Rig, the property of the Loan Parties and subject to the security constituted by the Mortgage or (y) the removal will not materially diminish the value of such Collateral Rig.
(c)The Borrower and Holdings will cause each Collateral Rig Owner or Collateral Rig Operator in accordance herewith to promptly pay and discharge all tolls, dues, taxes, assessments, governmental charges, fines, penalties, debts, damages and liabilities whatsoever in respect of a Collateral Rig which have given or may give rise to maritime or possessory Liens (other than Permitted Collateral Liens) on, or claims enforceable against, such Collateral Rig other than any of the foregoing being contested in good faith and diligently by appropriate proceedings, and, in the event of arrest of any Collateral Rig pursuant to legal process, or in the event of its detention in exercise or purported exercise of any such Lien or claim as aforesaid, procure, if reasonably possible, the release of such Collateral Rig from such arrest or detention forthwith upon receiving notice thereof by providing bail or otherwise as the circumstances may require.
(d)The Borrower and Holdings will cause each Collateral Rig Owner or Collateral Rig Operator to maintain, or cause to be maintained by the charterer or lessee of any Collateral Rig, a valid Certificate of Financial Responsibility (Oil Pollution) issued by the United States Coast Guard pursuant to the Federal Water Pollution Control Act to the extent that such certificate may be required by applicable legal requirements for such Collateral Rig and such other similar certificates as may be required in the course of the operations of any such Collateral Rig pursuant to the International Convention on Civil Liability for Oil Pollution Damage of 1969, or other applicable legal requirements.
(e)To the extent applicable, the Borrower and Holdings will cause each Collateral Rig Owner or Collateral Rig Operator to ensure that Collateral Rigs are subject to a safety management system which complies with the ISM Code and the ISPS Code, and such system may be established or implemented for any Collateral Rig pursuant to an agreement that provides the applicable Collateral Rig Owner or the operator of applicable Collateral Rig the use of the applicable safety management systems of Holdings or an Affiliate of Holdings.
Section 6.18Conduct of Business of Holdco 1, Holdco 2, Holdco 3, Holdco 4, Holdco 5 and Holdco 6. Holdings will not permit (I) Holdco 1, Holdco 2 or Holdco 3 to (a) conduct, transact or otherwise engage in any material business or operations other than (i) obtaining money or arranging financing for Holdings, the Borrower or other Members of the Consolidated Group (but not, for the avoidance of doubt, making any intercompany loan or advance in connection therewith), (ii) ownership of the Equity Interests of Holdco 4, Holdco 5 and Holdco 6, respectively, (iii) receipt of guarantee fees as Holdings, the Borrower or any other Member of the Consolidated Group in their reasonable discretion determines are required for tax purposes and (iv) actions that are reasonably related or incidental to the foregoing, or (b) own, lease, manage or otherwise operate any operating properties or assets, and (II) Holdco 4, Holdco 5 or Holdco 6 to

(a) conduct, transact or otherwise engage in any material business or operations other than (i) obtaining money or arranging financing for Holdings, the Borrower or other Members of the Consolidated Group (but not, for the avoidance of doubt, making any intercompany loan or advance in connection therewith), (ii) (A) ownership of the Equity Interests of Holdco 7, Holdco 8 and Holdco 9, respectively, and (B) until and including January 29, 2021 (or such later date permitted by the Administrative Agent in its sole discretion), ownership of the Equity Interests of Ranger Insurance Limited and Transocean Corporate Services Limited, which Equity Interests will, in the case of this clause (B), be contributed to Holdco 7, Holdco 8 and Holdco 9 during such period, (iii) receipt of guarantee fees as Holdings, the Borrower or any other Member of the Consolidated Group in their reasonable discretion determines are required for tax purposes and (iv) actions that are reasonably related or incidental to the foregoing, or (b) own, lease, manage or otherwise operate any operating properties or assets.

Section 6.19Operation of Collateral Rigs. The Borrower will not, and Holdings will not permit any of its Subsidiaries to, engage in the following undertakings:
(a)without giving prior written notice thereof to the Administrative Agent, change the registered owner, name or official number, as the case may be, of any Collateral Rig;
(b)without the prior consent of the Administrative Agent (such consent not to be unreasonably withheld), change the registered flag registry (except in connection with a Flag Jurisdiction Transfer, for which no consent will be required) or classification society of any Collateral Rig to a classification society that is not an Acceptable Classification Society; or
(c)permit any of its Subsidiaries to allow any of the Collateral Rigs to be operated by any Person other than Holdco 7, Holdco 8, Holdco 9 or any Subsidiary thereof, except when necessary or required to be operated by a Local Content Entity pursuant to local law or for local content purposes.
Section 6.20Indebtedness to Total Tangible Capitalization Ratio.  The Consolidated Group will maintain, as of the end of each fiscal quarter of Holdings, a ratio of Consolidated Indebtedness as at the end of such fiscal quarter to Total Tangible Capitalization as at the end of such fiscal quarter of no greater than 0.60:1.00.
Section 6.21Minimum Liquidity.  The Borrower shall not permit Available Liquidity to be less than $500,000,000 at any time.
Section 6.22Guarantee Coverage Ratio.  As of the end of each fiscal quarter of Holdings, the Borrower shall not permit the ratio of (a) the Rig Value of all Marketed Rigs directly wholly owned by a Loan Party (other than Holdings and the Borrower) and not subject to any Lien other than Permitted Collateral Liens as of such date, to (b) the sum of (i) the Revolving Credit Commitments Amount and (ii) the principal amount of any other Indebtedness for borrowed money of any Loan Party (other than Holdings and the Borrower) (other than permitted intercompany Indebtedness), as of such date, to be less than 3.00 to 1.00 (the “Guarantee Coverage Ratio”).
Section 6.23Collateral Coverage Ratio.  As of the end of each fiscal quarter of Holdings, the Borrower shall not permit the ratio of (a) Collateral Rig Value as of such date to (b) the Revolving Credit Commitments Amount as of such date, to be less than (i) 1.75 to 1.00 with respect to each fiscal quarter ended on or prior to March 31, 2019, (ii) 2.00 to 1.00 with respect to each fiscal quarter ended on or prior to September 30, 2019 and (iii) 2.10 to 1.00 with respect to each fiscal quarter ending on or after December 31, 2019 (the “Collateral Coverage Ratio”).

Section 6.24Collateral Rig Dispositions.  The Borrower and Holdings will not and will not permit any Loan Party to sell, transfer, lease or otherwise dispose of (other than transfers or dispositions as a result of an Event of Loss, and it being understood that demise, bareboat, time, voyage, other charter, lease or right to use of a Collateral Rig, in each case in the ordinary course of business, is not a lease, transfer or disposition):
(a)any Additional Rig, other than (i) such a sale, transfer, lease or other disposition so long as the Borrower is otherwise in Pro Forma Compliance immediately before and after giving effect to such sale, transfer, lease or disposition, or (ii) a sale, transfer, lease, or other disposition to any Subsidiary or Local Content Entity of Holdco 7, Holdco 8, or Holdco 9, so long as, at or prior to such sale, transfer, lease or disposition, the Collateral Rig Requirements are satisfied in respect of such Subsidiary or Local Content Entity and the Additional Rig subject to such transaction; or
(b)any Specified Rig, other than to a Subsidiary or Local Content Entity of Holdco 7, Holdco 8, or Holdco 9, provided that at or prior to such sale, transfer, lease or disposition, (i) the Collateral Rig Requirements are satisfied in respect of such Subsidiary or Local Content Entity and the Specified Rig subject to such transaction and (ii) the Borrower is otherwise in Pro Forma Compliance immediately before and after giving effect to such sale, transfer, lease or disposition.

Notwithstanding anything to the contrary herein, the Borrower and Holdings will not and will not permit any of their respective Subsidiaries to sell, transfer, lease or otherwise dispose of (other than transfers or dispositions as a result of an Event of Loss, and it being understood that demise, bareboat, time, voyage, other charter, lease or right to use of a Rig, in each case in the ordinary course of business, is not a lease, transfer or disposition) any Rig (including, for the avoidance of doubt, any Equity Interests in any Subsidiary or Local Content Entity of Holdings that owns or leases such Rig) that is owned or leased by Holdco 4, Holdco 5, Holdco 6 or their respective Subsidiaries to Holdings, the Borrower or any of their respective Subsidiaries unless the transferee or lessee is Holdco 4, Holdco 5, Holdco 6 or any Subsidiary thereof.

Section 6.25Restricted Payments.  Holdings shall not make any Restricted Payment other than:
(a)any Restricted Payments if, at the time of and immediately after giving effect to such Restricted Payment, (i) there are no Revolving Obligations (other than in respect of any undrawn Performance Letters of Credit) outstanding, (ii) the Borrower is in Pro Forma Compliance, (iii) the Minimum Liquidity Ratio would not be less than 1.25 to 1.00, and (iv) no Default or Event of Default exists or would result therefrom;
(b)Restricted Payments in an amount equal to the net cash proceeds received from the issuance of new shares of its Equity Interests (other than Disqualified Capital Stock); provided that such issuance of Equity Interests occurs substantially concurrently with such Restricted Payment (with an issuance being deemed substantially concurrent if such Restricted Payment occurs not more than 90 days after such issuance);
(c)any Restricted Payment made or paid within 60 days after the date of declaration or giving of the redemption notice, as the case may be, thereof, if at such date of declaration or notice such Restricted Payment would have complied with the other clauses of this Section 6.25;
(d)(i) the repurchase of Equity Interests deemed to occur upon the exercise of options or warrants to the extent that such Equity Interests represent all or a portion of the exercise price thereof, (ii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings held by any current or former employee or director of Holdings (or any Member of the Consolidated

Group) pursuant to the terms of any employee equity subscription agreement, stock option agreement, restricted stock or similar agreement entered into in the ordinary course of business, and (iii) the payment of cash in lieu of the issuance of fractional shares of Equity Interests upon conversion or exchange of securities convertible into or exchangeable for Equity Interests of Holdings;
(e)Restricted Payments in an aggregate amount (together with all such other Restricted Payments made pursuant to this clause (e)) not to exceed $37,500,000 if, at the time of and immediately after giving effect to any such Restricted Payment, (i) the Borrower is in Pro Forma Compliance and (ii) no Default or Event of Default exists or would result therefrom.
Section 6.26Debt Redemptions.  Neither the Borrower nor Holdings will, or will permit any of its Subsidiaries to, optionally or voluntarily Redeem (whether in whole or in part) any Indebtedness (other than Indebtedness owed among the Loan Parties) which currently has or originally had a scheduled final maturity date after the Maturity Date, unless:
(a)if there are no Revolving Obligations (other than in respect of any undrawn Performance Letters of Credit) outstanding both immediately before and immediately after giving effect to such Redemption, (i) the Borrower is in Pro Forma Compliance and (ii) no Default or Event of Default exists or would result therefrom;
(b)if there are or would be Revolving Obligations (other than in respect of any undrawn Performance Letters of Credit) outstanding either immediately before or immediately after giving effect to such Redemption, (i) such Redemption is fully funded with cash in an amount equal to the net cash proceeds from a substantially concurrent (but in any event, within 90 days before such Redemption), unsecured capital markets transaction (including equity transactions) with, if applicable, a maturity date later than 91 days after the Maturity Date, (ii) to the extent there are Revolving Obligations outstanding in excess of the CNTA Threshold, such excess of Revolving Obligations are repaid in full prior to or concurrently with such Redemption, (iii) the Borrower is in Pro Forma Compliance, and (iv) no Default or Event of Default exists or would result therefrom;
(c)any such Indebtedness shall be Redeemed by converting or exchanging such Indebtedness into Equity Interests of Holdings (other than Equity Interests constituting Disqualified Capital Stock) or any other Equity Interests or securities which are converted into, exchanged for, or redeemed with, Equity Interests of Holdings (other than Equity Interests constituting Disqualified Capital Stock) substantially simultaneously therewith; or
(d)any such Indebtedness is Redeemed in exchange for, or as part of, an extension, refinancing, renewal, or replacement of such Indebtedness that is permitted by clauses (a) or (k) of Section 6.12 or Section 6.33.
Section 6.27Further Assurances; Additional Collateral Rigs and Rig Exchanges; Additional Loan Parties.
(a)Further Assurances.  The Borrower and Holdings will, and will cause the other Transaction Parties to, make, execute and deliver all such additional and further acts, deeds, certificates, instruments and documents as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably require for the purposes of implementing, effectuating and ensuring compliance with the provisions of this Agreement and the other Credit Documents, or of renewing the rights of the Lenders and the Issuing Banks with respect to the Collateral as to which the Administrative Agent and/or the Collateral Agent, for the ratable benefit of the Lenders and the Issuing Banks, has or is intended to have a perfected Lien pursuant hereto or thereto, including filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby or by the other Credit Documents.  Holdings and the Borrower, on behalf of each Transaction Party that grants Collateral pursuant to the Collateral Documents, hereby authorizes the Collateral Agent to file one or more financing or continuation statements under the Uniform Commercial Code (or any non-U.S. equivalent thereto), and amendments thereto, relative to all or any part of the Collateral without the signature of such Transaction Party, as applicable, where permitted by law; provided, however, that the Collateral Agent shall not be responsible for preparing, executing or filing any financing or continuation statements or any amendments thereto.  The Collateral Agent will promptly send the Borrower a copy of any financing or continuation statements which it may (but shall not be obligated to) file without the signature of the relevant Transaction Party and the filing or recordation information with respect thereto.
(b)Additional Collateral Rigs; Rig Exchanges.
(i)Within 30 days (or such longer period of time permitted by the Administrative Agent in its sole discretion) (the “Collateral Coverage Ratio Cure Period”) after the earlier of (x) the deadline for delivering a Compliance Certificate pursuant to Section 6.6(b) with respect to any fiscal quarter that, if such Compliance Certificate is delivered by such deadline, shows or, if not delivered by such deadline for such fiscal quarter, could reasonably be expected to show, non-compliance with the Collateral Coverage Ratio and (y) the first date in any particular fiscal quarter a responsible officer of the Borrower or Holdings has knowledge that the Borrower will not be in compliance with the Collateral Coverage Ratio for such particular fiscal quarter or a prior fiscal quarter for which the Compliance Certificate has not been delivered in accordance with Section 6.6(b), the Borrower shall (A) cause Acceptable Rigs that are not currently Collateral Rigs to become Collateral Rigs to the extent necessary to comply with the Collateral Coverage Ratio for such fiscal quarter, and shall comply with the Collateral Rig Requirements with respect to each such Acceptable Rig and deliver an updated Compliance Certificate reflecting such additional Collateral Rigs, (B) permanently reduce the Commitments in order to become compliant with the Collateral Coverage Ratio, or (C) perform a combination of the actions set forth in the immediately preceding clauses (A) and (B).  For the avoidance of doubt, notwithstanding anything to the contrary contained herein, failure to comply with the Collateral Coverage Ratio at the end of any fiscal quarter shall not constitute a Default or Event of Default so long as the Borrower shall have taken the actions specified in the preceding sentence prior to the expiration of the Collateral Coverage Ratio Cure Period.
(ii)The Borrower shall, (i) prior to or concurrently with the consummation of any sale or other consensual disposition of any Collateral Rig, and (ii) within 30 days (or such longer period of time permitted by the Administrative Agent in its sole discretion) after the occurrence of an Event of Loss of any Collateral Rig, in each case solely to the extent the Borrower will not be or is not, as applicable, in compliance with the Collateral Coverage Ratio immediately after giving effect to such sale, consensual disposition or Event of Loss, (A) complete a Rig Exchange so that the Borrower becomes compliant with the Collateral Coverage Ratio immediately after giving effect to such sale, consensual disposition or Event of Loss, (B) permanently reduce Commitments in order to become compliant with the Collateral Coverage Ratio or (C) perform a combination of the actions set forth in the immediately preceding clauses (A) and (B).

(iii)In addition, upon 30 days’ (or such shorter period of time permitted by the Administrative Agent in its sole discretion) prior written notice to the Administrative Agent, the Borrower shall be permitted to complete a Rig Exchange or elect to add any Acceptable Rig as a Collateral Rig, so long as it satisfies the Collateral Rig Requirements with respect to such Acceptable Rig.
(c)Additional Guarantors.  Within 30 days (or such longer period of time permitted by the Administrative Agent in its sole discretion) (the “Guarantee Ratio Cure Period”) after the earlier of (x) the deadline for delivering a Compliance Certificate pursuant to Section 6.6(b) with respect to any fiscal quarter that, if such Compliance Certificate is delivered by such deadline, shows or, if not delivered by such deadline for such fiscal quarter, could reasonably be expected to show, non-compliance with the Guarantee Coverage Ratio and (y) the first date in any fiscal quarter when a responsible officer of the Borrower or Holdings has knowledge that the Borrower will not be in compliance with the Guarantee Coverage Ratio for such particular fiscal quarter or any prior fiscal quarter for which the Compliance Certificate has not been delivered, the Borrower shall (A) cause one or more of its Subsidiaries or Local Content Entities to execute and deliver to the Administrative Agent a Guaranty Supplement together with the other New Guarantor Documentation with respect to such Subsidiary or Subsidiaries or Local Content Entity(ies) entering into the Subsidiary Guaranty Agreement, as applicable, to become compliant with the Guarantee Coverage Ratio and deliver an updated Compliance Certificate reflecting such additional Guarantors, (B) permanently reduce Commitments in order to become compliant with the Guarantee Coverage Ratio, (C) perform a combination of the actions set forth in the immediately preceding clauses (A) and (B), and/or (D) take such other action (including, without limitation, the reactivation of any cold stacked Rig directly wholly owned by a Loan Party) (and shall deliver an updated Compliance Certificate reflecting such action) as shall be sufficient to cause the Borrower to be in compliance with the Guarantee Coverage Ratio as of the end of the Guarantee Ratio Cure Period.  For the avoidance of doubt, notwithstanding anything to the contrary contained herein, failure to comply with the Guarantee Coverage Ratio at the end of any fiscal quarter shall not constitute a Default or Event of Default so long as the Borrower shall have taken the actions specified in the preceding sentence prior to the expiration of the Collateral Coverage Ratio Cure Period.
(d)Transfer of Equity Interests in Collateral Rig Owners. The Borrower and Holdings will ensure that, in connection with any (x) sale, transfer, lease or other disposition of any Equity Interest in a Collateral Rig Owner by an Equity Owner, (y) merger, consolidation, amalgamation of an Equity Owner with any other Person or implementation of a scheme of arrangement with respect to an Equity Owner and (z) dissolution or winding up of any Equity Owner, or liquidation of its assets, any transferee or successor of any Equity Owner (the “Transferee of Equity Interest”) with respect to any Equity Interest in a Collateral Rig Owner shall comply with the requirements set forth in clauses (v) and, to the extent applicable to the Transferee of Equity Interest, clauses (viii) and (xii) of the definition of “Collateral Rig Requirements”.
(e)Appointment of Collateral Rig Operators. The Borrower and Holdings will ensure that, in connection with (x) any Person becoming the Collateral Rig Operator with respect to a Collateral Rig, or (y) to the extent not already completed, any Collateral Rig Operator with respect to a Collateral Rig becoming a party to a Drilling Contract as to such Collateral Rig, such Person shall, in each case, comply with the requirements set forth in clauses (vi), (vii), (viii), (xi)(C) and (xii) of the definition of “Collateral Rig Requirements” as to such Collateral Rig within 30 days (or such longer period of time to which the Administrative Agent may reasonably agree), provided that if such Collateral Rig Operator is not party to a Drilling Contract as to such Collateral Rig with an expected remaining term (taking into account any reasonably likely extension thereof) of at least six (6) months, such Collateral Rig Operator shall not be required to comply with such clauses (vi), (vii), (viii), (xi)(C) and (xii) of the definition of “Collateral Rig Requirements” as to such Collateral Rig.  Notwithstanding anything to the contrary contained herein or in any other Credit Document, any requirement to comply with the Collateral Rig Requirements with respect to any such Collateral Rig Operator will be satisfied at any time so long as the Borrower, Holdings and such Collateral Rig Operator are in compliance with this Section 6.27(e).
Section 6.28Foreign Exchange Approvals.  The Borrower shall not fail to make any payment due under the Credit Documents as a result of the failure to maintain at all times any necessary foreign exchange approvals or to comply with foreign exchange rules as required in order to make such payments when due.
Section 6.2985% Guaranty Requirement.  The Borrower shall ensure that at all times, (a) the revenue attributable to assets directly or indirectly owned by Holdco 7, Holdco 8, and Holdco 9 do not comprise less than 85% of the revenue of the Consolidated Group with respect to the most recently completed fiscal year and (b) the combined book value of Rigs, whether in use, idle, or otherwise, directly or indirectly owned by Holdco 7, Holdco 8, and Holdco 9, do not comprise less than 85% of the combined book value of all Rigs of the Consolidated Group with respect to the most recently completed fiscal year (the “85% Guaranty Requirement”).
Section 6.30Distributions by Subsidiary Guarantors.  After the occurrence and during the continuance of an Event of Default, the Borrower shall ensure that no Subsidiary Guarantor (other than Holdco 4, Holdco 5, Holdco 6, Holdco 7, Holdco 8 and Holdco 9) shall make any Restricted Payments.
Section 6.31Deposits into the Bareboat Charter Accounts. The Borrower and Holdings will ensure that each Collateral Rig Owner shall at all times deposit any earnings, hires, freights, income and other sums payable to the Collateral Rig Owner under any bareboat charterparty with a Collateral Rig Operator in respect of any Collateral Rig to the Bareboat Charter Account.
Section 6.32Post-Closing. As promptly as possible, but in any event no later than thirty (30) days after the Effective Date (or such longer period as may agreed to by the Administrative Agent in its reasonable discretion), the Borrower shall deliver or cause to be delivered to the Administrative Agent the Intercompany Subordination Agreement.  Notwithstanding anything to the contrary contained herein or in any other Credit Document, within thirty (30) days after the Effective Date no Default shall occur or be continuing as a result of a failure of the Borrower to deliver the Intercompany Subordination Agreement or a failure of any Member of the Consolidated Group to be a party thereto.
Section 6.33Certain Permitted Refinancings. Notwithstanding anything in Sections 6.11, 6.12 or 6.26 to the contrary (but for the avoidance of doubt, subject to compliance with all other provisions of this Agreement), the amendment, extension, refinancing, renewal and replacement of the Consolidated Group’s secured Indebtedness outstanding on the Fifth Amendment Effective Date (for the avoidance of doubt, other than Indebtedness outstanding under this Agreement) shall be permitted, so long as (and solely to the extent that) (i) any Liens securing such amended, extended, refinanced, renewed and replaced Indebtedness do not encumber the Collateral, (ii) no obligor incurring or guaranteeing such amended, extended, refinanced, renewed and replaced Indebtedness is a Loan Party (other than Holdings and/or the Borrower but only to the extent Holdings and/or the Borrower is an obligor under the Indebtedness being amended, extended, refinanced, renewed or replaced), (iii) the maturity of such amended, extended, refinanced, renewed and replaced Indebtedness is not earlier than the later of (x) the maturity of the Indebtedness being amended, extended, refinanced, renewed and replaced and (y) the date that is 91 days after the Fifth Amendment Extended Maturity Date, and (iv) the weighted average life to maturity of such amended, extended, refinanced, renewed and replaced Indebtedness is not less than the greater of the remaining weighted average life to maturity of (x) the Indebtedness being amended, extended, refinanced, renewed and replaced and (y) the Extended 2025 Revolving Loans.

ARTICLE 7     EVENTS OF DEFAULT AND REMEDIES.
Section 7.1Events of Default.  Any one or more of the following shall constitute an Event of Default:
(a)default by the Borrower or a Guarantor in the payment of (i) any principal amount of any Revolving Loan when due, or (ii) any Reimbursement Obligation or interest due in respect of the principal amount of any Revolving Loan or any fees or other amounts payable hereunder within three (3) Business Days following the date when due;
(b)default in the observance or performance of any covenant set forth in Sections 6.1 (solely as to the existence of the Borrower), 6.6(d)(i), 6.9(a) and (b), 6.10, 6.11, 6.12, 6.14, 6.15, 6.18 – 6.26 (subject to the Guarantee Coverage Ratio Cure Period and the Collateral Coverage Ratio Cure Period), 6.30 and 6.32;
(c)default by the Borrower, Holdings, or any other Transaction Party in the observance or performance of any provision hereof or of any other Credit Document not mentioned in clauses (a) or (b) above, which is not remedied within thirty (30) days after the earlier of (A) written notice thereof to the Borrower by the Administrative Agent and (B) a responsible officer of any Loan Party having obtained actual knowledge thereof;
(d)any representation or warranty made or deemed made herein, in any other Credit Document, or in any certificates delivered pursuant to Section 6.6(b), by the Borrower, Holdings, or any other Transaction Party proves untrue in any material respect as of the date of the making, or deemed making, thereof;
(e)(x) the Borrower, Holdings, any Guarantor and/or any other Members of the Consolidated Group shall have failed to make any principal payments due in respect of any Material Indebtedness at maturity (beyond any applicable grace periods), (y) any Material Indebtedness shall be declared to be, or otherwise become, due and payable prior to the stated maturity thereof, or be required to be prepaid, redeemed or repurchased prior to such stated maturity, as a result of any default in respect of such Material Indebtedness, or (z) the Borrower, Holdings, any Guarantor and/or any other Members of the Consolidated Group shall default in the observance or performance of any agreement or condition relating to any Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, the effect of which default is to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Material Indebtedness to become due or be required to be prepaid, redeemed or repurchased prior to its stated maturity; provided that it shall not be an Event of Default under this clause (e) if a waiver of any of the defaults described in the preceding clauses (x) through (z) has been obtained; provided, further, that this clause (e) shall not apply to any default or acceleration or any other adverse consequence that arises as a result of the GMI Litigation (other than a payment default that (I) has not been vacated, paid, or otherwise discharged, and (II) is not (A) stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution and (B) bonded as required in connection with such appeal or stay);
(f)the Borrower, Holdings, any other Transaction Party or any Significant Subsidiary (i) has entered involuntarily against it an order for relief under the United States Bankruptcy Code or a comparable action is taken under any bankruptcy or insolvency law of another country or political subdivision of such country, (ii) generally does not pay, or admits its inability generally to pay, its debts as they become due, (iii) makes a general assignment for the benefit of creditors, (iv) applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, liquidator or similar official for it or any substantial part of its property under the United States Bankruptcy Code or under the bankruptcy or insolvency laws of another country or a political subdivision of such country, (v) institutes any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code or any comparable law, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of or consents to or acquiesces in any such proceeding filed against it, (vi) makes any board of directors resolution in direct furtherance of any matter described in clauses (i)-(v) above, or (vii) fails to contest in good faith any appointment or proceeding described in this Section 7.1(f);
(g)a custodian, receiver, trustee, liquidator or similar official is appointed for the Borrower, Holdings, any other Transaction Party or any Significant Subsidiary, or any substantial part of its property under the United States Bankruptcy Code or under the bankruptcy or insolvency laws of another country or a political subdivision of such country, or a proceeding described in Section 7.1(f)(v) is instituted against the Borrower, Holdings, any other Transaction Party or any Significant Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed and unstayed for a period of sixty (60) days (or one hundred twenty (120) days in the case of any such event occurring outside the United States of America);
(h)the Borrower, Holdings, any Guarantor or any other Members of the Consolidated Group fail within thirty (30) days with respect to any judgments or court orders that are rendered in the United States or sixty (60) days with respect to any judgments or court orders that are rendered in foreign jurisdictions (or such earlier date as any execution on such judgments or orders shall take place) to vacate, pay, bond or otherwise discharge any judgments or orders for the payment of money the uninsured portion of which is in excess of the Dollar Equivalent of $125,000,000 (or $50,000,000 with regard to the Subsidiary Guarantors) in the aggregate and which are not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution;
(i)(x) the Borrower, Holdings, any Guarantor or any other Member of the Consolidated Group fails to pay when due an amount that it is liable to pay to the PBGC or to a Plan or a Multiemployer Plan under Title IV of ERISA or to a Foreign Plan that is a defined benefit retirement plan under comparable foreign laws; or a notice of intent to terminate a Plan having Unfunded Vested Liabilities of the Borrower, Holdings, or any other Members of the Consolidated Group in excess of the Dollar Equivalent of $125,000,000 (a “Material Plan”) is filed under Title IV of ERISA or under comparable foreign laws with respect to a Foreign Plan that is a defined benefit retirement plan; or the PBGC institutes proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding is instituted by a fiduciary of any Material Plan against the Borrower, Holdings, or other Members of the Consolidated Group to collect any liability under Section 515 or 4219(c)(5) of ERISA, and in each case such proceeding is not dismissed within thirty (30) days thereafter; or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated, and (y) the occurrence of one or more of the matters in the preceding clause (x) could reasonably be expected to result in liabilities to the Borrower, Holdings or any other Member of the Consolidated Group in excess of the Dollar Equivalent of $125,000,000;
(j)(i) any Person or group of persons acting in concert (as such terms are used in Rule 13d-5 under the Securities and Exchange Act) acquires shares representing 50% or more of voting power of Holdings’ registered shares, (ii) Holdings fails to own, directly or indirectly, all of the issued and outstanding voting Equity Interests of the Borrower and each Guarantor (other than a Local Content Entity Guarantor) except as part of a Redomestication Transaction expressly permitted pursuant to Section 6.10 or (iii) Holdings fails to own, directly or indirectly, all of the issued and outstanding voting Equity Interests of a Local Content Entity Guarantor (other than Equity Interests owned by a third Person to the extent required or necessary under local law to own such Equity Interests in the Local Content Entity as a condition for the ownership or operation of such Rig in such jurisdiction);
(k)(i) any Credit Document ceases to be in full force and effect (other than as expressly permitted hereunder or thereunder by reason of a release of Collateral or a Guaranty in accordance with the terms hereof or thereof), (ii) any Credit Document shall be declared null and void, (iii) any Transaction Party shall repudiate in writing its obligations under any Credit Document to which it is party, (iv) any Transaction Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability under any Credit Document to which it is party, (v) any party to an Intercompany Subordination Agreement shall contest the validity or enforceability of such Intercompany Subordination Agreement or the subordination of any Loan Party’s obligations thereby in writing, or (vi) the Collateral Agent shall not have or shall cease to have, or any Transaction Party shall assert in writing that the Collateral Agent shall not have or shall cease to have, a valid and perfected Lien in any Collateral Rig or any other material portion of the Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of the Collateral Agent to take any action within its control; or
(l)a material breach of Section 6.5(b) – (g) by a Collateral Rig Owner (or any other Member of the Consolidated Group maintaining insurances that cover a Collateral Rig).
Section 7.2Non-Bankruptcy Defaults.  When any Event of Default (other than those described in subsections (f) or (g) of Section 7.1 with respect to the Borrower, Holdings or any other Transaction Party) has occurred and is continuing, the Administrative Agent shall, by notice to the Borrower: (a) if so directed by the Required Lenders, or may with the consent of the Required Lenders, terminate the remaining Commitments to the Borrower hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, or may with the consent of the Required Lenders, declare the principal of and the accrued interest on all outstanding Revolving Loans to be forthwith due and payable and thereupon all outstanding Revolving Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other accrued amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind, including, but not limited to, notice of intent to accelerate and notice of acceleration, each of which is expressly waived by the Borrower and Holdings; and (c) if so directed by the Required Lenders, or may with the consent of the Required Lenders, demand that the Borrower immediately pay to the Administrative Agent (to be held by the Administrative Agent pursuant to Section 7.4) in cash the full amount then available for drawing under each outstanding Letter of Credit, and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Lenders, the Issuing Banks and the Administrative Agent would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Administrative Agent, for the benefit of the Lenders and the Issuing Banks, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit.  The Administrative Agent, after giving notice to the Borrower pursuant to this Section 7.2, shall also promptly send a copy of such notice to the other Lenders and the Issuing Banks, but the failure to do so shall not impair or annul the effect of such notice.
Section 7.3Bankruptcy Defaults.  When any Event of Default described in subsections (f) or (g) of Section 7.1 has occurred and is continuing with respect to the Borrower, Holdings or any other Loan Party, then all outstanding Revolving Loans shall immediately become due and payable together with all other accrued amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, each of which is expressly waived by the Borrower; and all obligations of the Lenders and the Issuing Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrower shall immediately pay to the Administrative Agent (to be held by the Administrative Agent pursuant to Section 7.4) in cash the full amount then available for drawing under all outstanding Letters of

Credit, the Borrower acknowledging that the Lenders, the Issuing Banks, and the Administrative Agent would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Lenders, the Issuing Banks, and the Administrative Agent shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any of the Letters of Credit.

Section 7.4Cash Collateral.
(a)If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 7.2 or 7.3, or if Cash Collateral is required to be provided by the Borrower pursuant to Section 2.14 or Section 6.9(d), the Borrower shall forthwith pay in cash the amount required to be so prepaid or provided, to be held by the Collateral Agent, as provided in Section 7.4(b).  The Borrower hereby grants to the Collateral Agent for the benefit of the Issuing Banks, the Lenders, the Administrative Agent and the Collateral Agent, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the L/C Obligations and other Collateralized Obligations, to be applied pursuant to Section 7.4(b).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the amount required hereunder, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(b)All amounts prepaid or provided pursuant to Section 7.4(a) shall be held by the Collateral Agent, in a separate collateral account or accounts (each such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing, being collectively called a “Collateral Account”) as security for, and for application to, the reimbursement of any drawing under any Letter of Credit then or thereafter paid by any Issuing Bank, and, with respect to other amounts prepaid as required under Section 7.2 or 7.3, to the payment of the unpaid balance of any Revolving Loans and all other due and unpaid Obligations (collectively, the “Collateralized Obligations”).  Each Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Collateral Agent, for the benefit of the Issuing Banks, the Administrative Agent, and the Lenders, as pledgee hereunder.  The Collateral Agent is authorized to establish and maintain each Collateral Account as shall be required to hold the applicable Alternative Currency in which such amounts may be deposited as Cash Collateral pursuant to the terms hereof.  Any Collateral Account pursuant to which currency other than U.S. Dollars is deposited shall be held by the Collateral Agent as banker and not as trustee or fiduciary and as a result such money will not be held as client money in accordance with applicable law.  If and when instructed in writing by the Borrower (which may be in the form of a standing instruction), the Collateral Agent shall invest and reinvest funds in U.S. Dollars held in any Collateral Account from time to time in Cash Equivalents specified from time to time by the Borrower (and shall not be required to invest funds in any foreign currency held in any Collateral Account), provided that (i) interest earned on such investments shall accumulate as part of the Cash Collateral and be retained in such Collateral Account, (ii) other than interest earned on such investments, such Cash Collateral shall not otherwise bear interest, and (iii) the Borrower shall ensure that such investments have maturities, and, if necessary, are liquidated, or are disposed of, in a timely manner so that the Borrower is able to comply with its obligations under this Agreement, including ensuring that cash amounts standing to the credit of such Collateral Account are sufficient to make any payments therefrom; provided, however, that if the Borrower fails to direct the disposal or liquidation of investments when required, the Collateral Agent is irrevocably authorized and directed to liquidate any relevant investments held in such Collateral Account when and as required to make payments out of such Collateral Account for application to Collateralized Obligations due and owing from the Borrower to any Issuing Bank, the Administrative Agent, or any Lender.  In the absence of written investment instructions by the

Borrower, amounts in such Collateral Account shall remain uninvested.  The Collateral Agent shall not have any obligation to invest or reinvest the funds held in such Collateral Account on any day to the extent that the Collateral Agent has not received investment instructions on or prior to 11:00 a.m. (New York time) on such day.  Such written request and direction shall provide for investments which will mature in such amounts and not later than such times as may be necessary to make a payment on the terms and conditions set forth herein; provided, such written request and direction may provide for investments of amounts that mature later than the time amounts are required to be paid from such Collateral Account, if and to the extent that, such investments permit redemption on demand without the incurrence of penalties.  All investments shall be made at the sole expense and risk of the Borrower. Any loss shall be charged to the applicable Collateral Account. In the event any such investments are so redeemed prior to the maturity thereof, the Collateral Agent shall not be liable for any loss, penalties, taxes or any other charges relating thereto. The Collateral Agent shall not be liable for the diminution in value of any investment which is made pursuant to the terms of this Agreement.  With respect to amounts prepaid by the Borrower as required under Section 7.2 or 7.3, when and if (A) (i) the Borrower shall have made payment of all Collateralized Obligations then due and payable, and (ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, or (B) no Default or Event of Default shall be continuing, the Collateral Agent shall repay upon the written request of the Borrower to the Borrower any remaining amounts and assets held in the Collateral Account, provided that if the Collateral Account is being released pursuant to clause (A) and any Letter of Credit then remains outstanding, the Borrower, prior to or contemporaneously with such release, shall make arrangements with respect to such outstanding Letters of Credit in the manner described in the first sentence of this Section 7.4(b).  With respect to amounts provided by the Borrower pursuant to the Cash Collateralization requirements of Section 2.14, when and if the Lender or Lenders that were or became the Defaulting Lender or Lenders causing the Cash Collateralization requirements of Section 2.14 to be applicable shall cease to be a Defaulting Lender or Lenders as provided herein, then the Collateral Agent shall release and deliver such Cash Collateral amount or applicable portion thereof upon the written request of the Borrower.  In addition, if the aggregate amount on deposit with the Collateral Agent representing amounts prepaid pursuant to Section 7.2 or 7.3 exceeds the Collateralized Obligations then existing, then the Collateral Agent shall upon the written request of the Borrower release and deliver such excess amount upon the written request of the Borrower.
(c)All interest, investment income and other amounts, if any, earned with respect to the funds in U.S. Dollars, or the investment of funds in U.S. Dollars, in each such Collateral Account shall be for the account of the Borrower and shall be reported accordingly by the Borrower to any federal, state or local Governmental Authority to the extent required by applicable law. The Collateral Agent does not have any beneficial interest in the funds held in any Collateral Account deposited hereunder but is serving as bank and securities intermediary only and having only possession thereof. The Borrower shall pay or reimburse the Collateral Agent upon request for any transfer Taxes or other Taxes (but excluding any Taxes imposed on or with respect to the Collateral Agent’s fees for performance of services hereunder), relating to the funds held in any Collateral Account, incurred in connection herewith and shall indemnify and hold harmless the Collateral Agent for any such Taxes imposed on the Collateral Agent. Any income earned on funds held in any Collateral Account holding U.S. Dollars shall be subject to any applicable reporting and withholding regulations then in force with respect to United States Taxes. The Borrower will provide the Collateral Agent with appropriate IRS Form W-9 for tax identification number certifications, or IRS Form W-8 for certifications of foreign status. It is understood that the Collateral Agent shall only be responsible for U.S. federal income Tax reporting with respect to income earned on any Collateral Account holding U.S. Dollars and shall have no tax reporting or withholding obligations with respect to any funds in any foreign currency held in any Collateral Account.

Section 7.5Notice of Default.  The Administrative Agent shall give notice to the Borrower under Section 7.2 promptly upon being requested to do so by the Required Lenders and shall thereupon notify all the Lenders thereof.
Section 7.6Expenses.  The Borrower agrees to pay to the Administrative Agent, the Collateral Agent, each Issuing Bank, and each Lender all reasonable and documented out-of-pocket expenses incurred or paid by the Administrative Agent, the Collateral Agent, such Issuing Bank, or such Lender, including reasonable attorneys’ fees and court costs, in connection with any Event of Default or the enforcement of any of the Credit Documents.
Section 7.7Distribution and Application of Proceeds.  After the occurrence of and during the continuance of an Event of Default, any payment to the Administrative Agent, the Collateral Agent, any Issuing Bank, or any Lender hereunder or from the proceeds of the Collateral or otherwise shall be paid to the Administrative Agent to be distributed and applied as follows (unless otherwise agreed by the Borrower, the Administrative Agent, the Issuing Banks, and all Lenders):
(a)First, pro rata, to the payment of any and all reasonable and documented out-of-pocket costs and expenses and indemnities of the Administrative Agent and the Collateral Agent, including without limitation, reasonable attorneys’ fees and out-of-pocket costs and expenses, as provided by this Agreement or by any other Credit Document, incurred in connection with the collection of such payment or in respect of the realization or enforcement of the Collateral or of any rights of the Administrative Agent, the Collateral Agent, the Issuing Banks, or the Lenders under this Agreement or any other Credit Document, together with any unpaid fees of the Collateral Agent;
(b)Second, to the payment of any and all reasonable and documented out-of-pocket costs and expenses of the Issuing Banks and the Lenders, including, without limitation, reasonable attorneys’ fees and out-of-pocket costs and expenses, as provided by this Agreement or by any other Credit Document, incurred in connection with the collection of such payment or in respect of the enforcement of any rights of the Lenders or the Issuing Banks under this Agreement or any other Credit Document, pro rata in the proportion in which the amount of such costs and expenses unpaid to each Lender or each Issuing Bank bears to the aggregate amount of the costs and expenses unpaid to all Lenders and the Issuing Banks collectively, until all such fees, costs and expenses have been paid in full;
(c)Third, to the payment of any due and unpaid fees to the Administrative Agent or any Lender or Issuing Bank as provided by this Agreement or any other Credit Document, pro rata in the proportion in which the amount of such fees due and unpaid to the Administrative Agent and each Lender and Issuing Bank bears to the aggregate amount of the fees due and unpaid to the Administrative Agent and all Lenders and Issuing Banks collectively, until all such fees have been paid in full;
(d)Fourth, to the payment of accrued and unpaid interest on the Revolving Loans or the Reimbursement Obligations to the date of such application, pro rata in the proportion in which the amount of such interest, accrued and unpaid to each Lender or each Issuing Bank bears to the aggregate amount of such interest accrued and unpaid to all Lenders and the Issuing Banks collectively, until all such accrued and unpaid interest has been paid in full;
(e)Fifth, to the payment of the outstanding due and payable principal amount of each of the Revolving Loans, the amount of the outstanding Reimbursement Obligations (reserving Cash Collateral for all undrawn face amounts of any outstanding Letters of Credit (if Section 7.4(a) has not previously been complied with)) and, with respect to amounts that do not constitute the proceeds of Collateral, to pay obligations owing under Guaranteed Hedge Agreements and Guaranteed Cash Management Agreements pro rata in the proportion in which the outstanding principal amount of such Revolving Loans, the amount of such outstanding Reimbursement Obligations owing to each Lender and Issuing Bank, together (if Section 7.4(a) has not been complied with) with the undrawn face amounts of such outstanding Letters of Credit, and, if applicable, obligations owing under Guaranteed Hedge Agreements and Guaranteed Cash Management Agreements bears to the aggregate amount of all outstanding Revolving Loans, outstanding Reimbursement Obligations and (if Section 7.4(a) has not been complied with) the undrawn face amounts of all outstanding Letters of Credit and, if applicable, obligations owing under Guaranteed Hedge Agreements and Guaranteed Cash Management Agreements.  In the event that any such Letters of Credit, or any portions thereof, expire without being drawn, any Cash Collateral therefor shall not be distributed by the Administrative Agent until the principal amount of all Revolving Loans and Reimbursement Obligations shall have been paid in full;
(f)Sixth, to the payment of any other outstanding Obligations then due and payable, pro rata in the proportion in which the outstanding Obligations owing to each Lender, Issuing Bank and the Administrative Agent bears to the aggregate amount of all such Obligations until all such Obligations have been paid in full; and
(g)Seventh, to the Borrower or as the Borrower may direct.

Notwithstanding the foregoing, (i) proceeds from the exercise of remedies under the Credit Documents with respect to Collateral shall not be applied to any obligations owing under Guaranteed Hedge Agreements or Guaranteed Cash Management Agreements, (ii) amounts received from any Transaction Party shall not be applied to any Excluded Swap Obligation of such Transaction Party and (iii) obligations arising under Guaranteed Cash Management Agreements and Guaranteed Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE 8     CHANGE IN CIRCUMSTANCES.
Section 8.1Illegality.
(a)Notwithstanding any other provisions of this Agreement or any Note, if at any time any Change in Law shall occur that makes it unlawful for any Lender to make or maintain ~~Eurocurrency~~SOFR Loans or any Issuing Bank to issue, extend the expiration date of, or increase the amount of any Letter of Credit or to provide payment thereunder in any Alternative Currency, such Lender or Issuing Bank, as the case may be, shall promptly give written notice thereof and of the basis therefor in reasonable detail to the Administrative Agent, then, upon the Administrative Agent notifying the Borrower, and until such notice by such Person is revoked, such Lender’s or Issuing Bank’s obligations to fund affected ~~Eurocurrency~~SOFR Loans or make, continue or convert such ~~Eurocurrency~~SOFR Loans under this Agreement, or to issue, extend the expiration date of, or increase the amount of any such Letters of Credit, as the case may be, shall thereupon be suspended until it is no longer unlawful for such Lender to make or maintain such ~~Eurocurrency~~SOFR Loans or issue, extend or increase such Letters of Credit.
(b)Upon the giving of the notice to the Borrower referred to in Section 8.1(a) in respect of any such ~~Eurocurrency~~SOFR Loan, the Loan Parties shall, (A) repay or, if applicable, convert to Base Rate Loans, such Lender's participation in the ~~Eurocurrency~~SOFR Loans on the last day of the Interest Period for each ~~Eurocurrency~~SOFR Loan occurring after the Administrative Agent has notified the Borrower or, if earlier, the date specified by such Lender in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable law, regulation, ordinance or order of any governmental or judicial authority) and (B) take all reasonable actions requested by such Lender to mitigate or avoid such illegality.
(c)Any Lender or Issuing Bank that has given any notice pursuant to Section 8.1(a) shall, upon determining that it would no longer be unlawful for it to make such ~~Eurocurrency~~SOFR Loans or issue, extend the expiration date of, or increase the amount of such Letters of Credit, give prompt written notice thereof to the Borrower and the Administrative Agent, and upon giving such notice, its obligation to make, allow conversions into and maintain such ~~Eurocurrency~~SOFR Loans or issue, extend or increase such Letters of Credit shall be reinstated.
Section 8.2~~Unavailability of Deposits or Inability to Ascertain LIBO~~Alternate Rate of Interest.

~~(a) If on or before the first day of any Interest Period for any Borrowing of Eurocurrency Loans (i) the Administrative Agent determines in good faith (after consultation with the other Lenders) that, due to any Change in Law or any other changes in circumstances in the applicable interbank markets since the date hereof, adequate and fair means do not exist for determining the LIBO Rate (including without limitation, the unavailability of matching deposits in the applicable currency) or (ii) such rate will not accurately reflect the cost to the Required Lenders of funding Eurocurrency Loans for such Interest Period, the Administrative Agent shall give written notice (in reasonable detail) of such determination and of the basis therefor to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower and Lenders that the circumstances giving rise to such suspension no longer exist (which the Administrative Agent shall do promptly after they do not exist), (A) the obligations of the Lenders to make, continue or convert Revolving Loans as or into such Eurocurrency Loans, or to convert Base Rate Loans into such Eurocurrency Loans, shall be suspended and (B) each Eurocurrency Loan will automatically on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan in U.S. Dollars.~~

~~(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.  Notwithstanding anything to the contrary in Section 10.11, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment.  Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 8.2(b), only to the extent the LIBO Screen Rate for the applicable currency and such Interest Period is not available or published at such time on a current basis), (x) any requests for the conversion of any Borrowing of Revolving Loans to, or continuation of any Borrowing of Revolving Loans as, a Eurocurrency Loans shall be ineffective,~~

~~(y) if any Borrowing Request requests a Borrowing of Eurocurrency Loans, such Borrowing shall be made as a Borrowing of Base Rate Loans; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.~~

(a)Subject to clauses (b), (c), (d), (e) and (f) of this Section 8.2, if
(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a SOFR Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR rate or the Term SOFR Reference Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or
(ii)the Administrative Agent is advised by the Required Lenders that prior to the commencement of any Interest Period for a SOFR Borrowing, the Adjusted Term SOFR rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period; provided that no Lender shall make such determination pursuant to this clause (ii) unless such Lender is generally making similar determinations upon, or otherwise similarly enforcing its agreements with, companies of substantially the same creditworthiness as the Borrower (and provided further that no Lender shall have any obligation to disclose confidential information about any other borrower);

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a request to convert or continue a Borrowing in accordance with the terms of Section 2.3(b) or a new Borrowing Request in accordance with the terms of Section 2.3(a), any request to convert or continue a Borrowing in accordance with the terms of Section 2.3(b) that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a SOFR Borrowing and any Borrowing Request that requests a SOFR Borrowing shall instead be deemed to be a request or Borrowing Request, as applicable, for a Base Rate Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any SOFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 8.2(a), then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new request for conversion or continuation in accordance with the terms of Section 2.3 or a new Borrowing Request in accordance with the terms of Section 2.3(a), any SOFR Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan.

(b)Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark

Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)In connection with the implementation of a Benchmark Replacement, the Administrative Agent (in consultation with the Borrower) will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document (other than the consultation rights of the Borrower set forth herein and in the definition of “Benchmark Replacement Conforming Changes”).
(d)The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 8.2, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 8.2.
(e)Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans.  During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

Section 8.3Increased Costs and Reduced Return.
(a)If any Change in Law:
(i)subjects any Lender or Issuing Bank (or its Applicable Lending Office) or the Administrative Agent to any Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Revolving Loans, Letters of Credit, Commitments, or other obligations under the Credit Documents, or its deposits, reserves, other liabilities or capital attributable thereto; or

~~(ii) imposes, modifies or deems applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding for any Eurocurrency Loan any such requirement included in an applicable Statutory Reserve Rate) against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank (or its Applicable Lending Office) or imposes on any Lender or Issuing Bank (or its Applicable Lending Office) or on the London interbank market any other condition, cost or expense (other than Taxes) affecting its Revolving Loans, Letters of Credit, any Reimbursement Obligations owed to it, or its participation in any thereof, or its obligation to advance or maintain Revolving Loans, or to issue, extend the expiration date of, or increase the amount of Letters of Credit or participate in any thereof;~~

(ii)subjects any Lender or Issuing Bank (or its Applicable Lending Office) to increased costs or reductions in the amounts received or receivable hereunder with respect to any SOFR Loan (other than with respect to Taxes) because of (x) any change since the Closing Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, to a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Term SOFR Reference Rate and/or (y) other circumstances arising since the Closing Date affecting such Lender (including that Adjusted Term SOFR with respect to such SOFR Loan does not adequately and fairly reflect the cost to such Lender of funding such SOFR Loan);

and the result of any of the foregoing is to increase the cost to such Lender or Issuing Bank (or its Applicable Lending Office) of advancing, continuing, converting, or maintaining any Revolving Loan, or maintaining its obligation to make any such Revolving Loan, or issuing or maintaining a Letter of Credit or participating therein (or maintaining its obligation to issue, extend the expiration date of, increase the amount of or participate in any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank (or its Applicable Lending Office) or the Administrative Agent in connection therewith under this Agreement or any other Credit Document, then, subject to Section 8.3(d), from time to time, within ten (10) days after receipt of a certificate from such Lender or Issuing Bank (with a copy to the Administrative Agent) or the Administrative Agent pursuant to Section 8.3(d) setting forth in reasonable detail such determination and the basis thereof, the Borrower shall be obligated to pay to such Lender, Issuing Bank or Administrative Agent such additional amount or amounts as will compensate such Lender, Issuing Bank or Administrative Agent for such increased costs or reductions suffered.

(b)If the Administrative Agent or any Lender or Issuing Bank shall have determined that any Change in Law affecting the Administrative Agent or such Lender or Issuing Bank, or its Applicable Lending Office, regarding liquidity or capital adequacy, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital, or on the capital of any Person controlling such Lender or Issuing Bank, as a consequence of its obligations hereunder to a level below that which such Lender or Issuing Bank could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s or its controlling Person’s policies with respect to capital adequacy in effect immediately before such Change in Law or compliance) then, subject to Section 8.3(d), from time to time, within ten (10) days after its receipt of a certificate from such Lender or Issuing Bank (with a copy to the Administrative Agent) pursuant to Section 8.3(d) setting forth in reasonable detail such determination and the basis thereof, the Borrower shall pay to such Lender or Issuing Bank such additional amount or amounts as will compensate such Lender or Issuing Bank for such reductions suffered.
(c)If the cost to any Lender of making or maintaining any Revolving Loan to, or participating in any Letter of Credit issued for the account of or made to, the Borrower is increased (or the amount of any sum received or receivable by any Lender (or its Applicable Lending Office) is reduced) by an amount deemed by such Lender to be material, by reason of the fact that the Borrower is incorporated in, or conducts business in, a jurisdiction other than the United States of America, the Cayman Islands, or other Specified Jurisdictions, the Borrower shall, subject to Section 8.3(d), indemnify such Lender for such increased cost or reduction within 15 days after demand by such Lender (with a copy to the Administrative Agent).  A certificate of such Lender claiming compensation under this Section 8.3(c) and setting forth the additional amount or amounts to be paid to it hereunder (and the basis for the calculation of such amount or amounts) shall be conclusive in the absence of manifest error.  Notwithstanding the foregoing, no Lender shall be entitled to compensation under this Section 8.3(c) to the extent the increased costs for which such Lender is claiming compensation have been or are being incurred at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor was entitled immediately prior to the assignment to such Lender to receive compensation with respect to such increased costs pursuant to this Section 8.3(c).  The foregoing provisions shall not apply to Taxes on payments by any Loan Party hereunder, which shall be governed solely by Section 3.3.
(d)The Administrative Agent and each Lender and Issuing Bank that determines to seek compensation or additional interest under this Section 8.3 shall give written notice to the Borrower and, in the case of a Lender or Issuing Bank other than the Administrative Agent, the Administrative Agent, of the circumstances that entitle the Administrative Agent or such Lender or Issuing Bank to such compensation no later than one hundred eighty (180) days after the Administrative Agent or such Lender or Issuing Bank receives actual notice or obtains actual knowledge of the law, rule, order or interpretation or occurrence of another event giving rise to a claim hereunder.  In any event the Borrower shall not have any obligation to pay any amount with respect to claims accruing prior to the 180th day preceding such written demand, except if the law, rule, order or interpretation giving rise to such request for compensation has retroactive effect, such one hundred eighty (180) day period shall be extended to include such retroactive period.  The Administrative Agent and each Lender and Issuing Bank shall use reasonable efforts to avoid the need for, or reduce the amount of, such compensation, additional interest, and any payment under Section 3.3, including, without limitation, the designation of a different Applicable Lending Office, if such action or designation will not, in the sole judgment of the Administrative Agent or such Lender or Issuing Bank made in good faith, be otherwise disadvantageous to it; provided that (i) the foregoing shall not in any way affect the rights of any Lender or Issuing Bank or the obligations of the Borrower under this Section 8.3, (ii) no Lender or Issuing Bank shall be obligated to make its ~~Eurocurrency~~SOFR Loans hereunder or fund any amount due in respect of a Letter of Credit at any office located in the United States of America, and (iii) the Borrower shall pay the Lender’s reasonable costs and expenses incurred in connection with any such designation of a different Applicable Lending Office.  A certificate of the Administrative Agent or any Lender or Issuing Bank, as applicable, claiming compensation or additional interest under this Section 8.3, and setting forth the additional amount or amounts to be paid to it hereunder and accompanied by a statement prepared by the Administrative Agent or such Lender or Issuing Bank, as applicable, describing in reasonable detail the calculations thereof, shall be conclusive absent manifest error.  In determining such amount, such Lender or Issuing Bank may use any reasonable averaging and attribution methods.
Section 8.4Lending Offices.  The Administrative Agent and each Lender and Issuing Bank may, at its option, elect to make or maintain its Revolving Loans and issue its Letters of Credit hereunder at its Applicable Lending Office for each Type of Revolving Loan or currency of Letter of Credit available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent, provided that, except in the case of any such transfer to another of its branches, offices or affiliates made at the request of the Borrower, the Borrower shall not be responsible for the costs arising under Section 3.3 or 8.3 resulting from any such transfer to the extent not otherwise applicable to such Lender or Issuing Bank prior to such transfer.
Section 8.5Discretion of Lender as to Manner of Funding.  Subject to the other provisions of this Agreement, each Lender and Issuing Bank shall be entitled to fund and maintain its funding of all or any part of its Revolving Loans and Letters of Credit in any manner it sees fit.
Section 8.6Replacement of Lender or Issuing Bank.  If (a) any Lender or Issuing Bank has demanded compensation or additional interest or given notice of its intention to demand compensation or additional interest under Section 8.3, (b) any Lender or Issuing Bank is unable to submit any form or certificate required under Section 3.3(g) or withdraws or cancels any previously submitted form with no substitution therefor, (c) any Lender or Issuing Bank gives notice of any Change in Law pursuant to Section 8.1, (d) any Lender or Issuing Bank has been declared insolvent or a receiver or conservator has been appointed for a material portion of its assets, business or properties or such Lender or Issuing Bank is otherwise a Defaulting Lender, (e) any Lender or Issuing Bank shall seek to avoid its obligation to make or maintain Loans or issue Letters of Credit hereunder for any reason, including, without limitation, reliance upon 12 U.S.C. § 1821(e) or (n)(1)(B), (f) any Taxes referred to in Section 3.3 or 10.3 have been levied or imposed (or the Borrower determines in good faith that there is a substantial likelihood that such Taxes will be levied or imposed) so as to require withholding or deductions by the Borrower or payment by the Borrower of additional amounts to any Lender or Issuing Bank, or other reimbursement or indemnification of any Lender or Issuing Bank, as a result thereof, (g) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement or any other Credit Documents requested by the Borrower that has otherwise been approved by the Required Lenders, (h) any Lender is a Declining Lender or (i) any Issuing Bank gives notice pursuant to Section 2.12(a)(ii)(z) that the issuance of the Letter of Credit would violate any legal or regulatory restriction then applicable to such Issuing Bank, then and in any such event, upon request from the Borrower delivered to such Lender or Issuing Bank, and the Administrative Agent, such Lender or Issuing Bank shall assign, in accordance with the provisions of Section 10.10(a) and an appropriately completed Assignment Agreement, all of its rights and obligations under the Credit Documents to another Lender or a commercial banking institution selected by the Borrower and (in the case of a commercial banking institution other than a Lender) reasonably satisfactory to the Administrative Agent, in consideration for the payments set forth in such Assignment Agreement and payment by the Borrower to such Lender of all other amounts which such Lender may be owed pursuant to this Agreement, including, without limitation, Sections 2.11, 3.3, 8.3 and 10.13.  Notwithstanding the foregoing, a Lender or Issuing Bank shall not be required to make such assignment if (i) prior thereto, as a result of a waiver by such Lender or Issuing Bank or otherwise, the circumstances entitling the Borrower to request such assignment cease to apply, (ii) in the case of an assignment resulting from a Lender declining to consent as described in clause (g) of the preceding sentence, the applicable assignee shall not have consented to the applicable modification or waiver, (iii) in the case of an assignment resulting from a claim for payments or compensation by such Lender or Issuing Bank pursuant to Section 3.3 or 8.3, such assignment will not result in a reduction in such payments or compensation, or (iv) such assignment conflicts with applicable law.

ARTICLE 9     THE AGENTS AND ISSUING BANKS.
Section 9.1Appointment and Authorization of Agents.
(a)Each Lender and Issuing Bank hereby appoints (i) Citibank, N.A. as the Administrative Agent, and (ii) Citibank, N.A., acting through its Agency & Trust Division, as the Collateral Agent, under this Agreement and the other Credit Documents to which each is a party or a beneficiary, and hereby authorizes the Administrative Agent and the Collateral Agent to take such actions on each of its behalf and to exercise such rights, powers, authorities and privileges under this Agreement and the other Credit Documents as are expressly delegated to the Administrative Agent and the Collateral Agent in its capacity as such Administrative Agent and Collateral Agent by the terms hereof and thereof.  Each Lender and Issuing Bank (i) accepts the authorizations, appointments and acknowledgements and other actions taken by the Administrative Agent and Collateral Agent, on behalf of the Lenders and the Issuing Banks, in accordance with this Agreement and the other Credit Documents to which each of the Administrative Agent or the Collateral Agent, as applicable, is or is intended to be a party or a beneficiary, (ii) authorizes and directs the Administrative Agent and Collateral Agent to execute, deliver and perform each of the Credit Documents to which the Administrative Agent or the Collateral Agent is or is intended to be a party (including any amendments, supplements, accession agreements, acknowledgements or similar documents thereto or thereunder).  The provisions of this Article are solely for the benefit of the Administrative Agent and Collateral Agent, the Lenders and the Issuing Banks, and neither the Borrower nor any other Transaction Party shall have rights as a third-party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent and Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)None of the other Lenders appointed as one of the Other Agents, nor any of the Joint Lead Arrangers, shall have any duties, responsibilities, or obligations hereunder in such capacity.
Section 9.2Rights and Powers.  The Administrative Agent, the Collateral Agent, and the Other Agents shall have the same rights and powers under the Credit Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Administrative Agent, the Collateral Agent, or an Other Agent, and the Administrative Agent, the Collateral Agent, and the Other Agents and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower, Holdings, or any other Members of the Consolidated Group or their Affiliates as if it were not an Administrative Agent, Collateral Agent, or an Other Agent under the Credit Documents and without any duty to account therefor to the Lenders or to the Issuing Banks.  The term Lender as used in all Credit Documents, unless the context otherwise clearly requires, includes the Administrative Agent, the Collateral Agent, and the Other Agents in their respective individual capacities as a Lender.
Section 9.3Actions by Administrative Agent and Collateral Agent.
(a)The obligations of the Administrative Agent and the Collateral Agent under the Credit Documents are only those expressly set forth therein.  Without limiting the generality of the foregoing, the Administrative Agent and the Collateral Agent:

(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent or the Collateral Agent is required to exercise as directed in writing (A) in the case of the Administrative Agent, by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents) and (B) in the case of the Collateral Agent, by the Administrative Agent, acting at the direction of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that neither the Administrative Agent nor the Collateral Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or the Collateral Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any bankruptcy or other insolvency law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any bankruptcy or other insolvency law; and
(iii)shall not, except as expressly set forth herein and in the other Credit Documents to which it is a party, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or Collateral Agent or any of its Affiliates in any capacity.
(b)Unless and until the Required Lenders (or, if required by Section 10.11, all of the Lenders) give such direction (including, without limitation, the giving of a notice of Default as described in Section 7.1(c)), the Administrative Agent may, except as otherwise expressly provided herein or therein, take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders.  Each of the Administrative Agent and the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expenses, and liabilities it may incur in taking or continuing to take any such action.  The Administrative Agent and the Collateral Agent shall be entitled to assume that no Default or Event of Default, other than, in the case of the Administrative Agent, non-payment of any scheduled principal or interest payment due hereunder, exists unless notified in writing to the contrary by a Lender or the Borrower.  In all cases in which the Credit Documents do not require the Administrative Agent or the Collateral Agent to take specific action, the Administrative Agent and the Collateral Agent shall be fully justified in failing to take or in taking any action thereunder.  Any instructions of the Required Lenders, or of any other group of Lenders called for under specific provisions of the Credit Documents, shall be binding on all the Lenders and holders of Notes.
Section 9.4Consultation with Experts.  Each of the Administrative Agent and the Collateral Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
Section 9.5Exculpatory Provisions; Credit Decisions.
(a)Neither the Administrative Agent nor the Collateral Agent nor any of their Related Parties shall be liable for any action taken or not taken by them in connection with the Credit Documents (i) in the case of the Administrative Agent, with the consent or at the request of the Required Lenders (or, if required by Section 10.11, all of the Lenders), or in the case of the Collateral Agent, with the consent or at the request of the Administrative Agent, acting at the direction of the Required Lenders (or, if required by Section 10.11, all of the Lenders), or (ii) in the absence of their own gross negligence, bad faith, or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment.  In no event shall the Collateral Agent be liable under or in connection with this Agreement or any other Credit Document for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Collateral Agent has been advised of the possibility thereof and regardless of the form of action.  Neither the Administrative Agent nor the Collateral Agent nor any of their Related Parties shall be responsible for or have any duty to ascertain, inquire into or verify (i) any recital, statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Borrowing; (ii) the performance or observance of any of the obligations, covenants or agreements of the Borrower or any other Member of the Consolidated Group contained herein or in any other Credit Document or the occurrence of any Default or Event of Default; (iii) the satisfaction of any condition specified in Article 4 or elsewhere herein, except receipt of items expressly required to be delivered to the Administrative Agent; (iv) the legality, validity, effectiveness, genuineness, sufficiency, enforceability, value, worth or collectability hereof or of any other Credit Document or of any other documents or writings furnished in connection with any Credit Document; or (v) the properties, books or records of the Borrower; and the Administrative Agent and the Collateral Agent make no representation of any kind or character with respect to any such matters mentioned in this sentence.  The Administrative Agent and the Collateral Agent may execute any of their duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care.  The Administrative Agent and the Collateral Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties.  In particular and without limiting any of the foregoing, the Administrative Agent and the Collateral Agent shall have no responsibility for confirming the contents or accuracy of any Compliance Certificate or other certificate, report or other document or instrument received by any of them under the Credit Documents (including recalculating or determining, confirming or verifying any calculation or information set forth therein).  The Administrative Agent and the Collateral Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with such Administrative Agent signed by such payee in form satisfactory to such Administrative Agent.
(b)Each Lender acknowledges that it has independently, and without reliance on the Administrative Agent, the Collateral Agent or any other Lender, obtained such information and made such investigations and inquiries regarding the Borrower, Holdings, and the other Members of the Consolidated Group as it deems appropriate, and based upon such information, investigations and inquiries, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Credit Documents.  It shall be the responsibility of each Lender to keep itself informed about the creditworthiness and business, properties, assets, liabilities, condition (financial or otherwise) and prospects of the Borrower, Holdings, and the other Members of the Consolidated Group, and the Administrative Agent and the Collateral Agent shall have no liability whatsoever to any Lender for such matters.  The Administrative Agent and the Collateral Agent shall have no duty to disclose to the Lenders information that is not expressly required by any Credit Document to be furnished to it and the Lenders by the Borrower, Holdings, or any other Members of the Consolidated Group at such time, but is voluntarily furnished to the Administrative Agent or Collateral Agent.
(c)Neither the Administrative Agent nor the Collateral Agent shall be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or under any Credit Document to which it is a party, or be required to take any action that is contrary to this Agreement, any other Credit Document or applicable law.

(d)The Collateral Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Collateral Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).
(e)The authorizations, rights, privileges, protections and benefits given to the Administrative Agent and the Collateral Agent are extended to, and shall be enforceable by, the Administrative Agent, and the Collateral Agent under any Credit Document to which it is a party or a beneficiary.  In the event any claim of inconsistency between this Agreement and the terms of any Credit Document arises with respect to the duties, liabilities and rights of the Administrative Agent or the Collateral Agent, the terms of this Agreement shall control.
Section 9.6Reliance by Administrative Agent and Collateral Agent. The Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Revolving Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank prior to the making of such Revolving Loan or the issuance of such Letter of Credit. Whenever reference is made in this Agreement or any Credit Document to any discretionary action by consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given (including a direction given to the Collateral Agent to act under the Credit Documents) or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases that the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such written instruction, advice or concurrence of the Administrative Agent, acting at the direction of the Required Lenders or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents. Notwithstanding anything else to the contrary herein, each of the Administrative Agent and the Collateral Agent, as applicable, may refrain from acting in accordance with any instructions or requests unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability, cost and expense that may be incurred by it by reason of taking or continuing to take any such action in compliance with the instruction or request. The Administrative Agent shall in all cases be fully protected by the Lenders in taking any discretionary action, or in refraining from taking any discretionary action, under this Agreement and the other Credit Document in accordance with a request of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), and such request and any discretionary action taken or failure to take discretionary action pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans. The Collateral Agent shall in all cases be fully protected by the Lenders in acting, or in refraining from acting, under this Agreement and the other Credit Document in accordance with a request of the Administrative Agent, acting at the direction of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

Section 9.7Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding in respect of any Bankruptcy Event or any other judicial proceeding relative to any Transaction Party, the Administrative Agent (irrespective of whether the principal of any Revolving Loan or Reimbursement Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower or Holdings) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal, interest and fees owing and unpaid in respect of the Revolving Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks, the Administrative Agent and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks, the Administrative Agent and the Collateral Agent and their respective agents and counsel) and all other amounts due the Lenders, the Issuing Banks, the Administrative Agent and the Collateral Agent hereunder allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent or the Collateral Agent and, in the event that the Administrative Agent or the Collateral Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent or the Collateral Agent, as applicable, any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent or the Collateral Agent, as applicable, and its agents and counsel, and any other amounts due the Administrative Agent or the Collateral Agent hereunder.

Section 9.8Collateral and Guaranty Matters.
(a)Each Lender and each Issuing Bank authorizes and directs the Administrative Agent and/or Collateral Agent, as applicable, to enter into the Collateral Documents for the benefit of the Lenders and the Issuing Banks and hereby appoints the Collateral Agent as its mortgagee trustee to receive, hold, administer and enforce the Mortgages.  Each Lender and each Issuing Bank (including in their respective capacities as a potential Cash Management Bank and a potential Hedge Bank) hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and the Issuing Banks (including in their respective capacities as a potential Cash Management Bank and a potential Hedge Bank).  The Administrative Agent and/or the Collateral Agent are hereby authorized on behalf of all of the Lenders and the Issuing Banks, without the necessity of any notice to or further consent from any Lender or Issuing Bank, from time to time (i) prior to an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect, register and record (as applicable) and maintain perfected, registered  and recorded (as applicable) the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents, (ii) to release any and all Collateral from the Liens created by the Collateral Documents and/or release any and all Guarantors from the respective obligations under the Guaranty Agreements at any time and from time to time in accordance with the provisions of the Guaranty

Agreements, the Collateral Documents and clause (b) below and (iii) to execute and deliver, and take any action referred to in clause (b) below to evidence such release.
(b)Any Lien on any Collateral granted to or held by, and any Guaranty of a Guarantor of the Obligations to, the Administrative Agent and/or the Collateral Agent under any Credit Document shall automatically be released, terminated and discharged (as used in this Section 9.8(b), “released”) without the need for any further action by any Person:
(i)upon termination of all Commitments and payment in full of all Obligations (other than contingent obligations or liabilities for which no claim or demand for payment has been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Bank shall have been made);
(ii)with respect to any such Lien or any such Guaranty of a Guarantor, (A) in the event that any asset constituting Collateral is, or is to be, sold, transferred or disposed of as part of, or in connection with, any transaction not prohibited hereunder or under any other Credit Document, (B) upon merger or other business combination of the Guarantor or an applicable Transaction Party in a transaction not prohibited by Section 6.1 or (C) to facilitate an assumption or new Guaranty, in accordance with Section 6.10;
(iii)with respect to any such Guaranty by a Collateral Rig Owner, if such Guarantor ceases to be a Collateral Rig Owner (including in connection with a Rig Exchange in accordance herewith);
(iv)with respect to any Mortgage of a Collateral Rig (including the Equity Interests of the applicable Collateral Rig Owner), in connection with a Flag Jurisdiction Transfer in accordance herewith;
(v)with respect to any Collateral Rig and any Collateral related to such Collateral Rig (including the Equity Interests of the applicable Collateral Rig Owner), in connection with a Rig Exchange in accordance herewith;
(vi)with respect to any Additional Rig and any Collateral related to such Additional Rig, promptly following the request of the Borrower to release such Rig from the Lien of the applicable Mortgage, if immediately after giving effect to such release, the Borrower will be in Pro Forma Compliance and no Default or Event of Default then exists or would result therefrom;
(vii)with respect to any such Guaranty of any Guarantor other than Holdings, Holdco 4, Holdco 5, Holdco 6, Holdco 7, Holdco 8, Holdco 9 and any Collateral Rig Owner (other than as provided in (vi) above), promptly following the request of the Borrower to release such Guarantor from its Guaranty, if immediately after giving effect to such release, the Borrower will be in Pro Forma Compliance and no Default or Event of Default then exists or would result therefrom;
(viii)upon the transfer of any Equity Interests in a Collateral Rig Owner to a Person other than Holdings or a Subsidiary of Holdings to the extent it is required or necessary under local law that such Person own capital stock or other Equity

Interests in such Collateral Rig Owner as a condition for the ownership or operation of such Rig in such jurisdiction;
(ix)promptly following the request of the Borrower to release any Person (other than the Borrower or a Collateral Rig Owner) from any Assignment of Insurances and Assignment of Earnings, if such entity is no longer a Collateral Rig Operator;
(x)with respect to the Guaranty of Holdco 7, Holdco 8 or Holdco 9, unless otherwise expressly permitted under this Agreement, if all of the Lenders have consented thereto in writing (it being understood and agreed that, notwithstanding anything to the contrary herein, this clause (x) shall not be permitted to be amended or waived without the written consent of all Lenders); or
(xi)to the extent approved, authorized or ratified in writing in accordance with Section 10.11.
(c)In the case of any release described in clause (b) above, the Administrative Agent and/or the Collateral Agent, as applicable, shall, at the Borrowers’ expense, promptly execute and deliver to the applicable Transaction Party such documents as such Transaction Party or the Borrower may reasonably request to evidence such release and take such additional actions as may from time to time be reasonably requested by the applicable Transaction Party or the Borrower to effect the foregoing.  Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s and/or Collateral Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the applicable Guaranty Agreement, pursuant to clause (b) above.
(d)Neither the Administrative Agent nor the Collateral Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of any Collateral, the existence, priority or perfection of the Administrative Agent’s or Collateral Agent’s Lien thereon, or any certificate prepared by any Transaction Party in connection therewith, nor shall the Administrative Agent or the Collateral Agent be responsible or liable to the Lenders or the Issuing Banks for any failure to monitor or maintain any portion of such Collateral.
(e)The Collateral Agent shall not have any power, right, authority or obligation to, and the Collateral Agent agrees that it will not use, sell, dispose of or otherwise deal with all or any part of the Collateral except as expressly provided in instructions from the Administrative Agent, and in accordance with the Credit Documents.  In the event that the Collateral Agent is required to acquire title to any Collateral for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, the Collateral Agent reserves the right, instead of taking such action, to either resign as Collateral Agent in accordance with Section 9.10 or arrange for the transfer of the title or control of the asset to a court appointed receiver.
(f)Beyond the exercise of care consistent with that exercised when dealing with similar property for its own account, the Collateral Agent shall not have any duty as to any of the Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in Collateral. The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by such Collateral Agent in good faith (except to the extent of such Collateral Agent’s own gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction).
Section 9.9Indemnity.  The Lenders shall ratably, in accordance with their Applicable Percentages, indemnify and hold the Administrative Agent, the Collateral Agent, and their Related Parties harmless from and against any liabilities, losses, costs or expenses suffered or incurred by any of them in such capacities under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower or any other Loan Party, and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified, as determined by final, non-appealable judgment by a court of competent jurisdiction.  The obligations of the Lenders under this Section 9.9 shall survive termination of this Agreement and the resignation or removal of the Administrative Agent or Collateral Agent.
Section 9.10Resignation.
(a)Resignation of Agents.  The Administrative Agent and the Collateral Agent may resign at any time and, solely with respect to the Administrative Agent, shall resign upon any removal thereof as a Lender pursuant to the terms of this Agreement upon at least thirty (30) days’ prior written notice to the Lenders and the Borrower.  Upon any such resignation of the Administrative Agent or the Collateral Agent, the Required Lenders and, so long as no Event of Default shall then exist, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall have the right to appoint a successor Administrative Agent or Collateral Agent, as the case may be.  If no successor Administrative Agent or Collateral Agent, as the case may be, shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent’s or Collateral Agent’s giving of notice of resignation, then the retiring Administrative Agent or Collateral Agent, as the case may be, may (but shall not be required to), on behalf of the Lenders and, so long as no Event of Default shall then exist, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), appoint a successor Administrative Agent or Collateral Agent, as the case may be, which shall be any Lender hereunder or any commercial bank or trust company organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000.  If no successor Administrative Agent or Collateral Agent shall have been appointed within forty-five (45) days after the retiring Administrative Agent’s or Collateral Agent’s giving of notice of resignation, then the retiring Administrative Agent or Collateral Agent, as applicable, may, at the expense of the Borrower, petition a court of competent jurisdiction for the appointment of a successor Administrative Agent or Collateral Agent.  Upon the acceptance of its appointment as the Administrative Agent or the Collateral Agent hereunder, such successor Administrative Agent or Collateral Agent, as the case may be, shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent or Collateral Agent, as the case may be, under the Credit Documents, and the retiring Collateral Agent  shall, upon payment of its fees and expenses hereunder, deliver all Collateral then in its possession to the successor Collateral Agent and shall, at the direction and cost of the Borrower, execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Collateral Agent with respect to any such Collateral to the successor Collateral Agent.  Whether or not a successor Administrative Agent or Collateral Agent shall have been so appointed, the resignation of the Administrative Agent or Collateral Agent shall become effective on the date specified in its notice of resignation, and the retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations thereunder; provided, however, that until a successor Collateral Agent is so appointed by the Required Lenders, by the retiring Collateral Agent or by a court of competent jurisdiction, any collateral security held by such Collateral Agent on behalf of the Lenders and Issuing Banks under any of the Credit Documents shall continue to be held by the retiring Collateral Agent as nominee until such time as a successor Collateral Agent is appointed.  After any retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as Administrative Agent or Collateral Agent, as the case may be, the provisions of this Article 9 and all protective provisions of the other Credit Documents shall thereafter continue in effect for its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent, as the case may be.  Any corporation or entity into which the Collateral Agent may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation or entity succeeding to all or substantially all of the corporate trust business of the Collateral Agent shall be the successor Collateral Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.
(b)Resignation of Issuing Banks.  If at any time any Issuing Bank assigns all of its Commitment and Revolving Loans pursuant to Section 10.10(a), such Issuing Bank may, upon 30 days’ prior written notice to the Borrower, the Administrative Agent, and the Lenders, resign as Issuing Bank.  In such event, the Borrower may, with the approval of the Administrative Agent and the acceptance of the duties of an Issuing Bank by the Lender so requested, request that another Lender serve as Issuing Bank under this Agreement; provided, however, that the absence of any successor Issuing Bank shall not affect the resignation of the resigning Issuing Bank.  Any resigning Issuing Bank shall retain all the rights, powers, privileges and duties of an Issuing Bank under this Agreement with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation and all Reimbursement Obligations with respect thereto (including the right to require the Lenders to make Revolving Loans or fund risk participations in Reimbursement Obligations pursuant to Section 2.12).  Upon the appointment of any successor Issuing Bank (i) such successor Issuing Bank shall succeed to and become vested with all of the rights, powers, privileges and duties of an Issuing Bank under this Agreement, and (ii) such successor Issuing Bank shall issue Letters of Credit in substitution for the Letters of Credit, if any, previously issued by the resigning Issuing Bank that are outstanding at the time of such succession or make other arrangements satisfactory to the resigning Issuing Bank to effectively assume the obligations of the resigning Issuing Bank with respect to such Letters of Credit.
Section 9.11Sub-Agents. The Administrative Agent and Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more Sub-Agents appointed by the Administrative Agent or Collateral Agent, as applicable.  The Administrative Agent, the Collateral Agent and any such Sub-Agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article 9 shall apply to any such Sub-Agent and to the Related Parties of the Administrative Agent, the Collateral Agent and any such Sub-Agent, and shall apply to their respective activities in connection with the activities as Administrative Agent and as Collateral Agent.  Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any Sub-Agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent or Collateral Agent acted with gross negligence or willful misconduct in the selection of such Sub-Agents.
Section 9.12Guaranteed Cash Management Agreements and Guaranteed Hedge Agreements
(a)No Cash Management Bank or Hedge Bank that obtains the benefits of Section 7.7, the Guarantees by virtue of the provisions hereof or of any Guaranty shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Guaranties (including the release or impairment of any Guaranties) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Credit Documents.

Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Guaranteed Cash Management Agreements and Guaranteed Hedge Agreements unless the Administrative Agent has received written notice of such obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
Section 9.13Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional, asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each other Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto:
(c)The Administrative Agent and the Joint Lead Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE 10     MISCELLANEOUS.
Section 10.1No Waiver.  No delay or failure on the part of the Administrative Agent, Collateral Agent or any Lender or Issuing Bank, or on the part of the holder or holders of any Notes, in the exercise of any power, right or remedy under this Agreement or any other Credit Document, or any departure from the terms of this Agreement or any other Credit Document on any occasion, shall operate as a waiver thereof or as an acquiescence in any Default or Event of Default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power, right or remedy.  Without limiting the generality of the foregoing, the making or continuation of any Revolving Loans or issuance, extension of the expiration date, or increase in the amount of any Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.  To the fullest extent permitted by applicable law, the powers, rights and remedies under this Agreement and the other Credit Documents of the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks and the holder or holders of any Notes are cumulative to, and not exclusive of, any powers, rights or remedies any of them would otherwise have.
Section 10.2Non-Business Day.  Subject to Section 2.4, if any payment of principal or interest on any portion of any Revolving Loan, any Reimbursement Obligation, or any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such portion of any Revolving Loan, any Reimbursement Obligation, or other Obligation bears for the period prior to maturity shall continue to accrue in the manner set forth herein on such Obligation from the stated due date thereof to the next succeeding Business Day, on which the same shall instead be payable.
Section 10.3Documentary Taxes.  The Borrower agrees that it will pay any documentary, stamp, debt issuance, or similar taxes payable with respect to this Agreement and the other Credit Documents (including, without limitation, any Swiss Stamp Tax) that may be levied or otherwise become payable on any Revolving Loans or this Agreement, any Note, the Guaranty Agreements, or any other

Credit Document under the laws of any jurisdiction, including interest and penalties, in the event any such taxes are levied or assessed, irrespective of when such levy or assessment is made, other than any such taxes imposed as a result of any transfer of an interest in a Credit Document (other than pursuant to transfer under Section 8.6).  Each Lender and Issuing Bank that determines to seek compensation under this Section 10.3 shall give written notice to the Borrower.

Section 10.4Survival of Representations.  All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as the Borrower has any Obligation hereunder or any Commitment hereunder is in effect.
Section 10.5Survival of Indemnities.  All indemnities and all provisions relative to reimbursement to the Lenders and Issuing Bank of amounts sufficient to protect the yield of the Lenders and Issuing Bank with respect to the Revolving Loans and the L/C Obligations, including, but not limited to, Sections 2.11, 3.3, 7.6, 8.3, 10.3, and 10.13 hereof, shall, subject to Section 8.3(c), survive the termination of this Agreement and the other Credit Documents and the payment of the Revolving Loans and all other Obligations and, with respect to any Lender or Issuing Bank, any replacement by the Borrower of such Lender or Issuing Bank pursuant to the terms hereof, in each case for a period of one (1) year.
Section 10.6Setoff; Sharing of Payments.
(a)In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of, and throughout the continuance of, any Event of Default, each Lender and Issuing Bank is hereby authorized by the Borrower, Holdings, and each other Loan Party at any time or from time to time, without notice to the Borrower, Holdings, or any other Loan Party or other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Indebtedness at any time owing by that Lender or Issuing Bank to or for the credit or the account of the Borrower, Holdings, or any other Loan Party, whether or not matured, against and on account of the due and unpaid obligations and liabilities of the Borrower, Holdings, or any other Loan Party to that Lender or Issuing Bank or that subsequent holder under the Credit Documents, irrespective of whether or not that Lender or Issuing Bank shall have made any demand hereunder, or the obligations are owed to a branch or office of such Lender or Issuing Bank different from the branch or office holding such deposit or other obligation; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.14 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Each Lender or Issuing Bank shall promptly give notice to the Borrower and the Administrative Agent of any action taken by it under this Section 10.6(a), provided that any failure of such Lender or Issuing Bank to give such notice shall not affect the validity of such setoff.
(b)Each Lender and Issuing Bank agrees with each other Lender and Issuing Bank a party hereto that if such Lender or Issuing Bank receives and retains any payment, whether by setoff or application of deposit balances or otherwise, in respect of the Revolving Loans or L/C Obligations in excess of its ratable share of payments on all such Obligations then owed to the Lenders and Issuing Banks hereunder, then such Lender or Issuing Bank shall (i) notify the Administrative Agent of such fact, and (ii) purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Revolving Loans and L/C Obligations and participations therein held by each such other Lender as shall be necessary to cause such Lender or Issuing Bank to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender or Issuing Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender or Issuing Bank, the related purchases from the other Lenders or Issuing Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.  The provisions of this Section 10.6(b) shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or participations in L/C Obligations to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 10.6(b) shall apply).  Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.
Section 10.7Notices.
(a)Except as otherwise specified herein, all notices under the Credit Documents shall be in writing (including facsimile or other electronic means) and shall be given to a party hereunder at its address or facsimile number set forth below or such other address or facsimile number as such party may hereafter specify by written notice to the Administrative Agent and/or Collateral Agent and the Borrower, given by courier, by United States certified or registered mail, by telegram or by other telecommunication device capable of creating a written record of such notice and its receipt.  Notices under the Credit Documents to the Lenders shall be addressed to their respective domestic Applicable Lending Offices in the United States at the respective addresses, facsimile numbers, or telephone numbers set forth on their applicable Administrative Questionnaire or, in the case of Persons becoming Lenders pursuant to Assignment Agreements, on their applicable Assignment Agreements, and to the Borrower, the Administrative Agent, and the Issuing Banks:

To the Borrower:Transocean Inc.

P.O. Box 10342

36c Dr. Roy’s Drive

George Town, Grand Cayman ~~KY-1003~~KY1-1003

Cayman Islands

Attention:  Colin Berryman, President

~~Fax No.:  (345) 745-4502~~

E-mail:Colin.Berryman@deepwater.com

with a copy to:Transocean Offshore Deepwater Drilling Inc.

~~4 Greenway Plaza~~1414 Enclave Parkway

Houston, Texas ~~77046~~77077

Attention:R. Thaddeus Vayda, Vice President,

Corporate Finance and Treasurer

~~Investor Relations and Communications~~

~~Fax No.:  (713) 232-7027~~

E-mail:Thad.Vayda@deepwater.com

To Holdings:Transocean Ltd.

Turmstrasse 30

Steinhausen 6312

Switzerland

Attention:Mark Mey, Executive Vice President,

Chief Financial Officer

~~Fax:41-22-930-9094~~

E-mail:Mark.Mey@deepwater.com

To the Administrative Agent:Citibank, N.A.

Citibank Delaware

1615 Brett Road

OPS III

New Castle, DE 19720

Attention: Agency Operations

Telephone: (302) 894-6010

Facsimile: (646) 274-5080

E-mail: GlAgentOfficeOps@Citi.com

~~with a copy to:Citigroup Inc.~~

~~Attention: Robert Malleck~~

~~Telephone: (212) 816-5435 (New York)~~

~~Telephone: (713) 821-4746 (Houston)~~

~~E-mail: robert.malleck@citi.com~~

To the Collateral AgentCitibank, N.A.

Agency & Trust

388 Greenwich Street

New York, New York 10013

Attn: Jenny Cheng

E-mail: jenny.cheng@citi.com / cts.spag@citi.com

To the Issuing Banks:Citibank, N.A.

Citibank Delaware

1615 Brett Road

OPS III

New Castle, DE 19720

Attention: Agency Operations

Telephone: (302) 894-6010

Facsimile: (646) 274-5080

E-mail: GlAgentOfficeOps@Citi.com

Wells Fargo Bank, National Association

1700 Lincoln St 4th Floor

Denver, Colorado, 80203

Attention: Loan Servicing Specialist

Telephone: (303) 863-5114

Facsimile: (866) 269-8331

E-mail: DENLNSVMemberNotices@wellsfargo.com

DNB Bank ASA, New York Branch

~~200 Park Avenue, 31st~~30 Hudson Yards, 81st Floor

New York, New York ~~10166~~10001

Attention: ~~Mercedita Go-Alcantara~~International Guarantees / Samantha ~~Obnial~~Stone

Telephone: ~~(212) 6813837; (212) 6813973~~212-681-3973

E-mail: int.guarantees@dnb.no; agencyny@dnb.no

Crédit Agricole Corporate and Investment Bank

1301 Avenue of the Americas

New York, NY 10019

Attention: Leonard Jacobino

Telephone: (212) 261-3324

Facsimile: (917) 849-5589

E-mail: leonard.jacobino@ca-cib.com

With a copy to:

Attention: George Krol

Telephone: (212) 261-3255

E-mail: George.Krol@ca-cib.com

and

E-mail: cbs.lcadmin@ca-cib.com

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in Section 10.7(b), shall be effective as provided in Section 10.7(b).

(b)Electronic Communications.  Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by Electronic Systems pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article 2 if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by Electronic Systems.  Each of the Administrative Agent, Collateral Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided, that for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)Electronic Systems.

(i)Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Banks, the other Lenders and the Collateral Agent by posting the Communications on an Electronic System.
(ii)Any Electronic System used by the Administrative Agent is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Electronic System and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Electronic System.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Communications through any Electronic System.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower or any other Loan Party pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section 10.7, including through any Electronic System.

(d)Notwithstanding anything herein to the contrary, all written directions and instructions to the Collateral Agent (each of which shall be provided by email (with a .pdf attachment signed by an Authorized Representative) or similar format) given hereunder or under any other Credit Document by the Borrower, and instructions given by the Administrative Agent pursuant to this Agreement or any other Credit Document, shall be in English and executed by any officer or other representative who is legally authorized to act on behalf of, and to legally bind, the Borrower or the Administrative Agent (on behalf of the Lenders), as applicable (each such officer or other representative, an “Authorized Representative”) and shall be effective upon receipt by the Collateral Agent. No person shall be deemed to be an Authorized Representative of the Borrower or the Administrative Agent, as applicable, unless such person is named on a certificate of incumbency delivered to the Collateral Agent. The Borrower and the Administrative Agent shall deliver to the Collateral Agent a certificate, in form and substance satisfactory to the Collateral Agent, setting forth the names and specimen signatures of the Borrower’s and the Administrative Agent’s Authorized Representatives permitted to provide instructions to the Collateral Agent, and promptly provide any changes to such certificate from time to time thereafter. The Collateral Agent shall be entitled to rely conclusively on such certificate until it receives a certificate specifically stating that it is a superseding certificate.

Section 10.8Counterparts.  This Agreement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same Agreement.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic method of transmission (in .pdf format) shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 10.9Successors and Assigns.  This Agreement shall be binding upon the Borrower, Holdings, each of the Lenders, the Issuing Banks, the Administrative Agent, the Collateral Agent, and their respective successors and assigns, and shall inure to the benefit of the Borrower, Holdings, each of the Lenders, the Issuing Banks, the Administrative Agent, the Collateral Agent, and their respective successors and assigns, including any subsequent holder of any Note; provided, however, (i) except as provided in Section 6.1 or Section 6.10, neither the Borrower, Holdings, nor any other Transaction Party may assign any of its rights or obligations under this Agreement or any other Credit Document without the written consent of all Lenders, the Issuing Banks, the Administrative Agent and the Collateral Agent, (ii) the Administrative Agent and the Collateral Agent may not assign any of their respective rights or obligations under this Agreement or any Credit Document except in accordance with Article 9, and (iii) no Lender or Issuing Bank may assign any of its rights or obligations under this Agreement or any other Credit Document except in accordance with Section 10.10.  Nothing in this Agreement, express or implied, shall be construed to confer on any Person (other than the parties hereto, their respective successors and assigns permitted hereby, and to the extent expressly contemplated hereby, the Related Parties of the Lenders, the Issuing Banks, the Administrative Agent, the Collateral Agent, the Other Agents, and the Indemnified Parties as defined in Section 10.13) any legal or equitable right, remedy or claim under or by reason of this Agreement.  Any Lender that is a Fund may at any time pledge or assign all or any portion of its rights under this Agreement and the Notes issued to it to a trustee for such Fund in support of such Lender’s obligations to such trustee; provided that no such pledge or assignment shall release any Lender from any of its obligations hereunder or substitute any such trustee for such Lender as a party hereto, and the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely with such Lender in connection with the rights and obligations of such Lender under this Agreement.
Section 10.10Sales and Transfers of Borrowings and Notes; Participations.
(a)Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Revolving Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Revolving Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in clause (i)(B) of this Section 10.10(a) in the aggregate, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in clause (i)(A) of this Section 10.10(a), the aggregate amount of the Commitment (which for this purpose includes Revolving Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Revolving Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment Agreement, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Loans and the Commitment assigned.
(iii)Required Consents.  No consent shall be required for any assignment except to the extent required by clause (i)(B) of this Section 10.10(a) and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(C)the consent of each Issuing Bank shall be required (such consent not to be unreasonably withheld or delayed).
(iv)Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $3500; provided, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons.  No such assignment shall be made to (I) the Borrower, Holdings, or any of the Borrower’s or Holdings’ Affiliates or Subsidiaries or (II) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (II).
(vi)No Assignment to Natural Persons.  No such assignment shall be made to a natural Person.
(vii)Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Revolving Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank, and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Revolving Loans and participations in Letters of Credit in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the foregoing provisions, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.10(b), from and after the effective date specified in each Assignment Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement, covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 8.3 and Section 10.13 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed in writing by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.10(c).

(b)Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York, New York a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Revolving Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(c)Participations.  Any Lender may at any time, upon written notice to the Borrower but without the consent of the Borrower, the Administrative Agent, or any Issuing Bank, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Revolving Loans owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Issuing Banks and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.9 and Section 10.13(c) with respect to any participation interests sold by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.11(i) or Section 10.11(ii) that directly and adversely affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11, 3.3, and 8.3 (subject to the requirements and limitations therein, including the requirements under Section 3.3(g) (it being understood that the documentation required under Section 3.3(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.10(a); provided, that such Participant (A) agrees to be subject to the provisions of Section 8.4 and Section 8.6 as if it were an assignee under Section 10.10(a); and (B) shall not be entitled to receive any greater payment under Sections 3.3 or 8.3 with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 8.6 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.6 as though it were a Lender; provided, that such Participant also agrees to be subject to Section 10.6 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Revolving Loans and other Obligations under the Credit Documents (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Revolving Loans, Letters of Credit or its other Obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Revolving Loan, Letter of Credit or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations, proposed Section 1.163-5 of the United States Treasury Regulations, or any applicable temporary, final or other successor regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such participating Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)Certain Transfers.  If, pursuant to this Section 10.10 any interest in this Agreement or any Revolving Loan or Note is transferred to any transferee (including by reason of a change of the Applicable Lending Office of the Lender with respect to such Loan or Note) which is (1) organized under the laws of any jurisdiction other than the United States of America or any State thereof, or (2) organized under the laws of the United States of America or any State thereof and disregarded for U.S. federal income tax purposes as an entity separate from a person organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (i) to furnish to the transferor Lender, the Administrative Agent and the Borrower two duly completed and signed copies of either IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities (wherein such transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder if such payments were U.S. source), (ii) to agree (for the benefit of the transferor Lender, the Administrative

Agent and the Borrower) to provide the transferor Lender, the Administrative Agent and the Borrower new forms as contemplated by Section 3.3(g) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption, and (iii) to represent and warrant to the transferor Lender, the Administrative Agent and the Borrower that the transferee is entitled to complete exemption from U.S. federal withholding tax under FATCA with respect to all payments to be received pursuant to any Credit Document as if such payments were U.S. source (or to furnish to the transferor Lender, the Administrative Agent and the Borrower the applicable IRS forms certifying that the transferee is entitled to such exemption).
Section 10.11Amendments, Waivers and Consents.  Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) in the case of this Agreement, by the Borrower, the Required Lenders (subject to Section 2.14(b)) or the Administrative Agent (with the consent of the Required Lenders (subject to Section 2.14(b))), and if the rights, duties or obligations of the Administrative Agent, Collateral Agent, or any Issuing Bank (including, without limitation, any such rights, duties or obligations pursuant to Section 2.12, Section 2.14, and Section 7.4) are affected thereby, by the Administrative Agent, Collateral Agent, or such Issuing Bank, as the case may be, and (b) in the case of any other Credit Document, each party thereto and the Administrative Agent and/or the Collateral Agent (with the consent of the Required Lenders (subject to Section 2.14(b))), provided however, that:
(i)no amendment or waiver shall (A) increase any Commitment of any Lender without the consent of such Lender, (B) (other than in accordance with Section 2.16), postpone or extend the Commitment Termination Date or Maturity Date without the consent of all Lenders directly and adversely affected thereby, (C) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest (including, without limitation, any reduction in the rate of interest unless such reduction is otherwise provided herein) on any Revolving Loan or Reimbursement Obligation or of any fee payable hereunder, without the consent of each Lender owed any such Obligation directly and adversely affected thereby, (D) release any Collateral for any Collateralized Obligations (other than as provided in accordance with Section 7.4) without the consent of all Lenders, (E) except as otherwise expressly permitted under this Agreement, release any of Holdings, Holdco 4, Holdco 5 or Holdco 6 from its obligations under the applicable Guaranty Agreement, in each case, without the consent of all Lenders, (F) except as otherwise expressly permitted under this Agreement or the other Credit Documents, release all or substantially all of the Guarantors from their obligations under the Guaranty Agreements or all or substantially all of the Collateral, in each case, without the consent of all Lenders, or (G) modify or change any provision in a manner that would alter the pro rata treatment of the Lenders (including without limitation in connection with (1) the reduction of Commitments and (2) the sharing of payments to, or disbursements by, Lenders required thereby), in any case without the written consent of each Lender; and
(ii)no amendment or waiver shall, unless signed by each Lender, change the provisions of this Section 10.11 or the definition of Required Lenders or the number of Lenders required to take any action under any other provision of the Credit Documents, or any provision providing for the pro rata nature of payments by or to Lenders.

and provided further, that (i) any provision of this Agreement or any other Credit Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent and/or the Collateral Agent (acting at the direction of the Administrative Agent) to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; (ii) this Agreement may be amended pursuant to Section 8.2 in accordance with the terms thereof; (iii) any Issuance Request or Application may be amended, supplemented or modified in a writing executed only by the Borrower and the applicable Issuing Bank; and (iv) any Borrowing Request, notice of continuation or conversion or notice of prepayment may be amended, supplemented or modified with the consent only of the Borrower and the Administrative Agent.

Section 10.12Headings.  Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.
Section 10.13Legal Fees and Other Costs; Indemnification; Damages Waiver.
(a)The Borrower, promptly, but in any event within thirty (30) days, upon demand by the Administrative Agent or the Collateral Agent, as applicable, agrees to pay or reimburse (i) the reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and the Collateral Agent (including, without limitation, the reasonable fees and disbursements of legal counsel to the Administrative Agent and the Collateral Agent) in connection with the negotiation, preparation, execution, delivery and administration of the Credit Documents (limited to a single law firm for each of (x) the Administrative Agent and (y) the Collateral Agent, as counsel in each appropriate jurisdiction (and which may include a special or local counsel for each of (x) the Administrative Agent and (y) the Collateral Agent, in each case acting in one or more jurisdictions), and such other counsel as may be engaged with the Borrower’s prior written consent (such consent not to be unreasonably withheld or delayed)), and any amendment, waiver or consent related thereto (including in respect of any workout or restructuring in respect of the Revolving Loans or Letters of Credit or pursuant to any insolvency or bankruptcy cases or proceedings); (ii) the reasonable and documented costs and expenses of the Administrative Agent, Collateral Agent, the Issuing Banks and the Lenders (including, without limitation, the reasonable fees and disbursements of legal counsel) in connection with the enforcement or preservation of any rights and remedies under this Agreement, the other Credit Documents and any other related documents, enforcing any Obligations of or collecting any payment due from a Loan Party hereunder or under the other Credit Documents, including by reason of a Default or Event of Default (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral) (limited to the reasonable and documented fees, disbursements and other charges of a single law firm for each of the (x) Administrative Agent, the Issuing Banks and the Lenders, taken together, and (y) the Collateral Agent, as counsel in each appropriate jurisdiction (and which may include a special (including, for the avoidance of doubt, maritime) or local counsel for each of (x) the Administrative Agent, the Issuing Banks and the Lenders, taken together, and (y) the Collateral Agent, in each case acting in one or more jurisdictions (unless there is an actual or perceived conflict of interest in which case each such Person may retain its own counsel))) and (iii) reasonable and documented out-of-pocket costs and expenses of the Collateral Agent of creating, perfecting, recording, maintaining and preserving Liens in favor of the Collateral Agent, for the benefit of the Lenders and the Issuing Banks, including filing and recording fees, expenses, stamp or documentary Taxes and search fees, and reasonable and documented fees, expenses, and disbursements of counsel to the Collateral Agent in connection with the foregoing (limited to a single law firm for the Collateral Agent as counsel in each appropriate jurisdiction (and which may include a special (including, for the avoidance of doubt, maritime) or local counsel for the Collateral Agent acting in one or more jurisdictions), including any opinions that the Collateral Agent or the Required Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents, in each case whether or not the transactions contemplated herein or therein are consummated.
(b)The Borrower further agrees to indemnify each Lender, Issuing Bank, the Administrative Agent, the Collateral Agent, the Other Agents, and their respective Related Parties (collectively, the “Indemnified Parties”), against all losses, claims, damages, penalties, actions. judgments, suits, liabilities, costs,  expenses and disbursements (including, without limitation, all reasonable attorneys’ fees and other reasonable and documented out-of-pocket expenses, whether or not such Indemnified Party is a party or potential party thereto and regardless of whether such matter is initiated by a third party, the Borrower, Holdings, or any other Member of the Consolidated Group, or any of their respective Affiliates) which any of them may pay or incur as a result of (i) the execution and delivery of this Agreement, any other Credit Document, or any agreement or instrument contemplated hereby or thereby, the performance of the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or the administration or enforcement thereof, (ii) any action, suit or proceeding by any third party or Governmental Authority against such Indemnified Party and relating to any Credit Document, the Revolving Loans, any Letter of Credit, or the application or proposed application by the Borrower, Holdings, or any other Member of the Consolidated Group of the proceeds of any Revolving Loan or use of any Letter of Credit, REGARDLESS OF WHETHER SUCH CLAIMS OR ACTIONS ARE FOUNDED IN WHOLE OR IN PART UPON THE ALLEGED SIMPLE OR CONTRIBUTORY NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES AND/OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR ATTORNEYS, (iii) any investigation of any third party or any Governmental Authority involving any Lender (as a lender hereunder), Issuing Bank, the Collateral Agent or the Administrative Agent or the Other Agents (in such capacity hereunder) and related to any use made or proposed to be made by the Borrower of the proceeds of any Revolving Loan, or use of any Letter of Credit or any transaction financed or to be financed in whole or in part, directly or indirectly with the proceeds of any Revolving Loan or Letter of Credit, and (iv) any investigation of any third party or any Governmental Authority, litigation or proceeding involving any Lender (as a lender hereunder), the Collateral Agent or the Administrative Agent or the Other Agents (in such capacity hereunder) and related to any environmental cleanup, audit, compliance or other matter relating to any Environmental Law or the presence of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law) with respect to the Borrower, Holdings, or any other Member of the Consolidated Group, regardless of whether caused by, or within the control of, the Borrower, Holdings, or any other Member of the Consolidated Group; provided, however, that (x) the Borrower shall not be obligated to indemnify any Indemnified Party for any of the foregoing arising out of such Indemnified Party’s gross negligence, or willful  or unlawful misconduct, or material breach of its express contractual obligations under this Agreement, as determined pursuant to a final non-appealable judgment of a court of competent jurisdiction or as expressly agreed in writing by such Indemnified Party, (y) the Borrower’s obligations to pay or reimburse the Indemnified Parties for legal fees and expenses shall be limited to (1) the reasonable and documented legal fees and expenses of a single law firm as counsel for each of (A)  the Administrative Agent, Issuing Banks and Lenders, taken together, and (B) the Collateral Agent, in each appropriate jurisdiction (which may include in each case another law firm acting for each of (i) the Administrative Agent, Issuing Banks and Lenders, taken together, and (ii) the Collateral Agent, as special or local counsel acting in one or more of multiple jurisdictions), except that in the case of the Administrative Agent, any Issuing Bank or any Lender where such Indemnified Party determines in good faith that a conflict of interest does or may exist in connection with such legal representation and such Indemnified Party advises the Borrower of such actual or potential conflict of interest and engages its own separate counsel, the reasonable and documented legal fees and expenses of such separate counsel shall also be paid or reimbursed, and (2) other reasonable out-of-pocket expenses (other than legal fees and expenses as described in clause (1) above) incurred in investigating or defending any of the foregoing, and (z) the Borrower shall not be liable pursuant to this Section 10.13(b) for any amounts claimed in respect of litigation, investigations, proceedings or claims solely between Indemnified Parties in respect of actions or omissions of any Indemnified Parties and not arising out of any acts or omissions of the Borrower or its affiliates (other than any such matters in respect of the Administrative Agent or the Collateral Agent acting in its capacity or fulfilling its role in such capacity).  The Borrower, upon demand by the Administrative Agent, the Collateral Agent, the Other Agents or any Lender or Issuing Bank at any time, shall reimburse the Administrative Agent, the Collateral Agent, the Other Agents, or such Lender or Issuing Bank for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing, except if the same is excluded from indemnification pursuant to the provisions of the preceding sentence.  Each Indemnified Party (other than the Collateral Agent and its Related Parties) agrees to contest any indemnified claim if requested by the Borrower, in a manner reasonably directed by the Borrower, with counsel selected by the Indemnified Party and, in case of an Indemnified Party other than the Collateral Agent and its Related Parties, approved by the Borrower, which approval shall not be unreasonably withheld or delayed.  Any Indemnified Party that proposes or intends to settle or compromise any such indemnified claim shall give the Borrower written notice of the terms of such settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain the Borrower’s prior written consent thereto, which consent shall not be unreasonably withheld or delayed; provided, that the Indemnified Party shall not be restricted from settling or compromising any such claim if the Indemnified Party waives its right to indemnity from the Borrower in respect of such claim and such settlement or compromise does not materially increase the Borrower’s liability pursuant to this Section 10.13(b) to any Related Party of such Indemnified Party. All sums paid and costs incurred by any Indemnified Party with respect to any matter indemnified hereunder shall be added to the Obligations and be secured by the Collateral Documents and shall be due and payable promptly, but in any event within thirty (30) days, on demand.  This Section 10.13(b) shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 10.13(a) or 10.13(b) to be paid by it to the Administrative Agent or the Collateral Agent (or any Sub-Agent thereof), any Issuing Bank, or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent (or any Sub-Agent thereof), any Issuing Bank, or any Related Party of any of the foregoing such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the total Revolving Credit Exposures at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent (or any such Sub-Agent) or such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent, the Collateral Agent (or any such Sub-Agent) or such Issuing Bank in connection with such capacity.  The obligations of the Lenders under this Section 10.13(c) are several (and not joint and several).
(d)To the fullest extent permitted by applicable law, no Indemnified Party and neither the Borrower, Holdings, nor any other Transaction Party shall assert, and hereby waives, any claim against any Indemnified Party, the Borrower, Holdings or any other Transaction Party, or any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof; provided that, the foregoing waiver and agreement shall not limit the indemnification obligations of the Borrower set forth in this Agreement to the extent special, indirect, consequential or punitive damages are included in any third party claim, in connection with which an Indemnified Party is otherwise entitled to indemnification hereunder.  No Indemnified Party referred to in Section 10.13(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent of any direct damages suffered by a Transaction Party that are caused by the Indemnified Party’s gross negligence, or willful or unlawful misconduct (as determined in a final and non-appealable judgment by a court of competent jurisdiction).
(e)Each party’s obligations under this Section 10.13, together with its obligations (if any) pursuant to Section 3.3(d) and (e) and Section 9.9 shall survive the termination of this Agreement and the other Credit Documents, the resignation or removal of the Administrative Agent or Collateral Agent, and the payment of the Obligations owing hereunder and thereunder.
Section 10.14Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(A)THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THERETO, AND ANY CLAIMS, DISPUTES OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT, OR OTHERWISE) ARISING THEREFROM OR RELATING THERETO, SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE OTHER CREDIT DOCUMENTS, BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.
(B)TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER, HOLDINGS, AND ANY OTHER TRANSACTION PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE AGAINST THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER, ANY ISSUING BANK, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY SUCH COURT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, SOLELY FOR THE PURPOSE OF ADJUDICATING AND ENFORCING ITS RIGHTS OR OBLIGATIONS WITH RESPECT TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND RELATED TRANSACTIONS, TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER OR ANY ISSUING BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST THE BORROWER, HOLDINGS, OR ANY OTHER

LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.
(C)EACH OF THE BORROWER, HOLDINGS, AND ANY OTHER LOAN PARTY HEREBY (1) IRREVOCABLY DESIGNATES TODDI, AS THE DESIGNEE, APPOINTEE AND AGENT OF THE BORROWER, HOLDINGS, AND ANY OTHER LOAN PARTY TO RECEIVE, FOR AND ON BEHALF OF THE BORROWER, HOLDINGS, AND ANY OTHER LOAN PARTY, SERVICE OF PROCESS WITH RESPECT TO ANY LEGAL ACTION OR PROCEEDING WITH RESPECT HERETO IN SUCH JURISDICTION, AND (2) IRREVOCABLY CONSENTS TO SERVICE OF PROCESS, BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK, OR BY NOTICE GIVEN IN ACCORDANCE WITH SECTION 10.7, IN ANY SUCH LEGAL ACTION OR PROCEEDING.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(D)TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO EXPRESSLY AND IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE BORROWER, HOLDINGS, OR ANY OTHER LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH OF THE BORROWER, HOLDINGS, AND SUCH OTHER LOAN PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.
(E)TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT

SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 10.15Confidentiality.
(a)Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to their respective Affiliates and to existing and prospective Lenders, Participants and counterparties to any hedge agreement or swap or derivative transaction relating to the Borrower’s Obligations, and in each case to their respective directors, officers, employees and agents, including accountants, legal counsel and other advisors who have reason to use such Information in connection with the evaluation of the transactions contemplated by this Agreement (subject to similar confidentiality provisions as provided herein) solely for purposes of evaluating such Information, (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable law or regulation or by any subpoena or similar legal process, (iv) in connection with the exercise of any remedies hereunder or any proceedings relating to this Agreement or the other Credit Documents, (v) with the consent of the Borrower, (vi) to any rating agency or insurer or the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreement, in each case when required by it, provided that, prior to any disclosure, such agency or insurer shall acknowledge in writing the confidential nature of such Information received by it from any Lender, Issuing Bank or the Administrative Agent, or (vii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.15(a), or (y) becomes available on a non-confidential basis from a source other than the Borrower or its Affiliates, or the Lenders or their respective Affiliates, excluding any Information from such source which, to the actual knowledge of the Administrative Agent, the Issuing Bank or the Lender receiving such Information, has been disclosed by such source in violation of a duty of confidentiality to the Borrower.  For purposes hereof, “Information” means all information received by the Lenders from the Borrower, Holdings, or their respective Subsidiaries relating to Members of the Consolidated Group or their respective businesses, other than any such information that is available to the Administrative Agent, the Lenders or the Issuing Banks on a non-confidential basis prior to such receipt by the Administrative Agent, the Lenders or the Issuing Banks, as the case may be, excluding any Information from a source which, to the actual knowledge of the Administrative Agent, the Issuing Bank or the Lender receiving such Information, has been disclosed by such source in violation of a duty of confidentiality to the Borrower, Holdings, or their respective Subsidiaries.  The Administrative Agent, the Lenders, and the Issuing Banks shall be considered to have complied with their respective obligations if they have exercised the same degree of care to maintain the confidentiality of such Information as they would accord their own confidential information.
(b)Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure.  However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.
(c)All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information about each of the Borrower and its Related Parties or securities.  Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal, State, provincial, territorial and foreign securities laws.
Section 10.16Effect of Inclusion of Exceptions.  It is not intended that the specification of any exception to any covenant herein shall imply that the excepted matter would, but for such exception, be prohibited or required.
Section 10.17Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 10.18Currency Conversion.  All payments of Obligations under this Agreement, the Notes or any other Credit Document shall be made in U.S. Dollars, except for Reimbursement Obligations with respect to Letters of Credit issued in any Alternative Currencies, which shall be repaid, including interest thereon, in the applicable Alternative Currency (such applicable Alternative Currency so required for payment of such Obligations referred to as the “Obligation Currency”).  If the Borrower fails to make any payment due hereunder for any Obligation that is payable in any Alternative Currency, and the applicable Issuing Bank obtains funds in Dollars (through exercise of setoff rights or rights in respect of Collateral) for application against such unpaid Obligations, then such Issuing Bank may, at its option (and the Borrower hereby irrevocably authorizes such Issuing Bank to), convert such funds into the applicable Obligation Currency at the rate determined by such Issuing Bank as the rate quoted by it in accordance with methods customarily used by such Person for such or similar purposes as the spot rate for the purchase by such Person of such Obligation Currency with the currency of actual payment through its or its Affiliate’s principal foreign exchange trading office at approximately 11:00 A.M. (local time at such office) two Business Days prior to the effective date of such conversion, provided that such Issuing Bank may obtain such spot rate from any recognized currency exchange rate reporting service or from another financial institution actively engaged in foreign currency exchange if such Issuing Bank does not then have a spot rate for the applicable Obligation Currency.  The parties hereto hereby agree, to the fullest extent that they may effectively do so under applicable law, that (i) if for the purposes of obtaining any judgment or award it becomes necessary to convert from any currency other than the applicable Obligation Currency into the applicable Obligation Currency any amount in connection with the Obligations, then the conversion shall be made as provided above on the Business Day before the day on which the judgment or award is given, (ii) in the event that there is a change in the applicable conversion rate prevailing between the Business Day before the day on which the judgment or award is given and the date of payment, the Borrower will pay to the Administrative Agent, for the benefit of the Lenders, such additional amounts (if any) as may be necessary, and the Administrative Agent, on behalf of the Lenders, will pay to the Borrower such excess amounts (if any), as result from such change in the rate of exchange, to assure that the amount paid on such date is the amount in such other currency, which when converted at the conversion rate described herein on the date of payment, is the amount then due in the applicable Obligation Currency, and (iii) any amount due from the Borrower under this Section 10.18 shall be due as a separate debt and shall not be affected by judgment or award being obtained for any other sum due.  For the avoidance of doubt, the parties affirm and agree that neither the fixing of the conversion rate of Sterling against the Euro as a single currency, in accordance with the applicable treaties establishing the European Economic Community and the European Union, as the case may be, in each case, as amended from time to time, nor the conversion of the Obligations under this Agreement from Sterling into Euros will be a reason for early termination or revision of this

Agreement or prepayment of any amount due under this Agreement or create any liability of any party towards any other party for any direct or consequential loss arising from any of these events.  As of the date that Sterling is no longer the lawful currency of the United Kingdom, all funding and payment Obligations to be made in such affected currency under this Agreement shall be satisfied in Euros.  If, in relation to the currency of any member state of the European Union that adopts the Euro as its lawful currency, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London or European interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency. Except as set forth in Section 7.4, notwithstanding anything to the contrary contained herein, any deposits to or payments from any accounts held by the Collateral Agent shall be only in U.S. Dollars.

Section 10.19Exchange Rates.
(a)Determination of Exchange Rates.  Not later than 2:00 P.M. (London time) on each Calculation Date, if any L/C Obligations are outstanding on such date in any Alternative Currency, the applicable Issuing Bank shall determine the Exchange Rate as of such Calculation Date for all such L/C Obligations outstanding as of such date with respect to all Letters of Credit issued by such Issuing Bank or its affiliates (the “Issuing Bank Exchange Rate”) and give prompt notice thereof to the Administrative Agent.  The Issuing Bank Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than Section 10.18 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rate employed in determining the Dollar Equivalent of any amounts of any Alternative Currencies.  Notwithstanding anything contained herein to the contrary, if any Issuing Bank fails to timely deliver notice of its Issuing Bank Exchange Rate to the Administrative Agent pursuant to the provisions of this Section 10.19(a), the Administrative Agent may determine such rate in accordance with the definition of Exchange Rate and shall have no liability to such Issuing Bank for such determination.
(b)Notice of Alternative Currency Letters of Credit.  Not later than 2:00 P.M. (London time) on each Reset Date and each date on which Letters of Credit denominated in any Alternative Currencies are issued, if any such L/C Obligations are outstanding on such date, the applicable Issuing Bank shall determine its Issuing Bank Exchange Rate as of such date, if applicable, and give prompt notice thereof to the Administrative Agent.  Not later than 5:00 P.M. (New York time) on each Reset Date and each date on which Letters of Credit denominated in any Alternative Currencies are issued, the Administrative Agent shall (i) determine the Dollar Equivalent of the aggregate principal amounts of the L/C Obligations denominated in such Alternative Currencies (after giving effect to any Letters of Credit denominated in such Alternative Currencies being issued, repaid, or cancelled or reduced on such date), (ii) notify the Lenders and the Borrower of the results of such determination and (iii) notify each Issuing Bank, if applicable, that the conditions to issuance set forth in Section 2.12(a) are satisfied.
Section 10.20Change in Tax Laws.  If there is a material change in federal, state or foreign tax laws which materially affects the ability of any of the Borrower, Holdings, and other Members of the Consolidated Group to comply with the financial covenants, standards or terms found in this Agreement, the Borrower, Holdings, and the Lenders agree to enter into negotiations in order to amend such provisions (with the agreement of the Required Lenders or, if required by Section 10.11, all of the Lenders) so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of any of the Borrower, Holdings, and other Members of the Consolidated Group shall be the same after such changes as if such changes had not been made.  Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

Section 10.21Final Agreement.  This Agreement and the other Credit Documents constitute the entire understanding among the Transaction Parties, the Lenders, the Issuing Banks, the Administrative Agent and the Collateral Agent and supersede all earlier or contemporaneous agreements, whether written or oral, concerning the subject matter of the Credit Documents.  There are no unwritten oral agreements between the parties.
Section 10.22Officer’s Certificates.  It is not intended that any certificate of any officer or director of the Borrower or Holdings delivered to the Administrative Agent, the Collateral Agent or any Lender pursuant to this Agreement shall give rise to any personal liability on the part of such officer or director.
Section 10.23Patriot Act Notice, etc.  Each Lender, the Collateral Agent and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and Holdings that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, Holdings and the other Transaction Parties, which information includes the name and address of the Borrower, Holdings and the other Transaction Parties and other information that will allow such Lender, the Collateral Agent or the Administrative Agent, as applicable, to identify the Borrower, Holdings and the other Transaction Parties in accordance with the Patriot Act.  The Borrower and Holdings shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent, the Collateral Agent or any Lenders in order to assist the Administrative Agent, the Collateral Agent and the Lenders in maintaining compliance with the Patriot Act and as may be required by bank regulatory authorities under applicable “Know your Customer” rules and regulations, including the Beneficial Ownership Regulation.
Section 10.24No Fiduciary Duty.  Each of the Administrative Agent, the Collateral Agent, each Other Agent, each Lender and their respective affiliates (collectively, solely for purposes of this paragraph, the “Lender Parties”), may have economic interests that conflict with those of the Borrower or Holdings.  Each of the Borrower and Holdings agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any of the Lender Parties and the Borrower or Holdings or their respective shareholders or Affiliates.  Each of the Borrower and Holdings acknowledges and agrees that (i) the transactions contemplated by the Credit Documents are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Borrower and Holdings, on the other, (ii) in connection therewith and with the process leading to such transaction, each of the Lender Parties is acting solely as a principal and not the agent or fiduciary of the Borrower, Holdings or any other Transaction Party or its management, stockholders, creditors or any other Person, (iii) no Lender Party has assumed an advisory or fiduciary responsibility in favor of the Borrower, Holdings or any other Transaction Party with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender Party or any of its Affiliates has advised or is currently advising the Borrower, Holdings or any other Transaction Party on other matters) or any other obligation to the Borrower, Holdings or any other Transaction Party except the obligations expressly set forth in the Credit Documents and (iv) each of the Borrower and Holdings has consulted its own legal and financial advisors to the extent it deemed appropriate.  Each of the Borrower and Holdings further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each of the Borrower and Holdings agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, Holdings or any other Transaction Party in connection with such transaction or the process leading thereto.
Section 10.25Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions.  Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge ~~in-situation~~institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 10.26Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 10.27Erroneous Payments.

(a)If the Administrative Agent notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.  A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Lender, or any Person who has received funds on behalf of a Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)such Lender shall (and shall cause any other recipient that receives funds on its behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.28(b).

(c)Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption Agreement with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment.  The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its behalf).  For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(e)The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender to the rights and interests of such Lender) under the Credit Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Credit Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 10.28 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of, the Borrower for the purpose of making a payment on the Obligations.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)Each party’s obligations, agreements and waivers under this Section 10.28 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.

[Remainder of Page Intentionally Left Blank]

EXHIBIT B

Schedule 1.1-C

COMMITMENT AMOUNTS AS OF THE FIFTH AMENDMENT EFFECTIVE DATE

PART I. Lender	Non-Extended 2023 Commitment	Applicable Percentage	Extended 2025 Commitment	Applicable Percentage
Citibank, N.A.	$0	0%	$96,250,000	16.03499%
Citicorp North America, Inc.	$0	0%	$27,500,000	4.58142%
Goldman Sachs Bank USA	$0	0%	$100,375,000	16.72220%
Wells Fargo Bank, N.A.	$0	0%	$100,375,000	16.72220%
Barclays Bank Ireland PLC	$74,250,000	42.85714%	$0	0%
DNB Capital LLC	$0	0%	$100,000,000	16.65973%
Morgan Stanley Senior Funding, Inc.	$0	0%	$75,000,000	12.49479%
Credit Agricole Corporate & Investment Bank	$0	0%	$55,000,000	9.16285%
Nordea Bank Abp, filial i Norge	$55,000,000	31.74603%	$0	0%
Barclays Bank PLC	$44,000,000	25.39683%	$0	0%
SpareBank 1 SR-Bank ASA	$0	0%	$35,750,000	5.95585%
The Standard Bank of South Africa Limited	$0	0%	$10,000,000	1.66597%
TOTAL COMMITMENTS	$173,250,000	100.00000%	$600,250,000	100.00000%

PART II. Initial Issuing Bank	L/C Subcommitment Amount
Citibank, N.A.	$110,000,000
Wells Fargo Bank, National Association	$91,666,667
DNB Bank ASA, New York Branch	$73,333,333
Crédit Agricole Corporate and Investment Bank	$25,000,000
TOTAL L/C SUBCOMMITMENT AMOUNT	$300,000,000

EXHIBIT C

Schedule 1.1-S

SPECIFIED RIGS

Rig Name	Year Built/ Originally Delivered	Jurisdiction of Flag	Rig Owner	Official Number
Deepwater Invictus	2014	Marshall Islands	Triton Voyager Asset Leasing GmbH	4610
Discoverer Inspiration	2009	Marshall Islands	Triton Voyager Asset Leasing GmbH	2878
Deepwater Asgard	2014	Marshall Islands	Triton Voyager Asset Leasing GmbH	4609
Transocean Barents	2009	Marshall Islands	Transocean Barents ASA	4907
Transocean Spitsbergen	2009	Marshall Islands	Transocean Spitsbergen ASA	4905
Deepwater Skyros	2013	Marshall Islands	Transocean Skyros Limited	5021
Dhirubhai Deepwater KG2	2009	Marshall Islands	Transocean Voyager 2 Limited	3304
Deepwater Corcovado Rig	2011	Liberia	Triton Corcovado LLC	19375
Deepwater Mykonos Rig	2011	Liberia	Triton Mykonos LLC	19374